As filed with the Securities and Exchange Commission on October 8, 2004

Registration No. 333-114703

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5

to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Xerium Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2221	42-1558674
(Jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Technology Drive

Westborough Technology Park

Westborough, MA 01581

(508) 616-9468

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

See Table of Additional Registrant Guarantors

Michael O’Donnell

Chief Financial Officer

One Technology Drive

Westborough Technology Park

Westborough, MA 01581

(508) 616-9468

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copies to:

John B. Ayer, Esq. Ropes & Gray LLP One International Place Boston, Massachusetts 02110 (617) 951-7000	David J. Goldschmidt, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3000

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box.  ☐

Table of Additional Registrant Guarantors

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Huyck Australia Pty. Limited	Australia	2221	Not Applicable
Weavexx Corporation	Canada	2221	Not Applicable
Stowe-Woodward/Mount Hope Inc.	Canada	3559	Not Applicable
Huyck Japan Limited	Japan	2221	Not Applicable
Stowe Woodward Mexico SA de CV	Mexico	3559	Not Applicable
Huyck (UK) Limited	United Kingdom	2221	Not Applicable
Huyck Limited	United Kingdom	2221	Not Applicable
Stowe-Woodward (UK) Limited	United Kingdom	3559	Not Applicable
Stowe-Woodward Limited	United Kingdom	3559	Not Applicable
Xerium Technologies Limited	United Kingdom	8741	Not Applicable
Xerium I (US) Limited	Delaware	2221	51-0394458
Xerium Inc.	Delaware	8741	51-0394459
Xerium III (US) Limited	Delaware	2221	51-0394460
Weavexx Corporation	Delaware	2221	05-0387869
Huyck Licensco Inc.	Delaware	2221	06-1260434
Huyck Europe Inc.	Delaware	2221	56-1222792
Stowe Woodward Licensco LLC	Delaware	3559	51-0394459
Stowe Woodward LLC	Delaware	3559	51-0394459
Xerium IV (US) Limited	Delaware	3559	51-0394461
Xerium V (US) Limited	Delaware	3559	51-0394462
XTI LLC	Delaware	8741	20-1296754

The address, including zip code, of the principal offices of the additional registrant guarantors listed above is: c/o Xerium Technologies, Inc., One Technology Drive, Westborough Technology Park, Westborough, Massachusetts 01581 and the telephone number, including area code, of the additional registrant guarantors at that address is (508) 616-9468.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated October 8, 2004

28,125,000 Income Deposit Securities (IDSs)

Representing

28,125,000 Shares of Class A Common Stock and

$201.1 million     % Senior Subordinated Notes due 2019

and

$45.3 million     % Senior Subordinated Notes due 2019

Xerium Technologies, Inc.

This offering consists in part of an offering of 28,125,000 Income Deposit Securities, or IDSs, in the United States and Canada representing 28,125,000 shares of our Class A common stock and $201.1 million aggregate principal amount of our             % senior subordinated notes due 2019. Each IDS represents:

•	one share of our Class A common stock; and
•	a % senior subordinated note due 2019 with $7.15 principal amount.

We are also offering separately (not represented by IDSs) $45.3 million aggregate principal amount of our                 % senior subordinated notes due 2019 in the United States and Canada, which, along with the notes represented by IDSs, we refer to as the “notes.” The offering of the IDSs and the offering of the separate notes are conditioned on each other.

This is the initial public offering of our IDSs, the shares of Class A common stock and notes represented thereby, and the notes being offered separately from the IDSs. We anticipate that the public offering price per IDS will be between $15.20 and $16.80 and the public offering price of the notes sold separately (not represented by IDSs) will be 100% of their stated principal amount.

Holders of IDSs will have the right to separate IDSs into the shares of Class A common stock and notes represented thereby at any time after the earlier of 45 days from the closing of this offering or the occurrence of a change of control. Similarly, holders of our Class A common stock and the notes, may, at any time, unless the IDSs have automatically separated, combine the applicable number of shares of Class A common stock and principal amount of notes to form IDSs. Separation of IDSs will occur automatically upon the continuance of a payment default on the notes for 90 days, or a redemption or maturity of the notes. Following any automatic separation, shares of Class A common stock and notes may no longer be combined to form IDSs.

We will be permitted to defer interest payments on our notes subject to the limitations described in “Description of Notes—Terms of the Notes—Interest Deferral” on page 152. The notes will be fully and unconditionally guaranteed, on an unsecured basis, by each of our direct and indirect wholly-owned United States domestic subsidiaries and certain of our direct and indirect wholly-owned foreign subsidiaries.

Upon a subsequent issuance by us of notes of the same series (whether or not represented by IDSs) with original issue discount, and upon each subsequent issuance thereafter, a portion of the notes owned by you either directly or represented by IDSs will be automatically exchanged for an identical principal amount of notes issued in such subsequent issuance and, in such event, your IDSs or notes will be replaced with new IDSs or a unit consisting of your notes and new notes, as the case may be. In addition to the notes offered hereby, the registration statement of which this prospectus is a part also registers the new notes and IDSs to be issued to you upon such subsequent issuance. For more information regarding these automatic exchanges and the effect they may have on your investment, see “Risk Factors—Risks Relating to our Capital Structure—Subsequent issuances of notes pursuant to an offering by us or in connection with an exchange of Class B common stock may cause you to recognize original issue discount” on page 36, “Description of Notes—Additional Notes” on page 153, and “Material U.S. Federal Income Tax Consequences—Consequences to U.S. Holders— Notes—Additional Issuances” on page 205.

We have applied to list our IDSs on the New York Stock Exchange under the trading symbol “XRM” and in Canadian dollars on the Toronto Stock Exchange under the symbol “XR.un”. In addition, we have applied to list our shares of Class A common stock on the Toronto Stock Exchange under the symbol “XR”, but holders of shares of Class A common stock will not be able to trade such shares on the Toronto Stock Exchange until the applicable requirements for separate trading are satisfied, including that a sufficient number of shares are held separately, not represented by IDSs, by a sufficient number of holders. Our shares of Class A common stock will not initially be listed on any other exchange or quotation system, including the New York Stock Exchange.

Investing in our IDSs, our Class A common stock and/or the notes involves risks. See “ Risk Factors” beginning on page 25.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per IDS(2)	Total	Per Note(3)	Total(3)
Public offering price(1)	$	$	$	$
Underwriting discount	$	$	$	$
Proceeds to Xerium Technologies, Inc. (before expenses)(4)	$	$	$	$

(1)	The offering price of the IDSs in Canada is payable in Canadian dollars or in U.S. dollars. The Canadian dollar offering price is the approximate equivalent of the U.S. dollar offering price to the public in the United States, based on the noon buying rate on the date of this prospectus as quoted by the Federal Reserve Bank of New York. The offering price of the notes we are selling separately (not represented by IDSs) in Canada is payable only in U.S. dollars.
(2)	The price per IDS is comprised of $7.15 allocated to each note and $ allocated to each share of Class A common stock.
(3)	Relates to the $45.3 million aggregate principal amount of the notes that we are selling separately (not represented by IDSs).
(4)	Approximately $86.8 million of those proceeds will be paid to our existing equity investors in exchange for a portion of their equity interests.

We have granted the underwriters an option to purchase up to 4,218,750 additional IDSs at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus to cover over-allotments. We will use all of the proceeds from the sale of any additional IDSs under the underwriters’ over-allotment option to repurchase IDSs from certain of our existing equity investors.

The underwriters expect to deliver the IDSs and the notes to purchasers on or about                 , 2004.

CIBC World Markets

Citigroup	Merrill Lynch & Co.

Robert W. Baird & Co.
Calyon Securities (USA) Inc.
KeyBanc Capital Markets
Legg Mason Wood Walker Incorporated

                            , 2004

XERIUM TECHNOLOGIES, INC.

XERIUM®

Value Through Innovation

XERIUM TECHNOLOGIES, INC.

Rolls
Clothing
Licensee

Global map indicating the location of our facilities and those of our licensees.

Depiction of our triple layer clothing product.

Paper-making machine using Xerium's clothing and roll cover products.

XERIUM®

Value Through Innovation

Huyperpunch-D
Installation of our Huyperpunch needling loom in our Gloggnitz, Austria manufacturing facility that produces our newest technology.

Paper-making machine using Xerium's clothing and roll cover products.

Cut-away depiction of our press felt product for the clothing sector.

Paper-making machine control room with paper-making machine in the background using our clothing and roll cover products.

Overview of a paper-making machine using our clothing and roll cover products.

XERIUM®

Value Through Innovation

Prospectus Summary

The following is a summary of the principal features of this offering of IDSs and notes, and should be read together with the more detailed information and financial data and statements contained elsewhere in this prospectus.

Throughout this prospectus, we refer to Xerium Technologies, Inc., a Delaware corporation, together with its consolidated operations, as “we,” “our” and “us,” unless the context requires otherwise or otherwise indicated. Xerium Technologies, Inc. is a holding company and has no direct operations.

Our Company

Company Overview

We are a leading global manufacturer and supplier of two categories of consumable products used in the production of paper—clothing and roll covers. We have an extensive global footprint of 37 manufacturing facilities in 15 countries, strategically located in the major paper-producing regions of North America, Europe, South America and Asia-Pacific, and have approximately 4,000 employees worldwide. We market our products to the paper industry’s leading producers through several brands that are well known in the industry. In 2003, we generated net sales of $560.7 million.

Our clothing and roll covers play key roles in the formation and processing of paper along the length of a paper-making machine. Our products are in constant contact with the paper and, as a result, they have a significant effect on paper quality and the ability of a paper producer to differentiate its products. In addition, while clothing and roll covers represent only approximately 3% of a paper producer’s production costs, they can help a paper producer reduce overall costs. Our clothing and roll covers allow paper producers to use less expensive raw materials (including recycled fiber), run paper-making machines faster and with fewer interruptions and decrease the amount of energy required in the expensive drying portion of the paper-making process. Accordingly, we believe our customers view us as a value-added supplier for their businesses.

Clothing and roll covers wear down over time and must be regularly replaced in order for paper producers to sustain high quality paper output and operate efficiently. Roll covers also require regular refurbishment, and we provide refurbishment services for previously installed roll covers. Paper producers must typically replace clothing multiple times per year, refurbish roll covers multiple times per year and replace roll covers every two to five years.

Our clothing and roll cover products are designed to withstand extreme temperature and pressure conditions, and are the result of considerable research and development and a sophisticated manufacturing process. Our clothing products are highly engineered synthetic textile belts that transport paper as it is processed along the length of a paper-making machine. Clothing plays a significant role in the forming, pressing and drying stages of paper production. Because paper-making machines vary widely in size and design, clothing is customized to each individual paper-making machine. Clothing can be in excess of 460 feet long and 30 feet wide.

Our roll cover products provide a surface with the mechanical properties necessary to process the paper sheet in a cost-effective manner that delivers the sheet qualities desired by the paper producer. These products cover the rolls on a paper-making machine, which are the large steel cylinders over which clothing is mounted and between which the paper travels as it is processed. Like our clothing products, our roll cover products are customized to each individual paper-making machine.

Demand for our products and services is driven primarily by the volume of global paper production, which, according to the Food and Agriculture Organization of the United Nations, increased at a compound annual growth rate of approximately 2.9% from 1980 to 2003, with growth in every year but two during this period. The stability in the global volume of paper production results in stable demand for our products and services and causes our business to be largely unaffected by the historical volatility of paper prices and the corresponding swings in the profitability of paper producers.

We estimate that there are approximately 7,800 paper-making machines worldwide, all of which require a regular supply of clothing and roll covers. Our experience is that our customers are typically reluctant to change suppliers of their clothing and roll covers, largely because these products must be customized to each individual paper-making machine and can significantly affect paper quality and production efficiency. We have found that our customers often believe that the risks to production associated with changing suppliers outweigh the potential benefits of the change.

Key Strengths

Global Market Leader with Well Known Brands

We believe that we are the leading global manufacturer and supplier of roll covers with at least one-third of the global market share based on total sales in 2003 (excluding China, where accurate data is not available), and are among the top three global manufacturers of clothing, with approximately a 15% global market share based on total sales in 2003.

Stable Demand for Our Products

The steady growth in the volume of global paper production has resulted in stable demand for our products and services.

Diversified Global Customer Base Including Leading Paper Producers

We have a diversified customer base that includes all of the leading paper producers in North America and Europe.

Strong Pipeline of Technologically Advanced Product Upgrades and New Products

We currently have an extensive pipeline of product upgrades and new products under development.

Strong Financial Performance

We have increased our annual revenues, net cash provided by operating activities and Adjusted EBITDA since 2000, despite adverse conditions in the paper industry. For a discussion of the calculation of Adjusted EBITDA, see “Selected Historical Consolidated Financial Data.”

Proven Management Team

We have a highly experienced management team that has successfully implemented operational changes enabling us to strengthen our market and competitive position.

Business Strategy

The primary components of our strategy are to:

Deliver Value to Our Customers

We continually improve our existing products and introduce innovative new products and services.

Maintain Geographic Balance and Expand in High Growth Regions

In addition to maintaining our leadership positions in the mature paper markets of North America and Europe, we continue to expand our manufacturing presence in the higher growth regions of South America and Asia.

Continue to Improve our Productivity

We have a successful record of improving our productivity through cost reduction programs and other productivity initiatives.

Pursue Strategic Acquisitions

We will continue to selectively pursue strategic acquisitions that we believe have potential to expand our product offerings and improve our competitiveness.

Risk Factors

An investment in the IDSs and the notes is subject to a number of risks and uncertainties. Before investing in the IDSs or the notes, you should carefully consider the following, as well as the more detailed discussion of risk factors and other information included in this prospectus:

•	our high degree of leverage and significant debt service obligations;

•	we are not required to make dividend payments on the Class A common stock at any particular level or at all;

•	the risk that the notes will not be treated as debt for U.S. federal income tax purposes and that interest on the notes would therefore not be deductible by us for U.S. federal income tax purposes, which could materially increase our taxable income and significantly reduce our future cash flow;

•	the risk that we may not be able to retain existing customers or that we will experience a loss of sales to such customers;

•	the risk of currency fluctuations;

•	the risk of a significant decline in the prices of our products;

•	the risk that we will not be able to develop and market new products successfully or that we will not be successful in competing against new technologies developed by competitors;

•	the risk that the required payments with respect to our indebtedness and payments pursuant to our dividend policy could reduce the amount of funds available to devote to research and development, which could reduce our ability to develop new and innovative technologies, products and manufacturing processes and ultimately affect our ability to remain competitive;

•	the risk of weaker economic conditions in the locations around the world where we conduct business;

•	any future changes in government regulation; and

•	any changes in U.S. or foreign government policies, laws and practices regarding the repatriation of funds or taxes.

New Credit Facility

Concurrently with the closing of this offering, we will enter into a new $535 million senior secured credit facility with a syndicate of financial institutions, including CIBC World Markets Corp., which will act as lead arranger and sole bookrunner. In this prospectus, we refer to this credit facility as the “new credit facility.” The new credit facility will consist of a revolving credit facility in an aggregate principal amount of up to $100 million (to be reduced to $50 million after the first anniversary of the closing date) and a $435 million term loan facility. While the new credit facility will permit us to pay interest and dividends to our security holders, including IDS holders, it will contain significant restrictions on our ability to make such interest and dividend payments. The new credit facility will have a 4.5 year maturity, except the portion of the term loan allocated to Canadian borrowers, which will have a 5 year maturity. See “Description of Certain Indebtedness—New Credit Facility.”

Our Existing Equity Investors

We are an indirect, wholly-owned subsidiary of Xerium S.A. prior to this offering. Apax Europe IV GP, L.P., which, together with its affiliates, we refer to as “Apax” in this prospectus, is manager, directly or indirectly, of investment funds holding the majority of the outstanding common stock of Xerium S.A. Affiliates of CIBC World Markets Corp., the lead managing underwriter for this offering, own approximately 5.6% of the common stock of Xerium S.A. prior to this offering. We refer to CIBC World Markets Corp. as “CIBC” in this prospectus. Our senior management and certain other investors also own equity interests in Xerium S.A. We refer to Apax, CIBC and these other investors in Xerium S.A. as our “existing equity investors” in this prospectus.

Xerium 3 S.A. is our direct parent company and, prior to our recapitalization and the offering, owns 100% of our capital stock.

The Recapitalization and the Offering

This offering consists of an offering by us of 28,125,000 IDSs, representing 28,125,000 shares of Class A common stock and $201.1 million aggregate principal amount of     % senior subordinated notes due 2019, and an offering by us of $45.3 million aggregate principal amount of     % senior subordinated notes due 2019 sold separately (not represented by IDSs). We refer to the     % senior subordinated notes due 2019 (whether or not represented by IDSs) as the “notes” in this prospectus. The completion of the offering of the IDSs and the offering of the separate notes are conditioned on each other.

Prior to the closing of this offering, our existing common stock, all of which is held by Xerium 3 S.A., will be reclassified as Class A common stock. In connection with the reclassification, the directors and members of our senior management who own equity interests in Xerium S.A. will exchange such interests for shares of our Class A common stock. The other existing equity investors will, through their ownership interests in Xerium S.A., continue to own all economic rights of the shares of Class A common stock held by Xerium 3 S.A. After the reclassification, and in connection with the offering, we will undergo a recapitalization in which all of the shares of Class A common stock held (directly or indirectly) by the existing equity investors will be exchanged for cash, IDSs and shares of Class B common stock, as described in the following table:

Prior to the Offering
Shares of Class A common stock held by existing equity investors	59,599,672 shares
Voting power held by the existing equity investors	100%

The Recapitalization and the Offering
IDSs to be issued to the existing equity investors in connection with the recapitalization and the offering	23,934,267	(1)
Shares of Class B common stock to be issued to the existing equity investors in connection with the recapitalization and the offering	4,912,500 shares
Cash to be paid to the existing equity investors in connection with the recapitalization and the offering	$62,613,390
Voting power held by the existing equity investors after the recapitalization and the offering (includes Class A common stock represented by IDSs and Class B common stock and assumes no exercise of the underwriters’ over-allotment option to purchase additional IDSs)	50.6%

(1)	Such IDSs represent 23,934,267 shares of Class A common stock and $171.1 million aggregate principal amount of notes and assumes no exercise of the underwriters’ over-allotment option to purchase additional IDSs.

For additional details see “Principal Stockholders,” “The Transactions,” and “Related Party Transactions—Proceeds from the Recapitalization and the Offering.” The Class B common stock will have one vote per share. See “Description of Capital Stock—Class B Common Stock” and “Dividend Policy and Restrictions.” The shares of Class B common stock will, at the option of the holder, be exchangeable for IDSs beginning on the second anniversary of the closing of this offering, as described under “Related Party Transactions—Investor Rights Agreement. The existing equity investors will have registration rights with respect to their IDSs, as described under “Related Party Transactions—Investor Rights Agreement. Registration rights may not be exercised during the “lock-up” period. See “Underwriting.”

Use of Proceeds

We estimate that we will receive gross proceeds from this offering of approximately $495.3 million assuming an initial public offering price of $16.00 per IDS, which represents the mid-point of the range set forth on the cover page of this prospectus and an initial public offering price of 100% of the stated principal amount for each note sold separately (not represented by IDSs). Such proceeds consist of approximately $248.9 million of proceeds allocated to the sale of shares of Class A common stock represented by IDSs, approximately $201.1 million of proceeds allocated to the sale of notes represented by IDSs and approximately $45.3 million of proceeds from the sale of the notes sold separately. These proceeds, together with $435 million of borrowings under our new credit facility, will be used as follows:

•	$774.0 million to repay existing net indebtedness, including all outstanding borrowings under our existing senior and mezzanine credit facilities;

•	$62.6 million to purchase equity interests held by the existing investors;

•	$54.8 million to pay underwriting discounts and commissions, fees related to our new credit facility and other fees and expenses;

•	$10.6 million to pay transaction bonuses to certain of our officers and other members of senior management for completing this offering;

•	$3.7 million for the legal reorganization of a portion of our international operations;

•	$3.6 million cash reserve for income tax expenses; and

•	$21.0 million for general corporate purposes and cash reserves.

To the extent that the amount of proceeds of this offering exceeds or is less than the amount set forth above, the aggregate cash proceeds that the existing equity investors will receive in exchange for a portion of their equity interests will be increased or decreased by the same amount, net of the underwriting discount. If the underwriters exercise their over-allotment option in full, we will sell 4,218,750 additional IDSs to the underwriters to cover over-allotments and use all of the proceeds, net of the underwriting discount, to redeem 4,218,750 IDSs from certain of our existing equity investors.

Including the notes represented by IDSs issued to our existing equity investors in connection with the recapitalization, we will have approximately $45.5 million more debt outstanding following the offering than immediately prior to the offering.

Our Organizational Structure After this Offering

The following diagram reflects our organizational structure immediately after the offering, including percentage of voting power (assuming no exercise of the underwriters’ over-allotment option to purchase additional IDSs):

(1)	Includes Class A common stock represented by IDSs and Class B common stock.
(2)	The following direct and indirect subsidiaries of Xerium Technologies, Inc. will guarantee the notes: XTI LLC, Xerium Technologies Limited, Huyck Australia Pty. Limited, Weavexx Corporation, Stowe-Woodward/Mount Hope Inc., Huyck Japan Limited, Stowe Woodward Mexico SA de CV, Huyck (UK) Limited, Huyck Limited, Stowe-Woodward (UK) Limited, Stowe-Woodward Limited, Xerium I (US) Limited, Xerium III (US) Limited, Weavexx Corporation, Xerium Inc., Huyck Licensco Inc., Huyck Europe Inc., Xerium IV (US) Limited, Stowe Woodward Licensco LLC, Stowe Woodward LLC and Xerium V (US) Limited.

Our Corporate Information

Our principal executive office is located at One Technology Drive, Westborough Technology Park, Westborough, Massachusetts 01581 and our telephone number is (508) 616-9468.

We were organized in 1999 in connection with the acquisition, sponsored by Apax, of the paper technology group of Invensys plc.

Huyck®, Mount Hope®, Robec®, Stowe Woodward®, Wangner®, Weavexx® and Xerium® are trademarks of ours.

The Offering

Summary of the IDSs and the Notes

We are offering 28,125,000 IDSs at an initial public offering price of $16.00 per IDS (comprised of $7.15 allocated to each note and $8.85 allocated to each share of Class A common stock), which represents the midpoint of the range set forth on the cover page of this prospectus, and $45.3 million aggregate principal amount of notes sold separately (not represented by IDSs) at an initial public offering price of 100% of the stated principal amount for each note.

As described below, assuming we make our scheduled interest payments and pay dividends in the amount contemplated by the initial dividend policy to be adopted by our board of directors upon the completion of this offering, holders of IDSs will receive interest on the notes represented by each IDS and dividends on the Class A common stock represented by each IDS at an annual rate of $1.68 in the first year following the offering, and holders of our separate notes will receive interest at an annual rate of     % in the same period. Dividend payments, however, are not mandatory or guaranteed, and our board of directors may, in its discretion, amend, repeal or deviate from our initial dividend policy or otherwise decide not to declare one or more dividends or to declare dividends in different amounts. In addition, our ability to pay dividends will be restricted if we do not meet certain financial tests as set forth in the new credit facility and the indenture governing the notes. Further, our ability to pay dividends is restricted by Delaware law. Holders of our common stock do not have any legal right to receive or to require us to pay dividends. See “Risk Factors—Risks Relating to Our Capital Structure” and “Dividend Policy and Restrictions.”

The initial dividend policy to be adopted by our board of directors upon completion of this offering reflects a basic judgment that our stockholders will be better served if we distribute our “excess cash” (as defined in the indenture) to them instead of reinvesting it in our business. Under the policy, cash generated by our business in excess of operating needs and reserves for contingencies, interest and principal payments on indebtedness, and capital expenditures (including an amount sufficient to maintain our operations, properties and other assets and a limited amount to finance growth opportunities) would in general be distributed as regular quarterly dividends, up to the intended dividend rate set forth below, to the holders of our Class A common stock instead of being retained in our business. In considering our initial dividend rate, we have made assumptions regarding the levels of capital expenditures, interest expense and cash income taxes described under “Dividend Policy and Restrictions” that we believe are reasonable. Payments of dividends pursuant to our initial dividend policy and required payments with respect to indebtedness may mean that we will have less funds available for other corporate purposes, including to finance growth opportunities. See “Risk Factors—Risks Relating to Our Capital Structure.”

What are IDSs?

IDSs are securities comprised of our Class A common stock and notes.

Each IDS initially represents:

•	one share of our Class A common stock; and

•	a % note with $7.15 principal amount.

The ratio of Class A common stock to principal amount of notes represented by an IDS is subject to change in the event of a stock split, recombination or reclassification of our Class A common stock. For example, if we effect a two-for-one stock split of our Class A common stock, from and after the effective date of the stock split, each IDS will represent two shares of Class A common stock and the same principal amount of notes as it previously represented. Likewise, if we effect a recombination or reclassification of our Class A common stock, each IDS will thereafter represent the appropriate number of shares of Class A common stock on a recombined or reclassified basis, as applicable, and the same principal amount of notes as it previously represented.

What payments can I expect to receive as a holder of IDSs?

Assuming we make our scheduled interest payments on the notes and pay dividends in the amount contemplated by the initial dividend policy to be adopted by our board of directors upon the closing of this offering, you will receive interest on the notes and dividends on the Class A common stock represented by each IDS at an annual rate of $1.68 in the first year following the offering.

You will be entitled to receive quarterly interest payments at an annual rate of             % of the aggregate principal amount of notes represented by your IDSs or approximately $0.91163 per IDS per year, subject to our right to defer interest payments on the notes if it is reasonably necessary to avoid default under our senior indebtedness and if we are not otherwise in default under the indenture, on one or more occasions for an aggregate period not to exceed eight quarters prior to              2009, and on up to four occasions after             , 2009 for a period of up to two quarters per occasion. For a detailed description of these circumstances, see “Description of Notes—Terms of the Notes—Interest Deferral” and “Description of Certain Indebtedness—New Credit Facility.”

You will also be entitled to receive quarterly dividends on the shares of our Class A common stock represented by your IDSs if and to the extent dividends are declared by our board of directors and are permitted by applicable law and the terms of the new credit facility, the indenture governing our notes and any other then-outstanding indebtedness of ours. Specifically, the indenture governing our notes restricts our ability to declare and pay dividends on our Class A common stock under certain circumstances as described under “Dividend Policy and Restrictions” and “Description of Notes—Certain Covenants—Limitation on Restricted Payments.” In addition, the new credit facility restricts our ability to declare and pay dividends on our Class A common stock under certain circumstances as described under “Dividend Policy and Restrictions” and “Description of Certain Indebtedness—New Credit Facility—Restricted Payments.” Our board of directors will adopt an initial dividend policy upon the closing of this offering which contemplates that, subject to applicable law and the terms of our then existing indebtedness, we will pay dividends at an annual rate of $0.76838 per share on our Class A common stock in the first year following the offering. The initial dividend policy reflects a basic judgment that our stockholders will be better served if we distribute our excess cash, up to the intended dividend rate, to them instead of reinvesting it in our business. Dividend payments, however, are not mandatory or guaranteed and are within the absolute discretion of our board of directors, who may decide, at any time and for any reason, not to pay dividends. There is no requirement that we pay dividends, even if we have sufficient cash and otherwise have the ability to do so.

We expect to make interest and dividend payments, beginning on March 15, 2005, on the 15th day of each March, June, September and December to holders of record on the 5th day of each such month. On March 15, 2005, we expect to make a payment of $       per IDS, which is the amount payable in respect of interest and dividends computed, based upon our initial dividend rate and the annual interest rate on the notes, for the actual number of days elapsed from and including the completion of this offering and up to but excluding such interest and dividend payment date.

Holders of our common stock do not have any legal right to receive or to require us to pay dividends. Further, our ability to pay dividends is restricted by Delaware law. See “Dividend Policy and Restrictions.”

What instruments will govern my rights as an IDS holder?

Your rights as an IDS holder will be governed by a global IDS certificate that includes provisions with respect to the separation, combination and adjustment of the Class A common stock and notes represented by the IDSs. The Class A common stock represented by the IDSs will be governed by our restated certificate of incorporation and the global stock certificate for our Class A common stock. The notes represented by the IDSs will be governed by the indenture and the global note.

Will my rights as a holder of IDSs be any different than the rights of a beneficial owner of separately held Class A common stock and notes?

No. As a holder of IDSs you are the beneficial owner of the Class A common stock and notes represented by your IDSs. As such, you will have exactly the same rights, privileges and preferences, including voting rights, rights to receive distributions, rights and preferences in the event of a default under the indenture governing our notes, ranking upon bankruptcy and rights to receive communications and notices as a direct holder of separately held Class A common stock and notes, as applicable, would have.

Do I have voting rights as a holder of IDSs?

As a holder of IDSs, you will be able to vote with respect to the underlying shares of Class A common stock. IDSs have no voting rights separate and apart from the voting rights related to the underlying shares of Class A common stock. For a more detailed description of voting rights, see “Description of Capital Stock.”

Will the terms of the notes represented by IDSs be the same as the terms of the notes sold separately (not represented by IDSs)?

Yes. The terms of the notes sold separately (not represented by IDSs) will be identical in all respects to the terms of the notes represented by IDSs and will be part of the same series of notes and issued under the same indenture. Accordingly, holders of notes sold separately and holders of notes represented by IDSs will vote together as a single class, in proportion to the aggregate principal amount of notes they hold, on all matters on which they are eligible to vote under the indenture.

Will the IDSs be listed on an exchange?

We have applied to list the IDSs for trading on the New York Stock Exchange under the trading symbol “XRM”. In addition, we have applied to list the IDSs in Canadian dollars on the Toronto Stock Exchange under the trading symbol “XR.un”.

Will the shares of our Class A common stock or notes be separately listed on an exchange?

Our shares of Class A common stock will be listed on the Toronto Stock Exchange under the symbol “XR”, but holders of shares of Class A common stock will not be able to trade such shares on the Toronto Stock Exchange until the applicable requirements for separate trading are satisfied, including that a sufficient number of shares are held separately, not represented by IDSs, by a sufficient number of holders. Our shares of Class A common stock will not initially be listed on any other exchange or quotation system, including the New York Stock Exchange. However, if for a period of 30 consecutive trading days a sufficient number of shares of Class A common stock is held separately, not represented by IDSs, by a sufficient number of holders to satisfy applicable requirements for separate trading on the New York Stock Exchange or any other exchange or quotation system on which the IDSs are then listed, we will apply to list the shares of our Class A common stock for separate trading on such exchange or quotation system. The notes will not be listed on any exchange or quotation system. The shares of our Class A common stock and notes will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” unless they are issued to or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act and under securities legislation in all the provinces and territories of Canada, subject to “control person” distribution rules under the applicable Canadian provincial and territorial securities laws.

In what form will IDSs and the shares of our Class A common stock and the notes represented by the IDSs be issued?

The IDSs and the shares of our Class A common stock and the notes represented by the IDSs will be issued in book-entry form only. This means that you will not be a registered holder of IDSs or the securities represented by the IDSs, and you will not receive a certificate for your IDSs or the securities represented by your IDSs. You must rely on your broker, custodian or other financial institution that will maintain your book-entry position to receive the benefits and exercise the rights of a holder of IDSs. In accordance with Delaware law, a registered holder of Class A common stock has the right to request a certificate representing its shares of Class A common stock. However, if a registered holder requests a certificated share on your behalf as a beneficial owner of IDSs, the IDSs beneficially owned by you must be separated into the Class A common stock and notes represented by such IDSs, and while the Class A common stock and the notes are separated your Class A common stock will not be eligible for inclusion in The Depository Trust Company’s, or DTC, book-entry clearance and settlement system described under “Description of IDSs—Clearance and Settlement.”

How can I separate my IDSs into shares of Class A common stock and notes or recombine shares of Class A common stock and notes to form IDSs?

Holders of IDSs, whether purchased in this offering or in a subsequent offering of IDSs of the same series may, at any time after the earlier of 45 days from the date of the closing of this offering or the occurrence of a change of control, through their broker, custodian or other financial institution, separate the IDSs into the shares of our Class A common stock and notes represented thereby. Any holder of shares of our Class A common stock and notes, whether represented by IDSs purchased in this offering or a subsequent offering and separated, or purchased separately in the secondary market, may, at any time, through his or her broker, custodian or other financial institution, combine the applicable number of shares of Class A common stock and notes to form IDSs unless the IDSs have previously been automatically separated as a result of the redemption of any notes, maturity of the notes. Separation and recombination of IDSs will be effective as of the close of business on the trading day that DTC receives instructions from a participant or custodian, provided that such instructions are received by 3:00 p.m., Eastern time, on that trading day, and will be effective on the next business day if DTC receives the instructions after 3:00 p.m, Eastern time, on a trading day. Separation and recombination of IDSs may involve transaction fees charged by your broker and/or other financial intermediaries. We have been informed by DTC that the current fee per transaction per participant account for any separation or recombination is $4.50. This fee will be paid by the participant (your broker or other financial intermediary) and your broker or financial intermediary may pass along all or a portion of this fee to you. Any transactional fees charged by             , as transfer agent, in connection with separation or recombination of the IDSs will be paid by us. Trading in the IDSs should not be affected as a result of any such separation or combination of IDSs unless a sufficient number of IDSs has separated so as to impair liquidity or result in delisting. See “Description of IDSs—Clearance and Settlement—Separation and Recombination.”

Will my IDSs automatically separate into shares of Class A common stock and notes upon the occurrence of certain events?

Yes. Separation of all of the IDSs will occur automatically upon the continuance (without cure) of a payment default on the notes for 90 days; the occurrence of any redemption pursuant to the terms of the indenture, whether in whole or in part, of the notes; upon the acceleration or maturity of the notes; or if DTC no longer makes the IDSs eligible for deposit or ceases to be a registered clearing agency under the Security Exchange Act of 1934 and we are unable to find a successor depository. See “Description of IDSs—Automatic Separation”.

What will happen if additional IDSs or notes of the same series are issued in the future?

Subsequently issued IDSs or notes will have terms that are identical to those of the IDSs and notes, respectively, sold in this offering, except that:

•	if additional IDSs are issued 45 days or more from the closing of this offering, such IDSs will be immediately separable; and

•	if additional IDSs are issued less than 45 days from the closing of this offering, such IDSs will be separable on and after the same date the IDSs issued in this offering may separate.

If we issue notes of the same series (whether or not represented by IDSs) in the future and either such notes are issued with original issue discount, or OID, for U.S. federal income tax purposes, or we previously issued notes of the same series with OID, holders of our notes outstanding prior to such issuance and purchasers of the newly issued notes will automatically exchange among themselves a portion of the notes they hold so that immediately following such automatic exchange, each holder will own a pro rata portion of the new notes and the old notes. The aggregate amount of new notes and old notes held by any holder prior to any such exchange will be the same as such holder holds subsequent to the exchange. Accordingly, following an automatic exchange of notes, each IDS will consist of Class A common stock and an inseparable note unit with an aggregate principal amount equal to the aggregate principal amount immediately prior to such exchange. This exchange will be effected automatically, without any action by the holders, through the facilities of DTC. DTC has advised us that the implementation of this automatic exchange may cause a delay in the settlement of trades of up to 24 hours. See “Description of IDSs—Clearance and Settlement—Procedures relating to subsequent issuances.” Due to a lack of legal authority, it is unclear whether an exchange of notes for subsequently issued notes will result in a taxable exchange for U.S. federal income tax purposes, and our tax counsel, Ropes & Gray LLP, is unable to opine on this issue. See “—What will be the U.S. federal income tax consequences in connection with an investment in the IDSs or notes?” and “Material U.S. Federal Income Tax Consequences—Consequences to U.S. Holders—Notes—Additional Issuances.”

Other than potential tax and bankruptcy implications and subject to market perception, we do not believe that the automatic exchange will affect the economic attributes of your investment in our IDSs or notes. The tax and bankruptcy implications of an automatic exchange are described in more detail below in “—What will be the U.S. federal income tax consequences in connection with a subsequent issuance of notes?”, in “Risk Factors—Risks Relating to our Capital Structure” and in “Material U.S. Federal Income Tax Consequences—Consequences to U.S. Holders—Notes—Additional Issuances.”

This automatic exchange should not impair the rights you might otherwise have to assert a claim, under applicable securities laws, against us or the underwriters, with respect to the full amount of notes purchased by you.

We will immediately file with the Securities and Exchange Commission, or SEC, a Current Report on Form 8-K (or any successor form) to announce and quantify any changes in the ratio of IDS components or changes in OID attributed to notes.

What will be the U.S. federal income tax consequences in connection with an investment in the IDSs or notes?

Certain aspects of the U.S. federal income tax consequences of the purchase in this offering, ownership and disposition of IDSs or notes are not entirely clear. The purchase of IDSs in this offering should be treated as the purchase of shares of our Class A common stock and notes and, by purchasing IDSs, you agree to such treatment. However, there is no authority that directly addresses the tax treatment of securities with terms substantially similar to the IDSs, and it is possible the Internal Revenue Service, or IRS, could successfully challenge this treatment. IDS holders must allocate the purchase price of the IDSs between those shares of Class A common stock and notes in proportion to their respective initial fair market values at the time of issuance, which will establish their initial tax basis. Assuming an initial public offering price of $16.00 per IDS, which represents the mid-point of the range set forth on the cover page of this prospectus, we expect to report the initial fair market value of each share of Class A common stock as $8.85 and the initial fair market value of each $7.15 aggregate principal amount of notes as 100% of its stated principal amount, and by purchasing IDSs, you agree to such allocation. Because the allocation between shares of Class A common stock and notes is based on a determination of fair market value, our counsel is unable to opine on this allocation, and it is possible the IRS will successfully challenge this allocation. See “Risk Factors—Risks Relating to our Capital Structure.”

Our tax counsel is of the opinion that the notes should be treated as debt for U.S. federal income tax purposes. For a discussion of this opinion, including important assumptions and limitations, see “Material U.S. Federal Income Tax Consequences.” If the notes were treated as equity rather than debt for U.S. federal income tax purposes, then the stated interest on the notes could be treated as a dividend, and interest on the notes would not be deductible by us for U.S. federal income tax purposes, which could materially increase our taxable income and significantly reduce our future cash flow. Such dividends likely would not qualify for the reduced tax rate described below. In addition, payments on the notes to foreign holders would be subject to U.S. federal withholding taxes at rates of up to 30% and we could be liable for withholding taxes on any such payments previously made to non-U.S. holders. Payments to foreign holders would not be grossed-up on account of any such taxes.

Under current legislation, which is scheduled to expire in 2008, dividends paid by us, to the extent paid out of our tax “earnings and profits,” will generally be taxable for U.S. federal income tax purposes to holders of IDSs at long-term capital gains rates. Interest income on the notes will generally be taxable to holders of IDSs at ordinary income rates. If we defer the payment of interest on the notes, you will be required to include OID in income.

For a more complete discussion of the material U.S. federal income tax consequences in connection with an investment in IDSs or notes, see “Material U.S. Federal Income Tax Consequences.”

What will be the U.S. federal income tax consequences in connection with a subsequent issuance of notes?

The U.S. federal income tax consequences to you of the subsequent issuance of notes with OID (or any issuance of notes thereafter) upon a subsequent sale of IDSs or notes pursuant to an offering by us or upon exchange of our Class B common stock are not entirely clear. The indenture governing our notes and the agreements with DTC, will provide that, in the event there is a subsequent issuance of notes with OID, and upon each issuance of notes thereafter, each holder of IDSs or notes, as the case may be, agrees that a portion of such holder’s notes will be exchanged for a portion of the notes acquired by the holders of such subsequently issued notes, as described above under “—What will happen if we issue additional IDSs or notes of the same series in the future?”. As a result of these exchanges, any OID associated with the issuance of new notes effectively will be spread among all holders of notes on a pro rata basis, which may adversely affect your tax treatment, as described below. OID generally is the excess, if any, of the stated redemption price at maturity of a note over its issue price. If the difference satisfies the statutory definition of being de minimis, there is no OID.

It is unclear, however, whether the exchange of notes for subsequently issued notes will result in a taxable exchange for U.S. federal income tax purposes and, accordingly, our tax counsel is unable to opine on this issue. It is possible that the IRS might successfully assert that such an exchange should be treated as a taxable exchange. In such case, a holder would recognize any gain realized on such exchange, but a loss realized might be disallowed. If the exchange of notes is treated as a taxable exchange, then your initial tax basis in the notes deemed to have been received in the exchange would be the fair market value of such notes on the date of the deemed exchange (adjusted to reflect any disallowed loss), and your holding period for such notes would begin on the day after the deemed exchange. Regardless of whether the exchange is treated as a taxable event, the exchange could result in holders having to include OID in taxable income prior to the receipt of cash and other potentially adverse U.S. federal income tax consequences.

Following any subsequent issuance of notes with OID (or any issuance of notes thereafter) and resulting exchange, we (and our agents) will report any OID on the subsequently issued notes ratably among all holders of IDSs and separately held notes, and each holder of IDSs and separately held notes will, by purchasing IDSs or notes, agree to report OID in a manner consistent with this approach. However, we cannot assure you that the IRS will not assert that any OID should be reported only to the persons that initially acquired such subsequently issued notes (and their transferees) and thus may challenge a holder’s reporting of OID on its tax returns. Such a challenge could create significant uncertainties in the pricing of IDSs and notes and could adversely affect the market for IDSs and notes.

Because there is no statutory, judicial or administrative authority directly addressing the tax treatment of the IDSs or notes or instruments similar to the IDSs or notes, we urge you to consult your own tax advisor concerning the tax consequences of an investment in the IDSs or notes. For additional information, see “Material U.S. Federal Income Tax Consequences.”

Summary of the Common Stock

Issuer	Xerium Technologies, Inc.

Shares of Class A common stock represented by IDSs being offered hereby	28,125,000 shares of Class A common stock, or 32,343,750 shares if the underwriters’ over-allotment option is exercised in full.

Shares of Class A common stock and Class B common stock outstanding following this offering	52,059,267 shares of Class A common stock, which includes 23,934,267 shares represented by IDSs issued to our existing equity investors in a recapitalization in connection with this offering.

4,912,500 shares of Class B common stock. Subject to the satisfaction of certain conditions, the shares of Class B common stock will, at the option of the holder, be exchanged for IDSs beginning on the second anniversary of the closing of this offering. See “Related Party Transactions—Investor Rights Agreement.”

Our Class A common stock and Class B common stock are identical in all respects and are entitled to the same rights, preferences and privileges, and vote together as a single class on all matters upon which the common stock is entitled to vote, except (1) as to dividend rights as described below under “—Dividends” and under “Dividend Policy and Restrictions,” (2) the Class B common stock is exchangeable for IDSs and (3) the Class B common stock may not be combined with notes to form IDSs. Furthermore, our by-laws provide that, after completion of this offering, we may not issue Class A common stock as long as any IDSs are outstanding unless such shares are issued as part of IDSs.

Following the automatic separation of the IDSs as a result of the redemption of any notes, maturity of the notes or otherwise, shares of Class A common stock and notes may no longer be combined to form IDSs.

Voting rights

Each outstanding share of our common stock will carry one vote per share and all classes of common stock will vote as a single class on all matters presented to the stockholders for a vote, except as otherwise required by law.

Dividends

Upon completion of this offering, our board of directors will adopt a dividend policy under which cash generated by our business in excess of operating needs and reserves for contingencies, interest and principal payments on indebtedness, and capital expenditures (including an amount sufficient to maintain our operations, properties and other assets and a limited amount to finance growth opportunities) would in general be distributed as regular quarterly dividends to the holders of our Class A common stock, up to the intended dividend rate set forth below, instead of being retained in our business. The initial dividend policy reflects a basic judgment that our stockholders will be better served if we distribute our excess cash to them instead of reinvesting it in our business. We currently intend to pay dividends under this policy at an initial annual rate of $0.76838 per share of Class A common stock in the first year following this offering. We currently intend to pay an initial dividend on March 15, 2005 of $             per share of Class A common stock, which is the amount payable computed based upon the annual dividend rate described above and the actual number of days elapsed from and including the completion of this offering and up to, but excluding, such dividend payment date. For the remainder of the first year following the offering, quarterly dividends based upon the annual dividend rate referred to above will be $0.192095 per share. However, dividends will only be paid if and to the extent declared by our board of directors and permitted by applicable law, by the terms of the indenture governing the notes, and by applicable provisions of our other indebtedness, as described below and under “Dividend Policy and Restrictions.” Dividend payments are not mandatory or guaranteed and our board of directors may decide, in its absolute discretion, at any time and for any reason, not to pay dividends.

Our by-laws prevent the payment of any regular cash dividends on our shares of Class B common stock. Accordingly, we do not anticipate that any such dividends will be paid.

Under the indenture governing the notes, the dividends we may pay are, in general, limited to a basket of $45 million plus our excess cash. Excess cash is defined as our Adjusted EBITDA (as defined in the indenture) reduced by:

•	cash interest expense,

•	deferred or accrued interest, if any, not included in cash interest expense,

•	cash income tax expense, net of cash refunds and cash income tax rebates,

•	maintenance capital expenditures (except to the extent financed with insurance or condemnation proceeds) and growth capital expenditures (except to the extent financed through an incurrence of indebtedness, (until such indebtedness is repaid other than through a refinancing) or financed with insurance or condemnation proceeds or proceeds from asset sales),

•	certain amounts paid to permanently reduce senior indebtedness prior to scheduled maturity, and

•	any other amount added to Consolidated Net Income (as defined in the indenture) in calculating Adjusted EBITDA to the extent such amount represents a cash payment.

Similar limitations on dividends and other distributions exist under the new credit facility. See “Description of Certain Indebtedness—New Credit Facility—Restricted Payments.” In addition, both the indenture and the new credit facility contain dividend suspension provisions under which we will be prohibited from paying dividends during any interest deferral period or at any time when any deferred interest or interest on deferred interest remains outstanding from a prior interest deferral period. In addition, under the indenture we will be prohibited from paying dividends if our interest coverage ratio falls below specified levels. Under the new credit facility, we must also satisfy senior interest coverage, senior leverage and total leverage tests in order to pay dividends. In addition we will be prohibited from paying dividends if a default or event of default under the indenture or the new credit facility has occurred and is continuing. There is no requirement that we use any excess cash to pay dividends.

Dividend payments are not mandatory or guaranteed and holders of our common stock do not have any legal right to receive, or require us to pay, dividends. Furthermore, our board of directors may, in its sole discretion, amend or repeal the dividend policy with respect to the Class A common stock at any time. Our board of directors may decrease the level of dividends for the Class A common stock below the intended dividend rates set forth above or discontinue entirely the payment of dividends. See “Dividend Policy and Restrictions” and “Risk Factors—Risks Relating to our Capital Structure.”

Dividend payment dates	We intend to make dividend payments, if any, quarterly on the 15th day of each March, June, September and December, commencing March 15, 2005, to holders of record on the 5th day of such month.

Listing

Our shares of Class A common stock will be listed on the Toronto Stock Exchange, but holders of shares of Class A common stock will not be able to trade such shares on the Toronto Stock Exchange until the applicable requirements for separate trading are satisfied, including that a sufficient number of shares are held separately, not represented by IDSs, by a sufficient number of holders. Our shares of Class A common stock will not initially be listed on any other exchange or quotation system, including the New York Stock Exchange. However, if, for a period of 30 consecutive trading days a sufficient number of shares of Class A common stock is held separately, not represented by IDSs, by a sufficient number of holders to satisfy applicable requirements for separate trading on the New York Stock Exchange or any other exchange or quotation system on which the IDSs are then listed, we will apply to list the shares of our Class A common stock for separate trading on such exchange or quotation system. Our Class A common stock will be freely tradable without restriction or further registration under the Securities Act, unless issued to or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act and under securities legislation in all the provinces and territories of Canada, subject to “control person” distribution rules under the applicable Canadian provincial and territorial securities laws.

Summary of the Notes

Issuer	Xerium Technologies, Inc.

Notes to be outstanding following the offering

$417.5 million aggregate principal amount of     % notes, which includes $201.1 million aggregate principal amount of notes represented by IDSs sold in this offering, $171.1 million aggregate principal amount of notes represented by IDSs issued to our existing equity investors and $45.3 million aggregate principal amount of notes sold separately in this offering (not represented by IDSs). If the underwriters’ over-allotment option is exercised, we will sell additional IDSs to the underwriters to cover such over-allotment option and use the proceeds to redeem the same number of IDSs from certain of our existing equity investors. Accordingly, if the over-allotment option is exercised in full, the aggregate principal amount of notes represented by IDSs sold in this offering would increase by $30.2 million from $201.1 million to $231.3 million and the aggregate principal amount of notes held by our existing equity investors would correspondingly decrease from $171.1 million to $140.9 million. Each note will have a principal amount of $7.15.

Assuming the exchange of all of our outstanding Class B Common Stock for IDSs, $452.6 million aggregate principal amount of notes will be outstanding.

Interest rate	% per year.

Interest payment dates	Interest will be paid quarterly in arrears on the 15th day of each March, June, September, and December of each year, commencing March 15, 2005, to holders of record on the 5th day of such month.

Interest deferral

Prior to             , 2009, we may, at our election and under specified circumstances described below, defer interest payments on the notes on one or more occasions for up to an aggregate period of eight quarters. In addition, after             , 2009, we may, at our election and under specified circumstances described below, defer interest payments on the notes on up to four occasions for up to two quarters per occasion.

After the end of any deferral period we will resume paying interest (including interest on deferred interest).

No later than                 , 2009, we must pay in full all interest previously deferred (together with accrued interest thereon). We will repay all interest deferred after             , 2009 on or before maturity, provided that we must pay all deferred interest and accrued interest on deferred interest in full prior to deferring interest for a second occasion or paying any dividends on our shares of common stock.

During any interest deferral period and so long as any deferred interest or accrued interest thereon remains outstanding, we will not be permitted to make any payment of dividends on any class of our common stock.

We are only permitted to defer interest payments on the notes if such deferral is reasonably necessary to avoid a default under our senior indebtedness. In addition, we may not commence a deferral, and any on-going deferral will cease, if:

•	a default in payment of principal or premium, if any, on the notes has occurred and is continuing,

•	an event of default with respect to payment of interest on the notes has occurred and is continuing; or

•	another event of default with respect to the notes has occurred and is continuing and the notes have been accelerated as a result of the occurrence of such event of default.

For a detailed description of interest deferral provisions of the indenture governing our notes, see “Description of Notes—Terms of the Notes—Interest Deferral.”

In the event that interest payments on the notes are deferred, you would be required to include accrued interest in your income for U.S. federal income tax purposes even if you do not receive any cash interest payments. See “Material U.S. Federal Income Tax Consequences—Consequences to U.S. Holders—Notes—Deferral of Interest.”

Maturity date	The notes will mature on , 2019.

Optional redemption

The notes will be redeemable, in whole or in part, at our option, at any time on or after             , 2011 at the redemption prices set forth in this prospectus, plus accrued but unpaid interest to the date of redemption. If the notes are redeemed in whole or in part pursuant to the terms of the indenture, the notes and Class A common stock represented by each IDS will be automatically separated. See “Description of Notes—Optional Redemption.”

We may, at our option, redeem all, but not less than all, of the notes if we receive an opinion of nationally recognized tax counsel that there is a substantial increase in the risk that we would not be permitted to deduct all or a substantial portion of the interest payable on the notes from our income for U.S. federal income tax purposes, at a redemption price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the redemption date, as more fully described under “Description of Notes—Optional Redemption.” Other than as set forth above we may not redeem the notes prior to             , 2011.

Change of control

Upon the occurrence of a change of control, as defined under “Description of Notes—Change of Control,” each holder of notes will have the right to require us to repurchase that holder’s notes at a price equal to 101% of the principal amount of the notes being repurchased, plus any accrued but unpaid interest to but not including the repurchase date. In order to exercise that right, a holder must separate its IDSs into the shares of Class A common stock and notes represented thereby and hold the notes separately. We may not have sufficient financial resources to purchase all of the notes that are tendered upon a change of control offer. Furthermore, our new credit facility, with certain limited exceptions, will prohibit the repurchase or redemption of the notes before their stated maturity. See “Risk Factors—Risks Related to our Capital Structure—We may not be able to repurchase the notes upon a change of control” and “Description of Notes—Change of Control.”

Guarantees of notes

The notes will be fully and unconditionally guaranteed, on an unsecured basis, by each of our direct and indirect wholly-owned U.S. subsidiaries existing on the closing of this offering and certain of our direct and indirect wholly-owned foreign subsidiaries existing on the closing of this offering, and all our future wholly-owned restricted subsidiaries (other than certain foreign subsidiaries that will not guarantee the notes) that incur indebtedness under our new credit facility. The guarantees will be joint and several.

Procedures relating to subsequent issuances

The indenture governing our notes will provide that in the event we issue additional notes (whether or not represented by IDSs) with OID, and upon each issuance of notes thereafter, each holder of IDSs or separately held notes, as the case may be, agrees that a portion of such holder’s notes, whether or not represented by IDSs, will be automatically exchanged for a portion of the notes acquired by the holders of such subsequently issued notes, and the records of any record holders of notes will be revised to reflect such exchanges. Consequently, following each such subsequent issuance and automatic exchange, each holder of IDSs or separately held notes, as the case may be, will own notes of each separate issuance in the same proportion as each other holder. However, the aggregate principal amount of notes owned by each holder will not change as a result of such subsequent issuance and exchange. The indenture governing the notes will permit issuances of additional notes upon the exercise of the underwriters’ over-allotment option, in connection with the exchange of Class B common stock and, subject to compliance with restrictive covenants contained in the indenture, for other permitted purposes. However, we may not issue additional notes if and for so long as an event of default with respect to the notes has occurred and is continuing. Any subsequent issuance of notes by us may adversely affect the tax treatment of the IDSs and notes. See “Material U.S. Federal Income Tax Consequences—Consequences to U.S. Holders—Notes—Additional Issuances.”

Ranking of notes and guarantees

The notes will be unsecured and subordinated obligations, junior in right of payment to all of our existing and future senior indebtedness and effectively subordinated in right of payment to any future secured indebtedness. The notes will rank pari passu with all of our other indebtedness, including trade payables, except as discussed in “Risk Factors—Risks Related to our Capital Structure” and “Description of Notes—Ranking.” The guarantees will be unsecured and subordinated obligations, junior in right of payment to all existing and future senior indebtedness of our subsidiary guarantors, including all guarantees of our subsidiary guarantors under the new credit facility, and effectively subordinated in right of payment to any future secured indebtedness of our subsidiary guarantors. The guarantees will rank pari passu with all other indebtedness of the subsidiary guarantors, including trade payables, except as discussed in “Risk Factors—Risks Related to our Capital Structure” and “Description of Notes—Ranking.” The notes will be structurally subordinated to all indebtedness of any of our subsidiaries which are not guarantors of the notes. Our non-guarantor subsidiaries accounted for approximately 53% of our net sales in 2003 and, as of December 31, 2003, they held approximately 53% of our total consolidated assets. For the six months ended June 30, 2004, our non-guarantor subsidiaries accounted for approximately 52% of our net sales and, as of June 30, 2004, they held approximately 53% of our total consolidated assets. See Note 17 of the audited consolidated financial statements included elsewhere in this prospectus and Note 12 of the unaudited consolidated financial statements included elsewhere in this prospectus. We are a holding company and derive all of our operating income and cash flows from our subsidiaries.

As of June 30, 2004, on a pro forma basis after giving effect to the transactions contemplated by this prospectus:

•	Xerium Technologies, Inc. would have had $302.6 million aggregate principal amount of senior indebtedness outstanding, all of which would have been senior secured indebtedness to which the notes would be junior in right of payment;

•	Xerium Technologies, Inc. would have had an additional $417.5 million aggregate principal amount of indebtedness outstanding, consisting exclusively of the notes;

•	our subsidiary guarantors would have had $69.4 million aggregate principal amount of senior indebtedness outstanding, all of which would have been senior secured indebtedness to which the guarantees of the notes would be junior in right of payment;

•	our subsidiary guarantors would have had $72.8 million aggregate principal amount other indebtedness outstanding, including trade payables, all of which would have ranked pari passu with the guarantees, except as discussed in “Risk Factors—Risks Related to Capital Structure” and “Description of Notes—Ranking”; and

•	our non-guarantor subsidiaries would have had $172.1 million aggregate principal amount of indebtedness outstanding, including trade payables, to which the notes would be structurally subordinated.

In addition, as of June 30, 2004, on a pro forma basis after giving effect to the transactions contemplated by this prospectus, based on the covenants in the indenture and our new credit facility, we would have had the ability to incur an additional $109.2 million aggregate principal amount of indebtedness, all of which could be senior in right of payment to the notes.

Shortly after completion of the offering we expect to borrow approximately $40 million under our revolving credit facility to fund the legal reorganization of a portion of our international operations. See “Use of Proceeds” and “Dividend Policy and Restrictions—Minimum Adjusted EBITDA.”

Restrictive covenants	The indenture governing the notes will contain covenants with respect to us and our restricted subsidiaries that will, among other things, restrict:

•	the incurrence of additional indebtedness and the issuance of preferred stock and certain redeemable capital stock;

•	a number of restricted payments, including dividends, investments and acquisitions;

•	specified sales of assets;

•	specified transactions with affiliates;

•	the creation of liens on our assets; and

•	consolidations, mergers and transfers of all or substantially all of our assets.

The indenture governing the notes will also prohibit certain distributions from our restricted subsidiaries. In addition, all the limitations and prohibitions described above are subject to a number of other important qualifications and exceptions described under “Description of Notes—Certain Covenants.”

Listing	We do not anticipate that our notes will be separately listed on any exchange or quotation system.

Representation letter

None of the notes sold separately (not represented by IDSs) in this offering, which we refer to as the “separate notes” may be purchased, directly or indirectly, by persons who are also (1) purchasing IDSs in this offering or (2) holders of Class B common stock following our recapitalization. Furthermore, prior to the closing of this offering, each person purchasing separate notes in this offering will be asked to make certain representations to us in connection with these restrictions. See “Underwriting.”

Risk Factors

You should carefully consider the information under the heading “Risk Factors” and all other information in this prospectus before investing in the notes or IDSs.

General Information About This Prospectus

Throughout this prospectus, unless otherwise noted, we have assumed no exercise of the underwriters’ over-allotment option.

Unless the context otherwise requires, references in this prospectus to the “notes” refer collectively to the         % senior subordinated notes due 2019 represented by IDSs and the             % senior subordinated notes due 2019 sold separately. References to the “offering” refer collectively to the offering of 28,125,000 IDSs to the public, in the United States and Canada, including the shares of Class A common stock and notes represented thereby, and the offering of $45.3 million aggregate principal amount of notes to the public separately (not represented by IDSs) in the United States and Canada. References to the number of IDSs, Class A common stock and notes to be outstanding following the completion of this offering include, in addition to the amounts sold in the offering, 23,934,267 IDSs (representing 23,934,267 shares of Class A common stock and $171.1 million aggregate principal amount of notes) which will be issued in a recapitalization in connection with this offering to Xerium 3 S.A. and our directors and members of senior management who owned equity interests in us prior to the offering. References to the “common stock” refers collectively to our Class A common stock, Class B common stock and Class C common stock.

In this prospectus, unless otherwise indicated, all references to dollars are to US Dollars, and all references to GAAP are to U.S. generally accepted accounting principles.

Xerium Technologies, Inc. will be the issuer of all of the securities offered by this prospectus. Prior to the offering, Xerium Technologies, Inc. is an indirect, wholly-owned subsidiary of Xerium S.A., a Luxembourg company. In connection with the offering, we will undergo a reorganization and, after the offering, we will, directly or indirectly, hold all of the equity interests of all of the current operating subsidiaries and related holding companies of our corporate group, excluding the current parent, Xerium S.A., and its two subsidiaries, Xerium 2 S.A. and Xerium 3 S.A., both of which are Luxembourg companies.

Summary Historical Consolidated Financial Data

The following summary historical consolidated financial information as of and for the years ended December 31, 2001, 2002 and 2003 has been derived from our audited consolidated financial statements included elsewhere in this prospectus. The summary historical financial information as of June 30, 2003 and 2004, for the six month periods ended June 30, 2003 and 2004 has been derived from our unaudited consolidated financial statements included elsewhere in this prospectus and the following summary historical consolidated information for the twelve month period ended June 30, 2004 has been derived from our unaudited consolidated financial statements, which are not included in this prospectus.

This summary financial information should be read in conjunction with the information contained in “Selected Historical Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus. The figures in the table below reflect rounding adjustments.

	Year ended December 31			Six months ended June 30		Twelve months ended June 30
	2001	2002	2003	2003	2004	2004
				(Unaudited)		(Unaudited)
	(dollars in thousands, except per share data and ratios)

Statement of operations data:
Net sales	$499,846	$514,945	$560,668	$273,832	$290,074	$576,910
Income from operations	89,264	101,667	108,994	54,603	53,959	108,350
Net income (loss)	(4,419)	470	3,036	13,111	14,409	4,334
Net income (loss) per share	(7.95)	0.85	5.46	23.60	25.30	7.69
Balance sheet data (at end of period):
Cash and cash equivalents	$13,815	$32,834	$22,294	$23,859	$11,543	$11,543
Total assets	888,993	925,276	986,806	967,901	969,599	969,599
Senior debt	446,993	611,960	611,670	629,302	586,337	586,337
Total debt	748,907	796,201	823,617	826,531	810,577	810,577
Stockholders’ deficit	(39,160)	(71,749)	(52,645)	(58,021)	(37,371)	(37,371)
Statement of cash flows data:
Net cash provided by operating activities	$93,635	$124,415	$107,011	$45,566	$29,310	$90,755
Net cash used in investing activities	(39,260)	(31,903)	(39,664)	(16,397)	(28,878)	(52,145)
Net cash used in financing activities	(64,915)	(62,233)	(82,656)	(33,616)	(9,038)	(58,078)
Other financial data:
Capital expenditures	$32,658	$28,295	$44,423	$19,508	$29,841	$54,756
Adjusted EBITDA(1)	152,332	173,014	182,333	91,415	88,147	179,065
Ratio of earnings to fixed charges(2)	1.3	1.2	1.6	1.6	1.7	1.6

(1)	Adjusted EBITDA, which is defined in the indenture governing the notes and the new credit facility, is calculated in part based upon the amount of EBITDA. EBITDA represents net income before interest expense, income tax provision and depreciation and amortization. We consider EBITDA to be a measure of liquidity. Accordingly, EBITDA is reconciled to operating cash flows in the table below.

Adjusted EBITDA is EBITDA plus (i) expenses or losses related to the early retirement, extinguishment or refinancing of debt (including any bonuses paid in connection therewith), (ii) unrealized foreign exchange (gain) loss on indebtedness, net, (iii) certain transaction-related costs, (iv) non-cash compensation charges, charges from the forgiveness of loans made to employees in connection with their purchase of equity and any tax gross-up payments made in respect of such loan forgiveness, (v) non-cash charges resulting from the application of purchase accounting, (vi) restructuring or impairment expenses (subject to certain limitations specified in the indenture governing the notes and our new credit facility), (vii) fees, expenses or charges determined by our management to be non-recurring by reason of changes in our operations pursuant to our cost reduction programs, (viii) reserves for inventory in connection with plant closings and (ix) any non-cash losses (net of non-cash gains) resulting from marking-to-market hedging obligations. We present this discussion of Adjusted EBITDA because the indenture governing the notes and our new credit facility will include covenants based on Adjusted EBITDA (including interest coverage ratio and leverage ratio covenants). If our Adjusted EBITDA declines below certain levels, we could go into default under the new credit facility or be required to prepay the new credit facility, we could be prohibited from paying dividends or we could be required to defer interest payments on the notes. These covenants are discussed under “Description of Certain Indebtedness—New Credit Facility” and “Description of Notes.”

We include a presentation of EBITDA because we understand it is used by some investors to determine a company’s historical ability to service indebtedness and fund ongoing capital expenditures, and because it is the starting point for calculating Adjusted EBITDA. Additionally, management uses EBITDA and Adjusted EBITDA as supplementary non-GAAP measures to assist in overall evaluation of our liquidity and financial performance. Both EBITDA and Adjusted EBITDA are also taken into consideration as a measure of financial performance for the purpose of determining payments under management incentive plans. Neither EBITDA nor Adjusted EBITDA is a measurement in accordance with GAAP. Neither EBITDA nor Adjusted EBITDA should be considered in isolation or as a substitute for net cash provided by operating activities (as determined in accordance with GAAP) or income from operations (as determined in accordance with GAAP). Adjusted EBITDA, as defined in the indenture governing the notes and our new credit facility and calculated below, may not be comparable to similarly titled measurements used by other companies.

The following table contains a reconciliation of EBITDA to net cash provided by operating activities and a reconciliation of Adjusted EBITDA to EBITDA:

	Year ended December 31			Six months ended June 30		Twelve Months ended June 30
	2001	2002	2003	2003	2004	2004
				(Unaudited)		(Unaudited)
	(dollars in thousands, except per share data and ratios)

Net cash provided by operating activities	$93,635	$124,415	$107,011	$45,566	$29,310	$90,755
Interest expense, net	69,912	60,165	63,290	30,699	32,854	65,445
Net change in operating assets and liabilities	(20,677)	(844)	(6,644)	3,373	7,663	(2,354)
Income tax provision	21,916	13,317	33,945	5,818	8,867	36,994
Cumulative effect of change in accounting principle, net of income tax benefit	(835)	–	–	–	–	–
Stock-based compensation	–	(2,560)	–	–	–	–
Deferred financing cost amortization	(3,465)	(3,146)	(1,032)	(504)	(489)	(1,017)
Deferred taxes	19,401	4,027	(19,427)	1,826	497	(20,756)
Deferred interest	(27,555)	(27,312)	(11,314)	(5,861)	(907)	(6,360)
Asset impairment	–	(8,384)	(4,769)	–	–	(4,769)
Unrealized foreign exchange gain (loss) on indebtedness, net	7,804	(1,989)	(11,881)	(6,786)	2,583	(2,512)
Loss on early extinguishment of debt	(3,100)	(36,158)	(673)	(673)	–	–

EBITDA	157,036	121,531	148,506	73,458	80,378	155,426
Expenses related to refinancing	3,100	38,437	3,166	3,166	–	–
Unrealized foreign exchange (gain) loss on indebtedness, net	(7,804)	1,989	11,881	6,786	(2,583)	2,512
Stock-based compensation	–	2,560	–	–	–	–
Restructuring expenses(a)	–	8,497	10,971	3,398	4,201	11,774
Non-recurring costs incurred(b)	–	–	7,809	4,607	2,056	5,258
Non-cash compensation and related expenses(c)	–	–	–	–	4,095	4,095

Adjusted EBITDA	$152,332	$173,014	$182,333	$91,415	$88,147	$179,065

(a)	As part of our long-term strategy to reduce our overall costs and improve our competitiveness, we have incurred restructuring charges to reduce the cost structure of our North American operations. The amounts reported reflect the amounts of these restructuring costs, plus $308 for reserves for inventory in connection with plant closings in the six months ended June 30, 2004.
(b)	Represents amounts expended in 2003 and 2004 for employee-related costs determined to be non-recurring in nature by reason of changes in our operations pursuant to cost reduction programs.
(c)	Non-cash compensation charges and related tax gross-up payments.

(2)	For purposes of determining the ratio of earnings to fixed charges, earnings are defined as pretax income from continuing operations. Fixed charges include interest costs, both expensed and capitalized, on all indebtedness, amortization of deferred financing costs and rental expense on operating leases representing that portion of rental expense deemed to be attributable to interest.

Risk Factors

An investment in the IDSs or our notes involves a number of risks. In addition to the other information contained in this prospectus, prospective investors should give careful consideration to the following factors.

Risks Relating to our Capital Structure

Our substantial indebtedness could restrict our ability to pay interest and principal on the notes, pay dividends with respect to shares of our Class A common stock represented by the IDSs and impact our financing options and liquidity position.

We have a significant amount of debt. On a pro forma basis after giving effect to this offering and related transactions as if they had occurred on June 30, 2004, our total amount of outstanding debt, on a consolidated basis, would have been $878.3 million. The degree to which we are leveraged on a consolidated basis could have important consequences to the holders of the IDSs, including:

•	our ability in the future to obtain additional financing for working capital, capital expenditures or acquisitions may be limited;

•	we may not be able to refinance our indebtedness on terms acceptable to us or at all;

•	we may not have sufficient funds available to pay dividends on our common stock;

•	we may be more vulnerable to economic downturns and be limited in our ability to withstand competitive pressures; and

•	it may limit our flexibility to plan for and react to changes in our business or strategy.

In addition, our new credit facility and the indenture governing our notes prohibit us from paying interest on the notes or dividends on the Class A common stock unless certain financial tests are met. The following table sets forth such financial tests and indicates the extent to which, on a pro forma basis after giving effect to this offering and the related transactions as if they had occurred on July 1, 2003, we were in compliance with such financial conditions for the twelve months ended June 30, 2004. There can be no assurance that we will continue to be in compliance with such financial tests. See “Dividend Policy and Restrictions—Minimum Adjusted EBITDA,” “Description of Certain Indebtedness—New Credit Facility—Restricted Payments” and “Description of Notes—Certain Covenants—Limitation on Restricted Payments.”

	Requirement to pay interest		Requirement to pay dividends
Financial Test	For fiscal quarters ending on or prior to December 31, 2005	For all subsequent fiscal quarters	For fiscal quarters ending on or prior to December 31, 2005	For all subsequent fiscal quarters	Ratio on a pro forma basis for the twelve months ended June 30, 2004
Senior leverage ratio	Less than 3.45 to 1.00	Less than 3.10 to 1.00	Less than 3.25 to 1.00	Less than 2.95 to 1.00	2.66 to 1.00

Total leverage ratio	Less than 6.65 to 1.00	Less than 6.30 to 1.00	Less than 6.25 to 1.00	Less than 5.95 to 1.00	4.99 to 1.00

Senior interest coverage ratio	Greater than 4.70 to 1.00	Greater than 5.10 to 1.00	Greater than 5.00 to 1.00	Greater than 5.40 to 1.00	5.89 to 1.00

Interest coverage ratio	Not applicable	Not applicable	Greater than 1.70 to 1.00	Greater than 1.75 to 1.00	2.14 to 1.00

Required payments with respect to our indebtedness and payments pursuant to our dividend policy will reduce the amount of funds available for other corporate purposes, which could harm our competitiveness and/or limit opportunities to grow our business.

Upon completion of this offering, we expect that the cash generated by our business in excess of operating needs, reserves for contingencies and capital expenditures (including an amount sufficient to maintain our operations, properties and other assets and a limited amount to finance growth opportunities) will be dedicated to the payment of the principal of and interest on our indebtedness and dividends on our common stock, thereby reducing funds available for other purposes, including research and development, additional capital expenditures and acquisitions. Accordingly, such interest and dividend payments may mean:

•	we will have less funds available to devote to research and development, which could reduce our ability to develop new and innovative technologies and products and ultimately affect our ability to remain competitive;

•	we will have less funds available for capital expenditures, which could inhibit our ability to invest in new or upgraded production equipment and other capabilities, thereby restricting efforts to improve our manufacturing processes, reduce our operating costs, expand product offerings and conduct business in new markets; and

•	we will have reduced flexibility to finance growth opportunities such as acquisitions, which could limit or cause us to forego future opportunities to grow our business.

We may be able to incur substantially more debt, which would increase the risks described above associated with our substantial leverage.

We may be able to incur substantial additional indebtedness in the future. Specifically, the indenture governing the notes will permit us to incur additional debt, including issuances of additional notes under the indenture, unless our total leverage ratio exceeds 5.55:1. The indenture governing the notes will also permit us to incur other amounts of additional debt without regard to such total leverage ratio, including certain capitalized lease obligations, refinancing indebtedness, hedging obligations and issuances of additional notes in connection with the exercise of the underwriters’ over-allotment option or upon exchange of the shares of Class B common stock outstanding immediately following the completion of this offering. The new credit facility provides up to $100 million of borrowing from undrawn commitments under our revolving credit facility and for the incurrence of $20,000,000 of additional indebtedness with respect to capital leases and purchase money obligations, $15,000,000 of general additional indebtedness and certain other additional indebtedness. As of June 30, 2004, on a pro forma basis after giving effect to this offering and the related transactions contemplated by this prospectus, based on the covenants in the indenture governing the notes and our new credit facility, we would have had the ability to incur an additional $109.2 million aggregate principal amount of indebtedness, all of which could be senior indebtedness.

Shortly following the completion of this offering, we expect to borrow approximately $40 million under our revolving credit facility to fund the legal reorganization of a portion of our international operations.

For details regarding the circumstances under which we would be able to incur additional indebtedness, see “Description of Certain Indebtedness—New Credit Facility—Covenants,” “Description of Notes—Additional Notes” and “Description of Notes—Certain Covenants—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

Any additional indebtedness incurred by us could increase the risks associated with our substantial leverage.

You may not receive any dividends.

Dividend payments are not guaranteed and are within the absolute discretion of our board of directors. You may not receive any dividends as a result of any of the following factors:

•	nothing requires us to pay dividends;

•	while the dividend policy to be adopted by our board of directors upon the closing of this offering contemplates the distribution of our excess cash, up to the intended dividend rate set forth in “Dividend Policy and Restrictions,” our board of directors could modify or revoke the policy at any time and for any reason. The policy to distribute our excess cash is based upon our current assessment of the cash needs of our business and the environment in which it operates. That assessment could change due to, among other things, changes in our results of operations, cash requirements, financial condition, contractual restrictions, growth opportunities, competitive or technological developments, provisions of applicable law and other factors that our board of directors may deem relevant;

•	even if the dividend policy is not modified or revoked, our board of directors could decide to reduce dividends or not to pay any dividends at all, at any time and for any reason;

•	the amount of dividends distributed is subject to debt covenant restrictions under the indenture governing the notes and our new credit facility. In particular, we will be prohibited from paying dividends during any interest deferral period under the indenture or while any deferred interest (including interest on deferred interest) from a prior interest deferral period remains unpaid or if certain interest coverage and leverage ratios are not met;

•	the amount of dividends distributed is subject to state law restrictions;

•	our stockholders have no contractual or other legal right to dividends; and

•	we may not have enough cash to pay dividends due to changes to our operating earnings, working capital requirements and anticipated cash needs.

See “Dividend Policy and Restrictions.” The reduction or elimination of dividends may negatively affect the market price of the IDSs. The amount we expect to pay in dividends on our shares of Class A common stock in respect of the first year following the offering represents approximately 46% of the total distributions we expect to make to IDS holders in respect of the first year following the offering, including dividends on our shares of Class A common stock represented thereby and interest on our notes represented thereby. We may be required to make payments to our senior officers under our Long Term Incentive Plan even if we make no dividend payments, as the requirement to make payments under the Long Term Incentive Plan is tied to our financial performance and not to the level of dividend payments to holders of IDSs. See “Management—Long Term Incentive Plan.”

We may need to borrow funds to make our anticipated dividend payments, which could adversely affect our financial condition and/or reduce our ability to pay interest or dividends in the future.

If we do not generate enough cash from our operations to pay dividends at the anticipated level, we may borrow funds to do so. Because our new credit facility and the indenture governing our notes each restrict the amount of indebtedness we are permitted to have outstanding, such borrowings would reduce the amount of money we would be able to borrow for other purposes, which could negatively impact our financial condition, our results of operations and our ability to maintain or expand our business. In addition, because any such borrowings would increase our debt and interest expense, our the leverage ratios would increase and our interest coverage ratios would decrease. An increase in the leverage ratios above the levels set forth in our new credit facility or a decrease in the interest coverage ratios below the levels set forth in the new credit facility or the indenture governing the notes would cause us to be prohibited from paying interest on the notes or dividends on our Class A common stock. If the offering and the related transactions had been completed on July 1, 2003 and we had wanted to pay dividends at the level anticipated after the offering, we would have needed to borrow approximately $15.3 million in the twelve month period ended June 30, 2004, given the actual levels of capital expenditures during such periods.

We are subject to restrictive debt covenants that limit our business flexibility by imposing operating and financial restrictions on our operations.

Although credit facilities of similarly situated borrowers customarily prohibit payments of dividends, our new credit facility will permit us, subject to certain restrictions, to pay dividends. Because the payment of dividends will decrease the amount of cash available to service our senior debt, the new credit facility will impose significant operating and financial restrictions on our operations that may be more restrictive than customary for credit facilities of similarly situated borrowers that prohibit or substantially limit payments of dividends. These restrictions imposed by our new credit facility, as described in detail under “Description of Certain Indebtedness—New Credit Facility,” will prohibit or limit, among other things:

•	the incurrence of additional indebtedness and the issuance of preferred stock and certain redeemable capital stock;

•	investments and acquisitions;

•	disposition of assets in subsidiary interests;

•	transactions with affiliates;

•	the creation of liens on our assets;

•	consolidations, mergers and transfers of all or substantially all of our assets; and

•	our ability to change the nature of our business.

The terms of the new credit facility will include other restrictive covenants and prohibit us from prepaying our other indebtedness, including the notes, while indebtedness under the new credit facility is outstanding. These restrictions could limit our ability to obtain future financing, make acquisitions or needed capital expenditures, withstand downturns in our business or take advantage of business opportunities. Furthermore, the new credit facility also requires us to maintain specified financial ratios and satisfy financial condition tests, including a maximum senior leverage ratio, maximum total leverage ratio and minimum senior interest coverage ratio. Our ability to comply with the ratios or tests may be affected by events beyond our control, including prevailing economic, financial and industry conditions.

A breach of any of these covenants, ratios or tests could result in a default under the new credit facility and/or the indenture. Upon the occurrence of an event of default under the new credit facility, the lenders could elect to declare all amounts outstanding under the new credit facility to be immediately due and payable. If the lenders accelerate the payment of the indebtedness under the new credit facility, our assets may not be sufficient to repay in full this indebtedness and our other indebtedness, including the notes.

We are subject to significant restrictions on our ability to pay interest and dividends, and expect to continue to be subject to such restrictions.

Our new credit facility will contain significant restrictions on our ability to pay interest on the notes and dividends on our common stock based on meeting a maximum senior leverage ratio, maximum total leverage ratio and minimum senior interest coverage ratio and compliance with other conditions (including timely delivery of applicable financial statements), as described in detail under “Description of Certain Indebtedness—New Credit Facility—Restricted Payments.” As a result of general economic conditions, conditions in the lending markets, the results of our business or for any other reason, we may elect or be required to amend or refinance our new credit facility, at or prior to maturity, or enter into additional agreements for senior indebtedness. Regardless of any protection you have in the indenture governing the notes, any such amendment, refinancing or additional agreement may contain covenants which could limit in a significant manner our ability to pay interest on the notes and/or dividends on our common stock.

Our ability to pay dividends may reduce the amount of funds available to make payments on our debt.

Both our new credit facility and the indenture governing our notes will permit us, subject to certain restrictions, to pay a significant portion of our cash flow to stockholders in the form of dividends on our common stock, including the Class A common stock represented by IDSs. Specifically, the indenture governing our notes permits us to pay dividends of up to 100% of our excess cash, as defined in the indenture, plus $45 million, subject to compliance with an interest coverage test, as more fully described under “Description of Notes—Certain Covenants.” Our new credit facility permits us to use up to 100% of excess cash, as defined in the new credit facility with the same meaning as set forth in the indenture, plus $45 million, subject to compliance with senior interest coverage, senior leverage and total leverage tests to fund dividends on our shares of common stock, as more fully described under “Description of Certain Indebtedness—New Credit Facility—Restricted Payments.” Following completion of the offering, we intend to pay quarterly dividends. Holders of notes held separately from the IDSs may be adversely affected by such provisions because any amounts paid by us in the form of dividends will not be available in the future to satisfy our obligations under the notes.

We may not be able to refinance our new credit facility at maturity on favorable terms or at all.

The new credit facility will have a 4.5 year maturity except for that portion of the new term loan facility allocated to Canadian borrowers, which will have a 5 year maturity. We may not be able to renew or refinance the new credit facility, or if renewed or refinanced, the renewal or refinancing may occur on less favorable terms. In particular, our ability to defer interest on our notes is limited and such limitations may be viewed as favorable to the senior lenders, and at the time we seek to renew or refinance our new credit facility we may not have the same ability to defer interest on our notes that we will have immediately following completion of this offering. If we are unable to refinance or renew our new credit facility, our failure to repay all amounts due on the maturity date would cause a default under the new credit facility. In addition, our interest expense may increase significantly if we refinance our new credit facility on terms that are less favorable to us than the terms of our new credit facility, which could reduce the amount of funds available to make interest payments on the notes and pay dividends on our common stock, including the Class A common stock represented by IDSs.

We will require a significant amount of cash, which may not be available to us, to service our debt, including the notes, and to fund our liquidity needs.

Our ability to make payments on, refinance or repay our debt, including the notes, to fund planned capital expenditures or expand our business will depend largely upon our future operating performance. Our future operating performance is dependent upon our ability to execute our business strategy successfully. Such performance is also subject to general economic, financial and competitive factors, as well as other factors that are beyond our control. Assuming the transactions contemplated by this offering are completed on November 12, 2004, interest payments on our notes are scheduled to be approximately $58.1 million in 2005, interest payments on term loan borrowings under our new credit facility are scheduled to be approximately $3.7 million in 2004 and $26.4 million in 2005 and interest payments on revolver borrowings under our new credit facility are scheduled to be approximately $0.4 million in 2004 and $1.0 million in 2005, including approximately $0.3 million in 2004 and $0.7 million in 2005 associated with temporary borrowings to finance a planned legal reorganization of a portion of our international operations. See “Dividend Policy and Restrictions—Minimum Adjusted EBITDA.” In addition, we estimate that interest payments under lines of credit in foreign countries that are used to facilitate short-term operating needs will be $0.2 million in 2004 and $1.2 million in 2005. If we are unable to generate sufficient cash to service our debt requirements, we will be required to refinance our new credit facility.

If we are unable to refinance our debt or obtain new financing, we would have to consider other options, including:

•	sales of assets to meet our debt service requirements;

•	sales of equity;

•	negotiations with our lenders to restructure the applicable debt; and

•	seeking protection under the U.S. federal bankruptcy code or other applicable bankruptcy, insolvency or other applicable laws dealing with creditors rights generally.

If we are forced to pursue any of the above options under distressed conditions, our business and/or the value of your investment in our IDSs and notes would be adversely affected.

We are a holding company and rely on dividends, interest and other payments, advances and transfers of funds from our subsidiaries to meet our debt service and other obligations.

We are a holding company and conduct all of our operations through our subsidiaries and currently have no significant assets other than the capital stock of our subsidiaries. As a result, we will rely on dividends, interest and other payments or distributions from our subsidiaries to meet our debt service obligations and enable us to pay interest and dividends. The ability of our subsidiaries to pay dividends or interest or make other payments or distributions to us will depend substantially on their respective operating results and will be subject to restrictions under, among other things, the laws of their jurisdiction of organization (which may limit the amount of funds available for the payment of dividends), agreements of those subsidiaries, the terms of the new credit facility and the covenants of any future outstanding indebtedness we or our subsidiaries incur.

Interest on the notes may not be deductible by us for U.S. federal and applicable state income tax purposes, which could adversely affect our financial condition, significantly reduce our future cash flow and impact our ability to make interest and dividend payments.

Our position that the notes should be treated as debt for U.S. federal income tax purposes may not be sustained if challenged by the IRS. If the notes were treated as equity rather than debt for U.S. federal and applicable state income tax purposes, then the stated interest on the notes could be treated as a dividend, and interest on the notes would not be deductible by us for U.S. federal and applicable state income tax purposes. Our inability to deduct interest on the notes on an on-going basis could materially increase our taxable income and, thus, our U.S. federal and applicable state income tax liability. In addition, to the extent any portion of our interest expense from prior years is determined not to be deductible, we could be required to pay a significant amount of additional income tax for such years, together with interest and possible penalties. Any increase in tax liabilities for prior or future periods as a result of a determination that interest on the notes is not deductible would materially and adversely affect our financial condition and our after-tax cash flow, which in turn would materially and adversely affect our ability to meet our obligations on the notes and to pay dividends. We do not expect to maintain any reserve in our financial statements for the possibility of there being a determination that interest on the notes would not be deductible for U.S. federal and applicable state income tax purposes.

In addition, if a challenge to the deductibility of interest on the notes were to prevail, the amount, timing and character of any income, gain, or loss that you recognize in respect of your IDSs could be adversely affected. In the case of foreign holders, treatment of the notes as equity for U.S. federal income tax purposes would subject payments to such holders in respect of the notes to withholding or estate taxes in the same manner as payments made with regard to Class A common stock and could subject us to liability for withholding taxes that were not collected on payments of interest. Payments to foreign holders would not be grossed-up for any such taxes. For a discussion of these tax related risks, see “Material U.S. Federal Income Tax Consequences.”

We may have to establish a reserve for contingent tax liabilities in the future, which could adversely affect our ability to make interest and dividend payments on the IDSs.

Even if the IRS does not challenge the tax treatment of the notes, it is possible that as a result of a change in law relied upon at the time of issuance of the notes, we will in the future need to change our anticipated accounting treatment and establish a reserve for contingent tax liabilities associated with a disallowance of all or part of the interest deductions on the notes. If we were required to maintain such a reserve, our ability to make interest and dividend payments could be materially impaired and the market for the IDSs, Class A common stock and notes could be adversely affected. In addition, any resulting restatement of our financial statements could lead to defaults under our new credit facility.

You will be immediately diluted by $16.65 per share of Class A common stock if you purchase IDSs in this offering.

If you purchase IDSs in this offering, based on the book value of the assets and liabilities reflected on our balance sheet at June 30, 2004, you will experience an immediate dilution of $16.65 per share of Class A common stock represented by the IDSs (assuming all Class B common stock has been exchanged), which exceeds the entire price allocated to each share of Class A common stock represented by the IDSs in this offering because there will be a net tangible book deficit for each share of Class A common stock outstanding immediately after this offering. Our net tangible book deficit as of June 30, 2004, after giving effect to this offering, would have been approximately $444.2 million, or $7.80 per share of Class A common stock represented by IDSs (assuming all Class B common stock has been exchanged).

Subject to certain limitations, we may defer interest on the notes at any time at our option if we reasonably believe it is necessary to avoid a default under our senior indebtedness. If we defer interest, we will not be permitted to make any payment of dividends so long as any deferred interest or interest on deferred interest remains outstanding.

Prior to                 , 2009, we may, subject to certain limitations set forth in the indenture governing the notes, defer interest payments on the notes on one or more occasions for eight quarters in the aggregate if we reasonably believe such deferral is necessary to avoid a default under our senior indebtedness. After                 , 2009, we may, subject to certain limitations set forth in the indenture governing the notes, defer interest payment on up to four occasions for up to two quarters per occasion if we reasonably believe such deferral is necessary to avoid a default under our senior indebtedness provided that we may not defer additional interest until all previously deferred interest has been paid in full. After the end of any interest deferral period occurring before                 , 2009, deferred interest, together with any accrued interest thereon, will be required to be repaid on                 , 2009. Consequently, you may be owed a substantial amount of deferred interest that will not be due and payable until such date. All interest deferred after                 , 2009, together with any accrued interest thereon, must be repaid on or before maturity. Consequently, you may be owed a substantial amount of deferred interest that will not be due and payable until such date. During any interest deferral period and so long as any deferred interest or interest on deferred interest remains outstanding, we will not be permitted to make any payment of dividends with respect to shares of common stock.

Deferral of interest payments would have adverse tax consequences for you by causing you to recognize interest income and pay taxes before you receive any cash payment of such interest, and may adversely affect the trading price of the IDSs or the separately held notes.

If interest payments on the notes are deferred, the notes will be treated as issued with OID at the time of such occurrence. As a result, you will be required to recognize interest income for U.S. federal income tax purposes in respect of the notes represented by the IDSs or the separately held notes, as the case may be, held by you before you receive any cash payment of this interest. See “Material U.S. Federal Income Tax Consequences—Consequences to U.S. Holders—Notes—Deferral of Interest.” In addition, you will not receive any cash payment with respect to the accrued interest if you sell the IDSs or the notes, as the case may be, before the record date relating to interest payments that are to be paid.

If interest is deferred, the IDSs or separately held notes may trade at a price that does not fully reflect the value of accrued but unpaid interest on the notes. In addition, the existence of the right to defer payments of interest on the notes under certain circumstances may mean that the market price for the IDSs or separately held notes may be more volatile than other securities that do not have such provisions.

The realizable value of our assets upon liquidation may be insufficient to satisfy claims.

At June 30, 2004, our assets included intangible assets in the amount of approximately $332 million, representing approximately 34% of our total consolidated assets and consisting primarily of goodwill (the excess of the acquisition cost over the fair market value of the net assets acquired in purchase transactions). The value of these intangible assets will continue to depend significantly upon the success of our business as a going concern and the growth in cash flows. As a result, in the event of a default under our new credit facility or on our notes or any bankruptcy or dissolution of our Company, the realizable value of these assets may be substantially lower and may be insufficient to satisfy the claims of our creditors, including holders of notes.

Claims of holders of the notes and the guarantees will be structurally subordinated to claims of creditors of our non-guarantor subsidiaries.

We are a holding company and conduct all of our operations through our subsidiaries. Certain of our subsidiaries will not be guarantors of the notes. As a result, no payments are required to be made to us from the assets of these subsidiaries. Claims of holders of the notes and the guarantees will be structurally subordinated to the indebtedness and other liabilities and commitments of our non-guarantor subsidiaries. The ability of our creditors, including the holders of the notes, to participate in the assets of any of our non-guarantor subsidiaries upon any bankruptcy, liquidation or reorganization or similar proceeding of any such entity will be subject to the prior claims of that entity’s creditors, including trade creditors, and any prior or equal claim of any other equity holder. In addition, the ability of our creditors, including the holders of our notes, to participate in distributions of assets of our non-guarantor subsidiaries will be limited to the extent that the outstanding shares of any of our subsidiaries are either pledged to secure other creditors (including lenders under our new credit facility) or are not owned by us. Our non-guarantor subsidiaries accounted for approximately 53% of our net sales in 2003 and, as of December 31, 2003, they held approximately 53% of our total consolidated assets. For the six months ended June 30, 2004, such non-guarantor subsidiaries accounted for approximately 52% of our net sales and, as of June 30, 2004, they held approximately 53% of our total consolidated assets. See Note 17 of the audited consolidated financial statements included elsewhere in this prospectus and Note 13 of the accompanying unaudited consolidated financial statements included elsewhere in this prospectus.

Your right to receive payments on the notes and the guarantees is junior to all of our senior debt and the senior debt of our subsidiaries.

The notes and the related guarantees will be unsecured senior subordinated obligations, junior in right of payment to all of our senior debt and the senior debt of each subsidiary guarantor, respectively. As a result of the subordinated nature of our notes and the related guarantees, upon any distribution to our creditors or the creditors of the subsidiary guarantors in bankruptcy, liquidation or reorganization or similar proceedings relating to us or the subsidiary guarantors or our or their property or assets, the holders of such entities’ senior indebtedness will be entitled to be paid in full in cash before any payment may be made with respect to the notes or the subsidiary guarantees (and before any distribution may be made by our subsidiaries to us).

In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the subsidiary guarantors, the subordinated noteholders would participate in available distributions with other holders of unsecured senior subordinated indebtedness after the payment in full of all senior indebtedness. In any of these cases, we and our subsidiary guarantors may not have sufficient funds to pay all of our creditors and the holders of the notes may receive less, ratably than the holders of our senior indebtedness or the senior indebtedness of our subsidiary guarantors. Furthermore, because of the existence of subordination provisions, including the obligation to turn over distributions to holders of our senior indebtedness or the senior indebtedness of our subsidiary guarantors, the holders of notes may receive less, ratably, than holders of trade payables and other general unsecured indebtedness. In such event we and the guarantors would not be able to make all principal payments on the notes.

The subordination provisions of the indenture will also provide that payments to you under the notes will be prohibited while a payment default exists under designated senior indebtedness or if such designated senior indebtedness has been accelerated. In addition, these payments to you may be blocked for up to 179 days by holders of designated senior indebtedness if a default other than a payment default exists under such senior indebtedness. During any period in which payments to you are prohibited or blocked in this manner, any amounts received by you with respect to the notes or guarantees, including as a result of any legal action to enforce the notes or guarantees, would be required to be turned over to the holders of senior indebtedness.

As of June 30, 2004, on a pro forma basis after giving effect to the transactions contemplated by this prospectus:

•	Xerium Technologies, Inc. would have had $302.6 million aggregate principal amount of senior indebtedness outstanding, all of which would have been senior secured indebtedness to which the notes would be junior in right of payment;

•	Xerium Technologies, Inc. would have had an additional $417.5 million aggregate principal amount of indebtedness outstanding, consisting exclusively of the notes;

•	our subsidiary guarantors would have had $69.4 million aggregate principal amount of senior indebtedness outstanding, all of which would have been senior secured indebtedness to which the guarantees of the notes would be junior in right of payment;

•	our subsidiary guarantors would have had $72.8 million aggregate principal amount of other indebtedness outstanding, including trade payables, all of which would have ranked pari passu with the guarantees, except as discussed in “Risk Factors—Risks Related to Capital Structure” and “Description of Notes—Ranking”; and

•	our non-guarantor subsidiaries would have had $172.1 million aggregate principal amount of indebtedness outstanding, including trade payables, to which the notes and the guarantees would be structurally subordinated.

In addition, as of June 30, 2004, on a pro forma basis after giving effect to the transactions contemplated by this prospectus, based on the covenants in the indenture and our new credit facility, we would have had the ability to incur an additional $109.2 million aggregate principal amount of indebtedness, all of which could be senior in right of payment to the notes.

Shortly after the completion of this offering we expect to borrow approximately $40 million under our revolving credit facility to fund the legal reorganization of a portion of our international operations.

The validity and enforceability of the notes and the guarantees of the notes by our subsidiaries may be limited by fraudulent conveyance laws and foreign laws restricting guarantees.

Our obligations under the notes will be guaranteed by certain of our subsidiaries, including our domestic subsidiaries organized under Delaware law and our foreign subsidiaries organized under the laws of Australia, Canada, Japan, Mexico and the United Kingdom. These guarantees provide the holders of the notes with a direct claim against the assets of the subsidiary guarantors. The offering of the notes and the guarantees of the notes by certain of our subsidiaries may be subject to legal challenge and review based on various laws and defenses relating to fraudulent conveyance or transfer, voidable preferences, financial assistance, corporate purpose, capital maintenance, the payment of legally sufficient consideration and other laws and defenses affecting the rights of creditors generally. The laws of various foreign jurisdictions, including the jurisdictions in which the subsidiary guarantors are organized and those in which the subsidiary guarantors own assets or otherwise conduct business, may be applicable to the notes and the guarantees. Accordingly, we cannot assure you that a third party creditor or bankruptcy trustee would not challenge the notes or one or more of these subsidiary guarantees in court and prevail in whole or in part.

Although laws differ among various jurisdictions, in general, under fraudulent conveyance or transfer laws, a court could void or subordinate the notes or the guarantees issued by our subsidiaries if it found that:

•	we or the subsidiary guarantors intended to hinder, delay or defraud our creditors;

•	we or the subsidiary guarantors knew or should have known that the transactions were to the detriment of our creditors;

•	the transactions had the effect of giving a preference to one creditor or class of creditors over another; or

•	we or the subsidiary guarantors did not receive fair consideration and reasonably equivalent value for incurring such indebtedness or guarantee obligations and we or the subsidiary guarantors (i) were insolvent or rendered insolvent by reason of the incurrence of such indebtedness or obligations, (ii) were engaged or about to engage in a business or transaction for which our or the subsidiary guarantors’ remaining assets constituted unreasonably insufficient capital or (iii) intended to incur, or believed that we or the subsidiary guarantors would incur, debts beyond our or their ability to pay as they mature.

The measure of insolvency for purposes of fraudulent transfer laws varies depending on the law applied. Generally, however, an entity would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

•	it could not or would not pay its debts as they become due.

We cannot assure you that a court would reach the conclusion that, upon the issuance of the notes and the subsidiary guarantees, we and each of the subsidiary guarantors will be solvent, will have sufficient capital to carry on our business and will be able to pay our debts as they mature. If a court were to find that the issuance of the notes or a subsidiary guarantee was a fraudulent conveyance or transfer or constituted an illegal preference, the court could void the payment obligations under the notes or the guarantee, further subordinate the notes or the subsidiary guarantee to presently existing and future indebtedness of ours or the subsidiary guarantor, or require the holders of the notes to repay any amounts received with respect to the notes or guarantee.

The guarantees issued by certain of our foreign subsidiaries will contain language limiting the amount of debt guaranteed so that applicable local law restrictions will not be violated, although there can be no assurance that such limitation is enforceable. As a result, a subsidiary’s liability under its guarantee could be materially reduced or eliminated depending on the amount of its other obligations and the effect of applicable laws. In particular, in certain jurisdictions, a guarantee that is not in the guarantor’s corporate interest or the burden of which exceeds the benefit to the guarantor may not be valid and enforceable. It is possible that a creditor of a subsidiary guarantor, or a bankruptcy trustee in the case of a bankruptcy of a subsidiary guarantor, may contest the validity or enforceability of the subsidiary’s guarantee of the notes and that a court may determine that the guarantee should be limited or voided. To the extent that any subsidiary guarantee is determined to be void or unenforceable, or the agreed limitations on the guaranteed obligations become applicable, the notes would not have a claim under the guarantee and would accordingly be effectively subordinated to all other liabilities of the applicable subsidiary.

Although the insolvency laws of the jurisdiction of incorporation of the respective subsidiaries would most likely apply to the insolvency of the relevant subsidiary, a subsidiary could conceivably enter into an insolvency procedure in another jurisdiction. Therefore, the validity and enforceability of the subsidiary guarantees may be affected by the insolvency, administration and other laws of various foreign jurisdictions, including the jurisdictions in which the subsidiary guarantors are organized and those in which the subsidiary guarantors own assets or otherwise conduct business. The laws of these jurisdictions are in many cases materially different from, and conflict with each other and with the laws of the United States, including in the areas of bankruptcy, creditors’ rights, fraudulent transfers, priority of governmental and other creditors, ability to obtain post petition interest, duration of proceeding and preference periods. For example, in the United Kingdom an administrator or liquidator of a company may apply to the court for an order to recover preferred payments made to creditors within certain periods prior to a company’s insolvency only in circumstances where it can be shown that the insolvent entity was, among other factors, motivated by a desire to put the creditor in a better position than it would have been in an insolvency proceeding. However, in a U.S. bankruptcy proceeding, a debtor or its trustee in bankruptcy may recover sums paid to creditors within a 90 day period prior to bankruptcy irrespective of the motivation for such payments. The application of these and other similar laws, and any conflict between laws of various jurisdictions, could call into question whether, and to what extent, the laws of any particular jurisdiction should apply, which may adversely affect your ability to enforce your rights under the guarantees of the notes by our subsidiaries in these jurisdictions or limit any amounts that you may receive.

You may have difficulty effecting service of process upon our foreign subsidiary guarantors and/or our directors and executive officers who reside outside of the United States.

Several of the subsidiary guarantors are organized under laws outside of the United States and certain of our directors and officers reside outside of the United States. In addition, a substantial portion of the assets of such guarantors and our directors and officers are located outside of the United States. As a result, it may be difficult for holders of our securities to effect service of process upon the guarantors or such directors or officers within the United States or to enforce against them the United States judgments of courts of the United States predicated upon the civil liability provisions of the United States federal securities laws or other laws of the United States. In addition, we have been advised by legal counsel in certain foreign jurisdictions that there is doubt as to the enforcement in such jurisdictions of liabilities predicated upon United States federal securities laws against our guarantors and our directors and executive officers who are not residents of the United States, in original actions or in actions for enforcements of judgments of U.S. courts.

In the event of bankruptcy or insolvency, the notes and guarantees could be adversely affected by principles of equitable subordination or recharacterization, which may eliminate your ability to recover any amounts owed on the notes or require you to return any prior payments you received on the notes.

In the event of bankruptcy or insolvency, a party in interest may seek to subordinate the notes or the guarantees under principles of equitable subordination or to recharacterize the notes as equity. There can be no assurance as to the outcome of such proceedings. In the event a court subordinates the notes or the guarantees, or recharacterizes the notes as equity, we cannot assure you that you would recover any amounts owed on the notes or the guarantees and you may be required to return any payments made to you on account of the notes or guarantees within six years before the bankruptcy. In addition, should the court equitably subordinate the notes or the guarantees, or recharacterize the notes as equity, you may not be able to enforce the notes or the guarantees.

While generally speaking, equitable subordination would require a showing of inequitable conduct on the part of the lender, under certain circumstances, courts have recognized the potential for so-called “no-fault” equitable subordination; that is, equitable subordination without the necessity to show inequitable conduct. This doctrine has mainly been employed to subordinate tax and penalties claims, punitive damage claims and claims relating to stock redemption/repurchase obligations. As such, even absent a finding of inequitable conduct, it is possible that a court could conclude that the debt represented by the notes represented by IDSs should be equitably subordinated to the extent such notes were originally issued in exchange for equity. The notes represented by IDSs to be issued to our existing equity investors in connection with the recapitalization and the offering, as described in “The Transactions — The Recapitalization and the Offering” and “Related Party Transactions — Proceeds from the Recapitalization and the Offering,” will be issued in exchange for equity. To the extent that particular notes can be traced to notes represented by IDSs that were issued to our existing equity investors in connection with the recapitalization and the offering, such notes could be subject to a “no-fault” equitable subordination claim.

The allocation of the purchase price of the IDSs may not be respected.

The purchase price of each IDS must be allocated among the underlying shares of Class A common stock and notes in proportion to their respective fair market values at the time of purchase. We expect to report the initial fair market value of each share of Class A common stock as $8.85 and the initial fair market value of each of our notes represented by IDSs as $7.15, assuming an initial public offering price of $16.00 per IDS, which represents the mid-point of the range set forth on the cover page of this prospectus. By purchasing IDSs, you will agree to be bound by such allocation. If our allocation is not respected, it is possible that the notes will be treated as having been issued with OID (if the allocation to the notes is determined to be too high) or amortizable bond premium (if the allocation to the notes is determined to be too low). You generally would have to include OID in income in advance of the receipt of cash attributable to that income and would be able to elect to amortize bond premium over the term of the notes.

Because of the deferral of interest provisions, the notes may be treated as issued with original issue discount.

Under applicable Treasury regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. Although there is no authority directly on point, based on our financial forecasts and the fact that we have no present plan or intention to exercise our right to defer interest after             , 2009, we believe that the likelihood of deferral of interest payments on the notes is remote within the meaning of the Treasury regulations. Based on the foregoing, although the matter is not free from doubt because of the lack of direct authority, we believe the notes will not be considered issued with OID at the time of their original issuance. If deferral of any payment of interest were determined not to be “remote,” or if the interest payment deferral actually occurred, the notes would be treated as issued with OID at the time of issuance or at the time of such occurrence, as the case may be. In that case, all stated interest on the notes would thereafter be treated as OID, and all holders, regardless of their method of tax accounting, would be required to include stated interest in income on a constant accrual basis.

If we subsequently issue notes with significant original issue discount, we may not be able to deduct all of the interest on those notes.

It is possible that notes we issue in a subsequent issuance will be issued at a discount to their face value and, accordingly, may have “significant original issue discount” and thus be classified as “applicable high yield discount obligations,” or AHYDOs. If any such notes were so treated, a portion of the OID on such notes could be nondeductible by us and the remainder would be deductible only when paid. This treatment would have the effect of increasing our taxable income and may adversely affect our cash flow available for interest payments and distributions to our equityholders.

Subsequent issuances of notes pursuant to an offering by us or in connection with an exchange of Class B common stock may cause you to recognize original issue discount.

The indenture governing our notes and agreements with DTC will provide that, in the event there is a subsequent issuance of notes with OID, and upon each subsequent issuance of notes thereafter, each holder of notes or IDSs, as the case may be, agrees that a portion of such holder’s notes will be automatically exchanged for a portion of the notes acquired by the holders of such subsequently issued notes. Consequently, immediately following each such subsequent issuance and exchange, each holder of notes, held either as part of IDSs or separately, as the case may be, will own an inseparable unit composed of notes of each separate issuance in the same proportion as each other holder. However, the aggregate stated principal amount of notes owned by each holder will not change as a result of such subsequent issuance and exchange. We are not able to predict the likelihood that an automatic exchange would occur because we are unable to predict the selling price of any subsequent issuance of notes, and therefore whether the notes would be issued with OID. It is unclear whether the exchange of notes for subsequently issued notes will result in a taxable exchange for U.S. federal income tax purposes, and it is possible that the IRS might successfully assert that such an exchange should be treated as a taxable exchange. Regardless of whether the exchange is treated as a taxable event, such exchange may result in holders having to include OID in taxable income prior to the receipt of cash as described below, and may result in other potentially adverse tax consequences to holders. See “Material U.S. Federal Income Tax Consequences—Consequences to U.S. Holders—Notes—Additional Issuances.” In addition, the potential amount of OID that would be required to be included in taxable income by holders as a result of an automatic exchange is indefinite and may be a significant amount, in part due to our ability to engage in numerous subsequent issuances.

Following the subsequent issuance of notes with OID (or any issuance of notes thereafter) and resulting exchange, we (and our agents) will report any OID on the subsequently issued notes ratably among all holders of notes and IDSs, and each holder of notes or IDSs will, by purchasing notes or IDSs, agree to report OID in a manner consistent with this approach. However, the IRS may assert that any OID should be reported only to the persons that initially acquired such subsequently issued notes (and their transferees) and thus may challenge the holders’ reporting of OID on their tax returns. Such a challenge by the IRS could create significant uncertainties in the pricing of IDSs and notes and could adversely affect the market for IDSs and notes. For a discussion of these tax related risks, see “Material U.S. Federal Income Tax Consequences.”

Holders of subsequently issued notes may not be able to collect their full stated principal amount prior to maturity.

Under New York and federal bankruptcy law, holders of subsequently issued notes having OID (including the recipients of such notes pursuant to the automatic exchange under the indenture) may not be able to collect the portion of their principal amount that represents unaccrued OID in the event of an acceleration of the notes or our bankruptcy prior to the maturity date of the notes. As a result, an automatic exchange that results in a holder receiving an interest in notes with OID in exchange for notes that do not have OID could have the effect of ultimately reducing the amount such holder can recover from us in the event of an acceleration or bankruptcy to an amount that is less than the amount paid for the notes in this offering.

If the IDSs separate, the limited liquidity of the market for the notes and Class A common stock may adversely affect your ability to sell the notes and Class A common stock.

We do not intend to list the notes represented by the IDSs on any exchange or quotation system. Our shares of Class A common stock will be listed on the Toronto Stock Exchange, but holders of shares of Class A common stock will not be able to trade such shares on the Toronto Stock Exchange until the applicable requirements for separate trading are satisfied, including that a sufficient number of shares are held separately, not represented by IDSs, by a sufficient number of holders. Our Class A common stock will not initially be listed on any other exchange or quotation system, including the New York Stock Exchange. We will not apply to list our shares of Class A common stock for separate trading on the New York Stock Exchange or on any other exchange or quotation system on which the IDSs are then listed until a sufficient number of shares is held separately, not represented by IDSs, by a sufficient number of holders to satisfy applicable requirements for separate trading on such exchange or quotation system for 30 consecutive trading days. The Class A common stock may not be approved for listing at such time. Upon separation of the IDSs, no sizable market for the notes and the Class A common stock may ever develop and the liquidity of any trading market for the notes or the Class A common stock that does develop may be limited. As a result, your ability to sell your notes or Class A common stock, and the market price you can obtain, could be adversely affected.

The limited liquidity of the trading market for the notes sold separately (not represented by IDSs) may adversely affect the trading price of the separate notes.

We are separately selling $45.3 million aggregate principal amount of notes (not represented by IDSs), representing approximately 10.0% of the total outstanding notes (assuming the exchange of all outstanding Class B common stock for IDSs). While the notes sold separately (not represented by IDSs) are part of the same series of notes as, and identical to, the notes represented by IDSs at the time of the issuance of the separate notes, the notes represented by the IDSs will not be separable for at least 45 days and will not be separately tradeable until separated. As a result, the initial trading market for the notes sold separately (not represented by IDSs) will be very limited. Even after holders of the IDSs are permitted to separate their IDSs, a sufficient number of holders of IDSs may not separate their IDSs into shares of our Class A common stock and notes to create a sizable and more liquid trading market for the notes not represented by IDSs. Therefore, a liquid market for the separate notes may not develop, which may adversely affect the ability of the holders of the separate notes to sell any of their separate notes and the price at which these holders would be able to sell any of the notes sold separately.

Prior to the completion of this offering, there was no public market for our IDSs, shares of our Class A common stock or notes which may cause the price of the IDSs or notes to fluctuate substantially and negatively affect the value of your investment.

Our IDSs, the shares of our Class A common stock and the notes have no public market history in the United States or in Canada. In addition, there has not been an active market for securities similar to the IDSs. An active trading market for the IDSs or notes might not develop in the future, which may cause the price of the IDSs or notes to fluctuate substantially, and we currently do not expect that an active trading market for the shares of our Class A common stock will develop until the notes mature. If the notes represented by your IDSs mature or are redeemed pursuant to the terms of the indenture, the IDSs will be automatically separated and you will then hold the shares of our Class A common stock.

If interest rates rise, the trading value of our IDSs and notes may decline.

Should interest rates rise or should the threat of rising interest rates develop, debt markets may be adversely affected. As a result, the trading value of our IDSs and notes may decline.

Future sales or the possibility of future sales of a substantial amount of IDSs, shares of our Class A common stock or our notes may depress the price of the IDSs, the shares of our Class A common stock and our notes.

Future sales or the availability for sale of substantial amounts of IDSs or shares of our Class A common stock or a significant principal amount of our notes in the public market could adversely affect the prevailing market price of the IDSs, the shares of our Class A common stock and our notes and could impair our ability to raise capital through future sales of our securities.

The holders of the 23,934,267 IDS and the 4,912,500 shares of Class B common stock exchangeable into IDSs that will be issued to our existing equity investors in the recapitalization in connection with this offering will have three demand and unlimited piggyback registration rights, which, if exercised, will allow them to sell their IDSs to the public. The registration rights may not be exercised during the lock-up period. See “Underwriting.” In addition, we may issue shares of our Class A common stock and notes, which may be represented by IDSs, or other securities from time to time as consideration for future acquisitions and investments. In the event any such acquisition or investment is significant, the number of shares of our Class A common stock and the aggregate principal amount of notes, which may be represented by IDSs, or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be significant. In addition, we may also grant registration rights covering those IDSs, shares of our Class A common stock, notes or other securities in connection with any such acquisitions and investments.

Our organizational documents, Delaware laws and/or our indenture could limit another party’s ability to acquire us and deprive our investors of the opportunity to obtain a takeover premium for their securities.

A number of provisions in our amended and restated certificate of incorporation and amended and restated by- laws will make it difficult for another company to acquire us and for you to receive any related takeover premium for your securities. For example, our organizational documents provide that stockholders may not act by written consent and do not provide our stockholders with the power to call or to request that our board of directors call a special meeting. Our organizational documents authorize the issuance of preferred stock without stockholder approval and upon such terms as the board of directors may determine. The rights of the holders of shares of our Class A common stock will be subject to, and may be adversely affected by, the rights of holders of any class or series of preferred stock that may be issued in the future. We are also subject to Section 203 of the Delaware General Corporation Law, which restricts the ability of a publicly held Delaware corporation to engage in a business combination such as a merger or sale of assets with any stockholder who, together with affiliates, owns 15% or more of the corporation’s voting stock. The restrictions imposed by Section 203 could prohibit or delay the accomplishment of an acquisition transaction, or discourage attempts to acquire us.

In addition, the indenture governing the notes provides that the notes are not redeemable at our option until the seventh anniversary of the offering, and are redeemable thereafter at our option subject to the payment of certain premiums prior to                 , 2016. These provisions will effectively increase the cost to acquire us, especially prior to the seventh anniversary of the offering, because we or the acquiror would need to conduct a tender offer for the notes that would likely require payment of a significant premium.

For additional details, see “Description of Capital Stock—Anti-Takeover Effects of Various Provisions of Delaware Law and Our Restated Certificate of Incorporation and Amended and Restated By-Laws,” as well as provisions in our indenture.

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of certain change of control events, we will be required to offer to repurchase the outstanding notes at 101% of their principal amount at the date of repurchase unless such notes have been previously called for redemption. We may not have sufficient financial resources to purchase all of the notes that are tendered upon a change of control offer. Furthermore, our new credit facility, with certain limited exceptions, will prohibit the repurchase or redemption of the notes before their stated maturity. Consequently, lenders thereunder may have the right to prohibit any such purchase or redemption, in which event we will seek to obtain waivers from the required lenders. We may not be able to obtain such waivers or refinance our indebtedness on terms acceptable to us, or at all. Finally, the occurrence of a change of control could also constitute an event of default under our new credit facility, which could result in the acceleration of all amounts due thereunder. See “Description of Notes—Change of Control.”

Furthermore, we may enter into transactions which do not constitute a change of control as defined in the indenture governing the notes and which are otherwise permitted under the indenture governing the notes. Any such transactions would not give note holders the right to demand redemption of their notes and may have the effect of increasing the amount of indebtedness outstanding or otherwise affect our capital structure, credit ratings or the note holders.

Our existing equity investors will retain an aggregate of approximately 50.6% of the voting power in us, and their interests may differ from your interests.

Upon the completion of the transactions contemplated by this offering, Apax and our other existing equity investors, through their ownership of IDSs and Class B common stock, will collectively, own approximately 50.6% of the voting power in us, or approximately 43.2% of the voting power if the over-allotment option is exercised in full. If the over-allotment option is not exercised, our existing equity investors could, if they act together as a group, control our business, policies and affairs and will be able to elect our entire board of directors, determine, without consent of the holders of IDSs or Class A common stock, the outcome of any corporate transaction or other matter submitted to our stockholders for approval, including mergers, consolidations and sales of substantially all of our assets. They will also, if they act together, be able to prevent or cause a change of control of our company and/or an amendment to our certificate of incorporation and by-laws. We cannot assure you that the interests of Apax and our other existing equity investors will be consistent with the interests of other holders of IDSs, Class A common stock or notes. Even if the over-allotment option is not exercised or our existing equity investors do not act together as a group, this concentration of ownership could have the effect of delaying, deferring or preventing a change in control, merger or tender offer, which would deprive you of an opportunity to receive a premium for your IDSs and may negatively affect the market price of the IDSs. Moreover, Apax either alone or with other existing owners could effectively receive a premium for transferring ownership to third parties that would not inure to your benefit.

Furthermore, we expect that Apax will own approximately 37.7% of the voting power in us, or 31.8% if the over-allotment option is exercised, and will be our largest stockholder after the offering. As a result, Apax and its affiliates will have a strong ability to influence our business, policies and affairs. One representative of Apax will serve on our seven-member board of directors immediately after the offering, although Apax will have no contractual rights to nominate any directors. We cannot assure you that the interests of Apax will be consistent with the interests of other holders of IDSs, Class A common stock or notes.

Risks Relating to our Business and the Industry

Our industry is competitive and our future success will depend on our ability to effectively develop and market competitive products.

The paper-making consumables industry is highly competitive. Some of our competitors are larger than us, have greater financial and other resources and are well-established as suppliers to the markets we serve. In addition, some of our competitors also manufacture paper-making machines and have the ability to initially package sales of their clothing and roll cover products with the sale of their machines and/or to tie the warranties on their machines to the use of their clothing and roll cover products. Our products may not be able to compete successfully with the products of our competitors, which could result in a loss of customers and, as a result, decreased revenues and profitability. We compete primarily based on the technology and performance of our products, including the ability of our products to help reduce our customers’ production costs and increase the quality of the paper they produce. Our competitors could develop new technology or products that lead to a reduced demand for our products. In addition, our business depends on our customers regularly needing to replace the clothing and roll covers used on their paper-making machines. Either we or our competitors could develop new technologies that increase the useful life of clothing or roll covers, which could reduce the frequency with which our customers would need to replace their clothing and refurbish or replace their roll covers, and consequently lead to fewer sales.

Increased price competition in our industry could adversely affect our gross margins and revenues.

We and our competitors have been able to sell clothing and roll covers products and services at favorable prices that reflect the value they deliver to customers. This favorable pricing has been particularly available for our more technically advanced products, such as forming fabrics, press felts and roll covers. If our competitors reduce the prices of such products, we may be required to decrease our prices to compete successfully, which could adversely affect our gross margins and revenues.

Fluctuations in currency exchange rates could adversely affect our revenues and profitability.

Our foreign operations expose us to fluctuations in currency exchange rates and currency devaluations. We report our financial results in US Dollars, but a substantial portion of our sales are denominated in Euros and other currencies. As a result, changes in the relative values of US Dollars, Euros and these other currencies will affect our levels of revenues and profitability. In particular, if the value of the US Dollar increases relative to the value of the Euro and these other currencies, our levels of revenue and profitability will decline since the translation of a certain number of Euros or units of such other currencies into US Dollars for financial reporting purposes will represent fewer US Dollars. In addition, in certain locations, our sales are denominated in US Dollars or Euros but a substantial portion of our associated costs are denominated in a different currency. As a result, changes in the relative values of US Dollars, Euros and any such different currency will affect our profitability. Fluctuations in currency exchange rates may cause volatility in our results of operations. Although in certain circumstances we attempt to hedge our exposure to fluctuations in currency exchange rates, our hedging strategies may not be effective.

Interest and dividend payments on our IDSs and interest payments on our notes sold separately are to be paid in US Dollars. We do not expect to generate sufficient cash flows denominated in US Dollars to make such payments and will therefore rely, in part, on the conversion to US Dollars of cash flows generated in other currencies. After the completion of this offering, we will estimate the extent to which we will need to rely on cash flows denominated in foreign currencies in order to make interest payments on our notes and to pay dividends on our Class A common stock for the first year following this offering in accordance with the initial dividend policy adopted by our board of directors upon the closing of this offering, and we believe that we will be able to enter into fixed-rate currency contracts that will effectively fix the exchange rate applicable to such cash flows at the then current rate. There can be no assurance that these hedging transactions will be sufficient to enable us to pay interest on the notes and dividends on our Class A common stock in accordance with such initial dividend policy, in part because our actual results of operations and liquidity may differ from the estimates relied upon at the time we enter into the fixed rate currency contracts.

In addition, our new credit facility contains requirements that we defer paying cash interest on the notes based upon certain financial tests and our new credit facility and the indenture governing our notes contain restrictions on our ability to pay dividends on our Class A common stock based upon certain financial tests. These financial tests depend in part upon our reported financial results, which as indicated above are directly affected by currency fluctuations. Except to the extent that the hedging transactions discussed above result in gains for financial reporting purposes that directly and fully offset any reductions in reported profitability attributable to currency fluctuations, we may be required by our new credit facility to defer the payment of cash interest on the notes or may be prohibited by the indenture governing our notes or the new credit facility from paying dividends on our Class A common stock. This result may be obtained even if our results of operations meet our expectations when viewed in local currencies. See “Description of Certain Indebtedness—New Credit Facility—Restricted Payments,” “Description of Notes—Certain Covenants” and “Dividend Policy and Restrictions.”

A sustained downturn in the paper industry could reduce our sales and adversely affect our revenues and profitability.

Our ability to sell our products depends primarily on the volume of paper produced on a worldwide basis. The profitability of paper producers has historically been highly cyclical due to wide swings in the price of paper, and the paper industry is currently experiencing a period of lower prices that began in 2001. A sustained downturn in the paper industry could cause paper manufacturers to reduce production or cease operations, which could reduce our sales and adversely affect our revenues and profitability.

A paradigm shift in the paper manufacturing industry or the demand for paper could adversely affect our revenues and profitability.

Because our products are used on paper-making machines, a paradigm shift in the paper manufacturing industry or the demand for paper could materially reduce the demand for our products. For example, if someone were to develop a new paper production process that did not require clothing or roll covers, the demand for our products could decline or cease. In addition, many people have predicted a decrease in the global demand for paper due to the emergence of the so-called “electronic office” in which documents are stored electronically rather than in paper format. We cannot assure you that the demand for paper will continue to grow, or that the increased reliance on computers and the electronic storage of documents will not cause the demand for paper to decline. Any material decline in the worldwide demand for paper could cause a reduced demand for our products and ultimately adversely affect our revenues and profitability.

We must continue to innovate and improve our products to maintain our competitive advantage and our use of cash to service our debt and pay dividends may limit our ability to do so.

Our ability to maintain our customers and increase our business depends on our ability to continually develop new, technologically superior products. We cannot assure you that our investments in technological development will be sufficient, that we will be able to create and market new products or that we will be successful in competing against new technologies developed by competitors. In addition, after the offering, a substantial portion of our cash flow will be required to service our debt and we currently intend to pay quarterly dividends, which may use a significant portion of any remaining cash flow. If there is a sustained downturn in our business, our new capital structure following this offering may have the effect of reducing the amount of money available for investment in new technologies, products and manufacturing processes, which could ultimately affect our ability to remain competitive. Furthermore, members of our senior management may have an incentive to limit certain expenditures, including expenditures that may be necessary for us to remain competitive or to grow our business, because payments to them under our Long Term Incentive Plan are tied to the amount by which our EBITDA less capital expenditures, interest expense and cash income taxes, plus or minus certain working capital and other adjustments exceeds a target determined by our board of directors. See “Management—Long Term Incentive Plan.”

The loss of our major customers could have a material adverse effect on our sales and profitability.

Our top ten customers generated 28% of our net sales during 2003. The loss of one or more of our major customers, or a substantial decrease in such customers’ purchases from us, could have a material adverse effect on our sales and profitability. Because we do not generally have binding long term purchasing agreements with our customers, there can be no assurance that our existing customers will continue to purchase products from us.

Because we have substantial operations outside the United States, we are subject to the economic and political conditions of foreign nations.

We have manufacturing facilities in 15 countries. In 2003, we sold products in approximately 61 countries other than the United States, which represented approximately 71% of our net sales. Our foreign operations are subject to a number of risks and uncertainties, including risks that:

•	foreign governments may impose limitations on our ability to repatriate funds;

•	foreign governments may impose withholding or other taxes on remittances and other payments to us, or the amount of any such taxes may increase;

•	an outbreak or escalation of any insurrection or armed conflict may occur; or

•	foreign governments may impose or increase investment barriers or other restrictions affecting our business.

The occurrence of any of these conditions could disrupt our business in particular countries or regions of the world, or prevent us from conducting business in particular countries or regions, which could reduce our sales and affect our net sales and profitability. In addition, we will rely on dividends and other payments or distributions from our subsidiaries to meet our debt obligations and enable us to pay interest and dividends on the IDSs. If foreign governments impose limitations on our ability to repatriate funds or impose or increase taxes on remittances or other payments to us, the amount of dividends and other distributions we receive from our subsidiaries could be reduced, which could reduce the amount of cash available to us to meet our debt obligations and pay dividends.

We may fail to adequately protect our proprietary technology, which would allow competitors or others to take advantage of our research and development efforts.

We rely upon trade secrets, proprietary know-how, and continuing technological innovation to develop new products and remain competitive. If our competitors learn of our proprietary technology, they may use this information to produce products that are equivalent or superior to our products, which could reduce the sales of our products. Our employees, consultants, and corporate collaborators may breach their obligations not to reveal our confidential information, and any remedies available to us may be insufficient to compensate our damages. Even in the absence of such breaches, our trade secrets and proprietary know-how may otherwise become known to our competitors, or be independently discovered by our competitors, which could reduce our competitive position.

We may be liable for product defects or other claims relating to our products.

Our products could be defective, fail to perform as designed or otherwise cause harm to our customers, their equipment or their products. If our customers believe that they have suffered harm caused by our products, they could bring claims against us that could result in significant liability. A failure of our products could cause substantial damage to a paper-making machine. Any claims brought against us by customers may result in:

•	diversion of management’s time and attention;

•	expenditure of large amounts of cash on legal fees, expenses, and payment of damages;

•	decreased demand for our products and services; and

•	injury to our reputation.

Our insurance may not sufficiently cover a large judgment against us or settlement payment, and is subject to customary deductibles, limits and exclusions.

We could incur substantial costs as a result of violations of or liabilities under laws protecting the environment and human health.

Our operations and facilities are subject to a number of national, state and local laws and regulations protecting the environment and human health in the United States and foreign countries that govern, among other things, the handling, storage and disposal of hazardous materials, discharges of pollutants into the air and water and workplace safety. We cannot assure you that we have been or will be at all times in complete compliance with such laws and regulations. We could incur substantial costs, including clean-up costs, fines and sanctions and third party property damage or personal injury claims, as a result of violations of or liabilities under environmental laws, relevant common law or the environmental permits required for our operations.

We have been named as a defendant in lawsuits in the United States filed by persons alleging injuries caused by asbestos contained in clothing produced by other manufacturers. We may be required to spend a significant amount of money to defend against such claims.

Adverse labor relations could harm our operations and reduce our profitability.

We currently have approximately 4,000 employees, approximately 48% of whom are subject to protection of various collective bargaining agreements and approximately 22% of whom are subject to protection as members of trade unions, employee associations or workers’ councils. Approximately 64% of the employees subject to collective bargaining agreements (or approximately 31% of our total employees) are covered by collective bargaining agreements that expire prior to June 30, 2005. We cannot assure you that we will be able to renew such collective bargaining agreements, or enter into new collective bargaining agreements on the same or more favorable terms or at all and without production interruptions, including labor stoppages. In addition, approximately 41% of the employees subject to protection as members of trade unions, employer associations or workers’ councils (or approximately 9% of our total employees) are subject to arrangements that expire prior to June 30, 2005. We cannot assure you that the terms of employment applicable to such employees will remain the same or become more favorable. We cannot assure you that we will not experience disruptions in our operations as a result of labor disputes or experience other labor relations issues. If we are unable to maintain good relations with our employees, our ability to produce our products and provide services to our customers could be reduced and/or our production costs could increase, either of which could disrupt our business and reduce our profitability.

If we are unable to successfully complete our current plant closure and cost reduction program, our revenues and profitability could decline.

We are in the process of closing a significant clothing plant located in Virginia and transferring production to our other facilities. If we are unable to successfully transition our customers and production from this facility to our other facilities, we may not be able to retain these customers, or we may experience a loss of sales to such customers, which could adversely affect our revenues and profitability.

Forward-Looking Statements

Some of the statements under “Prospectus Summary,” “Risk Factors,” “Dividend Policy and Restrictions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this prospectus may include forward-looking statements which reflect our current views with respect to future events and financial performance. Statements which include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. In addition to the factors set forth under “Risk Factors,” we believe that these factors include the following:

•	our high degree of leverage and significant debt service obligations;

•	we are not required to make dividend payments on the Class A common stock at any particular level or at all;

•	the risk that the notes will not be treated as debt for U.S. federal income tax purposes and interest on the notes would not be deductible by us for U.S. federal income tax purposes, which could materially increase our taxable income and significantly reduce our future cash flow;

•	the risk that we may not be able to retain existing customers or that we will experience a loss of sales to such customers;

•	the risk of a significant decline in the prices of our products;

•	the risk of currency fluctuations;

•	the risk that we will not be able to develop and market new products successfully or that we will not be successful in competing against new technologies developed by competitors;

•	the risk that the required payments with respect to our indebtedness and payments pursuant to our dividend policy could reduce the amount of funds available to devote to research and development, which could reduce our ability to develop new and innovative technologies, products and manufacturing processes and ultimately affect our ability to remain competitive;

•	the risk of weaker economic conditions in the locations around the world where we conduct business;

•	the risk of terrorist attacks or an outbreak or escalation of any insurrection or armed conflict involving the United States or any other country in which we conduct business, or any other national or international calamity;

•	any future changes in government regulation; and

•	any changes in U.S. or foreign government policies, laws and practices regarding the repatriation of funds or taxes.

We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Use of Proceeds

The table below sets forth our estimate of the sources and uses of funds required to effect the transactions described in this prospectus. The estimated sources and uses are based on an assumed initial offering price of $16.00 per IDS, which represents the mid-point of the range set forth on the cover page of this prospectus, an assumed initial public offering price of 100% of the stated principal amount for each note sold separately (not represented by IDSs) and an assumed closing date for the transactions of November 12, 2004. Actual amounts will vary from the amounts shown below. Certain amounts in the table have been converted from Euros to US Dollars at an assumed exchange rate of $1.24 per Euro and from Canadian Dollars to US Dollars at an assumed exchange rate of $0.79 per Canadian Dollar, which represent exchange rates in effect as of September 30, 2004.

Sources and Uses

(in millions)
Sources
IDSs sold hereby
Class A common stock represented by such IDSs(1)	$248.9
Notes represented by such IDSs(1)(2)	201.1
Notes sold separately (not represented by IDSs)(2)	45.3
New credit facility(3)	435.0

Total sources of funds	$930.3

Uses
Repayment of existing net indebtedness(4)	$774.0
Proceeds to existing equity investors in exchange for their equity interests(5)	62.6
Fees and expenses(6)	54.8
Senior management transaction bonuses(7)	10.6
Legal reorganization of a portion of our international operations(8)	3.7
Cash reserve for income tax expense(9)	3.6
General corporate purposes and cash reserves(10)	21.0

Total uses of funds	$930.3

(1)	The amount of proceeds assumes that the over-allotment option is not exercised. To the extent the underwriters’ over-allotment option is exercised, we will sell additional IDSs to the underwriters and use the proceeds to redeem an equivalent number of IDSs from certain of our existing equity investors. Consequently, we will not retain any of the proceeds from the sale of IDSs to the underwriters pursuant to the exercise of the over-allotment option.
(2)	The notes represented by the IDSs and the separate notes each bear interest at a rate of % per year.
(3)	Borrowings under the revolving credit facility and term loan facility will bear interest, at our option, at either (a) LIBOR plus the applicable margin or (b) the Euribor rate plus the applicable margin, in each case in addition to certain other mandatory costs associated with syndication in the European markets. The applicable margin for LIBOR and Euribor loans will be 2.50%, provided that the applicable margin with respect to revolving loans may be reduced to 2.25% or 2.00% based on a senior leverage test set forth in the new credit agreement. After the completion of the offering, we intend to enter into interest rate swap contracts that we expect will, based on current market rates for such agreements, effectively fix the interest rate on the term loan credit facility at 6.00%, although such rate is subject to change until we enter into such agreements. The interest rate on the revolving credit facility, based on the 90-day LIBOR, would have been 4.11% as of June 30, 2004 and 4.52% as of September 30, 2004.
(4)	The amount of indebtedness shown above is the aggregate gross amount of each category of indebtedness listed below less $33 million of cash we expect to have on hand immediately prior to the closing. Such indebtedness includes:

•	An aggregate of $594.3 million of principal outstanding and $5.6 million of accrued interest on our existing senior credit facility composed as follows: $274.7 million of principal under the tranche A term loan at current interest rates ranging from 3.46% to 4.94% depending upon the underlying currency, due in 2009; $155.4 million of principal under the tranche B term loan at current interest rates ranging from 3.96% to 5.44% depending upon the underlying currency, due in 2010; and $164.2 million of principal under the tranche C term loan at current interest rates ranging from 4.46% to 5.43% depending upon the underlying currency, due in 2011.

•	An aggregate of $77.4 million of principal outstanding on our existing mezzanine credit facility, and accrued interest of $4.6 million, at a current interest rate of 16.0% due in 2013, and an additional $76.4 million principal amount outstanding on the portion of our existing mezzanine credit facility denominated in Euros, and accrued interest of $3.8 million, at a current interest rate of 13.18%, due in 2013.

•	An aggregate of $5.8 million principal amount outstanding on other local long term debt held by two operating units denominated in Euros, and accrued interest, at current interest rates of 2.5% to 8.1%, due 2006.

•	An aggregate of $39.1 million of non-interest bearing shareholder loans due December 31, 2011 made to us by certain existing equity investors in December 1999 in connection with the acquisition of our business from Invensys plc.
(5)	To the extent that the amount of proceeds of this offering exceeds or is less than the amount set forth in the table, the aggregate cash proceeds that the existing equity investors will receive in exchange for a portion of their equity interests will be increased or decreased by the same amount, net of the underwriting discount. The cash proceeds received by Xerium 3 S.A. will subsequently be distributed or otherwise paid to or at the direction of our existing equity investors (other than our senior management), including Apax. See the table below and “Related Party Transactions—Proceeds from the Recapitalization and the Offering.”
(6)	Includes an estimated $23.9 million payable to the underwriters of our offering of IDSs and separate notes, approximately $13.4 million payable to the arrangers and lenders under our new credit facility and approximately $17.5 million in other fees and expenses.
(7)	The transaction bonuses will be paid to certain officers and members of senior management for completing this offering.
(8)	Includes (i) approximately $0.4 million of costs associated with the planned legal reorganization of a portion of our international operations which we expect to commence after the closing of the offering and complete within six months following the closing of this offering, (ii) approximately $2.3 million of cash income taxes associated with such reorganization that we do not expect to recur following such reorganization and (iii) approximately $1.0 million of interest expense associated with temporary borrowings under our revolving credit facility used to finance such reorganization.
(9)	The amount of cash income taxes we expect to pay following completion of this offering, as described in “Dividend Policy and Restrictions—Minimum Adjusted EBITDA” has been computed assuming the exchange of all shares of Class B common stock for IDSs and the resulting increase in tax deductible interest expense attributable to the notes included as part of such IDSs. Until the shares of Class B common stock are exchanged for IDSs, our cash income tax payments could be approximately $1.8 million per year higher than after such exchange, based upon current tax rates, because we will not have the benefit of the increase in tax deductible interest expense attributable to the notes included as a part of such IDSs. Such incremental tax amount will either increase our cash income tax expense or decrease our available operating loss carryforwards. See note 10 to our audited consolidated financial statements included elsewhere in this prospectus. We have designated $3.6 million of the cash we will have on hand immediately following the completion of this offering to satisfy this potential incremental tax expense for the two-year period prior to which the Class B common stock is eligible to be exchanged for IDSs. The shares of Class B common stock will, in general, be exchanged for IDSs at the option of the holder after the second anniversary of the offering, subject to certain financial tests and other conditions being satisfied. See “Related Party Transactions—Investor Rights Agreement.”
(10)	Includes $1 million for various general corporate purposes and $20 million of general cash reserve.

In connection with the recapitalization in connection with the offering, the existing equity investors will receive aggregate net proceeds of approximately $62.6 million in exchange for a portion of the shares of Class A common stock they held prior to the offering, which represents a portion of the return they will receive on their respective initial investments. The existing equity investors will also receive shares of Class B common stock and IDSs in exchange for the remainder of the shares of Class A stock they held prior to the offering. See “Related Party Transactions—Proceeds from the Recapitalization and the Offering.” Of the total cash proceeds to be received by the existing equity investors in exchange for their shares of Class A common stock, Apax, CIBC and our named executive officers will each receive the following:

Existing Equity Investor	Cash Proceeds
Apax(1)	$43,720,557
CIBC	$—
Thomas Gutierrez	$1,704,970
Michael O’Donnell	$1,280,859
Miguel Quiñonez	$—
Josef Mayer	$1,688,988
Wolfgang Zarl	$—

(1)	The amounts shown are a portion of the $51,979,427 that will be received by Xerium 3 S.A., an indirect wholly-owned subsidiary of Xerium S.A. Apax will receive the proceeds listed in the table indirectly through their ownership interest in Xerium S.A. Michael Phillips, a member of our board of directors, is a manager of Apax Partners Beteiligungsberatung GmbH, an entity advising Apax.

Including the notes represented by the IDSs issued to our existing equity investors in connection with the recapitalization, we will have approximately $45.5 million more debt outstanding following the offering than immediately prior to the offering.

Dividend Policy and Restrictions

General

Upon completion of this offering, our board of directors will adopt a dividend policy that reflects a basic judgment that our stockholders would be better served if we distributed our excess cash to them instead of reinvesting it in our business. Under this policy, cash generated by our business in excess of operating needs and reserves for contingencies, interest and principal payments on indebtedness, and capital expenditures (including an amount sufficient to maintain our operations, properties and other assets and a limited amount to finance growth opportunities) would in general be distributed as regular quarterly dividends to the holders of our Class A common stock, up to the intended dividend rate set forth below, rather than retained by us and used to finance other growth opportunities.

As described more fully below, you may not receive any dividends as a result of the following factors:

•	nothing requires us to pay dividends;

•	while the dividend policy to be adopted by our board of directors upon the closing of this offering contemplates the distribution of our excess cash, our board of directors could modify or revoke the policy at any time;

•	even if our dividend policy is not modified or revoked, the actual amount of dividends distributed under the policy and the decision to make any distribution is entirely at the discretion of our board of directors;

•	the amount of dividends distributed is subject to debt covenant restrictions under the indenture governing the notes and our new credit facility;

•	the amount of dividends distributed is subject to state law restrictions;

•	our stockholders have no contractual or other legal right to dividends; and

•	we may not have enough cash to pay dividends due to changes to our operating earnings, working capital requirements and anticipated cash needs.

We currently intend to pay dividends under this policy at an initial annual rate of $0.76838 per share of Class A common stock in the first year following this offering. Dividends at this rate for this period would equal approximately $40.0 million in the aggregate on the Class A common stock (assuming 52,059,267 shares of Class A common stock outstanding immediately following the completion of this offering). In determining our expected initial dividend level, we reviewed, analyzed and considered, among other things, our operating and financial performance in recent years, the anticipated cash requirements associated with our new capital structure, our anticipated capital expenditure requirements, our expected other cash needs, the terms of our debt instruments, including our new revolving credit facility, other potential sources of liquidity and various other aspects of our business. We have no history of paying dividends.

When dividends are declared, we intend to pay dividends, beginning on March 15, 2005, on our Class A common stock on the 15th day of each March, June, September and December (or the next business day if the 15th day is not a business day) to holders of record on the 5th day of each such month (or the immediately preceding business day if the 5th day is not a business day). On March 15, 2005, we expect to pay a dividend of $         per share of Class A common stock, which is the amount payable computed based upon the dividend rate described above and the actual number of days elapsed from and including the completion of this offering and up to but excluding such dividend payment date. The quarterly dividend on each of June 15, 2005, September 15, 2005, and December 15, 2005 based upon the annual dividend rate referred to above, will be $0.192095 per share.

We have not paid dividends in the past. With respect to the year ended December 31, 2003 and the twelve months ended June 30, 2004, had the offering been consummated at the beginning of each such period and subject to the assumptions described in the tables set forth below, we would have had sufficient funds to pay dividends at the level contemplated by our initial dividend policy if we had borrowed money to fund a portion of the growth capital expenditures incurred during such periods that was in excess of the level of growth capital expenditures we expect to incur over the next several years. See note 2 to the table contained below under “—Minimum Adjusted EBITDA.” Our dividend policy as described above and the required payments with respect to our indebtedness may mean that we will have less funds available for other corporate purposes. See “Risk Factors—Risks Relating to Our Capital Structure.”

Minimum Adjusted EBITDA

We believe that, in order to fund dividends in the first year following the offering to holders of our Class A common stock at the level described above from cash generated by our business, our minimum Adjusted EBITDA for the twelve-month period ending September 30, 2005 would need to be at least $165.2 million. As described under “—Assumptions and Considerations” below, we believe that our minimum Adjusted EBITDA for the twelve-month period ended September 30, 2005 will be at least at this level. We have also determined that if our Adjusted EBITDA for such period were at or above this level, we would be permitted to pay dividends at the level described above under the financial covenants in our new credit facility and the indenture governing the notes. The following table sets forth our calculation that $165.2 million of Adjusted EBITDA would be sufficient to fund dividends at the above level and would satisfy such covenants. If our Adjusted EBITDA for such period were below $165.2 million, we might still be permitted to pay dividends at the level described above under the covenants in our new credit facility and the indenture governing the notes, but we would not be able to fund such dividends with cash generated from our business, assuming the levels of capital expenditures, interest expense and cash income taxes shown in the table.

Estimated Cash Available to Pay Dividends Based on Estimated Minimum Adjusted EBITDA	Amount
	(dollars in thousands)

Estimated minimum Adjusted EBITDA(1)	$165,246
Less:
Estimated capital expenditures(2)	28,000
Estimated cash interest expense on notes(3)	53,229
Estimated cash interest expense on new credit facility(4)	28,042
Estimated cash income taxes(5)	15,974

Estimated cash available to pay dividends on our outstanding Class A common stock(6)	$40,001

Estimated interest coverage ratio derived from the above(7)	2.01x	(permitted minimum 1.70x)
Estimated senior interest coverage ratio derived from the above(8)	5.69x	(permitted minimum 5.00x)
Estimated senior leverage ratio derived from the above(9)	2.72x	(permitted maximum 3.25x)
Estimated total leverage ratio derived from the above(10)	5.24x	(permitted maximum 6.25x)

Under our new credit facility, the financial covenants noted above become more restrictive beginning with the fiscal quarter ending December 31, 2005. See notes 8 through 10 below.

The following table illustrates, for our fiscal year ended December 31, 2003 and for the twelve months ended June 30, 2004, the amount of excess cash that would have been available for distributions to our stockholders, assuming, in each case, that the offering had been consummated at the beginning of such period, subject to the assumptions described in the notes following the table.

Pro Forma Excess Cash for the Year Ended December 31, 2003 and the Twelve Months Ended June 30, 2004
	Year Ended December 31, 2003	Twelve Months Ended June 30, 2004
	(dollars in thousands)

Cash flow from operating activities	$107,011	$90,755
Interest expense, net	63,290	65,445
Net change in operating assets and liabilities	(6,644)	(2,354)
Income tax provision (benefit)	33,945	36,994
Deferred financing cost amortization	(1,032)	(1,017)
Deferred taxes	(19,427)	(20,756)
Deferred interest	(11,314)	(6,360)
Asset impairment	(4,769)	(4,769)
Loss on early extinguishment of debt	(673)	–
Expenses related to refinancing	3,166	–
Restructuring expenses(11)	10,971	11,774
Non-recurring costs incurred(12)	7,809	5,258
Non-cash compensation and related expenses(13)	–	4,095

Adjusted EBITDA	182,333	179,065
Estimated cash interest expense on new credit facility(4)	(28,042)	(28,042)
Estimated cash interest expense on notes(3)	(53,229)	(53,229)
Capital expenditures(2)	(44,423)	(54,756)
Assumed borrowings to fund growth capital expenditures(2)	16,423	26,756
Cash interest expense on assumed borrowings(2)	(821)	(1,338)
Estimated cash income taxes(5)	(15,974)	(15,688)
Change in management incentive plan(14)	5,272	3,684
Additional public company costs(15)	(5,000)	(5,000)

Total cash available to pay dividends(16)	$56,539	$51,452

Interest coverage ratio derived from above(7)(17)	2.19x	2.14x	(permitted minimum 1.70x)
Senior interest coverage ratio derived from above(8)(17)	6.11x	5.89x	(permitted minimum 5.00x)
Senior leverage ratio derived from above(9)(17)	2.55x	2.66x	(permitted maximum 3.25x)
Total leverage ratio derived from above(10)(17)	4.84x	4.99x	(permitted maximum 6.25x)

(1)	In comparing our estimated minimum Adjusted EBITDA to our historical Adjusted EBITDA, our historical Adjusted EBITDA does not include approximately $5.0 million of additional annual expenses we expect to incur as a result of being a public company, including the costs primarily attributable to additional internal audit, accounting and legal staff, additional fees for outside audit and legal services, an increase in premiums for directors’ and officers’ liability insurance, increased levels of compensation for our non-management directors and other fees and expenses. In addition, as a result of the new management incentive plans which we will adopt upon consummation of this offering we will have reduced amounts of compensation expense at financial performance levels equal to our historical results. For the year ended December 31, 2003 and the twelve months ended June 30 2004, we incurred $5.3 million and $3.7 million, respectively, of expense for management compensation which would not have been incurred had our new plans been in effect as of the beginning of the applicable period.

(2)	We estimate that we will have total capital expenditures of approximately $28.0 million per year, on average, for the next several years (including in the twelve month period ended June 30, 2005). Of this amount, we expect approximately $8.0 million to be growth capital expenditures (as defined in the indenture governing the notes and our new credit facility) and approximately $20.0 million to be maintenance capital expenditures (as defined in the indenture governing the notes and our new credit facility). We expect to fund all of these capital expenditures through our cash flow from operations. If cash is available beyond what is required to support our dividend policy, we may consider additional capital expenditures if we believe they are beneficial. Although the amount of our capital expenditures can fluctuate from quarter to quarter, on an annual basis we do not expect capital expenditures over the next several years to vary significantly from our estimated amounts.

Our total capital expenditures were approximately $44.4 million for the year ended December 31, 2003 and approximately $54.8 million for the twelve months ended June 30, 2004. These amounts include both growth capital expenditures and maintenance capital expenditures as defined in the indenture governing the notes and our new credit facility.

Growth capital expenditures include items that management believes will increase our future cash flow from operations, evidenced by the preparation of a return on investment analysis. Growth capital expenditures are intended to increase the manufacturing, production, and/or distribution capacity or efficiencies of our operations and include items such as needle looms and automated seaming equipment. Growth capital expenditures have also historically included capital expenditures in connection with restructurings. Under the indenture governing the notes and our new credit facility, capital expenditures reduce excess cash available for distribution of dividends, except for capital expenditures funded with insurance or condemnation proceeds or growth capital expenditures funded with the proceeds of borrowings (until such borrowings are repaid other than through a refinancing) or the proceeds of asset sales. Growth capital expenditures were approximately $22.0 million for the year ended December 31, 2003 and approximately $30.5 million for the twelve months ended June 30, 2004. The level of our growth capital expenditures in these periods was substantially in excess of the approximately $8 million per year average amount we expect to spend on growth capital expenditures over the next several years primarily because of the combination of significant capital spending in such periods for restructuring ($7.6 million in 2003 and $11.7 million in the twelve months ended June 30, 2004) and capacity expansion which we do not expect to recur over the next several years. For example, with respect to capacity expansion, we invested $10.3 million in 2003 in certain high cost production assets, including assets to automate the seaming process, at several of our clothing production facilities, and we do not expect to require capacity expansion projects of similar scope outside of our expected level of growth capital expenditures over the next several years.

Maintenance capital expenditures include all expenditures which meet capitalization requirements under GAAP but which do not meet the definition of growth capital expenditures above. Maintenance capital expenditures tend to sustain the current capacity or efficiencies of our operations. Maintenance capital expenditures include items relating to the renovation of existing manufacturing or service facilities and the purchase of machinery and equipment for existing manufacturing or service facilities. For 2003 and the twelve months ended June 30, 2004, our maintenance capital expenditures were approximately $22.4 million and $24.3 million, respectively.

Although we did not borrow to fund capital expenditures in the twelve month period ended June 30, 2004, if the offering had been consummated on July 1, 2003 and we had paid dividends at the level anticipated after the offering, we would have needed to borrow approximately $15.3 million in the twelve month period ended June 30, 2004 to fund a portion of growth capital expenditures. The interest amount on such borrowings has been computed on the basis that such borrowings were outstanding for the entire applicable periods and bore interest at 5.0% per annum.

For a more detailed discussion of our capital expenditures, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Capital Expenditures.”

(3)	Reflects our anticipated cash interest expense with respect to the notes under our new capital structure, assuming interest of 12.75% per annum on the $372.2 million of notes represented by IDSs and the $45.3 million of notes not represented by IDSs.

(4)	Reflects our anticipated cash interest expense with respect to senior indebtedness under our new capital structure, assuming interest at current rates, estimated as a 6.00% average fixed rate on $435.0 million outstanding under our new term loan facility, a 5% rate on the estimated average outstanding balance of $5 million on our new revolving credit facility (excluding amounts outstanding thereunder used in connection with the financing of the legal reorganization of a portion of our international operations), 0.5% commitment fee on the estimated average unborrowed amount of our new $100 million revolving credit facility, 1.5% interest on approximately $8.7 million of existing permitted debt which will remain outstanding following this offering and administrative financial services fees of $1.2 million incurred in multiple jurisdictions in which we conduct our operations. In connection with financing the legal reorganization of a portion of our international operations, we expect to borrow approximately $40.0 million under our revolving credit facility shortly following the completion of this offering. We anticipate that such financing will be required only for approximately six months and will be used by certain of our subsidiaries to facilitate the reorganization. After the completion of the reorganization, such funds will become available to us and at such time we will repay the related indebtedness under our revolving credit facility. We have designated $1.0 million of the cash we will have on hand immediately following the completion of this offering to satisfy the interest expense we expect to incur under our revolving credit facility related to such indebtedness. Accordingly, such interest expense is excluded from the estimated cash interest expense on new credit facility in the tables above as such interest expense will not reduce the amount available to pay dividends on our Class A common stock from cash generated by our business. See “Description of Certain Indebtedness.”

(5)

Except as provided below, consists of the estimated amount of cash income taxes we would have paid for the periods indicated, assuming we had completed this offering at the beginning of the applicable period and had put in effect on that date the corporate structure and capital structure to be in effect following this offering. Cash income taxes were estimated at the taxing jurisdiction level and include payments for withholding and other taxes on distributions to us from our subsidiaries. The amounts set forth in the tables above for estimated cash income taxes have been computed assuming (i) the completion of the legal reorganization of a portion of our international operations and the realization of anticipated tax savings following such reorganization and (ii) the exchange of all shares of Class B common stock for IDSs and the resulting increase in tax deductible interest expense attributable to the notes included as part of such IDSs. With respect to the legal reorganization of our international operations, we anticipate that such reorganization will be completed within six months following the completion of this offering and that during such six month period we will have additional incremental cash taxes of approximately $2.3 million which will not recur thereafter. We have designated $2.3 million of the cash we will have on hand immediately following the completion of this offering to satisfy this incremental cash income tax expense for such six month period. Accordingly, this incremental cash income tax expense is excluded from estimated cash income tax expense in the tables above as such incremental cash income tax expense would not reduce the amount available to pay dividends on our Class A common stock from cash generated by our business in the periods shown. Without the assumption regarding the exchange of Class B common stock for IDSs, the estimated cash tax amount could increase by approximately $1.8 million per year, based on current tax rates, because we would not have the benefit of the increase in tax deductible interest expense attributable to the notes included as part of such IDSs. Such incremental income tax amount will either increase our cash income tax expense or decrease our available operating loss carryforwards. See note 10 to our audited consolidated financial statements included elsewhere in this prospectus. We have designated $3.6 million of the cash we will have on hand immediately following the completion of this offering to satisfy this potential incremental cash income tax expense for the two-year period prior to which the Class B common stock is eligible to be exchanged for IDSs. Accordingly, this potential incremental income tax expense is excluded from estimated cash income tax expense in the tables above as such incremental income tax expense would not reduce the amount available to pay dividends on our Class A common stock from cash generated by our business in the periods shown. The shares of Class B common stock will, in general, be exchanged for IDSs at the option of the holder after the second anniversary of the offering, subject to certain financial tests and other conditions being satisfied. See “Related Party Transactions—Investor Rights Agreement.” If no shares of Class B common stock are exchanged for IDSs after the second anniversary of the offering, we expect that the estimated income tax amount could increase by approximately $1.8 million per year, based on current tax rates, which would either increase our cash income tax expense or reduce our available operating loss carryforwards. The financial tests that are part of the conditions for such exchange will be measured as of each quarter-end.

(6)	Based on 52,059,267 shares of Class A common stock outstanding. If all of the shares of Class B common stock are exchanged for IDSs at the initial exchange rate of one IDS for each share of Class B common stock, an additional 4,912,500 shares of Class A common stock would be outstanding. The exchange will generally not occur prior to the second anniversary of the offering and is subject to certain financial tests and other conditions described below under “—Assumptions and Conditions” and in “Related Party Transactions—Investor Rights Agreement.”

(7)	Interest coverage ratio is calculated as Adjusted EBITDA for the applicable period divided by consolidated interest expense for such period. Under the indenture governing the notes, we may not pay dividends on our capital stock if our interest coverage ratio is below 1.70x. For this purpose, interest expense includes $1.0 million of interest expense associated with anticipated borrowings under our revolving credit facility used to finance the legal reorganization of a portion of our international operations. Although such interest expense is excluded from the estimated cash interest expense on the new credit facility in the tables above for the reasons indicated in note 4 above, such interest expense will be included in computing the interest coverage ratio under the indenture governing our notes.

(8)	Senior interest coverage ratio is calculated as Adjusted EBITDA for the applicable period divided by consolidated senior interest expense for such period. Under our new credit facility, we may not pay dividends on our capital stock if our senior interest coverage ratio is below 5.00x as of the last day of each fiscal quarter from the fiscal quarter ended March 31, 2005 through and including the fiscal quarter ended December 31, 2005 and 5.40x as of the last day of each fiscal quarter thereafter. For this purpose, senior interest expense includes $1.0 million of interest expense associated with anticipated borrowings under our revolving credit facility used to finance the legal reorganization of a portion of our international operations. Although such interest expense is excluded from the estimated cash interest expense on new credit facility in the tables above for the reasons indicated in note 4 above, such interest expense will be included in computing the senior interest coverage ratio under our new credit facility.

(9)	Senior leverage ratio is calculated as consolidated senior debt at period end divided by Adjusted EBITDA for such period. We estimate that our consolidated senior debt, as defined under our new credit facility, will be approximately $448.7 million at June 30, 2005. Under our new credit facility, we may not pay dividends on our capital stock if our senior leverage ratio is greater than 3.25x as of the last day of each fiscal quarter from the fiscal quarter ended March 31, 2005 through and including the fiscal quarter ended December 31, 2005 and 2.95x as of the last day of each fiscal quarter thereafter.

(10)	Total leverage ratio is calculated as consolidated total debt at period end divided by Adjusted EBITDA for such period. We estimate that our consolidated total debt, as defined under our new credit facility, will be approximately $866.2 million at June 30, 2005. Under our new credit facility, we may not pay dividends on our capital stock if our total leverage ratio is greater than 6.25x as of the last day of each fiscal quarter from the fiscal quarter ended March 31, 2005 through and including the fiscal quarter ended December 31, 2005 and 5.95x as of the last day of each fiscal quarter thereafter.

(11)	As part of our long-term strategy to reduce our overall costs and improve our competitiveness, we have incurred restructuring charges to reduce the cost structure of our North American operations. The amounts reported reflect the amounts of these restructuring costs.

(12)	Represents amounts expended in 2003 and 2004 for employee-related costs determined to be non-recurring in nature by reason of changes in our operations pursuant to cost reduction programs.

(13)	Non-cash compensation charges and related tax gross-up payments.

(14)	Upon consummation of this offering, new management incentive plans will be adopted. The amounts reported represent the reduction in compensation expense that would have occurred in the periods indicated if the new management incentive plans had been in effect for the periods indicated.

(15)	Includes additional annual expenses associated with being a public company, including the costs primarily attributable to additional internal audit, accounting and legal staff, additional fees for outside audit and legal services, an increase in premiums for directors’ and officers’ liability insurance, increased levels of compensation for our non-management directors and other fees and expenses.

(16)	For the year ended December 31, 2003, and for the twelve months ended June 30, 2004, approximately 29% and 52%, respectively, of the total cash available to pay dividends derives from assumed borrowings to fund a portion of the growth capital expenditures in such periods. See note 2 above.

(17)	Ratios include incremental borrowings and interest expense associated with assumed borrowings to finance growth capital expenditures.

Assumptions and Considerations

Based on a review and analysis conducted by our management and our board of directors, we believe that our minimum Adjusted EBITDA for the twelve-month period ending September 30, 2005 will be at least $165.2 million, and we have determined that the assumptions as to capital expenditures, cash interest expense and cash income taxes in the above tables are reasonable. We considered numerous factors in making such determination, including the following:

•	our Adjusted EBITDA for the twelve-month period ended June 30, 2004 was $179.1 million;

•	for fiscal years 2003 and 2002, our Adjusted EBITDA was, respectively, $182.3 million and $173.0 million;

•	we believe that we will be able to enter into fixed-rate contracts with a five year duration that will reduce the risk that fluctuations in currency exchange rates will affect our ability to pay interest on the notes and dividends on the Class A common stock from cash generated by our business. See “Risk Factors—Risks Related to our Business and the Industry—Fluctuations in currency exchange rates could adversely affect our revenues and profitability” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations—Foreign Exchange”;

•	for the twelve months ended June 30, 2004 and for the fiscal years 2003 and 2002, we incurred $24.3 million, $22.4 million and $16.0 million, respectively, in maintenance capital expenditures (an average of approximately $21 million). We believe that the closure of manufacturing facilities under our cost reduction programs will reduce maintenance capital expenditures that would have otherwise been required in connection with such facilities, and on this basis we believe that we will have maintenance capital expenditures of approximately $20.0 million per year, on average, for the next several years;

•	for the twelve months ended June 30, 2004 and for the fiscal years 2003 and 2002, we incurred $30.5 million, $22.0 million and $12.3 million, respectively, in growth capital expenditures. These amounts are substantially in excess of amounts we expect to spend on growth capital expenditures over the next several years primarily because of significant capital spending in connection with restructurings ($11.7 million in the twelve months ended June 30, 2004 and $7.6 million and 2003) and capacity expansion in such periods (most of which related to investments in assets with an expected life of 10 years or more). For example, with respect to capacity expansion, we invested $10.3 million in 2003 in certain high cost production assets, including assets to automate the seaming process, at several of our clothing production facilities, and we do not expect to require capacity expansion projects of similar scope outside of our expected level of growth capital expenditures over the next several years. Largely because we do not expect these levels of capital spending in connection with restructuring and capacity expansion to recur over the next several years, we believe that growth capital expenditures of approximately $8.0 million per year on average are sustainable over the next several years;

•	we believe that, while our working capital balances vary from period to period, any likely increases or decreases in working capital can be funded with incremental borrowings and repayments of our revolving credit facility; and

•	we believe that the average outstanding balance on our revolving credit facility in the twelve months following the completion of the offering will be approximately $5.0 million (excluding temporary borrowings in connection with the reorganization of a portion of our international operations; see note 4 to the tables above).

After giving effect to this offering, we expect to have approximately $20 million in cash on hand to fund a general cash reserve. We believe that, after giving effect to the offering, this cash on hand, the cash flows we expect to generate from operations, and borrowing availability under our new credit facility will be sufficient to meet our liquidity requirements through 2005. If our Adjusted EBITDA for the twelve-month period ending September 30, 2005 were to fall below the $165.2 million level (or if our assumptions as to capital expenditures, interest expense or cash taxes were too low or our assumptions as to the sufficiency of our revolving credit facility to finance our working capital needs were to prove incorrect or if unexpected cash needs arise that we are not able to fund with cash on hand or with borrowings under our new credit facility), we would need to either reduce or eliminate dividends or, to the extent we were permitted to do so under the indenture governing the notes and the new credit facility, to fund a portion of our dividends with borrowings or from other sources. If we were to use working capital or permanent borrowings to fund dividends, we would have less cash available for future dividends and other purposes, which could negatively impact our financial condition, our results of operations and our ability to maintain or expand our business. In addition, because any borrowings would increase our debt and interest expense, the leverage ratios under our new credit facility would increase and the interest coverage ratios under our new credit facility and the indenture governing the notes would decrease. An increase in the leverage ratios above the levels set forth in our new credit facility or a decrease in the interest coverage ratios below the levels set forth in either the new credit facility or the indenture governing the notes would cause us to be prohibited from paying dividends under the terms of such agreements.

Because our net sales and operating results can vary from quarter to quarter due to a number of factors, and because our capital expenditures are not typically spread evenly throughout the year, we may have to borrow on our revolving credit facility to finance periodic variations and allow the payment of regular quarterly dividends even if our annual Adjusted EBITDA were to equal or exceed $165.2 million.

We cannot assure you that our Adjusted EBITDA will in fact equal or exceed the minimum level set forth above, and our belief that it will equal or exceed such level is subject to all of the risks, considerations and factors identified in other sections of this registration statement, including those identified in the section entitled “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations.” Without limiting those risks, considerations and factors, our beliefs are subject to the assumption that our financial results and therefore our ability to pay dividends will not be adversely affected by:

•	our high degree of leverage and significant debt service obligations;

•	any determination that the notes will not be treated as debt for U.S. federal income tax purposes;

•	any fluctuations in currency values;

•	any loss of customers or loss of sales to customers;

•	any significant decline in the prices of our products;

•	any inability to develop and market new products successfully or any inability to compete successfully against new technologies developed by our competitors;

•	any weakening of economic conditions in the locations around the world where we conduct business;

•	any terrorist attack or any outbreak or escalation of any insurrection or armed conflict involving the United States or any other country in which we conduct business or any other national or international calamity; or

•	any changes in U.S. or foreign government policies, laws and practices regarding the repatriation of funds or taxes.

As noted above, we have estimated our initial dividend level only for the first year following this offering and our minimum Adjusted EBITDA only for the twelve-month period ending June 30, 2005. Moreover, there can be no assurance during or following such periods that we will pay dividends at the levels estimated above, or at all. Dividend payments are within the absolute discretion of our board of directors and will be dependent upon many factors and future developments that could differ materially from our current expectations. Indeed, over time our capital and other cash needs, including unexpected cash needs, will invariably change and remain subject to uncertainties, which could impact the level of any dividends we pay in the future.

For example, our Class B common stock, which pursuant to our by-laws is not entitled to receive regular cash dividends, is subject to exchange for IDSs at the option of the holder. Such exchange may generally not occur prior to the second anniversary of the closing of this offering and is subject to the satisfaction of the conditions described in “Related Party Transactions—Investor Rights Agreement.” Each share of Class B common stock will be exchanged for one IDS, subject to appropriate adjustment in the event of a stock split, recombination or reclassification of our Class B common stock. Based upon the number of shares of Class B common stock outstanding immediately following the closing of this offering, if all shares of Class B common stock were exchangeable at the option of the holder for IDSs, the holders of our Class B common stock would receive an aggregate of 4,912,500 IDSs that currently represent 4,912,500 shares of our Class A common stock and approximately $35.1 million aggregate principal amount of notes. As a result of the automatic exchange, we would incur additional interest expense of approximately $4.5 million per year.

The first condition to the exchange of the shares of Class B common stock for IDSs is that we must have satisfied two financial tests based on Adjusted EBITDA (as defined in the indenture governing the notes) and excess cash (as defined in the indenture governing the notes). Fifty percent of the shares of Class B common stock held by each holder thereof will be subject to exchange if and when we have generated Adjusted EBITDA of at least $183.6 million (subject to adjustment as set forth below) and excess cash of at least $54.8 million (subject to adjustment as set forth below), in each case over the most recent four consecutive quarters immediately prior to such exchange and calculated on a pro forma basis as if the exchange had occurred at the beginning of such period. The remaining 50% will be subject to exchange if and when we have generated Adjusted EBITDA of at least $189.5 million (subject to adjustment as set forth below) and excess cash of at least $57.1 million (subject to adjustment as set forth below), in each case over the most recent four consecutive fiscal quarters immediately prior to such exchange and calculated on a pro forma basis as if the exchange had occurred at the beginning of such period. These financial conditions will be tested quarterly but do not apply following the fifth anniversary of the closing of the offering.

The initial dollar amounts set forth in these financial conditions were determined based upon the total number of shares of Class A common stock and Class B common stock we will have outstanding immediately following the completion of this offering and are set at a level such that, if all shares of Class B common stock eligible to be exchanged had been exchanged at the beginning of the prior twelve month period, the cash generated by our business would have been sufficient to permit us to have paid dividends during such period on all shares of Class A common stock (including those received in the exchange) at the level contemplated by the initial dividend policy our board of directors will adopt upon completion of this offering. The foregoing is based upon the assumption that our capital expenditures, cash interest expense and cash income taxes are consistent with expected levels, and that the number of outstanding shares of Class A common stock and Class B common stock remains the same as at the time immediately following the completion of the offering. The initial dollar amounts are subject to proportionate increase or decrease in the event that the number of outstanding shares of Class A common stock or Class B common stock changes following the completion of this offering. Even if our financial performance satisfies this condition and our Class B common stock is exchanged for IDSs, our board of directors has full discretion to determine whether dividends shall be paid on the shares of Class A common stock at any particular level or at all.

Notwithstanding the foregoing, immediately prior to the completion of any transaction after which no notes will remain outstanding, including the maturity of the notes, each share of Class B common stock will, at the option of the holder, be exchanged for either one IDS or, if the IDSs have automatically separated or are not otherwise outstanding at such time, one share of Class A common stock and a note having a principal amount equal to each note which was represented by an IDS, regardless of when the transaction occurs or whether the other conditions to the exchange are satisfied. Prior to                 , 2011 when we are first permitted to redeem the notes, such an exchange could, for example, be triggered by a successful tender offer for all of our outstanding notes in connection with either a transaction in which we are acquired by a third party or a recapitalization. After the completion of such a transaction, to the extent that our investors continue to hold shares of our Class A common stock, we may elect or be required to reduce or eliminate the payment of dividends on our shares of Class A common stock.

In addition, if we defer interest on the notes or are prohibited from paying dividends on the Class A common stock under the new credit facility, the new credit facility requires us to make prepayments of the term loan facility. Such prepayments would reduce the amount of cash we have available in the future to pay interest on the notes or dividends on the Class A common stock, or to be used for other purposes. Specifically, the new credit facility provides:

•	at any time we are prohibited from paying dividends but we are not required to defer interest on the notes, we will be required to prepay the lesser of (x) 50% of Net Cash Flow (as defined in the new credit facility) for the fiscal quarter ending immediately prior to the fiscal quarter during which such dividends are suspended, and (y) 50% of the dividends paid on our outstanding capital stock on the last dividend payment date before such dividend suspension period began; and

•	at any time that we are prohibited from paying dividends and also are required to defer interest on the notes we will be required to:

•	prepay on each note interest payment date, the lesser of (x) 50% of the interest payable on the notes (but for such deferral) on the applicable interest payment date, less any interest previously deferred, and (y) 50% of the Available Net Cash Flow (as defined in the new credit facility) for the fiscal quarter ending immediately prior to the fiscal quarter during which such interest payment date occurs and

•	prepay on each dividend payment date the lesser of (x) 50% of the Available Net Cash Flow for the fiscal quarter ending immediately prior to the fiscal quarter during which such dividends are suspended, and (y) 50% of the dividends paid on our outstanding capital stock on the dividend payment date next preceding the date such dividend suspension period began.

In addition, our new credit facility will need to be refinanced on or prior to             , 2009. We may not be able to renew or refinance the new credit facility, or if renewed or refinanced, the renewal or refinancing may occur on less favorable terms, which could materially adversely affect our ability to pay dividends. In particular, although our new credit facility is subject to a variable interest rate, after completion of the offering we intend to enter into interest rate swap agreements that we expect will, based on current market rates for such agreements, effectively fix the rate on the term loan portion thereof at 6.0%, although such rate is subject to change until we enter into such agreements. Any renewal or refinancing of the credit facility may require us to pay a significantly higher interest rate. In addition, some of the terms of the notes that may be viewed as favorable to the senior lenders, such as our ability to defer interest, change in 2009 and become less favorable, which may materially adversely affect our ability to refinance or renew our new credit facility beyond such dates. If we are unable to refinance or renew our new credit facility, our failure to repay all amounts due on the maturity date would cause a default under the new credit facility. We expect our scheduled principal repayments on debt to be approximately $435 million in 2009.

The notes will mature and be due in 2019, and we may not be able to refinance the notes when they become due. If we are unable to refinance the notes, our failure to repay all amounts due on the maturity date would cause a default under the indenture governing the notes. Even if we were able to refinance the notes, the refinancing may occur on terms that are less favorable to us, which will materially adversely affect our results of operations and our ability to pay dividends.

To the extent we finance capital expenditures with indebtedness, we will begin to incur incremental debt service obligations. Our general policy to distribute rather than retain excess cash, up to the intended dividend rate, is based upon our current assessment of our business and the environment in which it operates, including our expectations described above as to capital expenditures and other cash needs, such as funding for research and development (see “Management’s Discussion and Analysis of Financial Conditions and Results of Operations—Sales and Expenses”), and that assessment could change based on competitive or technological developments (which could, for example, increase our need for capital expenditures on funding for research and development), new growth opportunities or other factors. Our board of directors is free to depart from or change our dividend policy at any time and could do so, for example, if it were to determine that we had insufficient cash to take advantage of growth opportunities. Although our management currently has no specific plans to increase growth capital spending beyond the level of growth capital expenditures we anticipate over the next twelve months, our management will evaluate growth opportunities as they arise and may pursue opportunities that it believes would eventually result in net increases to our cash available for distribution.

Restrictions on Payment of Dividends

Under state law, we can only pay dividends either out of “surplus” (which is defined as total assets at fair market value minus total liabilities, minus statutory capital) or out of current or the immediately preceding year’s earnings. We historically have not had sufficient earnings to pay dividends at the level described above. We anticipate that we will not have sufficient earnings to pay dividends and therefore expect that we will pay dividends out of surplus. Although we believe we will have sufficient surplus to pay dividends at the anticipated levels during the first year following this offering, our board of directors will seek periodically to assure itself of this before actually declaring any dividends. Further, in subsequent years, we will seek opinions from outside valuation firms to the effect that there is sufficient surplus to pay dividends, and such opinions may not be forthcoming. If we sought and were not able to obtain such an opinion, we likely would not be able to declare and pay dividends.

Under the indenture governing the notes, dividends are restricted as follows:

•	we may not pay dividends if such payment together with all other restricted payments we made since the date of this offering will exceed $45.0 million plus 100% of our excess cash (as defined below) for the period beginning on the first day of the first fiscal quarter following this offering and ending on the last day of our then most recently ended fiscal quarter for which internal financial statements are available as the time such dividend is declared and paid. We define excess cash as Adjusted EBITDA minus cash interest expense, deferred or accrued interest, if any, not included in cash interest expense, cash income tax expense net of cash refunds and cash income tax rebates, capital expenditures (except to the extent of capital expenditures financed with insurance or condemnation proceeds or growth capital expenditures financed through an incurrence of indebtedness (until such indebtedness is repaid) or with proceeds from asset sales), certain amounts paid to permanently reduce senior indebtedness prior to its scheduled maturity and any other amount added to Consolidated Net Income (as defined in the indenture) in calculating Adjusted EBITDA to the extent such amount represents a cash payment ;

•	we may not pay dividends if our interest coverage ratio for the twelve-month period ended on the last day of the most recent fiscal quarter for which internal financial statements are available is less than 1.70:1.00;

•	we may not pay any dividends while interest on the notes is being deferred or, after the end of any interest deferral, so long as any deferred interest (and accrued interest thereon) has not been paid in full; and

•	we may not pay any dividends if a default or event of default under the indenture governing the notes has occurred and is continuing.

See “Description of Notes—Certain Covenants—Limitation on Restricted Payments” for a complete description of these restrictions.

Our new credit facility prevents us from paying dividends on our Class A common stock if and for so long as, among other conditions:

•	our senior interest coverage ratio is less than 5.00:1.00 as of the last day of each fiscal quarter from the fiscal quarter ended March 31, 2005 through and including the fiscal quarter ended December 31, 2005 and 5.40:1.00 as of the last day of each fiscal quarter thereafter;

•	our senior leverage ratio is greater than 3.25:1.00 as of the last day of each fiscal quarter from the fiscal quarter ended March 31, 2005 through and including the fiscal quarter ended December 31, 2005 and 2.95:1.00 as of the last day of each fiscal quarter thereafter;

•	our total leverage ratio is greater than 6.25:1.00 as of the last day of each fiscal quarter from the fiscal quarter ended March 31, 2005 through and including the fiscal quarter ended December 31, 2005 and 5.95:1.00 as of the last day of each fiscal quarter thereafter;

•	any interest on the notes is being deferred or, after the end of any interest deferral, any deferred interest (or interest on deferred interest) has not been paid in full; or

•	while a default or event of default under the new credit facility has occurred or is continuing.

During periods in which we are permitted to pay dividends under our new credit facility, it permits us to use up to 100% of excess cash (as defined in our new credit facility with the same meaning as set forth in the indenture governing our notes) plus $45 million to fund dividends on shares of our common stock.

Capitalization

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2004:

•	on an actual basis; and

•	on a pro forma basis as if this offering, including the use of proceeds from this offering and the repayment of all outstanding borrowings under our existing senior and mezzanine credit facilities had occurred on that date and we had entered into the new credit facility on that date. See “Unaudited Pro Forma Condensed Consolidated Financial Data” for a discussion of the pro forma assumptions and adjustments.

	As of June 30, 2004
	Actual	Adjustments	Pro Forma as adjusted
	(in thousands)

Cash and cash equivalents	$11,543	$21,766	$33,309

Long-term debt, including current portion
Existing senior debt, including current maturities	$586,337	$(586,337)	$–
Existing mezzanine debt, including current maturities	152,341	(152,341)	–
Other long-term debt, including current maturities	7,816	(7,816)	–
Shareholder loans	38,308	(38,308)	–
New credit facility	–	435,000	435,000
Notes	–	417,485	417,485

Total long-term debt	784,802	67,683	852,485

Allocated portion of Class B Stock retained(1)	–	35,124	35,124

Stockholders’ deficit
Common stock, Euro 2 stated value	1,150	(1,150)	–
Class A common stock, $0.01 par value per share	–	521	521
Class B common stock, $0.01 par value per share	–	49	49
Class C common stock, $0.01 par value per share	–	–	–
Additional paid-in capital	13,103	(21,196)	(8,093)
Accumulated deficit	(7,422)	(42,070)	(49,492)
Accumulated other comprehensive loss	(35,515)	3,683	(31,832)
Treasury stock	(4,969)	4,969	–
Deferred compensation	(3,718)	3,718	–

Total stockholders’ deficit	(37,371)	(51,476)	(88,847)

Total capitalization	$747,431	$51,331	$798,762

(1)	See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Accounting for Class B shares.”

Dilution

Dilution is the amount by which the portion of the price paid by purchasers of the IDSs in the offering that is allocated to our shares of Class A common stock exceeds the net tangible book value or deficiency per share of our Class A common stock after the offering. Net tangible book value or deficiency per share of our Class A common stock is determined at any date by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the number of shares of common stock deemed to be outstanding at that date.

For purposes of calculating dilution below, we have assumed that as of June 30, 2004, (a) all shares of Class B common stock had been exchanged for IDSs simultaneously with the closing of this offering and (b) after giving effect to such exchange, 56,971,767 shares of our Class A common stock were outstanding.

Our net tangible book deficiency as of June 30, 2004 was approximately $369.4 million, or $6.48 per share of Class A common stock. After giving effect to our receipt and intended use of approximately $495.3 million of estimated proceeds (less estimated offering expenses) from our sale of IDSs and notes (not represented by IDSs) in this offering, our pro forma as adjusted net tangible book deficiency as of June 30, 2004 would have been approximately $444.2 million, or $7.80 per share of Class A common stock. This represents an immediate decrease in net tangible book value of $1.32 per share of our common stock to existing equity investors and an immediate dilution of $16.65 per share of our Class A common stock to new investors purchasing IDSs in this offering.

The following table illustrates this substantial and immediate dilution to new investors:

Per Share of Class A Common Stock

Portion of the initial public offering price of $16.00 per IDS allocated to one share of Class A common stock	$8.85
Net tangible book deficiency per share as of June 30, 2004	(6.48)
Pro forma decrease per share attributable to loss on extinguishment of debt, equity offering costs, transaction bonuses and capitalized transaction costs, net of the elimination of certain activities of Xerium S.A.	(0.92)
Pro forma decrease per share attributable to the equity interest retained by existing owners	(8.10)
Pro forma decrease per share attributable to cash distribution made to existing owners	(1.15)

Pro forma as adjusted net tangible book deficiency after this offering	$(7.80)

Dilution in net tangible book value per share to new investors	$16.65

The following table sets forth on a pro forma basis as of June 30, 2004, assuming no exercise of the over-allotment option:

•	the total number of shares of our Class A common stock owned by the existing equity investors and to be owned by the new investors, as represented by the IDSs to be sold in this offering;

•	the total consideration paid by the existing equity investors and to be paid by the new investors purchasing IDSs in this offering; and

•	the average price per share of Class A common stock paid by the existing equity investors and to be paid by new investors purchasing IDSs in this offering.

	Shares of Class A Common Stock Purchased			Average Price Per Share of Class A Common Stock
	Number	Percent	Total Consideration
Existing equity investors	28,846,767	50.6%	$ – (1)	$ – (1)
New investors	28,125,000	49.4	248,906,250	8.85

Total	56,971,767	100.0%

(1)	Our existing equity investors have received distributions in excess of their investment.

Unaudited Pro Forma Condensed Consolidated Financial Data

The following unaudited pro forma condensed consolidated financial statements of Xerium Technologies, Inc. have been derived by the application of pro forma adjustments to our Xerium S.A. historical consolidated financial statements included elsewhere in this prospectus. We are providing the following unaudited pro forma condensed consolidated financial information because the effect of the offering and recapitalization on our financial information is material.

The unaudited pro forma condensed consolidated balance sheet assumes that each of the following had occurred on June 30, 2004 and the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2003 and the six months ended June 30, 2004 assume that each of the following had occurred on January 1, 2003:

•	This offering of IDSs (assuming the underwriters do not exercise their over-allotment option) and notes sold separately (not represented by IDSs);

•	The reclassification of our existing common stock into Class A common stock, and the subsequent redemption by us of a portion of such Class A common stock and exchange of the remaining portion of such Class A common stock for IDSs and shares of Class B common stock;

•	The repayment of substantially all of our existing debt with proceeds from the offering and the issuance of new debt as part of the transaction.

•	The elimination of the operations (to the extent that the operations will not continue under the new structure) of Xerium, S.A., Xerium 2 S.A. and Xerium 3 S.A. We refer to these three companies collectively as “our Parent Company.”

The unaudited pro forma condensed consolidated financial information is for informational purposes only and is not necessarily indicative of either the financial position or the results of operations that would have been achieved had the offering for which we are giving pro forma effect actually occurred on the dates or for the periods described in the accompanying notes, nor is such unaudited pro forma condensed consolidated financial information necessarily indicative of the results to be expected for the full year or any future period. A number of factors may affect our results. See “Risk Factors” and “Forward-Looking Statements” for further discussion.

The pro forma adjustments are based on preliminary estimates and currently available information and assumptions that management believes are reasonable. The notes to the unaudited pro forma condensed consolidated statements of operations and balance sheet provide a detailed discussion of how such adjustments were derived and presented in the unaudited pro forma condensed consolidated financial information. This unaudited pro forma condensed consolidated financial information should be read in conjunction with “Prospectus Summary—The Recapitalization and the Offering,” “Selected Historical Consolidated Financial Data,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes appearing elsewhere in this prospectus.

XERIUM TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

		Pro Forma Adjustments to Reflect the Transactions
	Historical June 30, 2004	Parent Company Operations		IDS Offering		Recapitalization		Repayment of Existing Debt		Pro Forma June 30, 2004
	(dollars in thousands, except share data)

ASSETS
Current assets:
Cash and cash equivalents	$11,543	g	$(440)	a	$393,939	a	$414,937	b	$(786,670)	$33,309
Accounts receivable	106,853		–		–		–		–	106,853
Inventories	113,393		–		–		–		–	113,393
Other current assets	10,207		–		–		–		–	10,207

Total current assets	241,996		(440)		393,939		414,937		(786,670)	263,762
Property and equipment, net	392,532		–		–		–		–	392,532
Goodwill	298,873		–		–		–		–	298,873
Intangible assets and deferred financing costs, net	33,120		–	c	29,256		–	b	(5,641)	56,735
Other assets	3,078		–		–		–		–	3,078

Total assets	$969,599		$(440)		$423,195		$414,937		$(792,311)	$1,014,980

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Notes payable	$25,775		–		–		–		–	$25,775
Accounts payable	34,731	g	(6)		–		–		–	34,725
Accrued expenses	48,815	g	(2,632)	c	5,455		–	b	(4,028)	47,610
Current maturities of long-term debt	41,539		–		–		–	b	(41,539)	–

Total current liabilities	150,860		(2,638)		5,455		–		(45,567)	108,110

Long-term debt, net of current maturities	743,263		–	a	372,224	a	480,261	b	(743,263)	852,485
Other noncurrent liabilities	112,847	g	(4,739)		–		–		–	108,108

Allocated portion of Class B common stock retained	–		–		–	a	35,124		–	35,124

Stockholders’ deficit
Common stock, € 2 stated value, 569,563 shares authorized and issued	1,150		–		–	a	(1,150)		–	–
Common stock—Class A	–		–	a	521		–		–	521
Common stock—Class B	–		–		–	a	49		–	49
Treasury stock, at cost	(4,969)		–		–	a	4,969		–	–
Paid-in capital	13,103		–	a	77,255	a	(104,316)		–	(8,093)
				c	(17,977)	i	23,842
Deferred compensation	(3,718)		–		–	i	3,718		–	–
Accumulated deficit	(7,422)	g	6,937	j	(3,683)	i	(27,560)	b	(5,641)	(49,492)
				k	(10,600)			j	(1,523)
Accumulated other comprehensive loss	(35,515)		–		–		–	b	3,683	(31,832)

Total stockholders’ deficit	(37,371)		6,937		45,516		(100,448)		(3,481)	(88,847)

Total liabilities and stockholders’ deficit	$969,599		$(440)		$423,195		$414,937		$(792,311)	$1,014,980

See accompanying notes.

XERIUM TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT

		Pro Forma Adjustments to Reflect the Transactions
	Historical Year Ended December 31, 2003	Parent Company Operations		IDS Offering		Recapitalization		Repayment of Existing Debt		Pro Forma Year Ended December 31, 2003
	(dollars in thousands, except per share data)

Net sales	$560,668		$–		$–		$–		$–	$560,668
Costs and expenses:
Cost of products sold	284,100		–		–		–		–	284,100
Selling	67,074		–		–		–		–	67,074
General and administrative	93,407	g	(1,303)		–		–	f	(2,493)	89,611

Research and development	7,093		–		–		–		–	7,093

	451,674		(1,303)		–		–		(2,493)	447,878

Income from operations	108,994		1,303		–		–		2,493	112,790
Interest expense	(64,001)		–	d	(47,459)	d	(31,871)	f	61,284	(86,045)
				e	(3,998)

Interest income	711		–		–		–		–	711
Foreign exchange gain (loss)	(8,050)		–		–		–	f	8,967	917
Loss on early extinguishment of debt	(673)		–		–		–	f	673	–

Income before provision for income taxes	36,981		1,303		(51,457)		(31,871)		73,417	28,373
Provision for income taxes	33,945	g	(4,319)		–		–		–	29,626

Net income (loss)	$3,036		$5,622		$(51,457)		$(31,871)		$73,417	$(1,253)

Basic and diluted net loss per share:
Class A common stock										$(.02)

Class B common stock										$–

Number of shares used for per share calculation:
Class A common stock-basic and diluted										52,059,267

Class B common stock-basic and diluted										4,912,500

See accompanying notes.

XERIUM TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT

		Pro Forma Adjustments to Reflect the Transactions
	Six Months Ended June 30, 2004	Parent Company Operations		IDS Offering		Recapitalization		Repayment of Existing Debt		Pro Forma Six Months Ended June 30, 2004
	(dollars in thousands, except per share data)

Net sales	$290,074		$–		$–		$–		$–	$290,074
Costs and expenses:
Cost of products sold	148,084		–		–		–		–	148,084
Selling	36,447		–		–		–		–	36,447
General and administrative	47,269	g	(303)		–		–		–	46,966
Research and development	4,315		–		–		–		–	4,315

	236,115		(303)		–		–		–	235,812

Income from operations	53,959		303		–		–		–	54,262
Interest expense	(33,079)			d	(23,729)	d	(15,935)	f	31,623	(43,119)
				e	(1,999)

Interest income	225		–		–		–		–	225
Foreign exchange gain	2,171		–		–		–	f	(1,927)	244

Income before provision for income taxes	23,276		303		(25,728)		(15,935)		29,696	11,612
Provision for income taxes	8,867		–		–		–		–	8,867

Net income	$14,409		$303		$(25,728)		$(15,935)		$29,696	$2,745

Basic and diluted net income per share:
Class A common stock										$.05

Class B common stock										$–

Number of shares used for per share calculation:
Class A common stock-basic and diluted										52,059,267

Class B common stock-basic and diluted										4,912,500

See accompanying notes.

XERIUM TECHNOLOGIES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

(dollars in thousands, except per share data)

1.    Basis of Presentation

The unaudited pro forma condensed consolidated balance sheet at June 30, 2004 presents our consolidated financial position assuming this offering of IDSs and separate notes (in amounts assuming the underwriters do not exercise their over-allotment option), the reclassification of shares of our existing common stock into Class A common stock, and the subsequent redemption by us of a portion of such Class A common stock and exchange of the remaining portion of such Class A common stock for IDSs and shares of our Class B common, the repayment of substantially all of our existing debt with cash on hand, proceeds from the offering and the issuance of new debt as part of the transaction, and the elimination of our Parent Company’s operations (to the extent that the operations will not continue under the new structure) had been completed on that date. Our unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2003 and six months ended June 30, 2004 present our consolidated results of operations assuming that the offering, the recapitalization and the other related transactions referred to in the immediately preceding sentence had been completed on January 1, 2003. In our opinion, these statements include all material adjustments necessary to reflect, on a pro forma basis, the impact of the offering, the recapitalization and such other related transactions on our historical financial information. The pro forma adjustments set forth in the Unaudited Pro Forma Condensed Consolidated Balance Sheet and Unaudited Pro Forma Condensed Consolidated Statements of Operations are described more fully in Note 2, “Pro Forma Assumptions and Adjustments,” below.

This unaudited pro forma condensed consolidated financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included elsewhere in this prospectus. Our unaudited pro forma condensed consolidated financial information has been presented for informational purposes only and does not necessarily reflect our results of operations or financial position that would have existed for the periods or date presented had the offering and the recapitalization occurred on the assumed dates and should not be relied upon as being indicative of our future results after the offering and the recapitalization.

2.    Pro Forma Assumptions and Adjustments

We will receive net proceeds of $21,766 as a result of the transactions described below:

(a)	Entries have been made to the unaudited pro forma condensed consolidated balance sheet to reflect the following transactions:

(1)	Borrowing $435,000 in term loans under our new senior long-term credit facility. We expect that the new credit facility will have a 4.5 year maturity, except for the $60 million tranche allocated to our Canadian subsidiaries, which will have a 5 year maturity, and that borrowings under the new credit facility will bear interest, at our option, at either (a) LIBOR plus the applicable margin or (b) the Euribor rate plus the applicable margin, in each case in addition to certain other mandatory costs associated with syndication in the European markets. The applicable margin for LIBOR and Euribor loans will be 2.50%, provided that the applicable margin with respect to revolving loans may be reduced to 2.25% or 2.00% based on a senior leverage test. After completion of the offering, we intend to enter into interest rate swap agreements that we expect will, based upon current market rates for such agreements, effectively fix the interest rate on the term loan portion of the new credit facility at 6.00%, although the rate is subject to change until we enter into such agreements.

(2)	Offering of $45,261 notes that are sold separately (i.e. not represented by IDSs.)

XERIUM TECHNOLOGIES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

(dollars in thousands, except per share data)

(3)	Offering of 28,125,000 IDSs, representing 28,125,000 shares of $.01 par value Class A common stock and $201,094 of notes.

(4)	Distributing $65,324 to our shareholders in exchange for an aggregate of 13.0% of their existing equity interests. The acquisition of these shares will be accounted for as a treasury stock transaction. These shares will be valued as are all shares, based on the total value of the Company. The costs incurred relating to the recapitalization are expected to be minimal and will be expensed.

(5)	Issuing 23,934,267 IDSs, representing 23,934,267 shares of Class A common stock and $171,130 aggregate principal amount of notes, to our shareholders in exchange for $382,948 in existing equity interests. See Note 3—Accounting for IDSs.

(6)	Issuing 4,912,500 shares of $.01 par value Class B common stock to our shareholders in exchange for $78,600 in existing equity interests, which, subject to certain conditions, are exchangeable, at the option of the holder, at or after two years into 4,912,500 IDSs, representing 4,912,500 shares of Class A common stock and $35,124 of notes, which is classified as mezzanine equity. See Note 4—Accounting for Class B shares. The conditions to such exchange include financial tests relating to Adjusted EBITDA and excess cash (as such terms are defined in the indenture governing the notes). After five years, the Adjusted EBITDA and excess cash tests will no longer apply and the Class B common stock will be exchangeable for IDSs at the option of the holder subject only to the satisfaction of the other conditions to such exchange.

(7)	Incurring transaction costs totaling $63,039 which are discussed in (c), (j) and (k) below.

(b)	Entries have been made to the unaudited pro forma condensed consolidated balance sheet to adjust for the repayment of the following existing indebtedness:

(1)	Existing senior credit facility of $586,337 as of June 30, 2004 and accrued interest thereon of $276.

(2)	Mezzanine credit facility of $152,341 as of June 30, 2004 and accrued interest thereon of $62.

(3)	Non-interest bearing shareholder notes of $38,308 as of June 30, 2004.

(4)	Contractual payments of $3,683 as of June 30, 2004 under various interest rate swaps which were used to hedge floating rate senior and mezzanine debt.

(5)	Other long-term debt of $7,816 as of June 30, 2004 and accrued interest thereon of $7.

(6)	Write-off of existing deferred financing fees of $5,641.

(c)	Entries have been made to the unaudited pro forma condensed consolidated balance sheet for the following transactions:

(1)	An increase of $29,256 in other noncurrent assets for new deferred financing fees incurred as part of the transaction.

(2)	A decrease of $17,977 in additional paid-in capital for costs related to the equity component of the IDS issuance.

(3)	An increase of $5,455 in accrued expenses to reverse transaction costs accrued to date as June 30, 2004, which were originally recorded as an offset to accrued liabilities for estimated transaction costs through that date.

XERIUM TECHNOLOGIES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

(dollars in thousands, except per share data)

(d)	Entries have been made to the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2003 and the six months ended June 30, 2004 to adjust for the interest expense relating to the new indebtedness to be incurred in connection with the offering:

(1)	$26,100 and $13,050, respectively, on the $435,000 of term loan borrowings under the new senior long-term credit facility. Borrowings under this new credit facility bear interest at a variable rate equal to LIBOR or Euribor, as applicable, plus 2.50%, which has been assumed to be effectively fixed at 6.00% through interest rate swap contracts. Although we do not have a firm commitment to enter into interest rate swap contracts that will effectively fix the interest rate on the term loan credit facility at 6.00%, we believe the current market rates for such interest rate swap arrangements would allow us to do so. We expect to obtain such commitments after the offering. The effect on pro forma net income (loss) of a 1/8% variance in interest rates would be $544 for the year ended December 31, 2003 and $272 for the six months ended June 30, 2004.

(2)	$5,771 and $2,885, respectively, on the $45,261 notes sold separately from IDSs and which bear interest at 12.75% per annum.

(3)	$47,459 and $23,729, respectively, on the $372,224 of notes issued as part of IDSs and which bear interest at an assumed interest rate of 12.75% per annum.

(e)	An entry has been made to the unaudited pro forma condensed consolidated income statements for the year ended December 31, 2003 and the six months ended June 30, 2004 to adjust for the amortization of deferred financing fees of $3,998 and $1,999, respectively, in connection with the new debt under this transaction.

(f)	Entries have been made to the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2003 and the six months ended June 30, 2004 to adjust for the following transactions relating to the existing indebtedness:

(1)	Elimination of interest expense on the existing debt of $60,252 and $31,134, respectively and amortization of deferred financing fees of $1,032 and $489, respectively. The weighted average effective interest rate on existing debt for the year ended December 31, 2003 and the six months ended June 30, 2004 was 7.78% and 7.81%, respectively, including the costs of interest rate swaps which effectively fixed the rate on a majority of the existing debt.

(2)	Elimination of the unrealized and realized gain or (loss) on external debt of $(8,967) and $1,927 respectively. The unrealized gain (loss) on external debt being eliminated is attributable to subsidiaries which have external debt in Euros and a functional currency of US Dollars or which have external debt in US Dollars and a functional currency of Euros.

(3)	Elimination of refinancing costs of $3,166 for the year ended December 31, 2003, of which $2,493 and $673 related to general and administrative expenses and loss on early extinguishment of debt, respectively. There were no refinancing costs incurred for the six months ended June 30, 2004.

(g)	Entries have been made to the unaudited pro forma condensed consolidated balance sheet and to the statements of operations for the year ended December 31, 2003 and the six months ended June 30, 2004 to eliminate amounts associated with the Parent Company to the extent that these amounts represent activities specific to the Parent Company which will not be part of the structure after the transactions contemplated by this offering. Expenses that have been eliminated include legal, audit and value-added tax payments.

(h)

Pro forma earnings per share is calculated using the two-class method, based on the participation rights of each class of stock. The calculation of pro forma basic earnings per share is based on 52,059,267

XERIUM TECHNOLOGIES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

(dollars in thousands, except per share data)

shares of Class A common stock participating in distributions at a rate of $0.76838 per share and 4,912,500 shares of Class B common stock not participating in distributions. Pro forma diluted earnings per share is the same as pro forma basic earnings per share for the year ended December 31, 2003 and the six months ended June 30, 2004 because upon completion of the transaction, all of the 15,421 outstanding stock options fully vest and are automatically exercised so that option holders receive shares of Class A common stock, which is already included in the earning per share calculation as if they had been outstanding as of the beginning of each period presented.

The reconciliation of the weighted average shares used to compute basic and diluted earnings per share is as follows:

	Year Ended December 31, 2003	Six Months Ended June 30, 2004
Historical weighted average shares of common stock—basic and diluted	555,671	569,563
Adjustment to record common stock transactions as if they had occurred as of the beginning of the period	13,892	–
Recapitalization of common stock into Class A common stock and Class B common stock	(569,563)	(569,563)
Issuance of Class A common stock	52,059,267	52,059,267

Pro forma weighted average shares of Class A common stock—basic and diluted	52,059,267	52,059,267

Issuance of Class B common stock	4,912,500	4,912,500

Pro forma weighted average shares of Class B common stock—basic and diluted	4,912,500	4,912,500

Impacts of the transaction for which no pro forma adjustments are made to the unaudited pro forma condensed consolidated income statements:

No entries have been made to the unaudited pro forma condensed consolidated statements of operations for the following matters:

(i)	As of June 30, 2004, we had outstanding stock options to purchase 15,421 shares of Xerium S.A. common stock with a weighted average exercise price of $113.48 per share, which is below the current fair market value, and 18,507 shares of restricted stock of Xerium S.A. The completion of the transaction will result in a change of control causing all of these stock options and restricted shares to fully vest. As a result, and assuming an initial offering price of $16.00 per IDS, we will reflect a one-time compensation expense related to these stock options and restricted shares of $27,560 on a pro forma basis, based on a per share price of $925.05. The compensation expense is not reflected as a pro forma adjustment to our unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2003 or the six months ended June 30, 2004 because it will not have a continuing impact. The compensation expense will be recorded as a general and administrative expense in the quarter in which the offering is completed.

XERIUM TECHNOLOGIES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

(dollars in thousands, except per share data)

The pro forma compensation expense is calculated as follows:

23,934,267 IDSs issued to existing shareholders at $16.00 per IDS	$382,948
4,912,500 shares of Class B common stock issued to existing shareholders at $16.00 per share	78,600
Net cash proceeds of the transaction to existing shareholders	65,324

Total proceeds to existing shareholders	$526,872

Shares of common stock issued prior to the transaction	569,563

Value per each share of common stock that was issued prior to the transaction	$925.05

Value of 33,928 shares (15,421 stock options and 18,507 restricted shares) at $925.05 per share	$31,385
Less: Exercise price of options	(1,750)
Proceeds on restricted stock	(2,075)

Pro forma compensation expense	$27,560

(j)	As a result of repaying the existing debt, a loss of $10,847 is expected to be recorded, which consists of payment of prepayment premiums of $1,523, write-off of deferred financing costs of $5,641 and payment of interest rate swap contracts, that were used to partially hedge floating interest rates, of $3,683. This expected loss is not reflected as a pro forma adjustment to the unaudited condensed consolidated statements of operations because it will not have a continuing impact.

(k)	Upon completion of this transaction, transaction bonuses of $10,600 will be paid to certain officers. These charges are not reflected as pro forma adjustments because they do not have a continuing impact on our operations and therefore are excluded from the unaudited pro forma condensed consolidated statements of operations. These transaction bonuses will be included in general and administrative expenses in the period that the transaction occurs.

(l)	Incremental expenses relating to operating as a publicly-held company are excluded from the unaudited pro forma condensed consolidated statements of operations. Such expenses will be included in general and administrative expenses in the period that they are incurred.

3.	Accounting for IDSs

The Class A common stock portion of the IDS units will be included in stockholders’ deficit, net of the related portion of the IDS transaction costs allocated to Class A common stock, and dividends paid on the Class A common stock will be recorded as a reduction to accumulated deficit when declared by us. The notes portion of the IDS unit will be included in long-term debt, and the related portion of the IDS transaction costs allocated to the notes will be capitalized as deferred financing costs and amortized to interest expense using the effective interest method. Interest on the notes will be charged to expense as accrued by us. We intend to determine the fair value of the Class A common stock and the notes through the utilization of a third party valuation firm, with reference to a number of factors, including the price obtained on the sale of the separate notes (not represented by IDSs) which have the same terms as the notes in the IDSs. The current fair value of the Class A common shares has been determined by subtracting the fair value of the separate notes from the value of the IDSs.

Therefore, we expect that we will allocate the entire proceeds of the offering to the Class A common stock and the notes and that the allocation of the IDS proceeds to the Class A common stock and the notes will not result in a substantial premium or discount. Upon subsequent issuances of notes, we will evaluate whether there is a substantial discount or premium. We expect that if there is a substantial discount or premium upon a subsequent issuance of notes, the call option and the change in control put option would be considered not clearly and closely related, and we would separately account for these features as embedded derivatives.

4.	Accounting for Class B Shares

The issuance of Class B shares will be recorded as three separate components, a portion allocated to equity, a portion to debt and a portion allocated to the embedded exchange option from Class B into IDS debt. To record the initial issuance of the Class B shares, we will utilize the valuation of the IDS between equity and debt.

The portion of the Class B common stock allocable to the potential Class A issuance will be recorded in permanent equity. Following any exchange of a share of Class B common stock for IDSs, the portion of such exchange into shares of Class A common stock will continue to be classified by us as permanent equity and no changes to accounting would be reflected on an ongoing basis.

We will initially record the portion of Class B stock allocable to the potential debt issuance upon exchange in the mezzanine section of our consolidated balance sheet based upon the relative fair value of the IDS notes at original issuance. The obligation is labeled “Allocated Portion of Class B.” For all periods subsequent to the date of the initial public offering, the Allocated Portion of Class B will be accreted up to the principal amount of the notes based on the principal amount of the IDS note over the exchange period recorded as an offset to retained earnings.

The debt embedded exchange option is required to be bifurcated and separately accounted for. Thus, a portion of the Class B common stock will also be allocated to this derivative. The bifurcated derivatives will be recorded as liabilities and will be marked to market with changes in fair value being recorded as a component of interest expense.

We will perform the initial allocation of the Class B to the equity, debt and the debt embedded exchange option using the IDS valuation obtained and the applicable exchange ratio of Class B shares into IDSs. The fair value of the Class B portions that are allocable to equity and debt are assumed to be the fair values of the IDS equity and debt, respectively, adjusted for the Class B exchange ratio. The derivatives value is assumed to be the fair value of the IDS debt less pro rata allocated proceeds to IDS debt adjusted for the Class B exchange ratio. We will obtain independent valuations on a quarterly basis of the debt embedded exchange option. These valuations will be the basis for the mark-to-market adjustments that are required to record the debt embedded exchange option at fair value during its exchange period.

Selected Historical Consolidated Financial Data

The following selected consolidated financial data as of and for the years ended December 31, 2001, 2002 and 2003 has been derived from our audited consolidated financial statements included elsewhere in this prospectus. The following selected historical consolidated financial data as of and for the years ended December 31, 2000 has been derived from our consolidated financial statements which are not included in this prospectus. The following selected historical consolidated financial statements for the period December 3, 1999 (date of inception) to December 31, 1999 has been derived from our unaudited consolidated financial statements which are not included in this prospectus (see Note 1 to the following table).

The following selected historical consolidated financial information as of June 30, 2003 and 2004, for the six month periods ended June 30, 2003 and 2004 has been derived from our unaudited consolidated financial statements included elsewhere in this prospectus and the following selected historical consolidated financial information for the twelve month period ended June 30, 2004 has been derived from our unaudited consolidated financial statements which are not included in this prospectus. Such unaudited consolidated financial statements, in the opinion of our management, include all adjustments necessary for the fair presentation of our financial condition and results of operations for such periods and as of such dates.

The audited and unaudited consolidated financial data do not purport to project our results of operations or financial position for any future period or date. The data in the following table should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our audited consolidated financial statements as of and for years ended December 31, 2001, 2002 and 2003 and the related notes, our unaudited consolidated financial statements as of and for each of the six months ended June 30, 2003 and June 30, 2004 and the related notes, all as included elsewhere in this prospectus.

	December 3 (date of inception) to December 31	Year ended December 31				Six months ended June 30		Twelve months ended June 30
	1999(1)	2000	2001	2002	2003	2003	2004	2004
	(Unaudited)					(Unaudited)		(Unaudited)
	(in thousands, except per share data and ratios)

Statement of operations data:

Net sales	$31,497	$504,934	$499,846	$514,945	$560,668	$273,832	$290,074	$576,910
Costs and expenses:
Cost of products sold	20,155	260,201	255,902	256,806	284,100	137,539	148,084	294,645
Selling expenses	4,064	59,935	59,112	60,951	67,074	32,908	36,447	70,613
General and administrative expenses	7,361	91,702	89,029	87,738	93,407	44,825	47,269	95,851
Research and development	569	7,187	6,539	7,783	7,093	3,957	4,315	7,451

Total operating costs and expenses	32,149	419,025	410,582	413,278	451,674	219,229	236,115	468,560

Income (loss) from operations	(652)	85,909	89,264	101,667	108,994	54,603	53,959	108,350

Other income (expense):
Interest expense, net	(5,200)	(74,272)	(69,912)	(60,165)	(63,290)	(30,699)	(32,854)	(65,445)
Foreign exchange gain (loss)	5	390	2,080	8,443	(8,050)	(4,302)	2,171	(1,577)
Loss on early extinguishment of debt	–	–	(3,100)	(36,158)	(673)	(673)	–	–

Income (loss) before provision for income taxes and cumulative effect of change in accounting principle	(5,847)	12,027	18,332	13,787	36,981	18,929	23,276	41,328
Provision for income taxes	263	25,156	21,916	13,317	33,945	5,818	8,867	36,994

Income (loss) before cumulative effect of a change in accounting principle	(6,110)	(13,129)	(3,584)	470	3,036	13,111	14,409	4,334
Cumulative effect of a change in accounting principle, net of income tax benefit	–	–	(835)	–	–	–	–	–

Net income (loss)	$(6,110)	$(13,129)	$(4,419)	$470	$3,036	$13,111	$14,409	$4,334

Net income (loss) per share	$(11.00)	$(23.62)	$(7.95)	$0.85	$5.46	$23.60	$25.30	$7.69

	December 3 (date of inception) to December 31	Year ended December 31				Six months ended June 30		Twelve months ended June 30
	1999(1)	2000	2001	2002	2003	2003	2004	2004
	(Unaudited)					(Unaudited)		(Unaudited)

	(in thousands, except per share data and ratios)
Balance sheet data (at end of period):
Cash and cash equivalents	$60,755	$29,153	$13,815	$32,834	$22,294	$23,859	$11,543	$11,543
Total assets	988,073	1,010,719	888,993	925,276	986,806	967,901	969,599	969,599
Senior debt	521,435	509,198	446,993	611,960	611,670	629,302	586,337	586,337
Total debt	802,651	822,117	748,907	796,201	823,617	826,531	810,577	810,577
Stockholders’ equity (deficit)	3,176	(18,601)	(39,160)	(71,749)	(52,645)	(58,021)	(37,371)	(37,371)

Cash flow data:
Net cash provided by operating activities	$7,632	$65,595	$93,635	$124,415	$107,011	$45,566	$29,310	$90,755
Net cash used in investing activities	(10,324)	(88,391)	(39,260)	(31,903)	(39,664)	(16,397)	(28,878)	(52,145)
Net cash used in financing activities	(260)	(8,848)	(64,915)	(62,233)	(82,656)	(33,616)	(9,038)	(58,078)

Other financial data:
Adjusted EBITDA(2)	$5,784	$163,496	$152,332	$173,014	$182,333	$91,415	$88,147	$179,065
Depreciation and amortization	6,431	78,953	69,627	47,579	48,235	23,831	24,248	48,651
Capital expenditures	3,793	37,731	32,658	28,295	44,423	19,508	29,841	54,756
Ratio of earnings to fixed charges(3)		1.2	1.3	1.2	1.6	1.6	1.7	1.6

(1)	We began operations on December 3, 1999. Prior to December 3, 1999, our predecessor was a “foreign business” within the meaning of Rule 1-02(l) of Regulation S-X. In addition, the former owner of our predecessor did not operate and account for the predecessor separately and the predecessor included numerous operations which we did not acquire. The financial reporting of the predecessor does not contain information at a level of detail that would allow a presentation comparable to periods beginning on or after December 3, 1999. As a result, we are unable to prepare unaudited statements in conformity with accounting principles generally accepted in the United States for periods prior to December 3, 1999 and we have not included consolidated financial data for the portion of 1999 occurring prior to December 3, 1999.

(2)	Adjusted EBITDA, which is defined in the indenture governing the notes and the new credit facility, is calculated in part based upon the amount of EBITDA. EBITDA represents net income before interest expense, income tax provision and depreciation and amortization. We consider EBITDA to be a measure of liquidity. Accordingly, EBITDA is reconciled to operating cash flows in the table below.

Adjusted EBITDA is EBITDA plus (i) expenses or losses related to the early retirement, extinguishment or refinancing of debt (including any bonuses paid in connection therein), (ii) unrealized foreign exchange (gain) loss on indebtedness, net, (iii) certain transaction-related costs, (iv) non-cash compensation charges, charges from the forgiveness of loans made to employees in connection with their purchase of equity and any tax gross-up payments made in respect of such loan forgiveness, (v) non-cash charges resulting from the application of purchase accounting, (vi) restructuring or impairment expenses (subject to certain limitations specified in the indenture governing the notes and our new credit facility), (vii) fees, expenses or charges determined by our management to be non-recurring by reason of changes in our operations pursuant to our cost reduction programs, (viii) reserves for inventory in connection with plant closings and (ix) any non-cash losses (net of non-cash gains) resulting from marking-to-market hedging obligations. We present this discussion of Adjusted EBITDA because the indenture governing the notes and our new credit facility will include covenants based on Adjusted EBITDA (including interest coverage ratio and leverage ratio covenants). If our Adjusted EBITDA declines below certain levels, we could go into default under the new credit facility or be required to prepay the new credit facility, we could be prohibited from paying dividends or we could be required to defer interest payments on the notes. These covenants are discussed under “Description of Certain Indebtedness—New Credit Facility” and “Description of Notes.”

We include a presentation of EBITDA because we understand it is used by some investors to determine a company’s historical ability to service indebtedness and fund ongoing capital expenditures, and because it is the starting point for calculating Adjusted EBITDA. Additionally, management uses EBITDA and Adjusted EBITDA as supplementary non-GAAP measures to assist in overall evaluation of our liquidity and financial performance. Both EBITDA and Adjusted EBITDA are also taken into consideration as a measure of financial performance for the purpose of determining payments under management incentive plans. Neither Adjusted EBITDA nor EBITDA is a measurement in accordance with GAAP. Neither EBITDA nor Adjusted EBITDA should be considered in isolation or as a substitute for net cash provided by operating activities (as determined in accordance with GAAP) or income from operations (as determined in accordance with GAAP). Adjusted EBITDA, as defined in the indenture governing the notes and our new credit facility and calculated below, may not be comparable to similarly titled measurements used by other companies.

The following table contains a reconciliation of EBITDA to operating cash flows and a reconciliation of Adjusted EBITDA to EBITDA:

	December 3 (date of inception) to December 31	Year ended December 31				Six months ended June 30		Twelve months ended June 30
	1999	2000	2001	2002	2003	2003	2004	2004

	(Unaudited, in thousands)

Net cash provided by operating activities	$7,632	$65,595	$93,635	$124,415	$107,011	$45,566	$29,310	$90,755
Interest expense, net	5,200	74,272	69,912	60,165	63,290	30,699	32,854	65,445
Net change in operating assets and liabilities	(7,638)	25,607	(20,677)	(844)	(6,644)	3,373	7,663	(2,354)
Income tax provision	263	25,156	21,916	13,317	33,945	5,818	8,867	36,994
Cumulative effect of change in accounting principle, net of income tax benefit	–	–	(835)	–	–	–	–	–
Stock-based compensation	–	–	–	(2,560)	–	–	–	–
Deferred financing cost amortization	(265)	(3,449)	(3,465)	(3,146)	(1,032)	(504)	(489)	(1,017)
Deferred taxes	592	–	19,401	4,027	(19,427)	1,826	497	(20,756)
Deferred interest	–	(23,685)	(27,555)	(27,312)	(11,314)	(5,861)	(907)	(6,360)
Asset impairment	–	–	–	(8,384)	(4,769)	–	–	(4,769)
Unrealized foreign exchange gain (loss) on indebtedness, net	–	1,756	7,804	(1,989)	(11,881)	(6,786)	2,583	(2,512)
Loss of early extinguishment of debt	–	–	(3,100)	(36,158)	(673)	(673)	–	–

EBITDA	5,784	165,252	157,036	121,531	148,506	73,458	80,378	155,426
Expenses related to refinancing	–	–	3,100	38,437	3,166	3,166	–	–
Unrealized foreign exchange (gain) loss on indebtedness, net	–	(1,756)	(7,804)	1,989	11,881	6,786	(2,583)	2,512
Stock-based compensation	–	–	–	2,560	–	–	–	–
Restructuring expenses(a)	–	–	–	8,497	10,971	3,398	4,201	11,774
Non-recurring costs incurred(b)	–	–	–	–	7,809	4,607	2,056	5,258
Non-cash compensation and related expenses(c)	–	–	–	–	–	–	4,095	4,095

Adjusted EBITDA	$5,784	$163,496	$152,332	$173,014	$182,333	$91,415	$88,147	$179,065

(a)	As part of our long-term strategy to reduce our overall costs and improve our competitiveness, we have incurred restructuring charges to reduce the cost structure of our North American operations. The amounts reported reflect the amounts of these restructuring costs plus $308 for reserves for inventory in connection with plant closings in the six months ended June 30, 2004.
(b)	Represents amounts expended in 2003 and 2004 for employee-related costs determined to be non-recurring in nature by reason of changes in our operations pursuant to cost reduction programs.
(c)	Non-cash compensation charges and related tax gross-up payments.

(3)	For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income (loss) before income taxes. Fixed charges include interest costs, both expensed and capitalized, on all indebtedness, amortization of deferred financing costs and rental expense on operating leases representing that portion of rental expense deemed to be attributable to interest. In the 1999 period, earnings were inadequate to cover fixed charges by $5.7 million. The ratio of earnings to fixed charges for the 29-day period ending December 31, 1999 has been omitted as it would not be meaningful.

Management’s Discussion and Analysis of

Financial Condition and Results of Operations

The following discussion should be read in conjunction with our consolidated financial statements and the notes to those statements and other financial information appearing elsewhere in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those indicated in forward-looking statements. See “Forward-Looking Statements.”

Overview

We are a leading global manufacturer and supplier of two categories of consumable products used primarily in the production of paper—clothing and roll covers. Our operations are strategically located in the major paper-producing regions of the world, including North America, Europe, South America and Asia-Pacific.

Our products play key roles in the formation and processing of paper along the length of a paper-making machine. Paper producers rely on our products and services to help improve the quality of their paper, differentiate their paper products, operate their paper-making machines more efficiently and reduce production costs. Our products and services typically represent only a small fraction of a paper producer’s overall production costs, yet they reduce costs by permitting the use of lower-cost raw materials and reducing energy consumption. Paper producers must replace clothing and refurbish or replace roll covers regularly as these products wear down during the paper production process. Our products are designed to withstand extreme temperature and pressure conditions, and are the result of considerable research and development and a sophisticated manufacturing process.

We operate in two principal business segments: clothing and roll covers. In our clothing segment, we manufacture and sell highly engineered synthetic textile belts that are used on paper-making machines to carry the paper as it is processed along the length of the machine. Clothing plays a significant role in the forming, pressing and drying stages of paper production. Clothing is customized to each individual paper-making machine and can be up to 460 feet long and over 30 feet wide.

Our roll cover products provide a surface with the mechanical properties necessary to process the paper sheet in a cost-effective manner that delivers the sheet qualities desired by the paper producer. Roll covers are customized to each individual paper-making machine. In addition to manufacturing and selling new roll covers, we also provide refurbishment services for previously installed roll covers and manufacture spreader rolls.

We believe that during the last few years, global paper production and the related demand for both our roll covers and clothing products have been generally flat due in large part to the consolidation of manufacturing capacity by paper and paperboard manufacturers. In North America more than 200 paper-making machines have been idled by these manufacturers between 1999 and 2003.

In anticipation of these market conditions, we initiated cost reduction programs in 2002 through 2004 which we believe will result, in the aggregate, in annualized benefits of approximately $14 million when completed million, of which approximately $8.5 million is expected to be realized in 2004. approximately $3.8 million of this amount has been realized during the six months ended June 30, 2004. These programs are described below under “—Cost Reduction Programs” and have been aimed primarily at our cost structure in North America in reaction to market conditions in that region.

Sales and Expenses

Sales in both our clothing and roll covers segments are primarily driven by the following factors:

•	The volume of worldwide paper production;

•	Advances in the technology of our products, which can provide value to our customers by improving the efficiency of paper-making machines; and

•	Our ability to provide products and services which reduce paper-machine downtime, while at the same time allowing the manufacture of high quality paper products.

In addition, sales in our roll covers segment have benefited from the expansion of our mechanical services business. We have expanded this business in response to demand from paper producers that we perform work on the internal mechanisms of a roll while we refurbish or replace a roll cover.

Key factors affecting our costs include:

•	Our total sales volume (which directly impacts the level of our cost of products sold and production capacity utilization);

•	The amount of our fixed asset depreciation; and

•	The level of our research and development spending.

The level of our cost of products sold is primarily attributable to labor costs, raw material costs, product shipping costs, plant utilization and depreciation, with labor costs constituting the largest component. From January 1, 2002 through June 30, 2004, the portion of our cost of products sold which varies with the amount of product sold averaged approximately 42% of net sales.

The amount of our fixed asset depreciation reflects the level of our capital expenditures. We invest in facilities and equipment that enable innovative product development and improve production efficiency and costs. Recent examples of capital spending for such purposes include faster weaving looms and seaming machines with accurate electronic controls, automated compound mixing equipment and computer-controlled lathes and mills.

The level of research and development spending is driven by market demand for technology enhancements, including both specific customer needs and general market requirements, as well as by our own analysis of applied technology opportunities. With the exception of purchases of equipment and similar capital items used in our research and development activities, all research and development is expensed as incurred. For the six months ended June 30, 2004, research and development expenses were $4.3 million. Research and development expenses were $7.1 million, $7.8 million and $6.5 million for the years ended December 31, 2003, 2002 and 2001, respectively, an average of approximately $7.1 million. We expect that research and development expenses will be at approximately this same level for the next several years.

Foreign Exchange

We have a geographically diverse customer base. In 2003, approximately 41% of our sales were in North America, 36% were in Europe, 10% were in South America and 13% were in Asia-Pacific. A substantial portion of our sales are denominated in Euros or other currencies. As a result, changes in the relative values of US Dollars, Euros and other currencies affect our reported levels of revenues and profitability as the results are translated into US Dollars for reporting purposes.

After the completion of this offering we intend to enter into fixed rate currency contracts with a five-year duration in an attempt to reduce the risk that fluctuations in currency exchange rates will affect our ability to pay interest on the notes and dividends on the Class A common stock. Although the interest and dividends will be paid in US Dollars, we do not expect to generate sufficient cash flows denominated in US Dollars to make such payments, and will therefore rely, in part, on the conversion to US Dollars of cash flows generated in other currencies. The amount of US Dollars received from the conversion of cash flows generated in other currencies will depend on the then-current exchange rates. If the value of the US Dollar increases relative to the value of these other currencies, the cash flows will represent fewer US Dollars. After completion of the offering, we will estimate the extent to which we will need to rely on cash flows denominated in foreign currencies in order to make interest payments on the notes and pay dividends for the first year following this offering in accordance with the initial dividend policy adopted by our board of directors, and we will enter into fixed rate currency contracts that will effectively fix the exchange rate applicable to such cash flows at the then-current rate. There can be no assurance that these hedging transactions will be sufficient to enable us to pay interest on the notes and dividends on the Class A common stock, in part because our actual results of operations or liquidity may differ from the estimates relied upon at the time we enter into the fixed rate currency contracts.

In certain locations, our sales are denominated in US Dollars or Euros but a substantial portion of the associated costs are denominated in a different currency. As a result, changes in the relative values of US Dollars, Euros and other currencies can affect the level of the profitability of certain sale transactions. To mitigate this risk, we utilize forward currency contracts in certain circumstances, other than in South America, to lock in exchange rates with the objective that the gain or loss on the forward contracts will approximate the loss or gain that results from the transaction or transactions being hedged. We determine whether to enter into hedging arrangements based upon the size of the underlying transaction or transactions, an assessment of the risk of adverse movements in the applicable currencies and the availability of a cost effective hedge strategy. To the extent we do not engage in hedging or such hedging is not effective, changes in the relative value of currencies can affect our profitability. We do not hedge our US Dollar exposure in South America as it would generally not be cost effective due to the relatively inefficient foreign exchange markets for local currencies in that region.

Cost Reduction Programs

An important part of our long term strategy is to seek to reduce our overall costs and improve our competitiveness. As a part of this effort, we have approved cost reduction programs in each of 2002, 2003 and 2004 to improve the cost structure of our North American operations. These cost reduction programs have rationalized production among our facilities to better enable us to meet customer demands. All costs associated with these programs are accounted for as general and administrative expenses.

In 2002, we commenced the closure of our manufacturing facility in Wake Forest, North Carolina. This action has allowed us to take advantage of our lower cost operations in South America, as well as to allocate increased production to other North American manufacturing facilities, improving overall capacity utilization and thereby reducing total per unit production costs. In 2002, we recognized a non-cash restructuring charge of $8.4 million for asset impairment related to the production equipment affected by the closure of the Wake Forest facility.

In 2003, we further reorganized our North American operations and in late 2003, we commenced the closure of our manufacturing facilities in Sandusky, Ohio and Kimberly, Wisconsin. This action was a response to the consolidation of paper-making facilities in North America and permitted us to further increase capacity utilization, lower our costs and concentrate capital investments and technical capabilities in fewer facilities. In total, we incurred $11.0 million of restructuring expenses in 2003, including $4.8 million for property and equipment write-offs, $3.6 million for severance and benefit costs and $2.6 million for other costs related to the facility shutdowns. We completed the closure of the Sandusky, Ohio and Kimberly, Wisconsin facilities in 2004.

As a continuing part of our cost reduction programs, in 2004 we closed our manufacturing facility in Spartanburg, South Carolina and we commenced the closing of our manufacturing facilities in Farmville, Virginia and Greenville, Tennessee. The closing of our Greeneville, Tennessee facility is expected to be completed in the fourth quarter of 2004, and the closing of our Farmville, Virginia facility is expected to be completed in the first quarter of 2005. In addition, we are transferring certain production from our facility in Sherbrooke, Quebec to our other North American facilities.

Closures commencing in 2002-2004 are expected to result in aggregate restructuring charges of approximately $36 million, of which, approximately $19.4 million was incurred prior to 2004, $12 million is expected to be incurred in 2004 and the balance in 2005. We believe that these actions, when completed, will result, in the aggregate, in annualized benefits of approximately $14 million, of which approximately $8.5 million is expected to be realized in 2004. Approximately $3.8 million of this amount has been realized during the six months ended June 30, 2004.

Results of Operations

The tables that follow set forth for the periods presented certain consolidated operating results and the percentage of net sales they represent (unaudited):

	Three Months Ended June 30		Six Months Ended June 30
	2003	2004	2003	2004
	(in millions)
Net sales	$143.5	$143.3	$273.8	$290.1
Cost of products sold	71.6	73.2	137.5	148.1
Selling expenses	17.1	18.1	32.9	36.4
General and administrative expenses	18.5	25.5	44.8	47.3
Research and development expenses	2.2	2.1	4.0	4.3

Income from operations	34.1	24.4	54.6	54.0
Interest expense, net	(16.2)	(16.4)	(30.7)	(32.9)
Foreign exchange gain (loss)	(0.9)	0.5	(4.3)	2.2
Loss on early extinguishment of debt	–	–	(0.7)	–

Income before provision for income taxes	17.0	8.5	18.9	23.3
Provision for income taxes	5.2	3.3	5.8	8.9

Net income	$11.8	$5.2	$13.1	$14.4

	Percentage of Sales
	Three Months Ended June 30		Six Months Ended June 30
	2003	2004	2003	2004
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of products sold	49.9	51.1	50.2	51.1
Selling expense	11.9	12.6	12.0	12.5
General and administrative expense	12.9	17.7	16.4	16.2
Research and development expense	1.5	1.5	1.5	1.5

Income from operations	23.8	17.1	19.9	18.7
Interest expense, net	(11.3)	(11.4)	(11.2)	(11.3)
Foreign exchange gain (loss)	(0.6)	0.3	(1.5)	0.7
Loss on early extinguishment of debt			(0.3)	–

Income before provision for income taxes	11.9	6.0	6.9	8.1
Provision for income taxes	3.7	2.3	2.1	3.1

Net income	8.2%	3.7%	4.8%	5.0%

The tables that follow set forth for each of the three years in the period ended December 31, 2001, 2002 and 2003 certain consolidated operating results and the percentage which such results bear to net sales:

	Year ended December 31
	2001	2002	2003
	(in millions)
Net sales	$499.8	$514.9	$560.7
Cost of products sold	255.9	256.8	284.1
Selling expenses	59.1	60.9	67.1
General and administrative expenses	89.0	87.7	93.4
Research and development expenses	6.5	7.8	7.1

Income from operations	89.3	101.7	109.0
Interest expense, net	(70.0)	(60.1)	(63.2)
Foreign exchange gain (loss)	2.1	8.4	(8.1)
Loss on early extinguishment of debt	(3.1)	(36.2)	(0.7)

Income before provision for income taxes and cumulative change in accounting principle	18.3	13.8	37.0
Provision for income taxes	21.9	13.3	34.0

Income (loss) before cumulative change in accounting principle	(3.6)	0.5	3.0
Cumulative effect of change in accounting principle, net of income tax benefit	(0.8)	–	–

Net income (loss)	$(4.4)	$0.5	$3.0

	Percentage of Net Sales Year ended December 31
	2001	2002	2003
Net sales	100.0%	100.0%	100.0%
Cost of products sold	51.2	49.9	50.6
Selling expense	11.8	11.8	12.0
General and administrative expense	17.8	17.1	16.7
Research and development expense	1.3	1.5	1.3

Income from operations	17.9	19.7	19.4
Interest expense, net	(14.0)	(11.6)	(11.3)
Foreign exchange gain (loss)	0.4	1.6	(1.4)
Loss on early extinguishment of debt	(0.6)	(7.0)	(0.1)

Income before provision for income taxes and cumulative change in accounting principle	3.7	2.7	6.6
Provision for income taxes	4.4	2.6	6.1

Income (loss) before cumulative change in accounting principle	(0.7)	0.1	0.5
Cumulative effect of change in accounting principle, net of income tax benefit	(0.2)	–	–

Net income (loss)	(0.9)%	0.1%	0.5%

Three Months Ended June 30, 2004 Compared to the Three Months Ended June 30, 2003.

Net Sales.    For the three months ended June 30, 2004, net sales decreased by $0.2 million to $143.3 million from $143.5 million for the comparable three-month period in 2003.

For the three months ended June 30, 2004, 65% of our net sales were in our clothing segment and 35% in our roll covers segment.

In our clothing segment, net sales for the three months ended June 30, 2004 increased by $2.4 million, or 2.6%, to $93.5 million from $91.1 million for the three months ended June 30, 2003. This improvement resulted primarily from $6.1 million in gains attributable to the translation of sales made in currencies other than the US Dollar to US Dollars for financial reporting purposes, which were partially offset by a decrease in forming fabric, dryer fabric and equipment sales worldwide and to lower press felt sales in North America due to paper mill closures.

In our roll covers segment, net sales for the three months ended June 30, 2004 decreased by $2.6 million, or 5.0%, to $49.8 million from $52.4 million for the three months ended June 30, 2003. This decrease resulted from a reduction in net sales of $5.1 million due to the consolidation of paper-making facilities in North America, which reduced the number of individual facilities purchasing our products, partially offset by $2.5 million in currency translation gains.

Cost of Products Sold.    For the three months ended June 30, 2004, cost of products sold increased by $1.6 million to $73.2 million from $71.6 million for the three months ended June 30, 2003.

In our clothing segment, cost of products sold increased by $1.4 million to $49.8 million for the three months ended June 30, 2004 from $48.4 million for the three months ended June 30, 2003. The increase is primarily due to a currency translation effects of $4.2 million, partially offset by lower costs resulting from lower sales and from plant closures under our cost reduction programs.

In our roll covers segment, cost of products sold increased by $0.2 million to $23.4 million for the three months ended June 30, 2004 from $23.2 million for the three months ended June 30, 2003. The increase is primarily due to currency translation effects of $1.4 million, partially offset by lower costs resulting from lower sales.

Selling Expenses.    For the three months ended June 30, 2004, selling expenses increased by $1.0 million, or 5.8%, to $18.1 million from $17.1 million for the three months ended June 30, 2003. This increase was primarily due to unfavorable currency translation effects of $1.1 million.

General and Administrative Expenses.    For the three months ended June 30, 2004, general and administrative expenses increased by $7.0 million, or 37.8%, to $25.5 million from $18.5 million for the three months ended June 30, 2003. This increase was primarily due to forgiveness of loans of $4.1 million (including related income tax gross-up thereon), additional restructuring costs of $2.5 million as described above under “—Cost Reduction Programs” and unfavorable currency translation effects of $0.8 million, partially offset by lower management incentive compensation expense and other related expenses.

Research and Development Expenses.    For the three months ended June 30, 2004 and 2003 research and development expenses remained relatively constant at $2.1 million and $2.2 million, respectively.

Interest Expense, Net.    For the three months ended June 30, 2004, net interest expense increased by $0.2 million or 1.2% to $16.4 from $16.2 million for the for the three months ended June 30, 2003. The increase of $0.2 million in net interest expense was mainly attributable to unfavorable currency translation effects.

Foreign Exchange Gain (Loss).    For the three months ended June 30, 2004, we had a foreign exchange gain of $0.5 million compared to a foreign exchange loss of $0.9 million for the three months ended June 30, 2003. This $1.4 million difference was primarily attributable to the manner in which swings in the value of the US Dollar as compared to the Euro affect the reported amount of our indebtedness. Certain of our subsidiaries whose functional currency is US Dollars have debt denominated in Euros. Similarly, certain of our subsidiaries whose functional currency is Euros have debt denominated in US Dollars. As a result, the stated amount of indebtedness of such subsidiaries changes based on movements in the exchange rate between US Dollars and Euros. To the extent that exchange rate movements cause an increase in the stated amount of such indebtedness, we record a foreign exchange loss, and to the extent that exchange rate movements cause a decrease in the stated amount of such indebtedness, we record a foreign exchange gain.

Provision for Income Taxes.    The provision for income taxes decreased in the three months ended June 30, 2004 due to decreased taxable income partially offset by a higher effective tax rate. Our effective tax rate is 38% for the three months ended June 30, 2004 as compared with 31% for the three months ended June 30, 2003 and we expect the effective tax rate to remain unchanged for the remainder of 2004.

Six Months Ended June 30, 2004 Compared to the Six Months Ended June 30, 2003.

Net Sales.    Net sales for the six months ended June 30, 2004 increased by $16.3 million, or 6.0%, to $290.1 million from $273.8 million for the six months ended June 30, 2003. For the six months ended June 30, 2004, 64% of our net sales were in our clothing segment and 36% in our roll cover segment.

In our clothing segment, net sales for the six months ended June 30, 2004 increased by $13.6 million, or 7.9%, to $185.3 million from $171.7 million for the six months ended June 30, 2003. This improvement resulted primarily from $17.6 million in gains attributable to the translation of sales made in currencies other than the US Dollar to US Dollars for financial reporting purposes, which were partially offset by a decrease in forming fabric, dryer fabric and equipment sales worldwide and to lower press felt sales in North America due to paper mill closures.

In our roll covers segment, net sales for the six months ended June 30, 2004 increased by $2.7 million, or 2.6%, to $104.8 million from $102.1 million for the six months ended June 30, 2003. This improvement resulted from $6.9 million in currency translation gains, which were partially offset by $4.2 million of reduced sales due to the consolidation of paper-making facilities in North America, which reduced the number of individual facilities purchasing our products.

Cost of Products Sold.    Cost of products sold for the six months ended June 30, 2004 increased $10.6 million, or 7.7%, to $148.1 million from $137.5 million for the six months ended June 30, 2003.

In our clothing segment, cost of products sold increased by $7.6 million, or 8.2%, to $99.8 million for the six months ended June 30, 2004 from $92.2 million for the six months ended June 30, 2003. The increase was primarily due to currency translation effects of $10.8 million partially offset by lower costs due to lower sales (excluding currency translation effects) and to the plant closures under our cost reduction programs.

In our roll covers segment, cost of products sold increased by $3.0 million, or 6.6%, to $48.3 million for the six months ended June 30, 2004 from $45.3 million for the six months ended June 30, 2003. This increase was primarily attributable to unfavorable currency translation effects of $3.8 million, partially offset by lower costs resulting from lower sales.

Selling Expenses.    For the six months ended June 30, 2004, selling expenses increased by $3.5 million, or 10.6%, to $36.4 million from $32.9 million for the six months ended June 30, 2003. This increase was primarily due to unfavorable currency translation effects of $3.0 million and increases in new product introduction expenses.

General and Administrative Expenses.    For the six months ended June 30, 2004, general and administrative expenses increased by $2.5 million, or 5.6%, to $47.3 million from $44.8 million for the six months ended June 30, 2003. This increase was primarily due to forgiveness of loans of $4.1 million (including related income tax gross-up thereon), unfavorable currency translation effects of $2.7 million and additional restructuring costs of $0.8 million as described above under “—Cost Reduction Programs.” Offsetting these increases were lower management incentive compensation of $3.3 million and lower refinancing costs of $2.5 million. The refinancing costs were absent in 2004 as they pertained to a debt restructuring that occurred in 2003.

Research and Development Expenses.    For the six months ended June 30, 2004, research and development expenses increased by $0.3 million, or 7.5%, to $4.3 million from $4.0 million for the six months ended June 30, 2003. This increase was primarily due to start up costs related to the development of a yarn bonding system.

Interest Expense, Net.    Net interest expense for the six months ended June 30, 2004 increased by $2.2 million, or 7.2%, to $32.9 million from $30.7 million for the six months ended June 30, 2003. The increase in net interest expense was mainly attributable to unfavorable currency translation effects of $2.0 million and $0.2 million related to increases in the amount of borrowings.

Foreign Exchange Gain (Loss).    For the six months ended June 30, 2004, we had a foreign exchange gain of $2.2 million compared to a foreign exchange loss of $4.3 million for the six months ended June 30, 2003. This $6.5 million difference was primarily attributable to the manner in which swings in the value of the US Dollar as compared to the Euro affect the reported amount of our indebtedness. Certain of our subsidiaries whose functional currency is US Dollars have debt denominated in Euros. Similarly, certain of our subsidiaries whose functional currency is Euros have debt denominated in US Dollars. As a result, the stated amount of indebtedness of such subsidiaries changes based on movements in the exchange rate between US Dollars and Euros. To the extent that exchange rate movements cause an increase in the stated amount of such indebtedness, we record a foreign exchange loss, and to the extent that exchange rate movements cause a decrease in the stated amount of such indebtedness, we record a foreign exchange gain.

Loss on Early Extinguishment of Debt.    The loss on early extinguishment of debt for the six months ended June 30, 2003 of $0.7 million was the result of a senior debt refinancing that occurred in the three months ended March 31, 2003.

Provision for Income Taxes.    The provision for income taxes increased in the six months ended June 30, 2004 due to increased taxable income and a higher effective tax rate. Our effective tax rate was 38% for the six months ended June 30, 2004 as compared with 31% for the six months ended June 30, 2003 and we expect the effective tax rate to remain unchanged for the remainder of 2004.

Year Ended December 31, 2003 Compared to Year Ended December 31, 2002.

Net Sales.    Net sales for 2003 increased by $45.8 million, or 8.9%, to $560.7 million from $514.9 million for 2002. In 2003, 65% of our net sales were in our clothing segment and 35% was in our roll cover segment.

In our clothing segment, net sales for 2003 increased by $40.1 million, or 12.5%, to $362.0 million from $321.9 million for 2002. This improvement resulted primarily from $25.5 million in gains attributable to the translation of sales made in currencies other than the US Dollar to US Dollars for financial reporting purposes. Almost all of the remainder of the increase was attributable to an increase of $14.4 million of net sales in Europe and South America due primarily to an increase in the volume of sales driven by improved product offerings, greater acceptance of improved products introduced in prior years, and market penetration. With respect to specific products, net sales of our triple layer forming fabrics increased substantially in 2003, affecting our overall sales, as these improved technologies became more accepted and demanded by our customers as a result of the greater efficiencies and quality in the paper-making process that they provide. The increase in the volume of sales of our triple layer clothing products was driven by new business and by existing customers upgrading from less expensive single and double layer forming fabrics, which reduced net sales of such products.

In our roll covers segment, net sales for 2003 increased by $5.6 million, or 2.9%, to $198.7 million from $193.1 million for 2002. This improvement resulted from $16.0 million in currency translation gains, which were partially offset by a reduction in net sales of $5.2 million as a result of the consolidation of paper-making facilities in North America, which reduced the number of individual facilities purchasing our products. In addition, net sales in Europe decreased by $5.4 million primarily as a result of reduced sales of spreader rolls to paper-making machine manufacturers.

Cost of Products Sold.    Cost of products sold for 2003 increased $27.3 million, or 10.6%, to $284.1 million from $256.8 million for 2002.

In our clothing segment, cost of products sold increased by $21.9 million, or 12.8%, to $193.6 million from $171.7 million for 2002. Aside from currency translation effects of $15.5 million, this increase was attributable to normal wage increases and, to a lesser extent, increases in raw material cost.

In our roll covers segment, cost of products sold increased by $5.4 million, or 6.3%, to $90.5 million from $85.1 million for 2002. This increase was attributable to currency translation effects of $8.0 million, partially offset by lower sales (excluding currency translation effects).

Selling Expenses.    For 2003, selling expenses increased by $6.1 million, or 10.0%, to $67.1 million from $61.0 million for 2002. This increase was primarily due to currency translation effects of $5.6 million.

General and Administrative Expenses.    For 2003, general and administrative expenses increased by $5.7 million, or 6.5%, to $93.4 million from $87.7 million for 2002. This increase was primarily due to currency translation effects of $7.9 million and additional restructuring costs of $2.6 million as described above under “—Cost Reduction Programs.” Partially offsetting these items was the absence in 2003 of $2.6 million of compensation expense related to employee stock options granted in 2002.

Following the completion of this offering, we expect to incur additional annual administrative costs of approximately $5 million initially. These costs will be primarily attributable to additional internal audit, accounting and legal staff, additional fees for outside audit and legal services, an increase in premiums for directors’ and officers’ liability insurance and increased levels of compensation for our non-management directors.

Effective as of December 31, 2003, we terminated our management incentive compensation plan and upon the closing of this offering we expect to adopt new incentive compensation plans. If the new incentive compensation plans had been in place in 2003 instead of the terminated management incentive compensation plan, we would have incurred $5.3 million less in compensation expense during 2003.

Research and Development Expenses.    For 2003, research and development expenses decreased by $0.7 million, or 9.0%, to $7.1 million from $7.8 million for 2002. This decrease was primarily due to significant start up costs in 2002 for the development of our shoe press belt product line. The cost reductions in this program in 2003 were partially offset by an increase in reported costs of $0.7 million as a result of currency translation.

Interest Expense, Net.    Net interest expense for 2003 increased by $3.1 million, or 5.2%, to $63.2 million from $60.1 million for 2002. The increase in net interest expense was mainly attributable to the effects of currency translation and increases in the amount of senior debt and the interest rate payable on such senior debt beginning in December 2002. Partially offsetting these items was a reduction in the amount of amortization of deferred financing costs in 2003.

Foreign Exchange Gain (Loss).    For 2003, we had a foreign exchange loss of $8.1 million compared to a foreign exchange gain of $8.4 million for 2002. This $16.5 million difference was primarily attributable to the manner in which swings in the value of the US Dollar as compared to the Euro affect the reported amount of our indebtedness. Certain of our subsidiaries whose functional currency is US Dollars have debt denominated in Euros. Similarly, certain of our subsidiaries whose functional currency is Euros have debt denominated in US Dollars. As a result, the stated amount of indebtedness of such subsidiaries changes based on movements in the exchange rate between US Dollars and Euros. To the extent that exchange rate movements cause an increase in the stated amount of such indebtedness, we record a foreign exchange loss, and to the extent that exchange rate movements cause a decrease in the stated amount of such indebtedness, we record a foreign exchange gain.

Loss on Early Extinguishment of Debt.    The loss on early extinguishment of debt for 2003 of $0.7 million decreased by $35.5 million from $36.2 million for 2002. This decrease was primarily the result of a senior debt refinancing that occurred in 2002 but did not recur in 2003.

Provision for Income Taxes.    The effective tax rate for 2003 was 91.8%. This rate differed from the statutory rate primarily due to the recording of additional tax expense for a valuation allowance on certain deferred tax assets in the U.S. of $22.6 million. The effective tax rate for 2002 was 96.6%. This differed from the statutory rate primarily due to the recording of tax for various foreign tax matters and valuation allowances of $6.4 million.

Year Ended December 31, 2002 Compared to Year Ended December 31, 2001

Net Sales.    Net sales for 2002 increased $15.1 million, or 3.0%, to $514.9 million from $499.8 million for 2001. In 2002, 62.5% of our net sales was in our clothing segment and 37.5% of our net sales were in our roll covers segment.

In our clothing segment, net sales for 2002 increased by $9.0 million, or 2.9%, to $321.9 million from $312.9 million for 2001. This improvement resulted from $18.4 million in additional net sales attributable primarily to increased sales volume of triple layer forming fabrics and press felts as our customers took advantage of these improved technologies. The principal items offsetting the improvement were a decrease of $6.1 million in net sales of other products, including primarily a reduction in the volume of sales of single and double layer forming fabrics, and $1.6 million in currency translation losses.

In our roll covers segment, net sales for 2002 increased by $6.2 million, or 3.3%, to $193.1 million from $186.9 million for 2001. This increase was primarily attributable to an increase in net sales of $5.4 million from acquired companies and was also attributable to $2.8 million in currency translation gains. Offsetting the increase was a decrease of $3.0 million of net sales in this segment associated primarily with a reduction in the volume of sales caused by the consolidation of paper-making facilities in North America, which reduced the number of facilities purchasing our products.

Cost of Products Sold.    Cost of products sold for 2002 increased $0.9 million, or 0.4%, to $256.8 million from $255.9 million for 2001.

In our clothing segment, cost of products sold decreased by $3.3 million, or 1.9%, to $171.7 million from $175.0 million for 2001. Cost of products sold as a percentage of net sales in our clothing segment declined from 55.9% in 2001 to 53.3% in 2002. This margin improvement was primarily attributable to increases in productivity realized as a result of capital investments and cost reduction programs, specifically the closure of two clothing manufacturing facilities in North America. The productivity gains included lower production waste and scrap costs.

In our roll covers segment, cost of products sold increased by $4.2 million, or 5.2%, to $85.1 million from $80.9 million for 2001. This increase was attributable to normal increases in direct labor and overheads.

Selling Expenses.    For 2002, selling expenses increased by $1.9 million, or 3.2%, to $61.0 million from $59.1 million for 2001. This percentage increase was approximately the same as the percentage increase in sales volume as the increase was primarily attributable to costs which vary directly in proportion to the level of net sales.

General and Administrative Expenses.    For 2002, general and administrative expenses decreased by $1.3 million, or 1.5%, to $87.7 million from $89.0 million for 2001. As the result of the discontinuance of goodwill amortization in 2002 in accordance with GAAP, general and administrative expenses for 2002 did not include goodwill amortization which was $20.5 million in 2001. The principal factors offsetting this decrease were (i) the incurrence of $8.4 million of restructuring charges in 2002 as discussed above under “—Cost Reduction Programs,” (ii) $2.3 million in management incentive payments made in 2002 in connection with a senior debt refinancing, (iii) compensation expense of $2.6 million related to employee stock options, (iv) $1.3 million due to increases in bad debt expense in 2002, (v) $1.0 million due to two small acquisitions made during this period and (vi) $0.4 million due to currency translation.

Research and Development Expenses.    For 2002, research and development expenses increased by $1.3 million, or 20.0%, to $7.8 million from $6.5 million for 2001. This increase was primarily due to significant start up costs associated with the development of our shoe press belt product line in 2002.

Interest Expense, Net.    Net interest expense for 2002 decreased by $9.9 million, or 14.0%, to $60.1 million from $70.0 million for 2001. The decrease in net interest expense was primarily attributable to debt repayments in 2001 and lower interest rates on certain of the remaining outstanding debt. Partially offsetting this improvement were adverse currency translation effects associated with interest paid in currencies other than the US Dollar.

Foreign Exchange Gain.    Foreign exchange gain for 2002 increased by $6.3 million to $8.4 million from a $2.1 million gain for 2001. The primary cause of the increase was a gain recorded on US Dollar denominated debt owed by subsidiaries whose functional currency is the Euro as a result of declines in the value of the US Dollar as compared to the Euro. In 2001, we recorded a loss on this debt as a result of an increase in the value of the US Dollar as compared to the Euro. This 2001 loss was offset by a gain recorded in 2001 in respect of an intercompany Euro denominated loan owed by a U.S. subsidiary which was not repeated in 2002.

Loss on Early Extinguishment of Debt.    The loss on early extinguishment of debt for 2002 of $36.2 million increased by $33.1 million from $3.1 million for 2001. This increase was due to a senior debt refinancing which occurred in 2002.

Provision for Income Taxes.    The effective tax rate for 2002 was 96.6% and for 2001 was 119.5%. These rates differed from the statutory rate due to the recording of tax for various foreign tax matters and valuation allowances of $6.4 million in 2002 and in 2001 the difference related to the recording of tax for various foreign tax matters, valuation allowances and goodwill amortization of $9.6 million.

Liquidity and Capital Resources

Our principal liquidity requirements are for working capital, capital expenditures and debt service. Following the completion of this offering, we will fund our liquidity needs primarily with cash generated from operations and, to the extent necessary, through borrowings under our new credit facility.

Net cash provided by operating activities was $29.3 million for the six months ended June 30, 2004 and $45.6 million for the six months ended June 30, 2003.

Net cash used in investing activities was $28.9 million for the six months ended June 30, 2004 compared to $16.4 million for the six months ended June 30, 2003. This increase is principally due to a higher level of capital expenditures.

Net cash used in financing activities was $9.0 million for the six months ended June 30, 2004 and $33.6 million for the six months ended June 30, 2003. The difference of $24.6 million is principally comprised of $12.4 million of payments related to refinancing activities in 2003 and additional short-term borrowings of $12.7 million in 2004.

Net cash provided by operating activities was $107.0 million, $124.4 million and $93.6 million in 2003, 2002 and 2001, respectively. The decrease in cash flows from operating activities in 2003 as compared to 2002 was primarily attributable to a reduction in certain non-cash expenses of $55.1 million (including reductions in loss on early extinguishment of debt, deferred interest and asset impairment), which was offset by increases of $33.3 million in certain other non-cash expenses (including changes in valuation reserves related to deferred tax assets and foreign exchange loss on the revaluation of debt) and by an increase of $5.8 million of cash provided by changes in assets and liabilities. The increase in cash flow from operating activities in 2002 as compared to 2001 was primarily attributable to an increase in loss on early extinguishment of debt of $33.1 million and an increase in asset impairment of $8.4 million, which was partially offset by a reduction in cash provided by changes in asset and liabilities of $19.8 million.

Net cash used in investing activities were $39.7 million, $31.9 million and $39.3 million for 2003, 2002 and 2001, respectively. The increase in cash used by investing activities in 2003 from 2002 was related principally to an increase in capital expenditures of $16.1 million offset by an increase of $3.9 million in proceeds from the disposal of property and equipment. The decrease in cash used in investing activities in 2002 from 2001 related principally to a decrease of $4.4 million in capital expenditures and a decrease of $6.8 million in the costs of acquiring businesses, offset by a decrease of $1.8 million in proceeds from disposals of property and equipment.

Net cash used in financing activities were net cash outflows of $82.7 million, $62.2 million and $64.9 million in 2003, 2002 and 2001, respectively. In each year, the net cash outflows resulted from principal payments on our outstanding debt and associated costs incurred in connection with such payments, partially offset by additional borrowings.

As of June 30, 2004, there was a $586.3 million balance outstanding in respect of term loans under our senior credit facility, and a $152.3 million balance outstanding in respect of term loans under our mezzanine credit facility. In addition, we had $64.9 million available for borrowing under revolving lines of credit, including the revolving credit facility under our senior credit facility and lines of credit in various foreign countries that are used to facilitate short term operating needs, of which an aggregate of $25.8 million was outstanding as of June 30, 2004.

Following the completion of the transactions contemplated by this offering, we will repay all outstanding borrowings under our current senior and mezzanine facilities. At such time, we expect to have $435 million of outstanding indebtedness under our new credit facility, all of which will be outstanding under the term loan credit facility which is a part of our new credit facility. In addition, the lines of credit in foreign countries that are used to facilitate short-term operating needs will remain outstanding.

We had $11.5 million of cash and cash equivalents at June 30, 2004 compared to $22.3 million at December 31, 2003, $32.8 million at December 31, 2002 and $13.8 million at December 31, 2001. After giving effect to this offering, we believe that our cash on hand, the cash flows we expect to generate from operations, and borrowing availability under our new credit facility, will be sufficient to meet our liquidity requirements through 2005.

Assuming the transactions contemplated by this offering are completed on November 12, 2004, interest payments on our notes are scheduled to be approximately $58.1 million in 2005, and interest payments on term loan borrowings under our new credit facility are scheduled to be approximately $3.7 million in 2004 and $26.4 million in 2005. In addition, we estimate that interest payments on borrowings under our new revolving credit facility will be approximately $0.4 million in 2004 and $1.0 million in 2005, including approximately $0.3 million in 2004 and $0.7 million in 2005 associated with temporary borrowings to finance a planned legal reorganization of a portion of our international operations. We estimate that interest payments under the lines of credit in foreign countries that are used to facilitate short-term operating needs will be $0.2 million in 2004 and $1.2 million in 2005.

Additionally, we expect to pay dividends on our Class A common stock of approximately $43.7 million in 2005 (which includes $3.7 million in respect to the period from the completion of the offering through the end of 2004) in accordance with the initial dividend policy to be adopted by our board of directors and assuming such policy remains in effect after the first year following the offering. If we do not achieve the level of Adjusted EBITDA for the twelve-month period ending June 30, 2005 described in “Dividend Policy and Restrictions” (or if our assumptions as to capital expenditures, interest expense or cash taxes were too low, our assumptions as to the sufficiency of our revolving credit facility to finance our working capital needs were to prove incorrect or if unexpected cash needs arise that we are not able to fund with cash on hand or with borrowings under our new credit facility), we would need to either reduce or eliminate dividends or, to the extent we were permitted to do so under the indenture governing the notes and the new credit facility, to fund a portion of our dividends with borrowings or from other sources. In addition, because our net sales and operating results can vary from quarter to quarter due to a number of factors, and because our capital expenditures are not typically spread evenly throughout the year, we may have to borrow on our revolving credit facility to finance periodic variations and allow the payment of regular quarterly dividends even if our annual Adjusted EBITDA were to equal or exceed such level. We expect to incur additional annual expenses of approximately $5 million associated with being a public company, including the costs primarily attributable to additional internal audit, accounting and legal staff, additional fees for outside audit and legal services, an increase in premiums for directors’ and officers’ liability insurance, increased levels of compensation for our non-management directors and other fees and expenses.

Although the interest and dividends will be paid in US Dollars, we do not expect to generate sufficient cash flows denominated in US Dollars to make such payments, and will therefore rely, in part, on cash flows denominated in other currencies. The cash flows generated in other currencies must be converted into US Dollars in order to make such payments, and the amount of US Dollars received will depend on the then-current exchange rates. After the completion of this offering we intend to enter into fixed rate currency contracts with a five-year duration in an attempt to reduce the risk that fluctuations in currency exchange rates will affect our ability to pay interest on the notes and dividends on the Class A common stock. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Foreign Exchange.”

See “Unaudited Pro Forma Condensed Consolidated Financial Data” for a summary of the impact of this offering on our historical financial statements. The pro forma results reflect the adjustments as described in the footnotes included with the pro forma financial statements.

While we believe that we will have sufficient funds to achieve our anticipated level of growth, any future acquisitions, joint ventures or similar transactions may require additional capital, which may be financed through borrowings under our revolving credit facility, issuances of additional IDSs, notes or other securities of ours, net cash provided by operating activities, other third party financing or a combination of these alternatives, and such capital may not be available to us on acceptable terms or at all. In lieu of seeking additional capital, our board of directors may repeal or amend our dividend policy so that more cash would be available for our operations or growth.

For a discussion of the impact of this offering on our liquidity if the interest payments on the notes are determined not to be deductible for U.S. federal and applicable state income tax purposes, see “—Critical Accounting Policies and Estimates—Income Tax Treatment of IDSs.”

Capital Expenditures

We use the term “capital expenditures” to refer to costs we incur that meet capitalization requirements under GAAP. The majority of our capital expenditures relate to purchases of machinery and equipment used in the manufacturing of our products.

Capital expenditures reflected below were funded from net cash provided by operating activities and borrowings under our existing credit facility.

	2001	2002	2003
	(in millions)

Buildings	$6.0	$1.2	$4.2
Machinery and equipment	26.7	20.3	23.6
Construction in progress	–	6.8	16.6

Total capital expenditures	$32.7	$28.3	$44.4

During 2003, we had capital expenditures of $44.4 million, which is a level of capital spending above both our historical levels and the level we project for the next several years. Our 2003 capital spending consisted of approximately $22.0 million of growth capital expenditures and approximately $22.4 million of maintenance capital expenditures and our 2002 capital spending consisted of approximately $12.3 million of growth capital expenditures and approximately $16 million of maintenance capital expenditures. Our growth capital expenditures in 2003 included $7.6 million related to the completion of specific cost reduction programs, including the closure and reallocation of production from our Wake Forest, North Carolina facility. Specifically, this closure required the acquisition of three weaving looms and a finishing machine and the expansion of our manufacturing facilities in Starkville, Mississippi and Kentville, Nova Scotia, Canada. In addition, we invested $10.3 million in 2003 in certain high cost production assets, including equipment to automate seaming operations, to provide capacity expansion in several of our clothing production facilities, including in Whitstable, United Kingdom, Latina, Italy, Reutlingen, Germany and Piracicaba, Brazil. These particular assets have long service lives and are, therefore, seldom replaced.

For the six months ended June 30, 2004, we had capital expenditures of $29.8 million consisting of growth capital expenditures of $17.3 million and maintenance capital expenditures of $12.5 million. Growth capital expenditures included $4.2 million of expenditures related to restructuring. The high level of capital expenditures during this period reflects accelerated spending in the first six months of the year to upgrade capacity for certain product lines and to support the introduction of new products.

We estimate that we will have capital expenditure requirements of approximately $28 million per year, on average, for the next several years, including the twelve-month period ended June 30, 2005. Of this amount, we expect approximately $8 million of growth capital expenditures and approximately $20 million of maintenance capital expenditures as defined in the indenture governing the notes and our new credit facility. This level of capital expenditure is necessary to support business operations for replacement of equipment, upgrades for efficiencies and extension of the useful lives of the assets, as well as to support cost reductions, safety and environmental needs and expansion of capacity in conjunction with the execution of our business strategies. We believe that our cost reduction programs under which we closed one manufacturing facility in 2003 will have closed an additional five facilities in the period from 2004 to the end of the first quarter of 2005 and are shifting certain production at another manufacturing facility in 2004 will reduce maintenance capital expenditures that would have otherwise been required in connection with such facilities, and on this basis we believe that we will have maintenance capital expenditures of approximately $20 million per year, on average, for the next several years. In addition, although our expected growth capital expenditures over the next few years are substantially less than in the last few years, we do not expect to require the same level of spending in connection with restructurings and capacity expansion as in the last few years, and therefore believe that growth capital expenditures of approximately $8 million per year on average are sustainable over the next several years. If cash is available beyond what is required to support our dividend policy then in effect, we may consider additional growth capital expenditures if we believe they are beneficial.

Existing Indebtedness

Our existing indebtedness, which is described below, consists primarily of borrowings under our senior credit facility and mezzanine credit facility. We incurred such indebtedness in connection with a recapitalization transaction in 2002 that permitted us to repay certain shareholder loans and vendor loans made to us in December 1999 in connection with the acquisition of our business from Invensys plc. A portion of the shareholder loans and vendor loans was repaid in December 2002 from proceeds of borrowings under our existing senior credit facility and the remaining portion was repaid in February 2003 from proceeds of borrowings under our existing mezzanine credit facility. Following the completion of the transactions contemplated by this offering, we will use net proceeds received from this offering to repay our senior credit facility and mezzanine credit facility.

Existing Senior Credit Facility.    In connection with our 2002 recapitalization, we entered into a senior credit facility with a syndicate of banks. This credit facility consists of a $50.0 million revolving credit facility, and approximately $602.0 million in term loans ($302.0 million in a term A tranche, $150.0 million in a term B tranche and $150.0 million in a term C tranche). Our obligations under the senior credit facility are secured by substantially all of our assets, and the facility requires us to meet certain financial tests, including minimum interest and cash flow coverage ratios and a maximum leverage ratio. The facility also contains certain covenants which, among other things, limit the incurrence of additional indebtedness, liens and encumbrances, changes in the nature of our business, investments, dividends and other restricted payments, prepayments of certain indebtedness, certain transactions with affiliates, asset sales, acquisitions, capital expenditures, mergers and consolidations, sales of receivables and other matters customarily restricted in such agreements. For a more detailed description of the material terms of the existing senior credit facility, including the non-US Dollar denominated portions of the loans, see Note 8 to the audited consolidated financial statements included elsewhere in this prospectus.

Existing Mezzanine Credit Facility.    In connection with our 2002 recapitalization and the refinancing of certain additional indebtedness in 2003, we entered into a mezzanine credit facility with a syndicate of lenders. This facility provided for initial term loans in the amount of $125.0 million. Our obligations under the facility are secured by substantially all of our assets, with such security interest being subordinated to the security interests applicable under our existing senior credit facility discussed above. The mezzanine credit facility requires us to meet certain financial tests, including minimum interest and cash flow coverage ratios and a maximum leverage ratio.

Other Existing Indebtedness.    In addition to the above debt, two of our operating units have long term debt in the aggregate principal amount of $7.8 million as of June 30, 2004 that we will repay following the completion of the transactions contemplated by this offering. We also have lines of credit in various foreign countries that are used to facilitate short term operating needs, of which an aggregate of $25.8 million was outstanding as of June 30, 2004. These lines of credit will remain outstanding following the completion of the transactions contemplated by this offering.

New Credit Facility

Upon completion of this offering, we and certain of our subsidiaries will enter into a new $535 million senior secured credit facility. We expect that our new credit facility will include a credit agreement with a syndicate of financial institutions, including CIBC or one or more of its affiliates, which we refer to as the “new credit agreement,” providing for a $100 million senior secured revolving credit facility (to be reduced to $50 million after the first anniversary of the closing date) and a term loan in a total principal amount of $435 million. Our new credit facility will be secured by substantially all of our assets and the assets of most of our subsidiaries that are guarantors under the existing facility in all cases subject to legal and tax considerations and requirements. Borrowings under the revolving credit facility and term loan facility will bear interest, at our option, at either (a) LIBOR plus the applicable margin or (b) the Euribor rate plus the applicable margin, in each case in addition to certain other mandatory costs associated with syndication in the European markets. The applicable margin for LIBOR and Euribor loans will be 2.50%, provided that the applicable margin with respect to revolving loans may be reduced to 2.25% or 2.00% based on a senior leverage test set forth in the new credit agreement. After the completion of the offering, we intend to enter into interest rate swap agreements that we expect will, based on current market rates for such agreements, effectively fix the interest rate on the term loan portion of the new credit facility at 6.00%, although the rate is subject to change until we have entered into such agreements. In addition, the new credit facility will contain restrictions on our ability to make interest and dividend payments to IDS holders and holders of the separate notes. We expect that the new credit facility will have a 4.5 year maturity except for that portion of the facility allocated to our Canadian borrowers, which will have a 5 year maturity. See “Use of Proceeds” and “Description of Certain Indebtedness—New Credit Facility.”

Our ability to comply in future periods with the financial covenants in our new credit facility will depend on our ongoing financial and operating performance, which in turn will be subject to general economic conditions and to financial, business and other factors, many of which are beyond our control, and will be substantially dependent on the level of demand for our products, our ability to compete effectively and our ability to otherwise successfully implement our overall business strategies.

Contractual Obligations and Commercial Commitments

The following table provides aggregated information about our contractual obligations as of December 31, 2003.

	Payments Due by Period
Contractual Obligations	Total	Less than 1 year	1-3 years	4-5 years	After 5 years
	(in millions)
Long-term debt(1)	$811.5	$37.7	$96.5	$121.2	$556.1
Operating leases	8.8	3.2	4.0	1.2	0.4
Purchase obligations(2)	32.3	20.8	11.0	0.4	0.1
Pension and other post-retirement obligations	84.9	7.1	15.1	16.6	46.1

Total contractual cash obligations	$937.5	$68.8	$126.6	$139.4	$602.7

(1)	Consists of the principal amount outstanding and excludes the amount of interest payable on such long-term debt as of December 31, 2003. The estimated interest payments on our long-term debt following the offering are described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”
(2)	Includes obligations with respect to raw materials purchases, repair and maintenance services, utilities and capital expenditures.

After the completion of the transactions contemplated by this offering and assuming full exchange of outstanding shares of Class B common stock into IDSs, we expect that the principal amount of our total long-term debt to be approximately $887.6 million, $435.0 million of which will mature in 2009 and $452.6 million of which will mature in 2019.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses. Actual results could differ from those estimates. We have formal accounting policies in place including those that address critical and complex accounting areas. Note 2 to the consolidated financial statements included elsewhere in this prospectus describes the significant accounting policies used in preparation of the consolidated financial statements. The most significant areas involving management judgments and estimates are described below.

Revenue Recognition.    Our revenue primarily consists of the sale of paper machine clothing and roll covers. Revenue is considered to be realized or realizable and earned when all of the following criteria are met: persuasive evidence of a sales arrangement exists; delivery has occurred; the price is fixed or determinable; the risk of loss and title has passed to the customers; and collectibility is reasonably assured. These criteria are generally met at the time of shipment unless a consignment arrangement exists. Revenue from consignment arrangements is recognized based on product usage indicating sales are complete or as conditions are met. We allow our customers to return defective or damaged products for credit. Our estimate for sales returns is based upon contractual commitments and historical trends and is recorded as a reduction to revenue.

Earnings Per Share.    Following the consummation of the offering, we will have two classes of common stock, designated as Class A common stock and Class B common stock outstanding, and we will present basic and diluted earnings per share using the two-class method as provided for in SFAS 128 “Earnings Per Share.” Although the Class B common stock is being issued only to our existing equity investors in exchange for a portion of the shares of Class A common stock they hold prior to the offering, we believe that the dividend and other rights embodied in the Class B common stock are substantially different from those embodied in such shares of Class A common stock, resulting in two separate classes of common stock for the purpose of presenting earnings per share pursuant to paragraph 60 of SFAS 128. Because the offering and the recapitalization occurring in connection therewith will also result in the issuance of new shares of Class A common stock upon which dividends are expected to be paid, whereas our by-laws prevent the payment of regular cash dividends on the

Class B common stock, three separate earnings per share amounts will be presented in the period of the transaction (i.e. Class A common stock held by our existing equity investors prior to the offering, the new Class A common stock issued in the offering and the Class B common stock). Undistributed earnings will be allocated between pre-transaction and post-transaction periods based on a computation of relative weighted average shares outstanding for each period. The dilutive impact, if any, of any subsequent exchange of Class B common stock for IDSs will be considered in determining the diluted earnings per share.

Allowance for Doubtful Accounts.    The allowance for doubtful accounts is maintained at a level considered by management to be adequate to absorb an estimate of probable future losses existing at the balance sheet date. In estimating probable losses, we review accounts that are past due, non-performing or in bankruptcy. We also use general information regarding industry trends, the general economic environment and information gathered through our network of field-based employees. We arrive at an estimated loss for specific accounts based on historical trends. This process is based on estimates, and ultimate losses may differ from those estimates. Uncollectible receivable balances are written off when we determine that the balance is uncollectible. Subsequent recoveries, if any, are credited to the allowance when received.

Inventories.    We value our inventories for financial reporting purposes at the lower of cost or market value. Raw materials are valued on a weighted average basis. In addition to the raw material component of our work in process and finished goods, we specifically identify and value labor and overhead components based on actual inputs to production. We record provisions, as appropriate, to write-down obsolete and excess inventory to estimated net realizable value. The process for evaluating obsolete and excess inventory often requires us to make subjective judgments and estimates concerning future sales levels, quantities and prices at which such inventory will be able to be sold in the normal course of business. A significant decline in demand for our products as compared to forecasted amounts may result in the recording of additional provisions for excess inventory in the future.

Property and Equipment.    The property and equipment we acquire in connection with acquisitions is recorded at fair market value as of the acquisition date. All subsequent additions are recorded at cost. We estimate useful lives of our property and equipment, and depreciate the cost on a straight line basis over these estimated lives. Thus, the depreciation expense is based on estimates, and the ultimate useful lives may be different from these estimates. The estimated useful lives are as follows:

Asset	Years
Buildings	50
Machinery and equipment– Heavy	16-25
– General	13-15
– Light	6-12
– Molds, tools, office and computers	2-5

Impairment of Long-Lived Assets.    We review our long-lived assets for impairment when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Our policy is to evaluate long-lived assets for impairment at a plant level for each operating unit. If actual market conditions are less favorable than management’s projections, future write-offs may be necessary.

Goodwill.    Subsequent to June 30, 2001, we account for acquired goodwill and intangible assets in accordance with SFAS No. 141, Business Combinations (“SFAS No. 141”). Prior to July 1, 2001, we accounted for acquired goodwill and intangible assets in accordance with APB No. 16, Business Combinations (“APB No. 16”). As a result, goodwill and other indefinite lived assets are not amortized effective as of January 1, 2002. Purchase accounting required by SFAS No. 141 and APB No. 16 involves judgment with respect to the valuation of the acquired assets and liabilities in order to determine the final amount of goodwill. We believe that the estimates that we have used to record prior acquisitions are reasonable and in accordance with SFAS No. 141 and APB No. 16.

Impairment of Goodwill and Indefinite-Lived Intangible Assets.    On January 1, 2002, we adopted SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS No. 142”). As a result, we account for acquired goodwill and goodwill impairment in accordance with SFAS No. 142. This pronouncement requires considerable judgment in the valuation of acquired goodwill and the ongoing evaluation of goodwill impairment. We utilize a discounted cash flow approach in order to value our operating segments required to be tested for impairment by SFAS No. 142, which requires that we forecast future cash flows of the operating segments and discount the cash flow stream based upon a weighted average cost of capital that is derived from comparable companies within similar industries. The discounted cash flow calculations also include a terminal value calculation that is based upon an expected long term growth rate for the applicable operating segment. We believe that procedures we use for applying the discounted cash flow methodology, including the estimates of future cash flows, the weighted average cost of capital and the long-term growth rate, are reasonable and consistent with market conditions at the time of the valuation. We have evaluated the carrying value of segment goodwill and determined that no impairment existed at either the date of adoption of the standard, January 1, 2002, or as of its annual evaluation date as of December 31, 2003. Accordingly, no adjustments were required to be recorded in our consolidated financial statements as a result of adopting SFAS No. 142 or as a result of its annual evaluation as of December 31, 2003.

Contingencies.    We are subject to various claims and contingencies associated with lawsuits, insurance, tax and other issues arising out of the normal course of business. Our consolidated financial statements reflect the treatment of claims and contingencies based on management’s view of the expected outcome. We consult with legal counsel on those issues related to litigation with respect to matters in the ordinary course of business. If the likelihood of an adverse outcome is probable and the amount is estimable, we accrue a liability in accordance with SFAS No. 5, “Accounting for Contingencies.” While we believe that the current level of reserves is adequate, the adequacy of these reserves may change in the future due to new developments in particular matters.

Income Taxes.    We utilize the asset and liability method for accounting for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. (“SFAS No. 109”) Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

We have recognized a net deferred tax liability of $25.3 million at December 31, 2003 and a net deferred tax asset of $2.5 million at December 31, 2002. The deferred tax assets and liabilities relate principally to net operating losses, pension and post-retirement benefits and differences between the book and tax basis of property and equipment.

We reduce our deferred tax assets by a valuation allowance if, based upon the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Relevant evidence, both positive and negative, is considered in determining the need for a valuation allowance. Information evaluated includes our financial position and results of operations for the current and preceding years as well as an evaluation of currently available information about future years. In light of our accumulated loss position at December 31, 2003, and the uncertainty of profitability in future periods in certain tax jurisdictions, we recorded valuation allowances for deferred tax assets primarily related to net operating loss carryforwards in the United States.

We intend to determine annually the amount of unremitted earnings of our foreign subsidiaries that may be repatriated for use in our U.S. operations. We have provided for income taxes payable related to earnings of our foreign subsidiaries that may be repatriated in the foreseeable future. Income taxes are not provided on the unremitted earnings of our foreign subsidiaries where such earnings have been reinvested indefinitely in our foreign operations. It is not practical to estimate the amount of income taxes payable on the earnings that are reinvested indefinitely in foreign operations. Unremitted earnings of our foreign subsidiaries that are reinvested indefinitely were $98.5 million and $138.5 million, at December 31, 2003 and December 31, 2002, respectively.

In addition, we operate within multiple taxing jurisdictions and could be subject to audit in these jurisdictions. These audits can involve complex issues, which may require an extended period of time to resolve and may cover multiple years. In our opinion, adequate provisions for income taxes have been made for all years subject to audit.

Income Tax Treatment of IDSs.    We intend to account for our issuance of the IDSs in this offering as an issuance of two separate securities, namely, shares of Class A common stock and notes. We further intend to allocate the proceeds received for each IDS unit between the Class A common stock and notes in proportion to their respective fair market values at the time of issuance. Accordingly, we will account for the notes represented by the IDSs as long-term notes bearing a stated interest rate of     % maturing in 2019.

We believe, based on the opinion of tax counsel, that the notes should be treated as debt for U.S. federal income tax purposes. Accordingly the interest expense will be treated as a reduction in domestic pre-tax income for purposes of computing federal and state income tax provisions. To the extent the interest deduction results in or increases a net operating loss for tax purposes, an assessment will be made as to the realizability of the deferred tax asset consistent with principles of SFAS No. 109.

Furthermore, we do not expect to maintain any reserve in our financial statements for the possibility of there being a determination that interest on the notes would not be deductible for U.S. federal and applicable state income tax purposes. However, the treatment of the notes as debt and the deductibility of interest on the notes may not be sustained if challenged by the IRS. If the notes were treated as equity rather than debt for U.S. federal and applicable state income tax purposes, then the stated interest on the notes could be treated as a dividend, and interest on the notes would not be deductible by us for U.S. federal and applicable state income tax purposes. Our inability to deduct interest on the notes on an on-going basis could materially increase our taxable income and, thus, our U.S. federal and applicable state income tax liability. To the extent any portion of our interest expense from prior years is determined not to be deductible, we could be required to pay a significant amount of additional income tax for such years, together with interest and possible penalties. Any increase in tax liabilities for prior or future periods as a result of a determination that interest on the notes is not deductible would materially and adversely affect our financial condition, our liquidity and our after-tax cash flow, which in turn could materially and adversely affect our ability to meet our obligations on the notes and to pay dividends. In addition, treatment of the notes as equity for U.S. federal income tax purposes would subject payments made to foreign holders in respect of the notes to withholding tax, and this could subject us to liability for withholding taxes that we did not collect on these payments. For a discussion of the treatment of the notes as debt, see “Material U.S. Federal Income Tax Consequences.”

Accounting for IDSs.    Our IDSs represent shares of Class A common stock, notes and embedded derivative features that may require bifurcation under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”). We have concluded that the embedded derivative features, representing a call option and a change in control put option, do not warrant separate accounting under SFAS 133 as they are clearly and closely related to the economic characteristics of the host debt contract. Thus, upon completion of this offering, proceeds from the issuance of the IDSs will be allocated, based upon relative fair value at the issuance date, to Class A common stock and the senior subordinated notes. We will obtain an independent valuation of Class A common stock and the notes in order to perform this allocation.

The Class A common stock portion of the IDS units will be included in stockholders’ deficit, net of the related portion of the IDS transaction costs allocated to Class A common stock, and dividends paid on the Class A common stock will be recorded as a reduction to accumulated deficit when declared by us. The notes portion of the IDS unit will be included in long-term debt, and the related portion of the IDS transaction costs allocated to the notes will be capitalized as deferred financing costs and amortized to interest expense using the effective interest method. Interest on the notes will be charged to expense as accrued by us. We intend to determine the fair value of the Class A common stock and the notes through the utilization of a third party valuation firm, with reference to a number of factors, including the price obtained on the sale of the separate notes (not represented by IDSs) which have the same terms as the notes in the IDSs. The current fair value of the Class A common shares has been determined by subtracting the fair value of the separate notes from the value of the IDSs.

Therefore, we expect that we will allocate the entire proceeds of the offering to the Class A common stock and the notes and that the allocation of the IDS proceeds to the Class A common stock and the notes will not result in a substantial premium or discount. Upon subsequent issuances of notes, we will evaluate whether there is a substantial discount or premium. We expect that if there is a substantial discount or premium upon a subsequent issuance of notes, the call option and the change in control put option would be considered not clearly and closely related, and we would separately account for these features as embedded derivatives. If it is determined at time of issuance that any of the embedded derivatives are required to be bifurcated and separately accounted for, a portion of the proceeds from the original issuance will also be allocated to these derivatives equal to the combined fair value of the embedded derivatives that require bifurcation. If a portion of the initial proceeds is allocated to any of the derivatives, the notes will be recorded at a discount or premium and accreted or amortized to their redemption value as a component of interest expense using the effective interest method. The embedded derivatives will be recorded as derivative liabilities at fair value, with changes in fair value recorded through earnings.

Accounting for Class B Shares.    In connection with our reorganization, we will issue shares of Class B common stock to certain current equity holders. Each share of Class B common stock will, at the option of the holder, subject to the satisfaction of certain conditions, be exchanged for IDSs at an exchange rate of one IDS for each share of Class B common stock, subject to adjustment in the event of a stock split, recombination or reclassification of our Class B common stock. Such exchange will generally not occur until at or after the second anniversary of the closing of this offering. The conditions to such exchange include financial tests relating to our Adjusted EBITDA and our excess cash (as such terms are defined in the indenture governing our notes). Following the fifth anniversary of the closing of the offering, the Adjusted EBITDA and excess cash tests will no longer apply and the Class B common stock will be automatically exchanged subject only to the satisfaction of the other conditions. See “Related Party Transactions—Investor Rights Agreement.” In addition, immediately prior to the completion of any transaction after which no notes will remain outstanding, including the maturity of the notes, each share of Class B common stock will, at the option of the holder, be exchanged for one IDS, subject to adjustment in the event of a stock split, recombination or reclassification of the Class B common stock, regardless of when the transaction occurs or whether the other conditions to the exchange are satisfied.

If all of the IDSs have automatically separated or are otherwise not outstanding at the time of any such exchange, each share of Class B common stock will be exchanged for one share of Class A common stock, subject to adjustment in the event of a stock split, recombination or reclassification of the Class A common stock or Class B common stock, and a note having a principal amount equal to each note that was represented by an IDS. However, if the notes are not outstanding at the time of such exchange, each share of Class B common stock will be exchanged for 1.8079 shares of Class A common stock, subject to adjustment in the event of a stock split, recombination or reclassification of the Class A common stock or Class B common stock.

The issuance of the Class B shares will be recorded as three separate components—a portion allocated to equity, a portion to debt and a portion allocated to the embedded exchange option from Class B into IDS debt. To record the initial issuance of the Class B shares, we will utilize the valuation of the IDS between equity and debt.

The portion of the Class B common stock allocable to the potential Class A issuance will be recorded in permanent equity. Following any exchange of a share of Class B common stock for IDSs, the portion of such exchange into shares of Class A common stock will continue to be classified by us as permanent equity and no changes to accounting would be reflected on an ongoing basis.

We will initially record the portion of Class B stock allocable to the potential debt issuance upon exchange in the mezzanine section of our consolidated balance sheet based upon the relative fair value of the IDS notes at original issuance. The obligation is labeled “Allocated Portion of Class B.” For all periods subsequent to the date of the initial public offering, the Allocated Portion of Class B will be accreted up to the principal amount of the notes based on the principal amount of the IDS note over the exchange period recorded as an offset to retained earnings.

The debt embedded exchange option is required to be bifurcated and separately accounted. Thus a portion of the Class B common stock will also be allocated to this derivative. The bifurcated derivatives will be recorded as liabilities and will be marked to market with changes in fair value being recorded as a component of interest expense.

We will perform the initial allocation of the Class B to the equity, debt and the debt embedded exchange option using the IDS valuation obtained and the applicable exchange ratio of Class B shares into IDSs. The fair value of the Class B portions that are allocable to equity and debt are assumed to be the fair values of the IDS equity and debt, respectively, adjusted for the Class B exchange ratio. The derivatives value is assumed to be the fair value of the IDS debt less pro rata allocated proceeds to IDS debt adjusted for the Class B exchange ratio. We will obtain independent valuations on a quarterly basis of the debt embedded exchange option. These valuations will be the basis for the mark-to-market adjustments that are required to record the debt embedded exchange option at fair value during its exchange period.

Derivatives and Hedging Activities.    We have entered into several different types of derivative instruments. Certain of these instruments are treated as hedges under SFAS No. 133 and include interest rate swaps and caps that qualify as cash flow hedges and foreign currency forward contracts that qualify as either cash flow or fair value hedges. We enter into derivative financial arrangements to hedge a variety of risk exposures, including interest rate risks associated with long-term debt. In accordance with SFAS No. 133, we record the fair value of these instruments within the consolidated balance sheet. Gains and losses from derivative financial instruments are largely offset by gains and losses on the underlying transactions. While we intend to continue to meet the conditions for hedge accounting, if hedges were not to be highly effective in offsetting cash flows attributable to the hedged risk, the changes in the fair value of the derivatives used as hedges could have a material effect on our consolidated financial statements.

We have also written swaptions, which do not qualify for hedge accounting treatment under SFAS No. 133. Our written swaption agreements mature at the end of 2004. Given current interest rates, we regard the likelihood that these swaptions will be exercised as remote. If exercised, the resulting swap agreements would be recorded at fair value on the balance sheet with changes in the fair value being reflected in the statement of operations.

Estimates Used Related to Restructuring.    In June 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities (“SFAS No. 146”), which addresses financial and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring) (“EITF No. 94-3”). The principal difference between SFAS No. 146 and EITF No. 94-3 relates to the requirements for recognition of a liability for a cost associated with an exit or disposal activity. SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred, while EITF No. 94-3 requires that the liability be recognized at the date of an entity’s commitment to an exit plan. We adopted SFAS No. 146 in the fourth quarter of 2002, and we are required to apply SFAS No. 146 prospectively. All restructuring actions that were committed to prior to the adoption of SFAS No. 146 continue to be accounted for in accordance with EITF No. 94-3.

We have engaged in a number of restructuring actions over the last several years, which required our management to utilize significant estimates related to realizable values of assets that were made redundant or obsolete and expenses for severance and other employee separation costs, lease cancellation and other exit costs. This process is complex and involves periodic reassessments of estimates made at the time the original decisions were made. We continue to evaluate the adequacy of the remaining liabilities under these restructuring initiatives. As we continue to evaluate the business, there may be changes in estimates to amounts previously recorded as actions progress and are completed.

Pension and Other Post-Retirement Benefits.    The determination of the obligation and expense for pension and other post-retirement benefits is dependent on the selection of certain actuarial assumptions used in calculating such amounts. These assumptions include, among others, the discount rate, expected long-term rate of return on plan assets and rates of increase in compensation and health care costs. These assumptions are reviewed and updated annually based on relevant external and internal factors and information.

Stock Based Compensation.    As permitted under SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure, we have elected to follow the provisions of Accounting Principles Board (APB) No. 25, Accounting for Stock Issued to Employees, to account for stock-based awards to employees. Under APB No. 25, compensation expense with respect to such awards is not recognized, if on the date the awards were granted, the exercise price equaled the market value of the common shares.

SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair-value-based method of accounting for stock-based compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. We have elected not to adopt the fair-value recognition provisions as provided for in SFAS No. 123, but to continue to apply APB No. 25, and related interpretations in accounting for its stock-based compensation plans. As a result we have adopted the disclosure-only provisions of SFAS No. 148. The adoption of SFAS No. 123 is not expected to have a material effect on our financial statements.

SFAS No. 123 requires the measurement of the fair value of the employee stock-based awards to be included in the consolidated statements of operations or disclosed in the notes to the consolidated financial statements. We have determined that we will account for stock-based compensation granted to employees under APB No. 25, and will elect the disclosure-only alternative under SFAS No. 123. In determining the pro forma compensation expense, we are following paragraph 28 of SFAS 123, which allows us to determine our best estimate of how many options are expected to vest. We use the Black-Scholes option pricing model to determine the pro forma compensation. It requires the use of judgment in the selection of the inputs to the model.

New Accounting Standards

In January 2003, the FASB issued Interpretation No. 46, Consolidation Of Variable Interest Entities (“Interpretation No. 46”), to clarify the conditions under which the assets, liabilities, and activities of another entity should be consolidated into the financial statements of a company. Interpretation No. 46 requires the consolidation of a variable interest entity (a “VIE”) by a company that bears the majority of the risk of loss from the VIE’s activities or is entitled to receive the majority of the VIE’s residual returns. In October 2003, the FASB issued FASB Staff Position No. 46-6 (FSP FIN 46-6), deferring the effective date for applying the provisions of Interpretation 46 to interests held by public entities in variable interest entities or potential variable interest entities created before February 1, 2003 until the end of fiscal periods ending after December 15, 2003. FIN 46 is effective for all new variable interest entities created or acquired between January 31, 2003 and December 31, 2003. The provisions of FIN 46 must be applied no later than the end of the first annual reporting period ending after December 15, 2004. For all entities created after December 31, 2003, the provisions are effective upon initial involvement with the entity. We believe that the adoption of FIN 46 will not have a material impact on our consolidated financial statements.

In April 2003, the FASB issued SFAS No. 149, Amendment Of Statement 133 On Derivative Instruments And Hedging Activities (“SFAS No. 149”). SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement No. 133. Our adoption of SFAS No. 149 had no material impact on our consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, Accounting For Certain Financial Instruments With Characteristics Of Both Liabilities And Equity (“SFAS No. 150”), which we adopted in the third quarter of 2003. SFAS No. 150 clarifies the accounting for certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Our adoption of SFAS No. 150 had no material impact on our consolidated financial statements.

Quantitative and Qualitative Disclosures About Market Risk

Foreign Currency Hedging.    We have foreign currency cash flow and earnings exposure with respect to specific sale transactions denominated in currencies other than the functional currency of the unit incurring the costs associated with such transactions. To mitigate the risks related to this exposure, we utilize forward currency contracts in certain circumstances, other than in South America, to lock in exchange rates with the objective that the gain or loss on the forward contracts will approximate the loss or gain on the transaction or transactions being hedged. We determine whether to enter into hedging arrangements based upon the size of the underlying transaction or transactions, an assessment of the risk of adverse movements in the applicable currencies and the availability of a cost-effective hedging strategy. To the extent we do not engage in hedging or such hedging is not effective, changes in the relative value of currencies can affect our profitability.

As of December 31, 2003, we had open foreign currency exchange contracts maturing through December, 2004 with total net notional amounts of $34.6 million. At December 31, 2003, we prepared an analysis to determine the sensitivity of our forward foreign exchange contracts to changes in exchange rates. A hypothetical adverse exchange rate movement of 10% against our forward foreign exchange contracts would have resulted in a potential net loss in fair value of these contracts of approximately $3.5 million. All such losses on these forward foreign exchange contracts would be substantially offset by gains on the underlying transactions that we had hedged.

In South America, substantially all of our sales are denominated in US Dollars, but the associated costs are recorded in the local currencies of the operating units. We do not hedge this US Dollar exposure as it would generally not be cost effective due to the relatively inefficient foreign exchange markets for local currencies in that region.

In addition, we have non-hedged currency exposure on certain indebtedness attributable to the fact that certain indebtedness of our U.S. subsidiaries whose functional currency is the US Dollar is denominated in Euros and that certain indebtedness at our foreign subsidiaries whose functional currency is denominated in Euros is denominated in US Dollars. As of December 31, 2003, we had Euro 96.6 million of senior debt outstanding on the books of U.S. subsidiaries and $74.6 million of debt under our mezzanine credit facility recorded on the books of a Euro-based subsidiary. A hypothetical 10% adverse change in the exchange rate of the US Dollar versus the Euro could result in foreign exchange losses of approximately $4.7 million and a hypothetical 10% adverse change in the exchange rate of the Euro versus the US Dollar could result in foreign exchange gain of approximately $4.7 million.

Interest Rate Hedging.    Our existing senior credit facility requires us to hedge the variable interest rate on a portion of the outstanding senior debt to effectively convert such debt to fixed-rate debt. We are required to enter into hedging transactions such that no less than two-thirds of the aggregate principal amount of the term loans outstanding thereunder are effectively fixed rate debt until December 31, 2005.

At December 31, 2003, we had interest rate swaps with notional amounts of approximately $584.7 million. These swaps provide for us to pay fixed rates of 2.875%-5.215%, 2.495%-7.330% and 4.120%-6.740% on Eurodollar, US Dollar and Canadian Dollar notional amounts, respectively, while receiving the applicable floating LIBOR rates from the counter-parties. We also have written swaption agreements which provide an option to the counter-parties to enter into interest rate swaps through 2004. At December 31, 2003, approximately 85.1% of the floating rate indebtedness outstanding under our senior credit facility was subject to fixed interest rate swap contracts.

In addition to the interest rate swaps applicable to our senior debt, interest on a portion of our existing mezzanine debt has a fixed rate. As a result, approximately 87.4% of our total debt has an actual or effective fixed interest rate as of December 31, 2003. With respect to our floating rate debt, interest rate changes generally do not affect the market value, but, if the floating rates have not been effectively converted to fixed rates through interest rates swaps, do impact the amount of our interest payments and, therefore, our future earnings and cash flows, assuming other factors are held constant.

We will use the proceeds from this offering, together with borrowings under the new credit facility, to repay all outstanding borrowings under our existing senior and mezzanine credit facilities and our interest rate swap and swaption contracts will be terminated.

Industry Overview

General

The primary driver of demand for consumable products used on paper-making machines is the volume of paper production. According to the Food and Agriculture Organization of the United Nations, the volume of global production of paper products, including paperboard, grew at a compound annual growth rate of approximately 2.9% from 1980 to 2002. Over this same period, according to the International Monetary Fund, the average annual rate of global economic growth was 3.3%. Consistent, global economic growth over the long term has helped support the stable growth in demand for paper because economic growth tends to increase demands for many types of paper products, including packaging, newsprint, tissue and office paper.

In addition to general economic growth, other factors which have contributed to the growth in paper demand have included the effects of greater industrialization throughout the world and expanded use of computer and other electronic equipment, which has substantially increased the amount of documentation that is created and printed. Not only has paper consumption increased over the past decades, but there has also been a shift to more highly differentiated paper products. For example, the success of advanced printing techniques, including those using multiple colors and high resolution images, depends in part on the use of specialized paper products.

Clothing and roll covers are critical consumable components in all of the estimated 7,800 paper-making machines globally. Although clothing and roll covers represent only approximately 3% of a paper producer’s manufacturing costs, they can help paper producers improve the quality of their paper, differentiate their paper products and operate their paper-making machines more efficiently and reduce production costs. Due to their consumable nature, both clothing and roll covers require regular replacement. Because clothing and roll covers must be customized to each individual paper-making machine and can significantly affect paper quality and production efficiency, our experience is that paper producers are typically hesitant to change suppliers of their clothing and roll covers as they often believe that the risks to production associated with changing suppliers outweigh the potential benefits of the change.

Paper Production and Consumption

During the period from 1980 to 2003, paper production and consumption grew at compound annual growth rates of approximately 2.9% and 3.1%, respectively, each increasing on a year-to-year basis for 21 of the 23 years and declining only in 1982 and 2001. Although paper prices have historically been volatile, the volumes of paper production and consumption have demonstrated stable growth over the past two decades.

Global Paper and Paperboard Production and Consumption vs. Real GDP Growth (1)

Sources:	Paper and paperboard production sourced from United Nations Food and Agriculture Organization; paper and paperboard consumption sourced from Resource Information Systems, Inc. World real GDP growth sourced from International Monetary Fund, World Economic Outlook Database, April 2004.

Notes

1.	World real GDP indexed to 1980 paper and paperboard production and consumption.

Paper Market

Although global paper production and consumption have experienced stable growth, there has been historical volatility in the price of pulp and paper products. The volatility in pricing has contributed to swings in the profitability of the pulp and paper producers. As indicated in the following chart, producers of newsprint for use in the Eastern United States have been subject to pricing pressure over much of the past decade. We believe that such pricing pressure is representative of the global pulp and paper industry.

Global Paper and Paperboard Production and Consumption vs. Newsprint Prices

Sources:	Paper and Paperboard Production sourced from United Nations Food and Agriculture Organization; Paper and Paperboard Consumption sourced from Resource Information Systems, Inc. Newsprint prices sourced from Pulp and Paper Week.

The juxtaposition of growth in demand with volatility in pricing presents difficulties for paper producers. On the one hand, regular capacity expansion is necessary in order to satisfy the growth in demand. On the other hand, because of the volatility in pricing, paper producers face risks of not realizing sufficient returns from the large capital expenditures necessary to expand capacity through building new plants or installing new machinery.

We believe that one consequence of this dynamic is that paper producers have become increasingly receptive to new technologies that can be used on existing paper-making machines to reduce costs and increase output, while maintaining or enhancing product quality. Although paper producers might feel some pressure in periods of low profitability to postpone scheduled maintenance work and defer the replacement of certain consumable products, the risks of this strategy are significant, and can include off-quality paper and paperboard products, reduced production rates, higher energy and raw material costs, and increased paper-making machine downtime. Consequently, the demand for consumable products is tied more closely to the relatively stable paper production and consumption patterns than to the cyclical nature of paper prices or the profitability of paper producers.

Regional Paper Production and Consumption

According to the Food and Agriculture Organization of the United Nations, in 2003 approximately 32% of global paper production occurred in North America, 32% occurred in Europe, 30% occurred in Asia, and 4% occurred in South America. In recent years, the rate of growth in paper production has been higher in the emerging markets of South America and Asia, which experienced compound annual growth rates of approximately 3.5% and 4.0%, respectively, from 1993-2003, than in the more mature markets of North America and Europe, which experienced compound annual growth rates of approximately 0.8% and 3.2%, respectively, over the same period.

South America and Asia currently have low levels of paper consumption per capita relative to North America and Europe. We believe that the relatively low levels of paper consumption per capita in South America and Asia indicate that these emerging markets offer a potential for growth.

To exploit global production and consumption opportunities, global paper producers are expanding into the emerging markets through acquisition and development of new manufacturing facilities. Multinational paper producers seeking to obtain consistency in the quality of the paper produced at their various worldwide production facilities value global suppliers who can provide clothing and roll cover products of a consistent high quality to all of their facilities while also providing a high level of regional service.

Increasing Product Performance Requirements

The competition in the paper-making industry has driven paper producers to improve their paper quality in order to differentiate their products in the marketplace, while simultaneously reducing production costs. Because installing paper-making machines can cost from tens of millions up to hundreds of millions of dollars, paper producers have sought to achieve these improvements using existing paper-making machines. For example, paper producers can increase the capacity of their paper-making machines by increasing the speed at which they run. Increases in paper-making machine speeds create a more demanding environment for paper-making machine consumables, as faster speeds increase the stress on consumable products and drive the need for technological improvements. Increases in the production capacity of a paper-making machine also increase the costs of machine downtime, making the durability of consumables products more important.

Additionally, to satisfy stricter environmental demands, paper producers have increasingly been using raw materials that include recycled pulp. Recycled pulp is of lower quality than virgin pulp, typically including more abrasive fillers and requiring increased performance from the paper-making consumables products. Paper producers are also striving to reduce operating costs by using lower-cost chemicals and additives and reducing energy usage, both of which require more sophisticated paper-making consumable products.

These trends have driven an increased demand for higher-quality paper-making consumable products. They have also created an opportunity for the larger, better-capitalized consumables manufacturers who have the experience and expertise to continually develop and produce more technologically advanced products.

Overview of the Paper-Making Process

Paper-making machines are large, sophisticated machines that operate at speeds ranging from 50 to 7,500 feet per minute. They can be in excess of 460 feet long and produce paper in widths in excess of 30 feet.

The following diagram depicts a generic paper making machine, which conveys the general process of making paper:

The paper-making process begins in the forming section of the paper-making machine where the paper stock, which is a suspension of cellulose fibers, chemicals and specialty additives with a water content typically above 98%, is deposited on the forming fabric, a moving, continuous woven fabric. Forming fabric is one kind of clothing used on a paper-making machine. Water is drained through the forming fabric leaving a wet fiber mat on the fabric surface. The forming fabric affects the quality of paper produced because it impacts the uniformity of fiber distribution and retention of additives. Forming fabric also significantly influences the cost of production because the amount of moisture removed during the forming stage affects the amount of time the paper sheet must spend in the energy-intensive drying section.

In the press section, the water content of the paper is reduced further by pressing the paper sheet between rotating covered steel rolls while it is transported on press felts, a second kind of clothing. Press felts must be designed to allow maximum water removal, while maintaining paper quality. In addition, proper maintenance of the press rolls, including regular re-covering, is necessary for effective water removal.

The paper sheet then passes through the drying section, where nearly all of the remaining water is removed by evaporation as the paper sheet is passed through a series of heated cylinders. The paper is transported through the drying section by dryer fabric, which is manufactured to be resistant to the high temperatures in the drying section.

In the finishing section, the paper passes through calendaring rolls, which apply controlled pressure to the paper to establish its final thickness. Following calendaring, the paper is cut down in size prior to being wound into large rolls for transport.

Throughout the production process, the paper sheet passes through spreader rolls, which are small-diameter curved rolls used to stretch and smooth the paper to avoid wrinkling.

Business

Overview

We are a leading global manufacturer and supplier of two categories of consumable products used in the production of paper—clothing and roll covers. We have an extensive global footprint of 37 manufacturing facilities in 15 countries, strategically located in the major paper-producing regions of North America, Europe, South America and Asia-Pacific, and have approximately 4,000 employees worldwide. We market our products to the paper industry’s leading producers through several highly regarded brands. In 2003, we generated net sales of $560.7 million.

Our clothing and roll covers play key roles in the formation and processing of paper along the length of a paper-making machine. Our products are in constant contact with the paper and, as a result, they have a significant effect on paper quality and the ability of a paper producer to differentiate its products. In addition, while clothing and roll covers represent only approximately 3% of a paper producer’s production costs, they can help a paper producer reduce overall costs. Our clothing and roll covers allow paper producers to use less expensive raw materials (including recycled fiber), run paper-making machines faster and with fewer interruptions and decrease the amount of energy required in the expensive drying portion of the paper-making process. Accordingly, we believe our customers view us as a value-added supplier for their businesses.

Clothing and roll covers wear down over time and must be regularly replaced in order for paper producers to sustain high quality paper output and operate efficiently. Roll covers also require regular refurbishment, and we provide refurbishment services for previously installed roll covers. Paper producers must typically replace clothing multiple times per year, refurbish roll covers multiple times per year and replace roll covers every two to five years.

Our clothing and roll cover products are designed to withstand extreme temperature and pressure conditions, and are the result of considerable research and development and a sophisticated manufacturing process. Our clothing products are highly engineered synthetic textile belts that transport paper as it is processed along the length of a paper-making machine. Clothing plays a significant role in the forming, pressing and drying stages of paper production. Because paper-making machines vary widely in size and design, clothing is customized to each individual paper-making machine. Clothing can be in excess of 460 feet long and 30 feet wide.

Our roll cover products provide a surface with the mechanical properties necessary to process the paper sheet in a cost-effective manner that delivers the sheet qualities desired by the paper producer. These products cover the rolls on a paper-making machine, which are the large steel cylinders over which clothing is mounted and between which the paper travels as it is processed. Like our clothing products, our roll cover products are customized to each individual paper-making machine.

Demand for our products and services is driven primarily by the volume of global paper production, which, according to the Food and Agriculture Organization of the United Nations, increased at a compound annual growth rate of approximately 2.9% from 1980 to 2003, with growth in every year but two during this period. The stability in the global volume of paper production results in stable demand for our products and services and causes our business to be largely unaffected by the historical volatility of paper prices and the corresponding swings in the profitability of paper producers.

We estimate that there are approximately 7,800 paper-making machines worldwide, all of which require a regular supply of clothing and roll covers. Our experience is that our customers are typically reluctant to change suppliers of their clothing and roll covers, largely because these products must be customized to each individual paper-making machine and can significantly affect paper quality and production efficiency. We have found that our customers often believe that the risks to production associated with changing suppliers outweigh the potential benefits of the change.

Key Strengths

Global Market Leader with Well Known Brands

We believe that we are the leading global manufacturer and supplier of roll covers, with at least one-third of the global market share based on total sales (excluding China where accurate data is not available) in 2003, and are among the top three global manufacturers of clothing, with approximately a 15% global market share based on total sales in 2003. We are well known in the industry by the highly regarded brands through which we market our products, such as Huyck, Mount Hope, Robec, Stowe Woodward, Wangner and Weavexx. We believe that the majority of our customers have a strong allegiance to our products and our brands, primarily because our products are highly reliable, cost effective and have a significant effect on paper quality and the overall efficiency of the production process.

Stable Demand for Our Products

The steady growth in the volume of global paper production has resulted in stable demand for our products and services. Our business has been largely unaffected by the historical volatility of paper prices and the cyclicality of capital spending by paper producers, primarily because clothing and roll covers are fundamental to the paper production process, must be replaced or refurbished regularly and represent only a small fraction of paper production costs. Our products help paper producers increase production from their existing machines, which is especially important in periods of reduced capital spending for new paper-making machines.

Diversified Global Customer Base Including Leading Paper Producers

Our diversified customer base includes all of the leading paper producers in North America and Europe, including Abitibi-Consolidated, Inc., International Paper Company, Meadwestvaco Corporation, Smurfit-Stone Container Corporation, Stora Enso Oyj and UPM-Kymmene Corporation, as well as many others. As these paper producers, among others, continue to consolidate and expand their business throughout the world, we believe they increasingly value suppliers like us with a global presence and a strong track record of innovation.

Our global presence reduces the impact of regional economic downturns and geographic shifts in paper production. In 2003, approximately 41% of our sales were in North America, 36% were in Europe, 10% were in South America and 13% were in Asia-Pacific. For a presentation of financial information about the geographic regions in which we conduct business, see Note 16 to the accompanying audited consolidated financial statements. In 2003, no single customer accounted for more than 6% of our total sales and our top ten customers accounted for approximately 28% of our total sales.

Strong Pipeline of Technologically Advanced Product Upgrades and New Products

We believe that our customers value our ability to develop and incorporate new technological advances into our products. We currently have an extensive pipeline of product upgrades and new products under development. We continually enhance our existing products and introduce innovative new products that provide value for our customers by helping our customers reduce their operating costs, increase production from their existing paper-making machines and differentiate their products. Our product innovations allow us to improve our competitive position and grow our business.

Strong Financial Performance

We have increased our revenues, net cash provided by operating activities and Adjusted EBITDA since 2000, despite adverse conditions in the paper industry and weak overall economic conditions in North America and Europe. Our revenues increased from $504.9 million in 2000 to $576.9 million in the twelve months ended June 30, 2004, a growth of 14.3%. Our net cash provided by operating activities increased from $65.6 million in 2000 to $90.8 million in the twelve months ended June 30, 2004, an increase of 38.4%, and our Adjusted EBITDA increased from $163.5 million in 2000 to $179.1 million in the twelve months ended June 30, 2004, an increase of 9.5%. For a discussion of the calculation of Adjusted EBITDA, see “Selected Historical Consolidated Financial Data.”

Proven Management Team

We have a highly experienced management team. Their prudent investment of our resources and the operational changes they have implemented have resulted in productivity improvements and provided us with an efficient platform from which to develop and introduce value-added products and services for our customers. As a result, we have strengthened our market and competitive position in the face of adverse market conditions in the paper-making industry over the last several years.

Business Strategy

We continuously strive to strengthen and broaden our product offerings in clothing and roll covers to enhance our position as a valued partner to our customers.

The primary components of our strategy include the following:

Deliver Value to Our Customers

We continually improve our existing products and introduce innovative new products. We also provide technical support to assist the paper producer to improve manufacturing efficiency and solve production problems. We concentrate our efforts on the products and areas that will yield the most value to our customers. We seek to develop new products and services that help our customers: reduce operating costs; improve paper quality; and derive greater value from their existing paper-making machines, thereby reducing their need to invest capital in new machines. As part of this effort, we have developed new products aimed at segments of the paper-making process that we have not historically served, such as the growing market for shoe press belts and other clothing products designed for use on technologically advanced press equipment. Another example is the expansion of our mechanical services business capabilities as paper producers increasingly find it economical to have the company that refurbishes or replaces a roll cover to simultaneously perform work on the roll’s internal mechanisms.

Maintain Geographic Balance and Continue to Expand in High Growth Regions

In addition to maintaining our leadership positions in the mature paper markets of North America and Europe, we continue to expand our manufacturing presence in the higher growth regions of South America and Asia. From 1993-2003, paper production in South America and Asia increased at compound annual growth rates of 3.5% and 4.0%, respectively, compared to compound annual growth rates in North America and Europe of 0.8% and 3.2%, respectively, over the same period. We have production facilities in Brazil, Argentina, Australia and Japan. In Japan, we are the only non-Japanese participant with a local clothing production facility. In Japan, South Korea, Australia and India, we have licensees that add to our local roll cover production capabilities. We also have license agreements with three licensees to manufacture our clothing products in various European countries. Our geographic balance reduces our exposure to regional economic downturns and leaves us well-positioned as paper production increases in both South America and Asia.

Continue to Improve our Productivity

We have a successful record of improving our productivity through cost reduction programs and other productivity initiatives, including closing underutilized plants, shifting manufacturing to lower cost locations and automating manufacturing processes. We maintain a lean, hands-on, productivity-focused management team that is structured to allow rapid decision-making and to react quickly to regional and industry changes. For example, in 2003 and 2004 we have closed or are in the process of closing five manufacturing facilities in North America with production being transferred to other North American facilities.

Pursue Strategic Acquisitions

We have an established track record of strategic acquisitions and successful integration of acquired companies into our existing businesses. We have successfully completed three acquisitions since 2000, including Wangner

Finckh GmbH in the clothing segment and Robec GmbH (formerly Robec Walzen GmbH) and Stowe Woodward AB (formerly the Aktiebolaget Nordiska Metallduksväveriet division of Trelleborg Industri AB) in the roll covers segment. We will continue to selectively pursue strategic acquisitions that we believe have potential to expand our product offerings and improve our competitiveness.

The success of our strategy is demonstrated by our strong financial performance and stability despite adverse conditions in the paper-making industry and weak overall economic conditions in North America and Europe over the last several years.

Products

We operate through two principal business segments, clothing and roll covers. Our clothing segment products include various types of clothing used on paper-making machines and, to a limited extent, used in other industrial applications. Through our roll covers segment, we manufacture various types of roll covers, refurbish previously installed roll covers, manufacture spreader rolls and provide mechanical services for the internal mechanisms of rolls used on paper-making machines. For a presentation of financial information about our clothing and roll covers segments please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” Note 16 to the accompanying audited consolidated financial statements and Note 11 to the accompanying unaudited financial statements.

Clothing Segment Products

Our clothing segment products are large, highly engineered synthetic textile belts that carry paper along the length of paper-making machines as it is processed from paper stock into finished paper. Because all paper-making machines have different physical configurations and operating parameters, clothing products must be customized to each machine. Clothing generally ranges in size from approximately 3 feet to over 30 feet wide and 24 feet to more than 460 feet long and operates on paper-making machines that run at speeds up to 7,500 feet per minute. We typically sell clothing products for between $13,000 and $45,000 per unit, although we sell some of our most sophisticated forming fabrics for up to $200,000 per unit.

We manufacture the three general types of clothing products used on paper-making machines—forming fabrics, press felts and dryer fabrics—each of which is located in a different section of a machine. Forming fabrics and press felts are typically replaced multiple times a year, but replacement frequency varies significantly by the grade of paper being produced, the manner in which the paper-making machine is operated and the quality of raw materials used in the paper stock. Dryer fabrics are replaced less frequently, with replacement typically taking place no more than once per year.

Forming fabrics.    Forming fabrics are used at the head of paper-making machines, where highly diluted paper stock is deposited on the forming fabric while the fabric is traveling at a very high speed. Forming fabrics allow water to drain from the paper stock, which creates an initial wet sheet. Forming fabrics must be porous enough to allow water to drain evenly but tight enough to retain and align the fiber and other materials that form the sheet of paper. They must also be strong enough to withstand high mechanical stresses. Forming fabrics are custom-manufactured in single, double, and triple layer designs in a variety of meshes to suit particular machines and paper grades. Customers are increasingly demanding the higher-priced triple layer designs that remove more moisture and produce higher quality paper. In 2003, forming fabrics accounted for 46% of net sales in our clothing segment.

Press felts.    Press felts are used to carry the paper sheet through a series of press rolls that mechanically press water from the sheet under high pressure. Press felts are designed to maximize water removal, which reduces the amount of water that must be removed during the expensive energy-intensive drying section of the production process. Press felts must maximize water removal while maintaining the orientation of the fibers and the consistency of the thickness of the paper, without removing chemicals or fillers from the paper.

Press felts differ from forming fabrics and dryer fabrics due to the addition of several layers of staple fiber that are needled into the fabric base. The staple fiber provides a smooth surface to meet the wet sheet of paper and creates a wicking effect to remove water from the paper sheet as it is pressed under high pressure between press rolls. Press felts are manufactured in a variety of designs, including lightweight single layer felts, multi-layer laminated endless felts and seamed felts that allow for reduced installation times. In 2003, press felts accounted for 35% of net sales in our clothing segment.

Dryer fabrics.    Dryer fabrics are used to transport the paper sheet through the drying section of paper-making machines, where high temperatures from large, steam-heated dryer cylinders evaporate the remaining moisture from the paper sheet. Dryer fabrics, which are less technically advanced than forming fabrics or press felts, are woven from heat-resistant yarns with a coarser mesh than forming fabrics. In 2003, dryer fabrics accounted for 7% of net sales in our clothing segment.

Industrials and Other.    We also manufacture clothing used in other industrial applications, such as steel, plastics, leather and textiles manufacturing. In 2003, sales for such industrial applications accounted for 9% of net sales in our clothing segment. We also manufacture dewatering devices used on paper-making machines, which accounted for 3% of our net sales in 2003.

New Clothing Products.    In recent years, we have focused our research and development efforts on forming fabrics and press felts because they offer paper producers the greatest potential for differentiating their products through quality improvements and for increasing their operating efficiency. Our research and development efforts have resulted in several innovative new forming fabric and press felt products, including a number of high performance products, such as triple layer forming fabrics, that we expect paper producers to purchase and use on high performance paper-making machines. In addition, we have developed new clothing products aimed at segments of the paper-making process that we have not historically served, such as the growing market for shoe press belts and other clothing products designed for use in the technologically-advanced press section within a paper-making machine.

Roll Covers Segment Products and Services

In our roll covers segment, the majority of our sales are generated through the manufacture and refurbishment of roll covers. We also manufacture spreader rolls and provide general mechanical maintenance and repair services for the internal mechanisms of rolls.

Roll covers.    We manufacture, refurbish and replace covers for three kinds of rolls on paper-making machines: working rolls (including vacuum rolls and press rolls), calendar rolls and coater rolls. There are approximately 200 such rolls in a typical paper-making machine. These metal rolls, which can be up to 39 feet long, 3 feet in diameter and weigh 500 to 7,000 pounds, are covered with an exterior layer of rubber, polyurethane, composite or ceramic, each of which is designed for use in a particular phase of the paper-making process. Roll covers operate in temperatures up to 500 degrees Fahrenheit, under pressures up to 1,400 pounds per square inch and at speeds up to 7,500 feet per minute. They require routine refurbishment, typically multiple times per year. Refurbishment typically includes the regrinding of the roll cover to standard specifications and inspecting the bearings and other mechanical components of the roll. Roll covers are typically replaced every two to five years. In most cases, roll re-covering is performed by the previous supplier of the roll cover.

Roll cover refurbishment and replacement is performed at the supplier’s manufacturing facility, which necessitates removing the roll from the paper-making machine, transporting it to the supplier’s site and using a spare in the interim. In general, each roll on a paper-making machine is unique due to its dimensions, specific design and cover material, and therefore not interchangeable with other rolls. Because of their large size, paper producers generally maintain only one spare roll for each position on a paper-making machine. It is important that the roll cover refurbishment or replacement be completed quickly, because a malfunction of the spare roll could render the paper-making machine inoperable.

Due to the large size and weight of a roll, the transportation to and from a supplier’s site can be costly and is often subject to regulations on road use that restrict available routes and times of travel, and that may require safety escorts. Round-trip transcontinental travel can take several weeks and intercontinental travel is rare. We offer an extensive network of manufacturing facilities worldwide, often in close proximity to our customers, which we believe is a significant competitive advantage.

We typically sell roll covers for between $5,000 per unit (e.g., for a small installed rubber roll cover) and $300,000 per unit (e.g., for a large installed polyurethane cover). Refurbishment services typically cost between $1,000 for minor roll repairs and $50,000 for a complete overhaul on certain press rolls. Sales of roll covers and refurbishment services for rolls used to manufacture paper products, excluding mechanical services, accounted for approximately 63% of our total sales in our roll covers segment in 2003.

Spreader rolls.    We manufacture and repair spreader rolls, which are small-diameter curved rolls used throughout a paper-making machine to stretch, smooth and remove wrinkles from the paper and clothing. There are approximately five to seven spreader rolls in a typical paper-making machine. We typically sell spreader rolls for between $50,000 and $150,000 per unit. Sales of spreader rolls accounted for approximately 21% of our total sales in our roll covers segment in 2003.

Mechanical Services.    We offer a wide range of mechanical maintenance and repair services for the internal mechanisms of rolls. Paper producers are increasingly finding it economical to have the company that refurbishes or replaces a roll cover also perform work on the internal roll mechanisms at the same time, which avoids multiple suppliers and transportation charges. We began performing such services to meet the demands of our customers and attempt to gain a competitive advantage. We provide major mechanical services at ten locations and we are expanding to additional locations. Mechanical services accounted for approximately 6% of our total sales in our roll covers segment in 2003.

Industrial roll covers.    We also manufacture roll covers used in other industrial applications, such as steel, plastics, leather and textiles manufacturing.

In 2003, net sales to the paper-making industry accounted for approximately 90% of our total sales in our roll covers segment. Paper producers accounted for approximately 79% of net sales, and paper-making machine manufacturers accounted for approximately 11% of net sales. Sales for use in other industrial applications, including steel, plastics, leather and textiles manufacturing, accounted for the remaining 10% of our net sales in our roll covers segment.

New Roll Products.    We have introduced a number of innovations to our roll cover and spreader roll products in recent years, including composite calendar roll covers that use nanoparticle technology to improve roll cover durability and paper gloss, as well as covers that use an improved polyurethane to increase abrasion and moisture resistance as well as responsiveness and stability.

Customers

We supply all of the leading paper producers worldwide and the two major paper-making machine manufacturers, Voith AG and Metso Corporation. Our top ten customers in 2003 accounted for 28% of 2003 net sales, and individually, no customer accounted for more than 6% of 2003 net sales. In 2003, 41% of our net sales were in North America, 36% were in Europe, 10% were in South America and 13% were in Asia-Pacific. In 2003, our 10 largest customers were as follows:

Abitibi-Consolidated, Inc.	Norske Skogindustrier ASA
Asian Pulp & Paper Co. Ltd.	Smurfit-Stone Container Corporation
Georgia-Pacific Corporation	Stora Enso Oyj
International Paper Company	UPM-Kymmene Corporation
Meadwestvaco Corporation	Weyerhauser Company

Sales and Marketing

We have an established sales and marketing team covering all major sectors of the global market. Our sales and marketing professionals are organized by business segment. In the clothing segment, our sales and marketing organization comprises 326 employees, including 144 sales representatives and 57 technical sales and application/service engineers, and over 100 independent sales agents. In the roll covers segment, our sales and marketing organization comprises 129 employees, including 21 sales representatives and 49 application/service engineers, and over 50 independent sales agents.

In both segments, our sales and marketing professionals have many years of sales experience, extensive knowledge of the paper-making process and long-standing relationships with paper producers at both the corporate and individual mill levels. Because of their experience and knowledge, our sales and marketing professionals are able to provide engineering and technical services that many paper producers have increasingly come to expect from their suppliers. Many customers view our employees as an integral part of their internal engineering team. We work closely with our customers to enable them to use the technological advantages of our products to achieve cost savings and quality improvements.

We market our products through the following industry-recognized brands:

Brand	Product Category	Geographic Region

Huyck	Clothing	Worldwide other than North America
Wangner	Clothing	Worldwide other than North America
Weavexx	Clothing	North America
Stowe Woodward	Roll Covers	Worldwide
Mount Hope	Spreader Rolls	Worldwide
Robec	Spreader Rolls	Europe

Competition

Our largest competitors are Albany International Corporation (a publicly-owned U.S. company), which supplies only clothing products, Voith AG (a privately-owned German company), which supplies both clothing and roll products, Metso Corporation (a publicly-owned Finnish company), which supplies only roll products, and Asten-Johnson, Inc. (a privately-owned U.S. company), which supplies only clothing products. We also face competition from smaller regional suppliers. Voith and Metso are the leading manufacturers of paper-making machines and entered the roll covers market in the last five years through acquisitions. While we no longer sell roll covers to Voith and Metso, their entrance into the market has not had a significant impact on our sales in the replacement roll covers market.

We compete primarily based on the value and price of our products. Competition with respect to both clothing and roll covers, particularly as it relates to our technologically advanced forming fabrics, press felts and roll covers, is based primarily on the value that the products deliver to the paper producer through the ability of such products to reduce production costs and improve paper quality.

Our sales and marketing professionals commonly identify cost-savings opportunities for our customers that our products create, such as the ability of our clothing products to reduce energy costs and allow a paper-making machine to run faster and more efficiently, and the ability of our clothing and roll cover products to permit the use of less expensive, lower quality raw materials without sacrificing paper quality. In several instances, individual paper mills have realized significant annual savings as a result of product and process recommendations made by our team.

Our continuing ability to deliver value depends on developing product innovations. As we create new and improved products we often obtain patent protection for our innovations, which is indicative of our technical capabilities and creativity. Although we do not consider any single patent to be material to our business, we believe that, in the aggregate, our patents and other intellectual property provide us with a competitive advantage. Some of our competitors license our technology from us in exchange for royalty payments, although such licensing does not represent a material amount of our operations.

Competition in the clothing and roll covers market is also based on a supplier’s ability to deliver engineering and technical services. Many paper producers have been reducing their in-house engineering and technical staff and increasingly expect their suppliers to provide such services. While smaller suppliers often lack the resources necessary to invest in and provide this level of engineering and technical service, we have made investments in order to provide the following services to the paper products: specialist advice and resident engineers, installation support, on-call “trouble-shooting” and performance monitoring and analysis of paper-making machines.

In the roll covers market, competition is also based on a supplier’s proximity to the paper producer’s facilities, which affects the transportation time and expense associated with refurbishing or replacing a roll cover, and on the supplier’s ability to provide mechanical services to a roll’s internal mechanisms while the roll cover is being refurbished or replaced. We offer an extensive network of facilities throughout the world and provide mechanical services at ten locations. We are expanding these services to additional locations due to increased customer demand.

Production

Clothing Production Process

The following diagram represents the clothing production process.

The clothing production process begins with the spinning of synthetic fiber threads to produce yarn, which is then twisted in preparation for the manufacturing of clothing. Yarn, which is sometimes purchased as a raw material, is then wound on large spools prior to installation on the loom. The yarn is drawn through needles in preparation for weaving.

With the yarn prepared for weaving, a weave pattern can be installed in the loom controller. The nature of the weave pattern is critical to how the clothing performs in the paper-making process. The yarn is then woven to the desired length. Technological advancements have resulted in weaving becoming an almost entirely automated process. Following weaving, the two ends are permanently joined to form a continuous loop of clothing. Although significant automation has occurred in the joining process, it remains the most labor intensive of the clothing production process.

Press felts then undergo a process that is not necessary for forming and dryer fabrics. An additional layer of fibers is added to the outside surface with the use of an advanced needling machine, such that a very smooth felt surface is created.

All clothing then undergoes heat setting and chemical treating. Heat setting tightens the clothing giving it the necessary mechanical properties for the paper-making process. Finally, the clothing is meticulously inspected prior to being shipped to the customer.

Roll Cover Production Process

The following diagram represents the roll covering production process.

The covering on the rolls used in the paper-making process wear over time and must be periodically replaced for the roll to function properly. Rolls are removed from the paper-making machine and taken to an offsite facility for re-covering. During this time, a spare roll is placed in the machine to enable continuous operations.

The first step of the roll covering process is the removal of the old cover. A lathe and belt grinder are used to remove the old cover, exposing the roll shell. The shell is cleaned with a pressure washer and blasted with solid particles to increase the shell’s surface area for bonding of the new cover. Following the blasting process, the shell is ready to be re-covered.

The shell is then coated with proprietary bonding agents that affix the new roll cover to the shell. Each type of cover material is applied with a different process. Rubber and composite covers are extruded in a slow spinning lathe. Polyurethane covers are typically cast on the core using a mold, and ceramic covering is expelled onto the shell at high pressure.

Following application of the core material, the cover undergoes a curing process. Rubber covers are cured for 12 to 28 hours in vulcanizers under high temperature and pressure, whereas polyurethane and composite materials are cured in a hot air oven. After curing, the roll cover is ground with belts and grinding stones. A proprietary pattern of holes and grooves is then drilled into the cover to aid in water removal. Finally, the roll is balanced for proper spinning motion and meticulously checked for quality before being returned to the customer.

The roll cover production process is capital intensive and requires a variety of equipment, including lathes, belt grinders, polyurethane casting molds (for polyurethane roll covers), extruders, mix stations, vulcanizers, ovens and balancing equipment.

Employees

As of March 31, 2004 we had 3,962 employees worldwide, of which 3,027 were manufacturing employees, 455 were sales and marketing employees, 77 were in research and development and 403 were administrative and other employees. Approximately 2,790 of our employees are subject to protection as members of trade unions or various collective bargaining agreements, primarily outside of the United States. We believe that we have good relations with our employees’ trade unions and labor unions and we have not experienced any material labor disputes.

Properties

Including our headquarters in Westborough, Massachusetts, we operate 43 facilities, of which 37 are manufacturing facilities in 15 countries, located as follows:

		Primary Use of Facility
Country	Number of Facilities	Clothing Manufacturing		Roll Covers Manufacturing		Non- Manufacturing		Owned	Leased

Argentina	1	1	(1)	1	(1)	0		1	0
Australia	1	1		0		0		1	0
Austria	1	1		0		0		0	1
Brazil	4	3		1		0		4	0
Canada	4	2		2		0		4	0
Finland	1	0		1		0		1	0
France	2	0		1		1	(2)	1	1
Germany	5	1		4		0		4	1
Italy	3	1		2		0		3	0
Japan	2	1		0		1		1	1
Mexico	1	0		1		0		1	0
Spain	1	1		0		0		1	0
Sweden	2	0		1		1	(2)	1	1
Switzerland	1	0		0		1	(2)	0	1
United Kingdom	3	1		2		0		1	2
United States	11	2	(3)	7	(3)	2	(4)	9	2

Total	43	15		23		6		33	10

(1)	Shared by clothing and roll covers segments.
(2)	Used by our clothing segment.
(3)	One of our owned manufacturing facilities (Farmville, Virginia) is being shutdown. We initiated the shutdown in 2004 and expect to complete it during the first quarter of 2005. Also, a small leased manufacturing facility (Greenville, Tennessee) is being shut down, and we expect to complete the shutdown during the last quarter of 2004. See “Management Discussion and Analysis of Financial Condition and Results of Operations—Cost Reduction Programs.”
(4)	Includes our headquarters and one facility used by our clothing segment.

In addition, we have four vacant former manufacturing facilities in the United States. We lease one, with the lease terminating in December 2004. We own the other three facilities and currently hold them for sale.

We also have license agreements with four licensees that manufacture our roll covers products at their facilities in Japan, South Korea, Australia and India. We have license agreements with three licensees that manufacture our clothing products in various European countries.

Legal Proceedings

We are from time to time involved in various legal proceedings that arise in the ordinary course of our business. We believe that none of our pending litigation will, individually or in the aggregate, have a material adverse effect on our financial condition, cash flows or results of operation.

We have never used asbestos in our manufacturing process. However, in the past other manufacturers of clothing did sometimes use asbestos and, as a result, have been named as defendants in lawsuits in the United States brought by individuals alleging injuries caused by such use of asbestos. While we have also been named as a defendant in a number of cases, we have been able to show that we did not use asbestos and, as a result, have typically been successful in getting dismissed from such lawsuits. Accordingly, we do not anticipate incurring any material liabilities for asbestos-related claims.

Management

Directors and Executive Officers

The following table sets forth the names and positions of our current directors and executive officers, and their ages as of June 30, 2004.

Name	Age	Position

John S. Thompson	56	Director and Chairman of the Board
Thomas Gutierrez	55	President, Chief Executive Officer and Director
Michael O’Donnell	49	Executive Vice President, Chief Financial Officer and Director
Donald P. Aiken	60	Director
Michael Phillips	42	Director
Edward Paquette	68	Director
John Saunders	61	Director
Josef Mayer	53	President—Clothing Europe and Asia
Douglas Milner	44	President—Stowe Woodward Rolls Worldwide
Miguel Quiñonez	57	President—Clothing Americas
Michael J. Stick	34	Executive Vice President & General Counsel
Wolfgang Zarl	61	Vice President—Technology

John S. Thompson has served as a director and as chairman of our board since July 2004. He served as chief executive officer of SPS Technologies, Inc., a manufacturer of specialty fasteners, assemblies, precision components, metalworking, magnetic products and superalloys listed on the New York Stock Exchange, from April 2002 to December 2003, when he retired. He also served as its president and chief operating officer from October 1999 to March 2002, and as a director from April 2000 to December 2003. Before joining SPS Technologies, Inc., he served as president and chief executive officer of BTR, Inc. (and after the merger referred to below, Invensys, Inc.), a manufacturer of engineered industrial products (including clothing, roll covers and spreader rolls), from June 1993 to September 1999 and as a director of BTR plc from May 1994 to January 1999, when BTR plc merged with Siebe plc to form Invensys plc. Prior to becoming president and chief executive officer of BTR, Inc., he served as chief executive officer and in other senior executive positions of several of its subsidiaries, including its clothing, roll covers and spreader rolls companies.

Thomas Gutierrez has served as our president, chief executive officer and as a director since January 2002 and served as our chief operating officer from August 2001 to January 2002. Mr. Gutierrez served as chief executive officer of Invensys Power Systems (a subsidiary of Invensys plc), a manufacturer of uninterruptible power supplies, power management software, and related equipment and services, from January 1999 until July 2001. From December 1997 to December 1998, he served as chief executive officer of Exide Electronics, a division of a predecessor of Invensys Power Systems.

Michael O’Donnell has served as our chief financial officer since March 2003 and as our executive vice president and as a director since April 2004. He served as president of the Group Services Division of ABB Ltd., a provider of power and automation technologies for utility and other industrial customers, from May 2001 to February 2003. He served as executive vice president and chief financial officer for Invensys Power Systems (and a predecessor Siebe company), a manufacturer of uninterruptible power supplies, power management software, and related equipment and services, from February 1998 to April 2001. From November 1997 to January 1998, he served as vice president of finance at Siebe plc (which merged with BTR plc to form Invensys in 1999), a manufacturer and distributor of electronic and electro-mechanical devices.

Donald P. Aiken has served as a director since April 2004. He has served as chairman of the board of Gerber Scientific, Inc., a provider of software, computerized manufacturing systems, supplies, and services to the sign making and specialty graphics, ophthalmic lens processing, and apparel and flexible materials industries listed on the New York Stock Exchange, since February 2004 and as a director since September 1997. In April of 2004, without admitting or denying the findings of the SEC, Gerber Scientific, Inc. consented to the entry of a SEC cease and desist order resolving the SEC’s investigation into Gerber Scientific, Inc.’s inventory and reserve accounting practices and related disclosures for fiscal year 1998 through the third quarter of fiscal year 2002. Mr. Aiken has served as a director of ABB Lummus Global, a subsidiary of ABB Ltd., since August 2003 and has been a consultant to ABB, Inc. since February 1, 2004. He served as president of ABB Inc., a provider of power and automation technologies for utility and other industrial customers, from February 2001 to January 2004. He was president and chief executive officer of Aiken Associates, a management consulting firm, from August 1999 to February 2001. Prior to that, he served as an executive vice president of General Cable Corporation, a supplier of cable products to the industrial, military, aerospace and telecommunications markets listed on the New York Stock Exchange.

Michael Phillips has served as a director since December 1999. He has been a partner at Apax Partners Beteiligungsberatung GmbH, a private equity and venture capital consulting firm, since March 1996. He joined Apax Partners Beteiligungsberatung GmbH in October 1992.

Edward Paquette has served as a director since July 2004. He served as vice president, chief financial officer and a director of Standex International Corp., a diversified manufacturing company listed on the New York Stock Exchange, from September 1997 to August 2001, when he retired. Prior to joining Standex International Corp., he was a certified public accountant and partner at Deloitte & Touche LLP for 26 years.

John Saunders has served as a director since July 2004. He served as a senior vice president and director of corporate strategy and development for Invensys plc, a provider of production services and technologies to a variety of industries, from February 1999 to May 2002, when he retired. He served in a similar capacity for BTR plc from January 1996 to January 1999, when BTR plc merged with Siebe plc to form Invensys plc.

Josef Mayer has served as our president of clothing Europe and Asia-Pacific since May 2003, and has served as president of our Wangner clothing business in Germany since May 2001. From July 1997 to April 2001, he served as Chief Executive Officer and Managing Director of Labelmaker Holding GmbH, a consulting and investment firm. Through this position, he served, on a consulting basis, as a managing director and president of the Eastern Europe division of MMP Austria GmbH, a manufacturer of chip board and folding boxes from June 1999 to April 2001 and as a managing director of Illert GmbH Hanau, a manufacturer of labels, from July 1997 to May 1999. Mr. Mayer continues to serve as Managing Director of Labelmaker Holding GmbH, although the company is not currently active.

Douglas Milner has served as our president of Stowe Woodward rolls worldwide since February 2004. He served as chief executive officer of Ziptronix, Inc., an early stage company focusing on room-temperature covalent bonding and integration of semiconductor materials, from January 2002 to February 2004. He served as president of Invensys Power Systems (a subsidiary of Invensys plc), a manufacturer of uninterruptible power supplies, power management software, and related equipment and services, from March 1999 to January 2002. From March 1998 to March 1999, he served as vice president and general manager of the communications systems group for Powerware Corporation, a provider of uninterruptible power systems.

Miguel Quiñonez has served as our president of clothing Americas since January 2004. From February 2000 to January 2004 he served as our president of clothing for South America. He joined BTR plc in 1964 and served as president of its paper group—South America from November 1996 to February 2000 (including after the January 1999 merger of BTR plc and Siebe plc which formed Invensys plc). He also served as president (January 1994 to November 1996), operational director (January 1984 to March 1988), and manufacturing manager (April 1981 to January 1984) of the Argentinean unit of BTR plc.

Michael J. Stick has served as our executive vice president and general counsel since May 2004. From September 1995 to May 2004, he was a corporate attorney at Ropes & Gray LLP in Boston, Massachusetts.

Wolfgang Zarl has served as our vice president of technology since January 2003. He joined BTR plc in 1975, and since that time has served in senior operations and technology positions with BTR plc (including after the January 1999 merger of BTR plc and Siebe plc which formed Invensys plc) and then with us since December 1999.

Committees of the Board

The standing committees of our board of directors will consist of an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors and our committees will comply with the independence requirements of the New York Stock Exchange.

Audit Committee

The principal duties and responsibilities of our audit committee will be as follows:

•	to monitor our financial reporting process and internal control system;

•	to appoint and replace our independent outside auditors from time to time, determine their compensation and other terms of engagement and oversee their work;

•	to oversee the performance of our internal audit function; and

•	to oversee our compliance with legal, ethical and regulatory matters.

The audit committee will have the power to investigate any matter brought to its attention within the scope of its duties. It will also have the authority to retain counsel and advisors to fulfill its responsibilities and duties.

John S. Thompson, Edward Paquette and John Saunders are members of the audit committee and Edward Paquette is the chairman of the audit committee.

Compensation Committee

The principal duties and responsibilities of the compensation committee will be as follows:

•	to provide oversight on the development and implementation of the compensation policies, strategies, plans and programs for our key employees and outside directors and disclosure relating to these matters;

•	to review and approve the compensation of our chief executive officer and the other executive officers of us and our subsidiaries; and

•	to provide oversight concerning selection of officers, management succession planning, performance of individual executives and related matters.

John S. Thompson, Donald P. Aiken and Edward Paquette are members of the compensation committee and Donald P. Aiken is the chairman of the compensation committee.

Nominating and Corporate Governance Committee

The principal duties and responsibilities of the nominating and corporate governance committee will be as follows:

•	to establish criteria for board and committee membership and recommend to our board of directors proposed nominees for election to the board of directors and for membership on committees of the board of directors;

•	to make recommendations regarding proposals submitted by our shareholders; and

•	to make recommendations to our board of directors regarding corporate governance matters and practices.

John S. Thompson, Donald P. Aiken and Michael Phillips are members of the nominating and corporate governance committee and Donald P. Aiken is the chairman of the nominating and corporate governance committee.

Compensation of Directors

Initial compensation for our directors who are not also employed by us or our subsidiaries will be $35,000 per director per year and $1,500 per director per meeting for attending meetings of the board of directors or any committee of the board. The chairman of the board will receive initial compensation of an additional $10,000 per year, and the chairman of the audit committee will receive initial compensation of an additional $2,500 per year. Directors will also be reimbursed for out-of-pocket expenses for attending board of directors and committee meetings.

Summary Compensation Table

The following table sets forth information with respect to the compensation of our chief executive officer and our four most highly compensated executive officers as of December 31, 2003 (collectively, the “Named Executive Officers”).

	Year	Annual Compensation						Restricted Stock Awards(1)	Securities Underlying Options	All Other Compensation
		Salary		Bonus		Other Annual Compensation

Thomas Gutierrez Chief Executive Officer	2003	$600,000		$2,700,000		–		$1,269,929	4,221	$1,330,522	(2)

Michael O’Donnell Chief Financial Officer	2003	$291,667		$794,437		–		$813,015	–	$3,063	(3)

Josef Mayer President—Clothing Europe and Asia	2003	$254,250	(*)	$715,606	(*)	–		$782,000	–	–

Miguel Quiñonez President—Clothing Americas	2003	$280,000		$635,550		–		$0	–	$271,805	(2)

Wolfgang Zarl Vice President—Technology	2003	$173,482	(*)	$488,282	(*)	$21,389	(4)(*)	–	–	$7,877	(5)(*)

(*)	Amounts converted from Euros at an assumed exchange rate of $1.13 per Euro, which represents an average exchange rate for 2003.
(1)	The restricted stock referenced in the table represents shares of Xerium S.A. common stock awarded pursuant to the Senior Management Share Purchase Program. The amounts represent the excess of (i) the aggregate fair market value of the restricted common stock on the date of the award to the executive officer, which we estimate to be $312 per share in each case, over (ii) the consideration paid by the executive officer for such shares. Mr. Quiñonez paid for his shares in US Dollars based upon a purchase price that had previously been denominated in Euros, and, using the exchange rate in effect at the time of the award, he paid $324.55 per share. As of December 31, 2003, the aggregate holdings and fair market value of the restricted stock of Xerium S.A., assuming a fair market value of $312 per share, was as follows: Mr. Gutierrez, 5,467 shares/$1,705,704; Mr. O’Donnell, 3,500 shares/$1,092,000; Mr. Mayer, 3,500 shares/$1,092,000; Mr. Quiñonez, 5,040 shares/$1,572,480; and Mr. Zarl, 3,500 shares/$1,092,000. Under the terms of the Senior Management Share Purchase Program, all of the shares of restricted common stock vest only upon a change of control, which is defined as a transaction in which a third party acquires a controlling interest in Xerium S.A., a public offering of shares of Xerium S.A. or a transaction in which shares of Xerium S.A. are exchanged for shares of a publicly traded company. Immediately prior to and in connection with this offering, each share of Xerium S.A. common stock will be exchanged for fully vested shares of our Class A common stock as described in “Related Party Transactions—Proceeds from the Recapitalization and the Offering” and “The Transactions—The Recapitalization and the Offering.”
(2)	Represents a bonus paid in 2003 in respect of the closing of certain refinancing transactions that included the establishment of our existing credit facilities.
(3)	Represents matching contributions under our 401(k) plan.
(4)	Represents payments for a leased automobile.
(5)	Represents premiums paid in respect of a mixed life insurance policy in Austria. The policy pays a benefit (at an assumed exchange rate of $1.13 per Euro) of $128,621 to Mr. Zarl on January 1, 2005 (or $127,601 upon his death if it occurs before January 1, 2005).

Option Grants in 2003

The following table sets forth, for each of the Named Executive Officers listed in the Summary Compensation Table, the stock options to purchase shares of Xerium S.A. common stock granted under our stock option plan during 2003.

Name	Number of Securities Underlying Options(1)	Percent of Total Options Granted to Employees	Exercise Price (per share)	Fair Market Value on the Date of Grant (per share)	Expiration Date	Potential Realizable Value of Stock Price Appreciation for Option Term (2)
						0%	5%	10%

Thomas Gutierrez	2,338	13.9%	$312.00	$312	May 31, 2013	—	$458,751	$1,162,565
	1,883	11.2%	$79.71	$312	May 31, 2013	$437,402	$806,875	$1,373,719
Michael O’Donnell	–	–	–	–	–		–	–
Josef Mayer	–	–	–	–	–		–	–
Miguel Quiñonez	–	–	–	–	–		–	–
Wolfgang Zarl	–	–	–	–	–		–	–

(1)	The options vest only upon a change of control, which is defined as a transaction in which a third party acquires a controlling interest in Xerium S.A., a public offering of shares of Xerium S.A. or a transaction in which shares of Xerium S.A. are exchanged for shares of a publicly traded company. Immediately prior to and in connection with this offering, each option will be exchanged for fully vested shares of our Class A common stock as described in “Related Party Transactions—Proceeds from the Recapitalization and the Offering” and “The Transactions—The Recapitalization and the Offering.” Immediately following the offering we will not have any options outstanding.
(2)	The potential realizable value is based on an assumption that the market price of Xerium S.A. stock will appreciate at the stated rate, compounded annually, from the date of grant until the end of the ten-year term. These values are calculated based on rules promulgated by the SEC and do not reflect any estimate or projection of future stock prices.

Option Exercises in 2003 and Year-End Option Values

None of the Named Executive Officers exercised any options during 2003. The following table sets forth certain information regarding options to purchase shares of Xerium S.A. common stock held by our Named Executive Officers listed in the Summary Compensation Table as of December 31, 2003.

Name	Number of Securities Underlying Unexercised Options at Fiscal Year-End			Value of Unexercised In-the- Money Options at Fiscal Year- End
	Exercisable	Unexercisable		Exercisable	Unexercisable

Thomas Gutierrez	–	4,221	(1)	–	$437,402	(1)
Michael O’Donnell	–	–		–	–
Josef Mayer	–	–		–	–
Miguel Quiñonez	–	–		–	–
Wolfgang Zarl	–	–		–	–

(1)	The value of unexercised in-the-money options at fiscal year-end represents the difference between $312 per share, which we estimate to be the fair market value of a share of Xerium S.A. common stock on December 31, 2003, and the aggregate exercise price of such options. As of December 31, 2003 Mr. Gutierrez held options to purchase 1,883 shares of Xerium S.A. common stock with an exercise price of $79.71 per share and options to purchase 2,338 shares of Xerium S.A. common stock with an exercise price of $312 per share. Immediately prior to and in connection with this offering, each option will be exchanged for fully vested shares of our Class A common stock as described in “Related Party Transactions—Proceeds from the Recapitalization and the Offering” and “The Transactions—The Recapitalization and the Offering.” Immediately following the offering we will not have any options outstanding.

Retirement Benefits

Pension Plan. The following table sets forth the estimated annual pension benefits payable on January 1, 2004 at normal retirement to a participant who retired on December 31, 2003 under our pension plan for U.S. salaried employees, including our executive officers, and U.S. non-union hourly employees (the “U.S. pension plan”). The U.S. pension plan is a funded, tax-qualified, noncontributory defined-benefit pension plan. Benefits under the U.S. pension plan are based upon an employee’s years of service and the average of the employee’s highest five calendar years of compensation in the last ten calendar years of service with us and our subsidiaries, the “final average earnings,” and are payable after retirement. Earnings covered by the U.S. pension plan are total cash compensation, including salary and bonuses, less taxable fringe benefits, as defined in the plan. Benefits under the U.S. pension plan are calculated as an annuity equal to 0.9% to 1.4 % of the participant’s final average earnings multiplied by years of service. Credited years of service cannot exceed 30 years. For purposes of the annual pension benefit calculation, final average earnings as of December 31, 2003 could not exceed $200,000 ($205,000 in 2004). Contributions to the U.S. pension plan are made entirely by us and are paid into a trust fund from which the benefits of participants will be paid. The benefits listed in the table are not subject to any deduction for Social Security, but are subject to offset by accrued benefits under specified predecessor plans.

Final Average Earnings	Years of Service
	15	20	25	30

$125,000	$23,640	$31,520	$39,400	$47,280
$150,000	$28,890	$38,520	$48,150	$57,780
$175,000	$34,140	$45,520	$56,900	$68,280
$200,000	$39,390	$52,520	$65,650	$78,780

The credited years of service as of March 31, 2004 for each of the Named Executive Officers eligible to receive benefits under the U.S. pension plan are as follows: Thomas Gutierrez—2 years; and Michael O’Donnell—1 year. Miguel Quiñonez is eligible to receive benefits under our retirement plan in Argentina.

Supplemental Executive Retirement Plan. In connection with the employment agreements we expect to enter into in connection with this offering with each of Messrs. Gutierrez and O’Donnell, we will adopt a supplemental executive retirement plan (the “SERP”), an unfunded nonqualified plan, for each of them. Under the new SERP, each of Messrs. Gutierrez and O’Donnell would be entitled to receive, at age 62, annual SERP payments equal to a specified percentage of average annual base salary and annual bonus compensation (not including long-term incentive plan amounts) during the three years in which the average compensation was highest during the ten years immediately prior to termination of employment (not including any compensation earned before January 1, 2004), multiplied by the executive’s years of service with us, less the amounts to which he is entitled under our U.S. pension plan. Until August 1, 2008, years of service credited for this purpose will include only service from and after August 1, 2004 and the specified percentage will be 2.0% in Mr. Gutierrez’ case and 1.5% in Mr. O’Donnell’s case. If the executive continues in employment, starting August 1, 2008 his SERP benefit formula will be based on a percentage factor of 3% in Mr. Gutierrez’ case and 2.5% in Mr. O’Donnell’s case and will begin to include pre-August 1, 2004 service, with that service fully taken into account in Mr. Gutierrez’ case by August 1, 2010 and in Mr. O’Donnell’s case by August 1, 2009. Mr. Gutierrez will be fully vested in his SERP benefit. Mr. O’Donnell will be vested after 3 years of service, measured from his date of hire.

The following table sets forth the estimated annual payments under the SERP that would be payable to Messrs. Gutierrez and O’Donnell at normal retirement age. The amounts do not reflect the applicable offsets for amounts payable under the U.S. pension plan. The annual payments under the SERP, before offsets, cannot exceed 50% of the three-year average annual compensation.

Final Average Earnings of Mr. Gutierrez	Years of Service
	15	20	25	30
$1,250,000	$625,000	$625,000	$625,000	$625,000
$1,500,000	$750,000	$750,000	$750,000	$750,000
$1,750,000	$875,000	$875,000	$875,000	$875,000
$2,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000

Final Average Earnings of Mr. O’Donnell	Years of Service
	15	20	25	30
$ 750,000	$307,813	$375,000	$375,000	$375,000
$1,000,000	$410,418	$500,000	$500,000	$500,000
$1,250,000	$513,022	$625,000	$625,000	$625,000
$1,500,000	$615,626	$750,000	$750,000	$750,000

Although the normal form of payment under the SERP is an annuity, the SERP permits the participant to elect an alternative payment option (selected from among the forms available under the U.S. pension plan) of actuarially equivalent value, determined based on actuarial assumptions set forth in the U.S. pension plan. The compensation committee must consent to any alternative form of payment.

A participant may retire after age 55 but before age 62, provided he has five 5 years of service, but his benefits will be reduced by one third of one percent for each month prior to age 62. If the participant terminates his employment with us after the vesting period and after completing 5 years of service, he will be entitled to receive a benefit beginning at age 55. If he terminates with a vested benefit but before completing 5 years of service and attaining age 55, he will be entitled to receive his benefit beginning at age 62. In the event of a vested participant’s death before commencement of his benefit, whether or not he is employed by us at time of death, the participant’s surviving spouse, if any, is entitled to receive an annual benefit for the remainder of her life equal to 50% of the benefit the participant would have been entitled to receive assuming payment in the form of a 50% joint and survivor annuity.

The SERP is unfunded and payable from the Company’s general assets, except that in the event of certain change in control transactions, we will establish an irrevocable trust, which is a so called “rabbi trust,” and contribute an amount equal to the actuarial equivalent of the SERP benefit.

The SERP can be amended only by written instrument signed by us pursuant to authorization of the compensation committee and by the participant (or, following the participant’s death, if benefits remain payable to his spouse, by his spouse).

401(k) Plans

We maintain tax-qualified defined contribution plans with a cash or deferred arrangement intended to qualify under Section 401(k) of the Code. Our U.S. employees become eligible to participate in the plans after completing one year of employment with us. Each participant in the plans may elect to defer, in the form of contributions to the plan, up to 15% of compensation that would otherwise be paid to the participant in the applicable year, up to the statutorily prescribed annual limit. Under the plan applicable to our executive officers, we make a 50% matching contribution with respect to each participant’s elective contributions, up to 6% of such participant’s compensation, subject to certain limitations. Participants become 100% vested with respect to matching contributions after three years of service with us.

Employment Agreements

Each of Thomas Gutierrez, Michael O’Donnell, Josef Mayer, and Miguel Quiñonez will enter into a new employment agreement with us or a supplement to an existing employment agreement with us in connection with this offering. Wolfgang Zarl’s existing employment agreement will remain in place following the offering. The employment period under the agreements will survive until terminated by the executive or by us.

In addition, the executives’ particular employment agreements will provide the following specific terms:

Thomas Gutierrez.    Mr. Gutierrez will serve as our president and chief executive officer. Under the terms of his employment agreement, Mr. Gutierrez will receive a base salary of $645,000, which may be increased for subsequent years at the discretion of the compensation committee of our board of directors. If he terminates his employment other than for “good reason” (as defined in the employment agreement) during the first 24 months and without proper notice, he will be required to return to us the full sum of his transaction bonus received in connection with this offering and the loans he owed that were forgiven in 2004 (see “Related Party Transactions—Certain Payments Relating to this Offering” and “Related Party Transactions—Transactions and Agreements Relating to Our Management—Other Loans and Transactions”). Upon such a termination (whether occurring before or after the first 24 months) he is entitled to his unpaid salary and benefits through his date of termination and to retain previously vested awards under the Long Term Incentive Plan described below. If his employment terminates because of his death or disability, then he is entitled to (i) earned and unpaid salary through his date of termination; (ii) vesting and payment under the Long Term Incentive Plan as are provided in that plan; and (iii) the payout he would have earned under the Senior Executive Annual Incentive Plan for the fiscal year in which the termination occurs, prorated to reflect the number of days that he worked in the fiscal year. In addition, if his employment terminates because of his disability, he is entitled to participate in medical/dental benefit plans for 18 months. We will provide him with life insurance coverage in an amount that is two and one-half times his initial base salary. If we terminate his employment for any other reason (other than “cause” (as defined in the employment agreement)), or if he terminates his employment for “good reason,” then he is entitled to (i) receive his base salary for two years, (ii) a payment equal to 100% of his base salary (or, it greater and three full fiscal years have been completed since the effectiveness of the agreement, 100% of his average annual bonus for the preceding three years), (iii) participate in medical/dental benefit plans for two years and (iv) immediate vesting of any outstanding awards under the Long Term Incentive Plan. If any such termination occurs within three months prior to or two years following certain specified change of control transactions, then the period of base salary and medical/dental benefit continuation shall be three years instead of two. “Good reason” as defined in the employment agreement includes, among other things, a decrease in the percentage level of Mr. Gutierrez’s participation in our Long Term Incentive Plan. For a discussion of the Long Term Incentive Plan, see the discussion below under “—Long Term Incentive Plan.” If we terminate his employment for “cause,” he is entitled only to payment of his earned and unpaid base salary for the period prior to termination and to retain previously vested awards under the Long Term Incentive Plan.

The employment agreement also provides, with certain exceptions, that he may not participate in any entity or engage in any activity that competes with us or any of our subsidiaries during his employment and for a period of two years after his employment terminates. In addition, the employment agreement imposes certain non-solicitation obligations on him during the same period of time.

The employment agreement also provides that he is entitled to participate in the SERP, described above under “—Retirement Benefits,” which constitutes an attachment to the agreement.

If it is determined that any payment or benefit provided to Mr. Gutierrez by us or any of our subsidiaries will be subject to the excise tax imposed by Section 4999 of the United States Internal Revenue Code, we will make an additional lump-sum payment to Mr. Gutierrez sufficient, after giving effect to all federal, state and other taxes and charges with respect to such payment, to make Mr. Gutierrez whole for all taxes imposed under or as a result of Section 4999.

Michael O’Donnell.    Mr. O’Donnell will serve as our chief financial officer. Under the terms of his employment agreement, Mr. O’Donnell will receive a base salary of $375,000, which may be increased for subsequent years at the discretion of the compensation committee of our board of directors. If he terminates his employment other than for “good reason” (as defined in the employment agreement) during the first 18 months and without proper notice, he will be required to return to us the full sum of his transaction bonus received in connection with this offering and repay the loans he owed to us that were forgiven in 2004 (see “Related Party Transactions—Certain

Payments Relating to this Offering” and “Related Party Transactions—Transactions and Agreements Relating to Our Management—Xerium S.A. Senior Management Share Purchase Program”). Upon such a termination (whether occurring before or after the first 18 months) he is entitled to his unpaid salary and benefits through his date of termination and to retain previously vested awards under the Long Term Incentive Plan described below. If his employment terminates because of his death or disability, then he is entitled to (i) earned and unpaid salary through his date of termination; (ii) vesting and payment under the Long Term Incentive Plan as are provided in that plan; and (iii) the payout he would have earned under the Senior Executive Annual Incentive Plan for the fiscal year in which the termination occurs, prorated to reflect the number of days that he worked in the fiscal year. In addition, if his employment terminates because of his disability, he is entitled to participate in medical/dental benefit plans for 18 months. We will provide him with life insurance coverage in an amount that is two and one-half times his initial base salary. If we terminate his employment for any other reason (other than “cause” (as defined in the employment agreement)), or if he terminates his employment for “good reason,” then he is entitled to (i) receive his base salary for 18 months, (ii) a payment equal to 100% of his base salary (or, if greater and three full fiscal years have been completed since the effectiveness of the agreement, 100% of his average annual bonus for the preceding three years), (iii) participate in medical/dental benefit plans for 18 months and (iv) immediate vesting of any outstanding awards under The Long Term Incentive Plan. If any such termination occurs within three months prior to or two years following certain specified change of control transactions, then the period of base salary and medical/dental benefit continuation shall be two years instead of 18 months. “Good reason” as defined in the employment agreement includes, among other things, a decrease in the percentage level Mr. O’Donnell’s participation in our Long Term Incentive Plan. For a discussion of the Long Term Incentive Plan, see the discussion below under “—Long Term Incentive Plan.” If we terminate his employment for “cause,” he is entitled only to payment of his earned and unpaid base salary for the period prior to termination and to retain previously vested awards under the Long Term Incentive Plan.

The employment agreement also provides, with certain exceptions, that he may not participate in any entity or engage in any activity that competes with us or any of our subsidiaries during his employment and for a period of one year after his employment terminates. In addition, the employment agreement imposes certain non-solicitation obligations on him during the same period of time.

The employment agreement also provides that he is entitled to participate in the SERP, described above under “—Retirement Benefits,” which constitutes an attachment to the agreement.

If it is determined that any payment or benefit provided to Mr. O’Donnell by us or any of our subsidiaries will be subject to the excise tax imposed by Section 4999 of the United States Internal Revenue Code, we will make an additional lump-sum payment to Mr. O’Donnell sufficient, after giving effect to all federal, state and other taxes and charges with respect to such payment, to make Mr. O’Donnell whole for all taxes imposed under or as a result of Section 4999.

Josef Mayer.    Mr. Mayer will serve as our President—Clothing Europe and Asia. Under the terms of his employment agreement, Mr. Mayer will receive a base salary of Euro 275,000 (approximately $330,000 at an assumed exchange rate of $1.20 per Euro), which may be increased for subsequent years. The employment agreement may be terminated by either party on June 30 or December 31 of any year by giving twelve months written notice, but we may terminate the employment agreement for good cause without regard to such restrictions. The employment agreement also provides that we will provide Mr. Mayer with an automobile and pay all operating costs. In the event of Mr. Mayer’s termination or leave due to illness or disability, we will pay him the difference between any disability payments he receives and his salary for up to six months. If his employment terminates because of his death, his dependents will receive his salary, payable monthly, for the month of his death and the three following months. The employment agreement imposes certain non-competition obligations during his employment and for a period of one year after his employment terminates. During the period he is subject to the non-competition obligations, he is entitled to receive 50% of his base salary during the last year of his employment, payable monthly, less any income he receives during such period. Under the terms of a supplemental agreement with Mr. Mayer, if he terminates his employment during the first 18 months, he will be required to return to us the full sum of his transaction bonus received in connection with this offering and repay the loans he owed to us that were forgiven in 2004 (see “Related Party Transactions—Certain Payments Relating to this Offering” and “Related Party Transactions—Transactions and Agreements Relating to Our Management—Xerium S.A. Senior Management Share Purchase Program”).

Miguel Quiñonez.    Mr. Quiñonez will serve as our President—Clothing Americas. Under the terms of his employment agreement, Mr. Quiñonez will receive a base salary of $340,000, which may be increased for subsequent years at the discretion of the compensation committee of our board of directors. In consideration of Mr. Quiñonez’s past services performed in Argentina, we will contribute $48,528 to his Argentine mandatory pension plan on or before December 31, 2004. In addition, we will contribute $16,176 to his Argentine mandatory pension plan on the last day of each month beginning with January 2005 and continuing through September 2007 or until his employment terminates, whichever is earlier, except that we are required to continue making such contributions through September 2007 if his employment is terminated earlier (i) by us other than for “cause,” as defined in the employment agreement, or (ii) by reason of Mr. Quiñonez’s death or disability. We may, in our sole discretion, make any contributions to the plan in advance of the required contribution dates, in which case the amount of any such contribution will be determined on a present value basis using a 7% per annum discount rate, compounded annually. If Mr. Quiñonez’s employment is terminated earlier than September 2007 in circumstances that require us to continue making payments through September 2007, but such contributions are not feasible for legal or other reasons, then we may pay such amounts directly to him or his estate instead of making contributions to the plan. If his employment is terminated earlier than September 2007 in circumstances that do not require us to continue making monthly contributions, and at such time we have made advance contributions in respect of periods after the date of his termination, then Mr. Quiñonez is required to reimburse us for such advance contributions, plus any tax benefit he receives as a result of such reimbursement to the extent we previously made tax equalization payments (as discussed below) related to such contributions. We may set off the amount of any such reimbursement against other amounts that we then owe to Mr. Quiñonez. We provide Mr. Quiñonez with the use of a company automobile in Argentina through the end of 2006, and a housing allowance of $40,000 per year (adjusted for reasonable cost of living by the compensation committee) for his housing in Massachusetts, as well as reimbursement for certain reasonable travel expenses for his spouse to travel up to 6 times per year (subject to further maximums set by the compensation committee). For 2004, 2005 and 2006 we will make tax equalization payments to Mr. Quiñonez to reimburse him for certain increases in his taxes over those he would have paid had he remained working solely in Argentina. If he terminates his employment other than for “good reason” (as defined in the employment agreement) during the first 18 months and without proper notice, he will be required to return to us the full sum of his transaction bonus received in connection with this offering (see “Related Party Transactions—Certain Payments Relating to this Offering”). Upon such a termination (whether occurring before or after the first 18 months) he is entitled to his unpaid salary and benefits through his date of termination and to retain previously vested awards under the Long Term Incentive Plan described below. If his employment terminates because of his death or disability, then he is entitled to (i) earned and unpaid salary through his date of termination; and (ii) vesting and payment under the Long Term Incentive Plan as are provided in that plan. In addition, if his employment terminates because of his disability, he is entitled to participate in medical/dental benefit plans for 18 months. If we terminate his employment for any other reason (other than for “cause” (as defined in the employment agreement)), or if he terminates his employment for “good reason,” then he is entitled to receive his base salary and to participate in medical/dental benefit plans for one year and to immediate vesting of outstanding awards under the Long Term Incentive Plan. If any such termination occurs within three months prior to or two years following a change of control, then the period of base salary and medical/dental benefit continuation shall be 18 months instead of one year. If we terminate his employment for “cause,” he is entitled only to payment of his earned and unpaid base salary for the period prior to termination and to retain previously vested awards under the Long Term Incentive Plan. The employment agreement also provides, with certain exceptions, that he may not participate in any entity or engage in any activity that competes with us or any of our subsidiaries during his employment and for a period of one year after his employment terminates. In addition, the employment agreement imposes certain non-solicitation obligations on him during the same period of time.

Wolfgang Zarl.    Mr. Zarl will serve as our Vice President—Technology. Under the terms of his employment agreement, Mr. Zarl will receive a base salary of Euro 161,000 (approximately $193,200 at an assumed exchange rate of $1.20 per Euro). He is required to work an average of 20 hours per week. The employment agreement may be terminated by either party upon six months notice, with such termination to be effective upon the last day of any quarter. The employment agreement imposes non-competition obligations during his employment and for a period of one year after his employment terminates.

Senior Executive Annual Incentive Plan

We expect to adopt a Senior Executive Annual Incentive Plan pursuant to which our executive officers will be eligible to receive annual bonus payments in addition to base salary in amounts not to exceed such base salary. The bonus will be awarded each year if our financial performance exceeds certain targets established by the compensation committee of our board of directors, and for certain executives, may also be based on the achievement of business unit performance targets or individual performance goals established by the compensation committee of our board of directors.

Long Term Incentive Plan

We expect to adopt prior to the consummation of this offering a Long Term Incentive Plan (the “LTIP”) pursuant to which we intend to make cash incentive payments to our executive officers and certain other senior employees based on achieving financial performance in excess of a target established by the compensation committee of our board of directors. The purpose of the LTIP is to strengthen the mutuality of interests between the LTIP participants and holders of IDSs. As described below, under the LTIP, an award pool will be established based on pre-established performance criteria and allocated to LTIP participants as determined under the LTIP. No LTIP awards will be made with respect to 2004; the first LTIP Awards will be available with respect to 2005.

The LTIP will be administered by our compensation committee, which will have the authority to, among other things, (1) determine the participants in the LTIP, (2) determine the percentage of the award pool granted to each participant (which, with respect to any fiscal year, must occur within 90 days after the commencement of the fiscal year), (3) determine other terms and conditions of each award, (4) amend, suspend or discontinue the LTIP and (5) calculate the award pool based on the performance criteria described in the LTIP, the target against which those performance criteria are measured and whether and the extent to which the performance criteria have been satisfied.

The total LTIP award pool in a given fiscal year will equal 30% of the amount by which EBITDA less capital expenditures, interest expense and cash income taxes, plus or minus certain working capital and other adjustments to be determined within 90 days after the commencement of our fiscal year (the “Aggregate Actual Distributable Cash”), exceeds a target for cash available for distribution on our common stock (the “Aggregate Target Distributable Cash”). The maximum LTIP award pool in any fiscal year will not exceed the lesser of $3 million and the amount by which an EBITDA target for the fiscal year established by the compensation committee exceeds actual EBITDA (but without any reduction for awards under the LTIP) for the fiscal year. An award pool will be established, and awards may be paid, even if our board of directors decides not to pay a dividend on our shares of Class A common stock. The compensation committee will establish the amount of the Aggregate Target Distributable Cash for any fiscal year not later than 90 days after the commencement of such fiscal year (provided that it may subsequently adjust the amount to reflect any significant change in our circumstances, including the acquisition or disposition of a business), giving due consideration to our then-current dividend policy. The compensation committee will calculate the Aggregate Actual Distributable Cash for any fiscal year following the close of such fiscal year in a manner that is consistent with our audited financial statements. An LTIP participant’s allocable percentage of the award pool is determined by the compensation committee within 90 days of the commencement of the fiscal year. No LTIP participant may receive an award that exceeds 40% of the total award pool, and the total awards allocated to LTIP participants for a year may not exceed 100% of the award pool.

For each LTIP participant, awards in respect of each fiscal year will generally vest in three equal annual installments: one-third on January 1 of the fiscal year immediately following the fiscal year upon which the award is based; one-third on the following January 1; and one-third on the subsequent January 1. We will generally pay the first installment within 30 days of our receipt of audited financial statements in respect of the fiscal year upon which the award is based, and the second and third installments within 30 days of their vesting dates, respectively. Interest will accrue at a rate determined by the compensation committee from time to time on the second installment and the third installment, from January 1 of the fiscal year immediately following the fiscal year upon which the award is based until such installment is paid, and the accrued interest will be paid together with such installment. A participant’s unvested annual awards will immediately expire and be forfeited, without any additional payment, upon the participant’s resignation or our termination of the participant’s employment, unless the termination results from the participant’s death or disability or we agree differently, in writing, with any participant.

We intend for the LTIP to satisfy the requirements for performance-based compensation arrangement within the meaning of Section 162(m) of the Code, in order to ensure the full deductibility of all payments made under the LTIP to our executive officers and other senior employees whose compensation could otherwise be subject to the limitations on deductibility under Section 162(m) of the Code. Under Section 162(m) of the Code, a publicly- held corporation is generally not entitled to a federal income tax deduction with respect to any taxable year for compensation in excess of $1 million to its chief executive officer or any of its other four highest paid named executive officers in office at the end of the year. Qualifying performance-based compensation is not subject to this deduction limitation. To qualify for the performance-based exception under Section 162(m), compensation must be paid under a plan the material terms of which, including the general performance criteria used as the bases for determining awards, have been approved by stockholders, and must meet other requirements set forth in regulations under Section 162(m). Under Section 162(m), in general, the general performance criteria and other material plan terms must be disclosed and approved by stockholders every five years.

However, because the LTIP was adopted before we became a public company, under the applicable transition rules, shareholder approval of the plan will be required no later than the earliest of the following transition periods: (1) the expiration of the plan or agreement (10 years from the date of original adoption), (2) the material modification of the plan, or (3) the first meeting of shareholders at which directors are to be elected that occurs after the close of the third calendar year in which the initial public offering occurs (no later than 2008).

The following individuals have been selected to participate in the LTIP, at the following initial percentages: Thomas Gutierrez (30%), Michael O’Donnell (20%), Douglas Milner (12.5%), Miguel Quinonez (12.5%), Josef Mayer (12.5%) and Michael Stick (12.5%). The compensation committee may decrease any participant’s percentage of the award pool from its level in any prior year, including to zero. Mr. Gutierrez and Mr. O’Donnell’s employment agreements provide, however, that any such decrease would constitute “good reason” for the employee to terminate his employment, which would entitle him to certain payments and benefits as described above under “—Employment Agreements.”

In the event of certain mergers or combinations resulting in a change of control or the sale of all or substantially all of our assets or business, then, unless the compensation committee provides for the continuation or assumption of unvested awards or the substitution of new awards, (1) the then-current fiscal year shall be deemed to end on the last day prior to the effective date of the merger, combination or sale, (2) the performance goals will be applied on a pro rata basis to the shortened fiscal year, and (3) all outstanding unvested awards (including any awards in respect of such shortened fiscal year) will immediately vest and be paid.

The compensation committee may amend, suspend or discontinue the LTIP at any time or times, subject to legal requirements and the receipt of any required regulatory approvals. No such amendment shall adversely affect the rights of any participant as to any award previously granted under the LTIP without the consent of the affected participant.

Principal Stockholders

The following table and accompanying footnotes provide information regarding the beneficial ownership of shares of our Class A common stock and Class B common stock prior to and after the completion of this offering. The persons listed below include: (i) each person known by us to beneficially own more than 5% of our Class A common stock or Class B common stock; (ii) each member of our board of directors; (iii) each of our Named Executive Officers; and (iv) all members of our board of directors and our executive officers as a group.

Prior to the offering, we will reclassify our common stock into Class A common stock and the directors and Named Executive Officers listed in the table who own shares of Xerium S.A. common stock or other equity interests in Xerium S.A. will exchange such interests for shares of our Class A common stock. All shares listed in this table assume the completion of such exchange. Pursuant to a recapitalization in connection with this offering, we will issue shares of Class B common stock and IDSs to such individuals and Xerium 3 S.A., the indirect wholly-owned subsidiary of Xerium S.A., in exchange for a portion of their shares of Class A common stock. See “The Transactions—The Recapitalization and the Offering” and “Related Party Transactions—Proceeds from the Recapitalization and the Offering.”

Except as indicated in the footnotes to this table, each person has sole voting and investment power with respect to all shares indicated as beneficially owned by such person. Except as indicated in the footnotes to this table, the address for each person listed below is Xerium Technologies, Inc., One Technology Drive, Westborough Technology Park, Westborough, Massachusetts 01581.

	Shares of Class A Common Stock Beneficially Owned Prior to this Offering		Shares of Class A Common Stock Beneficially Owned After this Offering Assuming No Exercise of the Over-allotment Option(1)		Shares of Class A Common Stock Beneficially Owned After this Offering Assuming Full Exercise of the Over-allotment Option(1)		Shares of Class B Common Stock Beneficially Owned Prior to and After this Offering
Name of Beneficial Owner	Number	Percent of Class	Number	Percent of Class	Number	Percent of Class	Number	Percent of Class

Xerium S.A.(2)	55,482,411	93.10%	22,695,875	43.60%	18,477,125	35.49%	4,573,135	93.09%
Thomas Gutierrez	919,566	1.54	320,670	*	320,670	*	75,796	1.55
Michael O’Donnell	369,316	*	89,570	*	89,570	*	30,441	*
Miguel Quiñonez	531,815	*	250,325	*	250,325	*	43,835	*
Josef Mayer	369,316	*	62,719	*	62,719	*	30,441	*
Wolfgang Zarl	369,316	*	173,837	*	173,837	*	30,441	*
Donald P. Aiken	105,519	*	30,356	*	30,356	*	8,697	*
Edward Paquette	–	–	–	–	–	–	–	–
Michael Phillips(3)	–	–	–	–	–	–	–	–
John B. Saunders	–	–	–	–	–	–	–	–
John S. Thompson	–	–	–	–	–	–	–	–
All directors and executive officers as a group (11 people)	3,034,164	5.09%	996,548	1.91%	996,548	1.91%	250,091	5.09%

(*)	Less than 1%.
(1)	Consists exclusively of shares of Class A common stock represented by IDSs.
(2)

Xerium S.A., through its wholly-owned subsidiaries, has sole voting and investment power over the shares of our common stock listed in the table. Xerium S.A. is controlled by Apax Europe IV GP, L.P. (“Apax”), which is manager, directly or indirectly, of investment funds holding the majority of the outstanding common stock of Xerium S.A. prior to this offering. The address of Apax is c/o Apax Europe IV-A L.P., 13-15 Victoria Road, St. Peter Port, Guernsey, Channel Islands. Prior to the offering, all decisions regarding voting or investment of the shares of our common stock are made, directly or indirectly, by Xerium S.A.’s board of directors. The following individuals are currently serving on Xerium S.A.’s board of directors: Donald Aiken; Michael Collins, a former chief executive officer of Xerium, S.A.; Thomas Gutierrez, our chief executive officer; Nico Hansen, a manager of Apax Partners Beteiligungsberatung GmbH, an entity advising Apax; Andreas Kurtz, a stockholder of Xerium S.A; and Michael Phillips, also a manager of Apax Partners Beteiligungsberatung GmbH.

(3)	Mr. Phillips, who is a member of our board of directors, is a manager of Apax Partners Beteiligungsberatung GmbH, an entity advising Apax. Apax has sole voting and investment power over the shares in Xerium S.A. held or controlled by itself and its affiliates. Mr. Phillips’ business address is c/o Apax Partners Beteiligungsberatung GmbH, Possartstraße 11, D- 81679, München, Germany.

Related Party Transactions

Transactions and Agreements Relating to Our Management

Xerium S.A. Senior Management Share Purchase Program.    The following executive officers and directors have purchased shares of Xerium S.A. common stock, as described below, pursuant to awards granted under our Senior Management Share Purchase Program, which plan will be terminated in connection with this offering: Donald P. Aiken, Douglas Milner, Thomas Gutierrez, Josef Mayer, Michael O’Donnell and Miguel Quiñonez. The shares issued pursuant to the program vest upon a change of control, which is defined as a third party acquiring a controlling interest in Xerium S.A., a public offering of shares of Xerium S.A. or a transaction in which shares of Xerium S.A. are exchanged for the shares of a publicly traded company. Immediately prior to and in connection with this offering, all such shares will be exchanged for fully vested shares of our Class A common stock as described in “—Proceeds from the Recapitalization and the Offering” and “The Transactions— The Recapitalization and the Offering.”

On February 9, 2004, Douglas Milner purchased 3,500 shares of Xerium S.A. common stock from Xerium Inc., one of our subsidiaries, in exchange for a promissory note in the principal amount of $350,000, or $100.00 per share, which represents an amount negotiated between Mr. Milner, Xerium S.A. and Xerium Inc. in connection with the hiring of Mr. Milner. At the time of the purchase, the fair market value of a share of Xerium S.A. was estimated to be $312. The loan evidenced by the promissory note bore interest at a rate of 5.02%, compounded semiannually, and was secured by the shares. Mr. Milner borrowed an additional $337,000 from Xerium Inc. on March 8, 2004 to make tax payments in respect of the shares. The loan bore interest at a rate of 5.02%, compounded semiannually. In April 2004, Xerium Inc. forgave both of these loans and accrued interest thereon and agreed to pay Mr. Milner $537,035 to reimburse him for any income taxes he is required to pay, on a grossed-up basis, as a result of such forgiveness. No portion of the loans was ever repaid.

On January 1, 2004, Donald P. Aiken purchased 1,000 shares of Xerium S.A. common stock from Xerium Inc. for aggregate consideration of $200,000, or $200.00 per share, which represents an amount negotiated between Mr. Aiken, Xerium S.A. and Xerium Inc. At the time of the purchase, the fair market value of a share of Xerium S.A. was estimated to be $312.

On December 29, 2003, Thomas Gutierrez purchased 5,467 shares of Xerium S.A. common stock for aggregate consideration of $435,800, or $79.71 per share. The purchase price was determined by Xerium S.A.’s board of directors. At the time of the purchase, the fair market value of a share of Xerium S.A. was estimated to be $312.

On December 29, 2003, Josef Mayer purchased 3,500 shares of Xerium S.A. common stock for aggregate consideration of Euro 250,000, or Euro 71.43 per share (which represented approximately $310,000, or $88.57 per share at the exchange rate in effect at the time of the purchase). The purchase price was determined by Xerium S.A.’s board of directors. At the time of the purchase, the fair market value of a share of Xerium S.A. was estimated to be $312. Mr. Mayer borrowed Euro 250,000 from one of our subsidiaries on the same date to finance the transaction. The loan was evidenced by a promissory note, did not bear interest and was secured by the shares. In April 2004 the subsidiary forgave the loan and agreed to pay Mr. Mayer $265,528 to reimburse him for any income taxes he is required to pay, on a grossed-up basis, as a result of such forgiveness. No portion of the loan was ever repaid.

On December 29, 2003, Michael O’Donnell purchased 3,500 shares of Xerium S.A. common stock for aggregate consideration of $278,985, or $79.71 per share. The purchase price was determined by Xerium S.A.’s board of directors. At the time of the purchase, the fair market value of a share of Xerium S.A. was estimated to be $312. Mr. O’Donnell borrowed $278,985 from Xerium Inc. to finance the transaction. The loan was evidenced by a promissory note, bore interest at a rate of 5.02%, compounded semiannually, and was secured by the shares. Mr. O’Donnell borrowed additional amounts of $116,116 and $300,000 from Xerium Inc. on December 11, 2003 and January 12, 2004, respectively, to make tax payments in respect of the shares. These loans each bore interest at a rate of 5.02%. In April 2004, Xerium Inc. forgave all three of these loans and accrued interest thereon and agreed to pay Mr. O’Donnell $547,497 to reimburse him, on an after-tax basis, for any income taxes he is required to pay, on a grossed-up basis, as a result of such forgiveness. No portion of the loans was ever repaid.

On December 29, 2003, Miguel Quiñonez purchased 1,540 shares of Xerium S.A. common stock for aggregate consideration of $499,810, or $324.55 per share based upon a purchase price that had previously been denominated in Euros and using the exchange rate in effect on the date of the award. The purchase price was determined by Xerium S.A.’s board of directors. At the time of the purchase, the fair market value of a share of Xerium S.A was estimated to be $312.

Other Loans and Transactions.    On January 1, 2002, Thomas Gutierrez borrowed Euro 525,000, which represented approximately $468,300 at the then-current exchange rate, from Xerium, Inc. to finance his purchase from affiliates of Apax of (i) 8,750 shares of Xerium S.A. common stock for aggregate consideration of Euro 17,500, which represented approximately $15,610 at the then-current exchange rate and (ii) a portion of a non-interest bearing loan originally granted by Apax to Xerium S.A. on December 1, 1999 in the principal amount of Euro 507,500, which represented approximately $452,690 at the then-current exchange rate. The purchase price of the shares of Xerium S.A. common stock represented an amount negotiated between Mr. Gutierrez, Xerium S.A., Xerium Inc. and Apax in connection with the hiring of Mr. Gutierrez and was believed to be less than the fair market value of the shares. The loan from Xerium, Inc. to Mr. Gutierrez bore no interest. In April 2004, Xerium Inc. forgave such loan and agreed to pay Mr. Gutierrez $360,653 to reimburse him for any income taxes he is required to pay, on a grossed-up basis, as a result of such forgiveness. No portion of the loan was ever repaid. Mr. Gutierrez sold the 8,750 shares of Xerium S.A. common stock to Xerium, Inc. on January 1, 2003 for aggregate consideration of approximately $2.6 million, or $297.14 per share, which represented an amount negotiated between Mr. Gutierrez, Xerium S.A. and Xerium Inc.

CIBC

In August 2003, affiliates of CIBC purchased from Apax for $10 million both (i) 31,915 shares of Xerium S.A. common stock and (ii) a portion of a non-interest bearing loan originally granted by Apax to Xerium S.A. on December 1, 1999 in the principal amount of approximately Euro 1.9 million, which represented approximately $2.1 million at the then-current exchange rate. In connection with the completion of the transactions contemplated by this offering, we expect that these affiliates of CIBC will receive an aggregate of 1,585,145 IDSs and 277,577 shares of Class B Common Stock in exchange for their equity interests in Xerium S.A. and we expect to repay the non-interest bearing loan. See below under “—Shareholder Loans” and “—Proceeds from the Recapitalization and the Offering.”

In December 2002, we entered into our existing senior credit facility and mezzanine credit facility with various financial institutions, with an affiliate of CIBC acting as one of the two lead arrangers for the senior credit facility and the sole lead arranger for the mezzanine facility. The affiliate of CIBC was also the facility agent under both facilities. In connection with the initial borrowing under the senior credit facility in December 2002, we paid the affiliate of CIBC an arrangement fee of approximately $14.7 million and a commitment fee of approximately $106,000. In connection with the initial borrowing under the mezzanine credit facility in February 2003, we paid the affiliate of CIBC an arrangement fee of approximately $3.4 million and a commitment fee of approximately $108,000. We believe that the fees paid to CIBC in connection with the senior credit facility and mezzanine credit facility were comparable to those available from unaffiliated third parties. We also paid the affiliate of CIBC approximately Euro 1.9 million, which represented approximately $1.9 million at the then-current exchange rate as reimbursement for its expenses in connection with the transactions.

Affiliates of CIBC have from time to time received principal and interest payments and commitment fees in respect of the senior credit facility, pro rata with the other financial institutions participating in the facility. An affiliate of CIBC currently holds approximately $23.3 million of the outstanding principal balance under the senior credit facility. We will repay all amounts outstanding under the senior credit facility using proceeds from this offering and borrowings under our new senior credit facility. An affiliate of CIBC has served as facility agent for the syndication of lenders participating in the senior credit facility, and we have paid this affiliate of CIBC an annual fee of $75,000 in respect of this role. We believe that such amount is comparable to the amount we would have been required to pay unaffiliated third party for performing such role. Although this affiliate of

CIBC served as the initial facility agent under the mezzanine credit facility, the mezzanine credit facility was syndicated to other financial institutions shortly after the loan was funded and this affiliate of CIBC did not retain any financial interest in the facility and ceased serving as facility agent in May 2003.

Proceeds from the December 2002 refinancing transactions were used to repay a senior credit facility that we had entered into in December 1999 with various financial institutions, including an affiliate of CIBC. The affiliate of CIBC received its pro rata portion of the total amount outstanding under the senior credit facility in connection with the repayment. The affiliate of CIBC served as the facility and security agent for this credit facility, for which we paid them an annual fee of $75,000. We believe that such amount is comparable the amount we would have been required to pay an unaffiliated third party for performing such role.

We are party to seven interest rate swap contracts with an affiliate of CIBC, some of which have been outstanding since December 1999, and others of which have been outstanding since February 2003. The combined notional values of all contracts as of December 2003 was $309.8 million and the fair value was $7.2 million. These contracts mature in December 2004 and December 2005 and will be terminated in connection with the transactions contemplated by this offering.

Shareholder Loans

In connection with the refinancing in December 2002, Xerium S.A. repaid all of the 10% loans made by shareholders in December 1999 in connection with the acquisition of our business from Invensys plc. A portion of the loans was repaid in December 2002 after the funding of the senior credit facility and the remaining portion was repaid in February 2003 after the funding of the mezzanine credit facility. Apax received an aggregate of approximately Euro 136.5 million in principal and accrued interest in connection with such repayments, which represented an aggregate of approximately $142.9 million at the exchange rates in effect at the time of such payments. At the time of the repayment, approximately 60% of such 10% loans outstanding was owed to Apax. No interest had been paid on the 10% loans prior to their repayment.

We intend to use a portion of the proceeds from this offering to repay the non-interest bearing loans granted to us by our shareholders in December 1999 in connection with the acquisition of our business from Invensys plc. The following table lists our directors and officers and the entities that beneficially own more than 5% of Xerium S.A. common stock prior to this offering who currently hold a portion of these loans, and the amount outstanding as of the offering:

Name of Director, Executive Officer or 5% Beneficial Owner	Principal Amount Outstanding		US Dollar Equivalent(1)

Apax	Euro	24,094,259	$29,394,996
CIBC Capital Partners	Euro	1,851,070	$2,258,305
Thomas Gutierrez	Euro	507,500	$619,150
Miguel Quiñonez	Euro	203,000	$247,660
Wolfgang Zarl	Euro	203,000	$247,660

(1)	Assumes an exchange rate of $1.22 per Euro, which represents the exchange rate on June 30, 2004.

Proceeds from the Recapitalization and the Offering

In connection with the recapitalization and the offering, which are described in greater detail under “The Transactions—The Recapitalization and the Offering,” our directors and officers, the entities that beneficially own more than 5% of our voting securities prior to this offering and all other members of senior management as a group will receive the following in respect of their equity interests:

	Proceeds from the Recapitalization and the Offering(1)
Name of Director, Executive Officer or 5% Beneficial Owner	IDSs	Shares of Class B Common Stock	Cash
Xerium 3 S.A.	22,695,875	4,573,135	$51,979,427
Apax(2)	17,756,503	3,613,049	$43,720,557
CIBC affiliates(2)	1,585,145	277,577	$—
Thomas Gutierrez(3)	320,671	75,796	$1,704,970
Michael O’Donnell(4)	89,570	30,441	$1,280,859
Miguel Quiñonez(5)	250,325	43,835	$–
Josef Mayer(6)	62,719	30,441	$1,688,988
Wolfgang Zarl(7)	173,837	30,441	$–
Donald Aiken(8)	30,356	8,697	$293,537
Douglas Milner(9)	69,071	30,441	$1,592,435
Other members of senior management (8 people)	241,843	89,274	$4,073,174

(1)	Assumes no exercise of the underwriters’ over-allotment option.
(2)	The amounts shown are a portion of the amounts reported for Xerium 3 S.A., an indirect wholly-owned subsidiary of Xerium S.A. Apax and CIBC will receive the proceeds listed in the table indirectly through their ownership interest in Xerium S.A. The other existing equity investors (other than our directors and members of senior management) will also receive proceeds indirectly through their ownership interest in Xerium 3 S.A.
(3)	Prior to the recapitalization and the offering, Mr. Gutierrez held 5,467 restricted shares of Xerium S.A. common stock, options to purchase 2,338 shares of Xerium S.A. common stock at an exercise price of $312 per share and options to purchase 1,883 shares of Xerium S.A. common stock at an exercise price of $79.71 per share. In connection with the transactions contemplated by the exchange agreements and redemption and recapitalization agreement described in “The Transactions—The Recapitalization and the Offering,” Mr. Gutierrez will receive, in exchange for such equity interests, an aggregate of 919,565 shares of Class A common stock, all of which will, upon completion of the offering, be exchanged for the cash, IDSs and shares of Class B common stock set forth in the table.
(4)	Prior to the recapitalization and the offering, Mr. O’Donnell held 3,500 restricted shares of Xerium S.A. common stock. In connection with the transactions contemplated by the exchange agreements and redemption and recapitalization agreement described in “The Transactions—The Recapitalization and the Offering,” Mr. O’Donnell will receive, in exchange for such equity interests, an aggregate of 369,315 shares of Class A common stock, all of which will, upon completion of the offering, be exchanged for the cash, IDSs and shares of Class B common stock set forth in the table.
(5)	Prior to the recapitalization and the offering, Mr. Quiñonez held 5,040 restricted shares of Xerium S.A. common stock. In connection with the transactions contemplated by the exchange agreements and redemption and recapitalization agreement described in “The Transactions—The Recapitalization and the Offering,” Mr. Quiñonez will receive, in exchange for such equity interests, an aggregate of 531,814 shares of Class A common stock, all of which will, upon completion of the offering, be exchanged for the cash, IDSs and shares of Class B common stock set forth in the table.
(6)	Prior to the recapitalization and the offering, Mr. Mayer held 3,500 restricted shares of Xerium S.A. common stock. In connection with the transactions contemplated by the exchange agreements and redemption and recapitalization agreement described in “The Transactions—The Recapitalization and the Offering,” Mr. Mayer will receive, in exchange for such equity interests, an aggregate of 369,315 shares of Class A common stock, all of which will, upon completion of the offering, be exchanged for the cash, IDSs and shares of Class B common stock set forth in the table.
(7)	Prior to the recapitalization and the offering, Mr. Zarl held 3,500 restricted shares of Xerium S.A. common stock. In connection with the transactions contemplated by the exchange agreements and redemption and recapitalization agreement described in “The Transactions—The Recapitalization and the Offering,” Mr. Zarl will receive, in exchange for such equity interests, an aggregate of 369,315 shares of Class A common stock, all of which will, upon completion of the offering, be exchanged for the cash, IDSs and shares of Class B common stock set forth in the table.
(8)	Prior to the recapitalization and the offering, Mr. Aiken held 1,000 restricted shares of Xerium S.A. common stock. In connection with the transactions contemplated by the exchange agreements and redemption and recapitalization agreement described in “The Transactions—The Recapitalization and the Offering,” Mr. Aiken will receive, in exchange for such equity interests, an aggregate of 105,518 shares of Class A common stock, all of which will, upon completion of the offering, be exchanged for the cash, IDSs and shares of Class B common stock set forth in the table.

(9)	Prior to the recapitalization and the offering, Mr. Milner held 3,500 shares of Xerium S.A. common stock. In connection with the transactions contemplated by the exchange agreements and redemption and recapitalization agreement described in “The Transactions—The Recapitalization and the Offering,” Mr. Milner will receive, in exchange for such equity interests, an aggregate of 369,315 shares of Class A common stock, all of which will, upon completion of the offering, be exchanged for the cash, IDSs and shares of Class B common stock set forth in the table.

Certain Payments Relating to this Offering

In connection with the completion of the transactions contemplated by the offering, the following executive officers will receive the transaction bonuses set forth below for completing the offering:

Individual	Bonus Amount

Thomas Gutierrez	$3,295,000
Michael O’Donnell	$563,000
Miguel Quiñonez	$1,000,000
Josef Mayer	$340,000
Douglas Milner	$350,000

In addition, Mr. Gutierrez will receive $2,568,845 and Mr. O’Donnell will receive $784,604 to compensate them for the difference between the amount of taxes they will be required to pay, on a grossed-up basis, in connection with the sale and exchange of their equity interests in us in the transactions described in “The Transactions—The Recapitalization and the Offering” and the lesser amount of taxes they would have been required to pay if such transactions had been eligible for capital gains treatment.

Investor Rights Agreement

Effective upon the completion of this offering, we will enter into an investor rights agreement with Apax, Xerium 3 S.A. and our other existing equity investors that will provide each holder of shares of Class B common stock with the option to require us, subject to the conditions set forth below, to exchange such holder’s Class B common stock for IDSs beginning on the second anniversary of the closing of this offering or at such later time when the conditions described below are met. Each share of Class B common stock will be exchanged for one IDS, subject to adjustment in the event of a stock split, recombination or reclassification of our Class B common stock. If all such Class B common stock were exchanged for IDSs, the holders of our Class B common stock would receive an aggregate of 4,912,500 IDSs that currently represent 4,912,500 shares of our Class A common stock and $35.1 million aggregate principal amount of notes. If the IDSs have automatically separated or are otherwise not outstanding at the time of the exchange of Class B common stock for IDSs, each share of Class B common stock will be exchanged for one share of Class A common stock, subject to adjustment in the event of a stock split, recombination or reclassification of our Class A common stock or Class B common stock, and a note having a principal amount equal to each note which was represented by an IDS. However, if the notes are not outstanding at the time of such exchange, each share of Class B common stock will be exchanged for 1.8079 shares of Class A common stock, subject to adjustment in the event of a stock split, recombination or reclassification of the Class A common stock or Class B common stock.

The first condition to the exchange of the shares of Class B common stock for IDSs is that we must have satisfied two financial tests based on Adjusted EBITDA (as defined in the indenture governing the notes) and excess cash (as defined in the indenture governing the notes). Fifty percent of the shares of Class B common stock held by each holder thereof will be subject to exchange if and when we have generated Adjusted EBITDA of at least $183.6 million (subject to adjustment as set forth below) and excess cash of at least $54.8 million (subject to adjustment as set forth below), in each case over the most recent four consecutive fiscal quarters immediately prior to such exchange and calculated on a pro forma basis as if the exchange had occurred at the beginning of such period. The remaining 50% will be subject to exchange if and when we have generated Adjusted EBITDA of at least $189.5 million (subject to adjustment as set forth below) and excess cash of at least $57.1 million (subject to adjustment as set forth below), in each case over the most recent four consecutive fiscal quarters immediately prior to such exchange and calculated on a pro forma basis as if the exchange had occurred at the beginning of such period. These financial conditions will be tested quarterly but do not apply following the fifth anniversary of the closing of the offering.

The initial dollar amounts set forth in this condition were determined based upon the total number of shares of Class A common stock and Class B common stock we will have outstanding immediately following the completion of this offering and are set at a level such that, if all shares of Class B common stock eligible to be exchanged had been exchanged at the beginning of the prior twelve month period, the cash generated by our business would have been sufficient to permit us to have paid dividends during such period on all shares of Class A common stock (including those received in the exchange) at the level contemplated by the initial dividend policy our board of directors will adopt upon completion of this offering. The foregoing is based upon the assumption that our capital expenditures, cash interest expense and cash income taxes are consistent with expected levels, and that the number of outstanding shares of Class A common stock and Class B common stock remains the same as at the time immediately following the completion of the offering. The initial dollar amounts are subject to proportionate increase or decrease in the event that the number of outstanding shares of Class A common stock or Class B common stock changes following the completion of this offering. Even if our financial performance satisfies this condition and all of our Class B common stock is exchanged for IDSs, our board of directors has full discretion to determine whether dividends shall continue to be paid on the shares of Class A common stock at any particular level or at all.

The other conditions to the exchange of shares of Class B common stock for IDSs are as follows:

•	we must be permitted by the indenture to issue the additional notes to be included in such IDSs, which requires, among other things, that

•	no event of default or deferral of interest has occurred and is continuing;

•	we have obtained a solvency opinion from an independent appraisal firm; and

•	our board of directors has determined that such new notes should be treated as debt for U.S. federal income tax purposes; and

•	such exchange must comply with applicable laws, including, without limitation, securities laws, laws relating to redemption of common stock and laws relating to the issuance of debt;

•	the IDSs into which the Class B common stock will be exchanged must be registered pursuant to an effective registration statement in the United States;

•	such exchange must not conflict with or cause a default under any material financing agreement; and

•	such exchange must not cause a mandatory suspension of dividends or deferral of interest under any material financing agreement as of the measurement date immediately following the proposed exchange date.

Notwithstanding the foregoing, immediately prior to the completion of any transaction after which no notes will remain outstanding, each share of Class B common stock will, at the option of the holder, be exchanged for either one IDS or, if the IDSs have automatically separated or are not otherwise outstanding at such time, one share of Class A common stock and a note having a principal amount equal to each note which was represented by an IDS, regardless of when the transaction occurs or whether the other conditions to the exchange are satisfied. However, if the notes are not outstanding at the time of such exchange, each share of Class B common stock will be exchanged for 1.8079 shares of Class A common stock, subject to adjustment in the event of a stock split, recombination or reclassification of the Class A common stock or Class B common stock. This exchange right will expire upon the completion of the transaction.

The parties to the investor rights agreement have agreed that if the holders of a majority of the shares of Class B common stock then outstanding elect to exchange their shares of Class B common stock, then all shares of Class B common stock will be automatically exchanged at the same time.

In addition, the investor rights agreement will contain the following registration rights:

•

The existing equity investors will collectively have three demand registration rights relating to the IDSs and the shares of our Class A common stock and notes represented by the IDSs that they hold, subject to the requirement that the securities, including any piggyback securities, covered by each demand registration have an aggregate public offering price of at least $15 million. Notwithstanding the foregoing, an existing equity investor must beneficially own more than 1% of our outstanding shares of Class A common stock, notes, or IDSs, as the case may be, either alone or with its affiliates, to initiate a demand for registration;

•	The existing equity investors will have the right to include in our future public offerings of securities the IDSs, shares of our Class A common stock and notes held by each of them.

The existing equity investors may only exercise their demand registration rights with respect to their Class A common stock once our Class A common stock is listed on the New York Stock Exchange. If the existing equity investors exercise their demand registration rights, we will file a registration statement or prospectus and undertake an offering in the United States. The registration rights are transferable by the existing equity investors, subject to certain restrictions. The registration rights may not be exercised during the lock-up period. See “Underwriting.”

We have agreed to pay all costs and expenses in connection with each such registration, except underwriting discounts and commissions applicable to the securities sold, and to indemnify the existing equity investors against certain liabilities, including liabilities under the Securities Act.

Canadian Investor Liability Agreement

In connection with the offering of IDSs and separate notes in Canada, certain funds managed directly or indirectly by Apax Europe IV GP, L.P., which we refer to in this section as the “Apax funds,” which may not otherwise be liable to Canadian purchasers, have agreed with us as follows: if (i) any Apax fund is adjudicated liable in a proceeding in a U.S. state or federal court (a “U.S. proceeding”) for violating any provision of the Securities Act or the Securities Exchange Act of 1934, which we refer to as the “Exchange Act,” and is ordered pursuant to a final judgment to pay damages to purchasers of the IDSs and/or purchasers of the separate notes for such violation or agrees pursuant to any settlement of such U.S. proceeding to pay damages to purchasers of the IDSs and/or purchasers of the separate notes for such violation and (ii) any Canadian purchaser that (x) joined in the U.S. proceeding is dismissed from such proceeding or (y) moved to intervene in such proceeding is denied the opportunity to intervene, in either case on the basis that the court lacks jurisdiction to adjudicate the claims of such Canadian purchaser, then the responsible Apax fund will set aside and pay in accordance with the Canadian Investor Liability Agreement the damages which the Canadian purchaser would have been entitled to recover from the responsible Apax fund had the Canadian purchaser been permitted to remain in or join in, as the case may be, the U.S. proceeding on the same basis as a U.S. plaintiff.

No compensation will be provided to any Canadian purchasers under the Canadian Investor Liability Agreement unless there is a final adjudication of liability in a U.S. state or federal court against, or a settlement with, the Apax funds. Canadian purchasers are responsible for monitoring any U.S. proceedings that may arise in connection with this offering in order to ensure that they are aware of the procedural steps and outcomes related to such U.S. proceeding, including any possible pre-trial filings, order and plaintiff class certifications, and alternative settlement proceedings that may lead to compensation without a final adjudication of liability.

The Transactions

Prior to the offering, we are an indirect, wholly-owned subsidiary of Xerium S.A. Apax is the manager, directly or indirectly, of investment funds holding the majority of the outstanding common stock of Xerium S.A. Affiliates of CIBC own approximately 5.6% of the common stock of Xerium S.A. Our senior management and certain employees own restricted common stock of Xerium S.A or options to purchase common stock of Xerium S.A. Although Xerium Technologies, Inc. is shown below as the parent company of XTI LLC and its subsidiaries, it will not become the parent company of XTI LLC and its subsidiaries until immediately prior to the recapitalization and the offering described below.

The Recapitalization and the Offering

This offering consists of an offering by us of 28,125,000 IDSs (assuming no exercise of the underwriter’s over-allotment option), representing 28,125,000 shares of Class A common stock and $201,093,750 aggregate principal amount of notes, and an offering by us of $45,260,904 aggregate principal amount of notes sold separately (not represented by IDSs). The offering of the IDS and the offering of the separate notes are conditioned on each other.

Prior to the closing of this offering, we will reclassify our capital stock into three classes of common stock—Class A common stock, Class B common stock and Class C common stock—and one class of undesignated preferred stock. In connection with the reclassification, all of our existing common stock will be reclassified as Class A common stock. In addition, in connection with such reclassification, our directors and members of senior management who own common stock of Xerium S.A. or options to purchase common stock of Xerium S.A. will, pursuant to exchange agreements between such individuals, Xerium S.A. and Xerium 3 S.A., exchange their equity interests in Xerium S.A. for an aggregate of 4,117,261 shares of Class A common stock to be issued by us, as described under “Related Party Transactions—Proceeds from the Recapitalization and the Offering.” Xerium 3 S.A. will hold the remaining 55,482,411 shares of our Class A common stock prior to the offering. Xerium 3 S.A. is an indirect, wholly-owned subsidiary of Xerium S.A., and as a result, immediately following the recapitalization our existing equity investors (other than our directors and senior management), including Apax, will indirectly own all economic rights of the shares of Class A common stock held by Xerium 3 S.A.

Concurrently with the execution of the underwriting agreement, we, Xerium 3 S.A. and the directors and members of senior management who own Class A common stock will enter into a redemption and recapitalization agreement. The redemption and recapitalization agreement will provide that, upon the closing of the offering, we will use approximately $62.6 million of proceeds from the offering to redeem a portion of the Class A common stock held by Xerium 3 S.A. and such directors and members of senior management and we will issue an aggregate 23,934,267 IDSs (representing 23,934,267 shares of Class A common stock and $171,130,009 aggregate principal amount of notes) and 4,912,500 shares of Class B common stock to Xerium 3 S.A. and such directors and members of senior management in exchange for their remaining shares of Class A common stock, as described under “Related Party Transactions—Proceeds from the Recapitalization and the Offering.” Such issuances of IDSs and shares of Class B common stock will not be registered under the Securities Act. The aggregate amount of cash set forth above to be received by Xerium 3 S.A. and our directors and senior management in connection with the redemption of shares of Class A common stock assumes a valuation of the IDSs sold in this offering at the mid-point of the range specified on the cover page of this prospectus and is based on the estimated amount of proceeds we would receive if the offering were completed as of November 12, 2004. The actual amount will depend upon the amount of proceeds we receive in the offering. To the extent that the amount of proceeds exceeds or is less than assumed, aggregate amount paid in the redemption will be increased or decreased by the such amount. The actual amount of proceeds will depend upon the actual valuation of the IDSs sold in this offering and the amount of debt outstanding on the closing date, which will increase on account of the additional interest that will accrue up to the closing date, and may increase or decrease depending on currency exchange rate movements. See “Use of Proceeds.”

The redemption and recapitalization agreement will also provide that if we sell additional IDSs to the underwriters pursuant to their exercise of the over-allotment option, we will use all of the proceeds to redeem from Xerium 3 S.A. the same number of IDSs as we sold to the underwriters.

After giving effect to these transactions, and assuming no exercise of the over-allotment option, Xerium 3 S.A. will have received approximately $52.0 million and will hold 22,695,875 IDSs (representing 22,695,875 shares of Class A common stock and approximately $162.3 million aggregate principal amount of notes) and 4,573,135 shares of Class B common stock. Such proceeds will be distributed or otherwise paid to, or at the direction of, our existing equity investors (other than our senior management), including Apax. In addition, the directors and members of senior management will have received in respect of their equity interests an aggregate of approximately $10.6 million and hold an aggregate of 1,238,392 IDSs (representing 1,238,392 shares of Class A Common Stock and $8.9 million aggregate principal amount of notes) and 339,365 shares of Class B common stock. See “Related Parties—Proceeds from the Recapitalization and the Offering.”

Following the completion of the offering and each of the transactions described above, the public IDS holders will hold approximately 49.4% of our voting power and the existing equity investors will hold the remaining 50.6% of our voting power through IDSs and shares of Class B common stock, assuming no exercise of the underwriters’ over-allotment option to purchase additional IDSs.

The following diagram reflects our organizational structure immediately after the offering, including percentage of voting power (assuming no exercise of the underwriters’ over-allotment option to purchase additional IDSs):

(1)	Includes Class A common stock represented by IDSs and Class B common stock.
(2)	The following direct and indirect subsidiaries of Xerium Technologies, Inc. will guarantee the notes: XTI LLC, Xerium Technologies Limited, Huyck Australia Pty. Limited, Weavexx Corporation, Stowe-Woodward/Mount Hope Inc., Huyck Japan Limited, Stowe Woodward Mexico SA de CV, Huyck (UK) Limited, Huyck Limited, Stowe-Woodward (UK) Limited, Stowe-Woodward Limited, Xerium I (US) Limited, Xerium III (US) Limited, Weavexx Corporation, Xerium Inc., Huyck Licensco Inc., Huyck Europe Inc., Xerium IV (US) Limited, Stowe Woodward Licensco LLC, Stowe Woodward LLC and Xerium V (US) Limited.

Description of Certain Indebtedness

New Credit Facility

Concurrently with the closing of this offering, we intend to enter into a new $535 million senior secured credit facility with a syndicate of financial institutions, including CIBC, which will act as lead arranger and administrative agent. The new credit facility will be comprised of a revolving credit facility in the principal amount of $100 million (to be reduced to $50 million after the first anniversary of the closing date) and a term loan facility in the principal amount of $435 million. Loans under the new credit facility will be made available to us and certain of our subsidiaries in various foreign jurisdictions. We expect that the new credit facility will have the following terms:

Maturity. The new credit facility will mature 4.5 years after the closing date except for that portion of the term loan facility allocated to Canadian borrowers, which will mature 5 years after the closing date.

Interest Rate and Fees. Borrowings under the new credit facility will bear interest, at our option, at either (a) LIBOR plus the applicable margin or (b) the Euribor rate plus the applicable margin, in each case in addition to certain other mandatory costs associated with syndication in the European markets. The applicable margin for LIBOR and Euribor loans will be 2.50%, provided that the applicable margin with respect to revolving loans may be reduced to 2.25% or 2.00% based on a senior leverage test set forth in the new credit agreement. After the completion of the offering, we intend to enter into interest rate swap agreements that we expect will, based on current market rates for such agreements, effectively fix the interest rate on the term loan portion of the new credit facility at 6.00%, although the rate is subject to change until we have entered into such agreements.

The new credit facility will require payment to the lenders of a commitment fee, payable quarterly in arrears, on any unused commitments under the revolving credit facility equal to 0.50 % per annum, as well as other fees.

Mandatory Prepayments. The new credit facility will require us to prepay outstanding loans under the term loan facility:

•	with 100% of the cash proceeds received by us from any sale, transfer or other disposition of any assets, subject to certain customary reinvestment rights and with an exemption for sales of up to $100,000 for any transaction or series of related transactions, exemption of the first $10,000,000 of cumulative net proceeds and exemption of up to an additional $10,000,000 of net proceeds from the sale of four identified manufacturing facilities;

•	with 100% of the cash proceeds received by us from any insurance recovery or condemnation events, subject to certain exceptions and reinvestment rights and with an exemption for the first $2,000,000 of cumulative net insurance or condemnation proceeds; and

•	with 100% of the net cash proceeds from the incurrence of any indebtedness by us, including certain IDS proceeds not used for permitted acquisitions, permitted investments or capital expenditures (or voluntary repayments of revolving loans actually incurred to finance such items in the 180-day period prior to such IDS issuance), but excluding IDS proceeds in connection with the exchange of Class B Common Stock.

In addition, if we are required to defer interest on the notes or are prohibited from paying dividends on the Class A common stock under the new credit facility, the new credit facility requires us to make prepayments of the term loan facility. See “Deferral of Interest, Payment of Dividends and Prepayment of Term Loan” below.

Voluntary Prepayments. Voluntary prepayments may be made without premium or penalty (except for customary breakage costs if paid on a date prior to the last day of an interest period) at any time on three business days’ notice in a minimum principal amount of $5 million and an integral multiple of $250,000 in excess of that amount.

Financial Covenants. The new credit facility will require that we meet certain financial tests, including, without limitation, the following:

•

a minimum senior interest coverage ratio. As of the last day of each fiscal quarter beginning with the fiscal quarter ended March 31, 2005 through and including the fiscal quarter ended December 31, 2005, we are not to permit the ratio of (i) our Adjusted EBITDA (as defined in our new credit facility with the same meaning as set forth in the indenture governing our notes) for the four-fiscal quarter period then ended to (ii) the sum of our Consolidated Senior Interest Expense for such four-fiscal quarter period to be less than 4.40:1.00. As of the last day of any fiscal quarter thereafter, we are not to permit this ratio to be less than 4.80:1.00. For purposes of determining this ratio, “Consolidated Senior Interest Expense” shall mean with respect to any person for any period, the Consolidated Interest Expense (as defined in our new credit facility with the same meaning as set forth in the indenture governing our notes) of such person for such period adjusted to exclude Consolidated Interest Expense relating to the notes.

•	a maximum senior leverage ratio. As of the last day of each fiscal quarter beginning with the fiscal quarter ended March 31, 2005 through and including the fiscal quarter ended December 31, 2005, we are not to permit the ratio of (i) our total indebtedness (including the indebtedness of our subsidiaries) minus the aggregate principal amount of indebtedness under the notes as of such date to (ii) Adjusted EBITDA for the four-fiscal quarter period then ended to be more than 3.70:1.00. As of the last day of any fiscal quarter thereafter, we are not to permit this ratio to be more than 3.35:1.00.

•	a maximum total leverage ratio. As of the last day of each fiscal quarter beginning with the fiscal quarter ended March 31, 2005 through and including the fiscal quarter ended December 31, 2005, we are not to permit the ratio of (i) our total indebtedness (including the indebtedness of our subsidiaries), with certain adjustments as of such date to (ii) Adjusted EBITDA for the four-fiscal quarter period then ended to be more than 7.10:1.00. As of the last day of any fiscal quarter thereafter, we are not to permit this ratio to be more than 6.70:1.00.

Other Covenants. Our new credit facility will contain customary affirmative covenants, negative covenants and restrictions, including, among others, and subject to customary baskets and other exceptions, limitations on or prohibitions against the incurrence, assumption or guaranty of other indebtedness, liens, dividends and other restricted junior payments (see “Restrictions on Payment of Interest and Deferred Interest” and “Restrictions on Payment of Dividends” immediately below for a more detailed description), investments, dispositions of assets or subsidiary interests, mergers, certain fundamental changes in the nature of our business, sale-leaseback transactions and affiliate transactions. In particular, our new credit facility permits the issuance of additional notes and the incurrence of $20 million of additional indebtedness with respect to capital leases and purchase money obligations, $15 million of general additional indebtedness and certain other additional indebtedness. The new credit facility will also contain limitations on or prohibitions against the amendment of the Notes in a manner adverse to the senior lenders.

Restrictions on Payment of Interest and Deferred Interest. Our new credit facility prevents us from paying interest and deferred interest on the notes on each designated payment date in an amount that exceeds Available Cash (subject to the terms of the indenture governing the notes) if and for so long as, among other conditions:

•	our senior interest coverage ratio is less than 4.70:1.00, as of the last day of each fiscal quarter from the fiscal quarter ended March 31, 2005 through and including the fiscal quarter ended December 31, 2005 and 5.10:1.00 as of the last day of each fiscal quarter thereafter;

•	our senior leverage ratio is greater than 3.45:1.00 as of the last day of each fiscal quarter from the fiscal quarter ended March 31, 2005 through and including the fiscal quarter ended December 31, 2005 and 3.10:1.00 as of the last day of each fiscal quarter thereafter; and

•	and our total leverage ratio is greater than 6.65:1.00 as of the last day of each fiscal quarter from the fiscal quarter ended March 31, 2005 through and including the fiscal quarter ended December 31, 2005 and 6.30:1.00 as of the last day of each fiscal quarter thereafter.

Restrictions on Payment of Dividends. Our new credit facility prevents us from paying dividends on our Class A common stock if and for so long as, among other conditions:

•	our senior interest coverage ratio is less than 5.00:1.00 as of the last day of each fiscal quarter from the fiscal quarter ended March 31, 2005 through and including the fiscal quarter ended December 31, 2005 and 5.40:1.00 as of the last day of each fiscal quarter thereafter;

•	our senior leverage ratio is greater than 3.25:1.00 as of the last day of each fiscal quarter from the fiscal quarter ended March 31, 2005 through and including the fiscal quarter ended December 31, 2005 and 2.95:1.00 as of the last day of each fiscal quarter thereafter;

•	our total leverage ratio is greater than 6.25:1.00 as of the last day of each fiscal quarter from the fiscal quarter ended March 31, 2005 through and including the fiscal quarter ended December 31, 2005 and 5.95:1.00 as of the last day of each fiscal quarter thereafter;

•	any interest on the notes is being deferred or, after the end of any interest deferral, any deferred interest (or interest on deferred interest) has not been paid in full; and

•	while a default or event of default under the new credit facility has occurred or is continuing.

During periods in which we are permitted to pay dividends under our new credit facility, it permits us to use up to 100% of Excess Cash (as defined in our new credit facility with the same meaning as set forth in the indenture governing our notes) plus $45 million to fund dividends on shares of our common stock.

Deferral of Interest, Payment of Dividends and Prepayment of Term Loan. If we are required to defer interest on the notes or are prohibited from paying dividends on the Class A common stock under the new credit facility, the new credit facility requires us to make prepayments of the term loan facility. Specifically, the new credit facility provides:

•	at any time we are prohibited from paying dividends but we are not required to defer interest on the notes, we will be required to prepay the lesser of (x) 50% of Net Cash Flow (as defined in “Definitions” below) for the fiscal quarter ending immediately prior to the fiscal quarter during which such dividends are suspended, and (y) 50% of the dividends paid on our outstanding capital stock on the last dividend payment date before such dividend suspension period began; and

•	at any time that we are prohibited from paying dividends and also are required to defer interest on the notes we will be required to:

•	prepay on each note interest payment date, the lesser of (x) 50% of the interest payable on the notes (but for such deferral) on the applicable interest payment date, less any interest previously deferred, and (y) 50% of the Available Net Cash Flow (as defined in “Definitions” below) for the fiscal quarter ending immediately prior to the fiscal quarter during which such interest payment date occurs and

•	prepay on each dividend payment date the lesser of (x) 50% of the Available Net Cash Flow for the fiscal quarter ending immediately prior to the fiscal quarter during which such dividends are suspended, and (y) 50% of the dividends paid on our outstanding capital stock on the dividend payment date next preceding the date such dividend suspension period began.

Collateral. We will give to the collateral agent on behalf of the lenders collateral consisting of,

without limitation, a pledge of the capital stock of our subsidiaries and intercompany debt, and a security interest in substantially all our assets and the assets of most of our subsidiaries that are guarantors under the existing facility, in all cases subject to legal and tax considerations and requirements.

Events of Default. Our new credit facility will specify certain customary events of default, including but not limited to failure to pay principal or interest or other amounts when due, breach of certain covenants or representations, cross-defaults to certain other agreements and indebtedness in excess of specified amounts, judgment defaults in excess of specified amounts, certain events of bankruptcy and insolvency, dissolution, certain ERISA-related defaults, a change of control, failure of any guaranty or security document supporting the new credit facility to be in full force and effect and a recharacterization by any taxation authority of the notes as equity or denial of any interest deduction with respect thereto which could reasonably be expected to have a material adverse effect.

Definitions. For purposes of this Description of Certain Indebtedness:

“Available Cash” shall mean, for any period, the sum of (A) Excess Cash (as defined in our new credit facility with the same meaning as set forth in the indenture governing our notes) plus (B) any amounts which were deducted in arriving at Excess Cash in respect of interest for such period on the notes whether as cash interest, deferred interest or accrued interest plus (C) $45 million.

“Available Net Cash Flow” shall mean, for any period, the sum of (A) Net Cash Flow plus (B) any amounts which were deducting in arriving at Net Cash Flow in respect of interest for such period on the notes whether as cash interest, deferred interest or accrued interest.

“Net Cash Flow” shall mean, for any period, the total of (A) Excess Cash (as defined in our new credit facility with the same meaning as set forth in the indenture governing our notes) for such period minus (B) amounts including certain restructuring costs, transaction costs, working capital and other adjustments (to the extent positive), expenses associated with the early retirement, extinguishment or refinancing of debt, non-recurring fees, expenses or charges and any dividends paid by us in such period plus (C) amounts including working capital and other adjustments (to the extent negative).

Existing Credit Facilities

In December 2002, we, Xerium S.A. and other subsidiaries of Xerium S.A. entered into a senior credit facility with various financial institutions, with an affiliate of CIBC acting as the facility agent, pursuant to which the Xerium companies borrowed $602.0 million in term loans and established a $50.0 million revolving credit facility. The term loans are allocated among three tranches and a portion of each tranche is denominated in Canadian Dollars and Euros. Tranche A originally consisted of $302.0 million in principal and matures in 2009. Tranche B originally consisted of $150.0 million in principal and matures in 2010. Tranche C originally consisted of $150.0 million in principal and matures in 2011. The revolving credit facility matures in 2009. The term loan bears interest at a rate equal to the LIBOR rate plus (i) 2.25% in the case of tranche A, (ii) 2.75% in the case of tranche B and (iii) 3.25% in the case of tranche C. The revolving credit facility bears interest at a rate equal to the LIBOR rate plus 2.25%.

Also in December 2002 we, Xerium S.A. and other subsidiaries of Xerium S.A. entered into a mezzanine credit facility with various financial institutions that matures in 2013. In February 2003, the Xerium companies borrowed $70.0 million and Euro 56.7 million under this facility. The interest rate applicable to the US Dollar portion of the loan is 16% and the interest rate applicable to the Euro portion of the loan is the LIBOR rate plus 11%.

All amounts outstanding under each of these credit facilities will be repaid with the proceeds of this offering and borrowings under our new credit facility.

We also have lines of credit in various foreign countries that are used to address our short-term operating needs, of which an aggregate of $25.8 million was outstanding as of June 30, 2004. These lines of credit will remain outstanding following the completion of the transactions contemplated by this offering.

Description of IDSs

General

We are offering 28,125,000 IDSs in this offering. Each IDS represents:

•	one share of our Class A common stock; and

•	a % note with a $7.15 principal amount.

The ratio of Class A common stock to principal amount of notes represented by an IDS is subject to change in the event of a stock split, recombination or reclassification of our Class A common stock. Immediately following the occurrence of any such event, we will file with the SEC a Current Report on Form 8-K or any successor form, disclosing the changes in the ratio of Class A common stock to principal amount of notes as a result of such event.

Holders of IDSs are the beneficial owners of the Class A common stock and notes represented by such IDSs and will have exactly the same rights, privileges and preferences, including voting rights, rights to receive distributions, rights and preferences in the event of a default under the indenture governing our notes, ranking upon bankruptcy, and rights to receive communications and notices as a direct holder of the Class A common stock and notes, as applicable.

The IDSs offered by this prospectus will be available in book-entry form only. As discussed below under “—Clearance and Settlement,” Cede & Co., a nominee of the book-entry clearing system will be the sole registered holder of the IDSs. That means you will not be a registered holder of IDSs or be entitled to receive a certificate evidencing your IDSs, and you will not receive a certificate evidencing the shares of Class A common stock and notes represented thereby. You must rely on the procedures used by your broker, custodian or other financial institution that will maintain your book-entry position to receive the benefits and exercise the rights of a holder of IDSs that are described below. We urge you to consult with your broker, custodian or financial institution to find out what those procedures are. In accordance with Delaware law, a registered holder of Class A common stock has the right to request a certificate representing its shares of Class A common stock. However, if a registered holder requests a certificated share on your behalf as a beneficial owner of IDSs, the IDSs beneficially owned by you must be separated into Class A common stock and notes represented by such IDSs, and while the Class A common stock and notes are separated, your Class A common stock will not be eligible for inclusion in DTC’s clearance and settlement system described below under “—Clearance and Settlement.”

Our by-laws provide that all IDSs must be issued directly by the Company. The issuance of IDSs to our existing equity investors pursuant to the recapitalization described under “The Transactions—The Recapitalization and the Offering” will not be registered under the Securities Act and such IDSs will be subject to transfer restrictions under the federal securities laws.

Voluntary Separation

Holders of IDSs, whether purchased in this offering or in subsequent offerings of IDSs of the same series, may, at any time after the earlier of 45 days from the closing of this offering or the occurrence of a change of control as defined under the indenture, through their broker or other financial institution, separate their IDSs into the shares of our Class A common stock and notes represented thereby. Unless the IDSs have been previously automatically separated as a result of redemption of any notes or maturity of the notes or otherwise, any holder of shares of our Class A common stock and notes may, at any time, through their broker, custodian or other financial institution, combine the applicable number of shares of Class A common stock and notes to form IDSs. See “—Clearance and Settlement” below for more information on the method by which delivery and surrender of IDSs and delivery of shares of Class A common stock and our notes will be effected.

Automatic Separation

Upon the occurrence of any of the following, all outstanding IDSs will be automatically separated into the shares of Class A common stock and notes represented thereby:

•	exercise by us of our right to redeem all or a portion of the notes pursuant to the terms of the indenture.

•	the date on which principal on the notes becomes due and payable, whether at the stated maturity date or upon acceleration thereof;

•	the continuance (without cure) of a payment default on the notes for 90 days; or

•	if DTC no longer makes the IDSs eligible for deposit or ceases to be a registered clearing agency under the Securities Exchange Act of 1934 and we are unable to find a successor depository.

In addition, upon the exercise by us of our right to redeem shares of our Class A common stock in order to comply with regulatory foreign ownership limitations, the IDSs that represent such shares subject to redemption will automatically separate.

Following the automatic separation of all the IDSs as a result of the redemption of any notes or maturity of the notes, shares of Class A common stock and notes may no longer be combined to form IDSs.

Each share of Class B common stock will, subject to certain conditions, be exchanged at the option of the holder for one IDS beginning on the second anniversary of this offering pursuant to the investor rights agreement, subject to adjustment in the event of a stock split, recombination or reclassification of the Class B common stock. The conditions to such exchange include financial tests relating to Adjusted EBITDA and excess cash (as defined in the indenture governing the notes). Following the fifth anniversary of the offering, the Adjusted EBITDA and excess cash tests will no longer apply and the Class B common stock will be automatically exchanged subject only to the satisfaction of the other conditions. In addition, immediately prior to the completion of any transaction after which no notes will remain outstanding, including the maturity of the notes, each share of Class B common stock will, at the option of the holder, be exchanged for one IDS, subject to adjustment in the event of a stock split, recombination or reclassification of the Class B common stock, regardless of when the transaction occurs or whether the other conditions to the exchange are satisfied. If all of the IDSs have automatically separated or are otherwise not outstanding at the time of any such exchange, each share of Class B common stock will be exchanged for one share of Class A common stock, subject to adjustment in the event of a stock split, recombination or reclassification of the Class A common stock or Class B common stock, and a note having a principal amount equal to each note that was represented by an IDS. However, if the notes are not outstanding at the time of such exchange, each share of Class B common stock will be exchanged for 1.8079 shares of Class A common stock, subject to adjustment in the event of a stock split, recombination or reclassification of the Class A common stock or Class B common stock.

Clearance and Settlement

The Depository Trust Company, known as DTC, will act as the securities depository for the IDSs, the notes (including the notes represented by IDSs and the notes sold separately) and the shares of Class A common stock represented by the IDSs (collectively, the “securities”) sold in this offering. The transfer agent for the Class A Common Stock, the notes represented by the IDSs (together with the Class A Common Stock, the “components”) and the IDSs will act as custodian for these securities on behalf of the owners of the IDSs. The components and the IDSs will be issued in fully-registered form and will be represented by one or more global notes and global stock certificates. The IDSs will be registered in the name of DTC’s nominee, Cede & Co., and, to the extent the components are combined as IDSs, the components will be registered in the name of the custodian for the owners of the IDSs. This means that:

•	the only securityholder recognized by us as a registered holder will be Cede & Co.; and

•	you will not be entitled to receive a certificate evidencing your IDSs, except as described above under “—General.”

However, you will be the beneficial owner of the Class A common stock and notes represented by your IDSs and, as such, you will have exactly the same rights, privileges and preferences, including voting rights, rights to receive distributions, rights and preferences in the event of a default under the indenture, ranking upon bankruptcy and rights to receive communications and notices as a direct holder of the Class A common stock and notes, as applicable.

Book-entry procedures.    If you intend to purchase IDSs in the manner provided by this prospectus you must do so through the DTC system or through direct and indirect participants, including the Canadian Depository for Securities Limited, known as CDS. DTC’s participants also include securities brokers and dealers (including the underwriters), banks and trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The participant that you purchase through will receive a credit for the applicable security on DTC’s records. If you purchase IDSs in Canada you will hold the interest in the IDSs through your registered dealer which is a CDS participant and through the DTC participant account maintained by CDS. The ownership interest of each actual purchaser of the applicable security, who we refer to as a “beneficial owner,” is to be recorded on the participant’s records.

All interests in the securities will be subject to the operations and procedures of DTC. The operations and procedures of DTC’s settlement system may be changed at any time.

DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York State Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters, banks and trust companies, clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies. These indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules that apply to DTC and its participants are on file with the SEC.

To facilitate subsequent transfers, all IDSs deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. Prior to separation, the components will be registered in the name of the transfer agent, as custodian for the owners of the IDSs. The deposit of IDSs with DTC and their registration in the name of Cede & Co. or the custodians effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants and custodians will remain responsible for keeping account of their holdings on behalf of their customers.

Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants or custodians acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the applicable security except in the event that use of the book-entry system for the securities is discontinued.

Cross-market transfers between DTC participants, on the one hand, and CDS participants, on the other hand, will be effected within DTC through the DTC participant that is acting as depositary for CDS. To deliver or receive an interest in securities held in a CDS account, an investor must send transfer instructions to CDS under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, CDS will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the securities in DTC and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. CDS participants may not deliver instructions directly to the DTC depositary that is acting for CDS.

Separation and Recombination.    Holders of IDSs, whether purchased in this offering or in subsequent offerings of IDSs of the same series, may, at any time after 45 days from the closing of this offering or such earlier date upon a Change of Control, as defined in the indenture, through their broker or other financial institution, separate their IDSs into the shares of Class A common stock and notes represented thereby. Similarly, any holder of shares of our Class A common stock and notes may, at any time through their broker, custodian or other financial institution, combine the applicable number of shares of Class A common stock and principal amount of notes to form IDSs. Any such separation or recombination will be effective as of the close of business on the trading day that DTC receives such instructions from a participant or custodian, provided that such instructions are received by 3:00 p.m., Eastern time, on that trading day. Any instructions received after 3:00 p.m. will be effective the next business day, if permitted by the custodian or participant delivering the instructions.

Any voluntary separation of IDSs and any subsequent voluntary recombination of IDSs from components will be accomplished by entries made by DTC participants acting on behalf of beneficial owners.

Voluntary separation or recombination of IDSs will be accomplished via the use of DTC’s Deposit/Withdrawal at Custodian, or DWAC, transaction. Participants or custodians seeking to separate or re-combine IDSs will be required to enter a DWAC transaction in the IDS and each of its underlying components.

Separation will require submission of a Withdrawal-DWAC in the IDS in conjunction with a Deposit-DWAC in each of the underlying components. Upon receipt of DWAC instructions in good order, the Transfer Agent for the IDSs and its components will cause the IDSs to be debited from Cede & Co.’s account in the IDS and credited to a separation/recombination reserve account in the IDS, and will cause an appropriate number of the components to be debited from the custodian’s account in the components and credited to Cede & Co.’s account.

Recombination of IDSs from underlying components will require submission of a Deposit-DWAC in the IDS in conjunction with a Withdrawal-DWAC in each of the underlying components. Upon receipt of DWAC instructions in good order, the Transfer Agent for the IDS and its components will cause an appropriate number of components to be debited from Cede & Co.’s account in the components and credited to the account of the custodian, and will cause an appropriate number of IDSs to be debited from the separation/recombination reserve account and credited to Cede & Co.’s account in the IDS.

There may be certain transaction fees imposed upon you by brokers and other financial intermediaries in connection with separation or recombination of IDSs and you are urged to consult your broker regarding any such transactional fees. In addition, we have been informed by DTC that its current fee per transaction per participant account for any separation or recombination is $4.50. This fee will be paid by the participant (your broker or other financial intermediary) and your broker or financial intermediary may pass along all or a portion of this fee to you. The fee that DTC charges is subject to change from time to time. Any transaction fees charged by the IDS transfer agent, which is                                         , in connection with separation and or recombination of IDSs will be borne by us.

Conveyance of notices and other communications including notices relating to separation and recombination of IDSs, between DTC and direct participants, between direct participants and indirect participants, and between participants and beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Certificated Shares. Following the separation, if any, of a holder’s IDSs into the component Class A common stock and notes, the Class A common stock and notes may be held in book-entry form or, if requested by such holder, the Class A common stock may be held in registered form.

In accordance with Delaware law, a registered holder of Class A common stock has the right to request a certificate representing its shares of Class A common stock. However, if a registered holder requests a certificated share on your behalf as a beneficial owner of IDSs, the IDSs beneficially owned by you must be separated into the Class A common stock and notes represented by such IDSs, and while the Class A common stock and notes are separated, your Class A common stock will not be eligible for inclusion in DTC’s clearance and settlement system.

IDSs and, subject to certain exceptions described under “Description of Notes—Exchange of Global Notes for Certificated Notes,” the notes may only be held in book-entry form.

Voting Procedures and Payments. Neither DTC nor Cede & Co. will consent or vote with respect to the Class A common stock or notes and the custodian will not consent or vote with respect to the Class A common stock or notes. The consent or voting rights will be exercised by DTC’s direct participants as follows: under its usual procedures, DTC would mail an omnibus proxy to indirect participants as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified in a listing attached to the omnibus proxy). Such participants will consent or vote with respect to the Class A common stock or notes, as the case may be, based on instructions received from the beneficial owners who hold their securities through them.

We and the trustee will make any payments on the notes to DTC and we will make all payments on the Class A Common Stock to the transfer agent for the benefit of the record holders. The transfer agent will deliver these payments to DTC. DTC’s practice is to credit direct participants’ accounts on holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as well as federal and state laws, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, us or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time.

We or the trustee will be responsible for the payment of all amounts to DTC and the transfer agent. The transfer agent will be responsible for the disbursement of those payments to DTC. DTC will be responsible for the disbursement of those payments to its participants, and the participants will be responsible for disbursements of those payments to beneficial owners. We will remain responsible for any actions DTC and participants take in accordance with instructions we provide. However, for Canadian purposes, as a DTC participant, CDS is responsible only for the disbursement of payments received to its participants. CDS participants are in turn responsible for the disbursement of these payments to beneficial holders in Canada.

General Matters. DTC may discontinue providing its service as securities depository with respect to the IDSs, the shares of our Class A common stock or our notes at any time by giving reasonable notice to us or the trustee. If DTC discontinues providing its service as securities depository with respect to the IDSs and we are unable to obtain a successor securities depository, you will automatically take a position in the component securities. If the custodian discontinues providing its service as the custodian with respect to the shares of our Class A common stock or our notes and we are unable to obtain a successor custodian, we will print and deliver to you certificates for those securities and you will automatically take a position in the component securities.

Also, in case we decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository) we will print and deliver to you certificates for the various certificates of Class A common stock and notes you may own.

Except for actions taken by DTC in accordance with our instructions, neither we nor any trustee nor the underwriters will have any responsibility or obligation to participants, or the persons for whom they act as nominees, with respect to:

•	the accuracy of the records of DTC, its nominee, or any participant, with respect to any ownership interest in the securities, or

•	any payments, or the providing of notice, to participants or beneficial owners.

Procedures relating to subsequent issuances. The indenture governing the notes and the agreements with DTC will provide that, in the event there is a subsequent issuance of notes with OID (or any issuance of notes thereafter), each holder of notes or IDSs (as the case may be) agrees that a portion of such holder’s notes (whether directly or in book entry form or held as part of IDSs) will be exchanged for a portion of the notes acquired by the holder of such subsequently issued notes.

Consequently, following each such subsequent issuance and exchange, each holder of notes or IDSs (as the case may be) will own notes of each separate issuance in the same proportion as each other holder. Immediately following any exchange resulting from a subsequent offering, a new CUSIP number will be assigned to represent an inseparable unit consisting of the notes outstanding prior to the subsequent issuance and the notes issued in the subsequent issuance. Accordingly, the notes issued in the original offering cannot be separated from the notes issued in any subsequent offering. In addition, immediately following any exchange resulting from a subsequent offering, the IDSs will consist of the inseparable unit described above representing the proportionate principal amounts of each issuance of notes (but with the same aggregate principal amount as the note (or inseparable unit) represented by the IDSs immediately prior to such subsequent issuance and exchange) and the Class A common stock. All accounts of DTC participants or custodians with a position in the securities will be automatically renewed to reflect the new CUSIP numbers. In the event of any voluntary or automatic separation of IDSs following any such automatic exchange, holders will receive the then existing components which are the Class A common stock and the inseparable unit. The automatic exchange of notes described above should not impair the rights any holder would otherwise have to assert a claim under applicable securities laws against us or any of our agents, including the underwriters, with respect to the full amount of notes purchased by such holder. However, if such notes are issued with OID, holders of such notes may not be able to recover the portion of their principal amount treated as unaccrued OID in the event of an acceleration of the notes or bankruptcy prior to the maturity of the notes. See “Risk Factors—Risks Relating to our Capital Structure—Holders of subsequently issued notes may not be able to collect their full stated principal amount prior to maturity.”

Immediately following any subsequent issuance, we will file with the SEC a Current Report on Form 8-K or any successor form, disclosing the changes, if any, to the OID attributable to your notes as a result of such subsequent issuance.

Any notes delivered to holders of registered IDSs or notes in an automatic exchange described above are also covered by the registration statement of which this prospectus is a part. Accordingly, such notes will be freely tradable without restriction or further registration under the Securities Act, unless they are held by “affiliates” as such term is defined in Rule 144 under the Securities Act, regardless of whether any portion of such notes were restricted securities prior to such automatic exchange, and under securities legislation in all the provinces and territories of Canada, subject to “control person” distribution rules under the applicable Canadian provincial and territorial securities laws.

IDS Transfer Agent

                                       is the IDS transfer agent.

Description of Capital Stock

The following is a description of the terms of our restated certificate of incorporation and amended and restated by-laws, the forms of which have been filed with the SEC as exhibits to the registration statement of which this prospectus is part and which will become effective prior to the offering contemplated by this prospectus.

Authorized Capitalization

Our authorized capital stock will consist of:

•	shares of Class A common stock, par value $0.01 per share;

•	shares of Class B common stock, par value $0.01 per share;

•	shares of Class C common stock, par value $0.01 per share; and

•	shares of preferred stock, par value $0.01 per share.

Immediately after the reclassification of our capital stock, as described in “The Transactions—The Recapitalization and the Offering,” but prior to the public offering, we anticipate that there will be 16 holders of our Class A common stock including Xerium 3 S.A., directors and members of senior management. No shares of Class B common stock, Class C common stock or preferred stock will be outstanding.

After this offering, there will be 52,059,267 shares of our Class A common stock (all represented by IDSs), 4,912,500 shares of Class B common stock, no shares of Class C common stock and no shares of our preferred stock outstanding.

Each share of Class B common stock will, subject to certain conditions, be exchanged at the option of the holder for one IDS beginning on the second anniversary of the offering pursuant to the investor rights agreement, subject to adjustment in the event of a stock split, recombination or reclassification of the Class B common stock. See “Related Party Transactions—Investor Rights Agreement.” In addition, immediately prior to the completion of any transaction after which no notes will remain outstanding, including the maturity of the notes, each share of Class B common stock will, at the option of the holder, be exchanged for either one IDS or, if the IDSs have automatically separated or are otherwise not outstanding at such time, one share of Class A common stock and a note having a principal amount equal to each note which was represented by an IDS, regardless of when the transaction occurs or whether the other conditions to the exchange are satisfied. If all of the IDSs have automatically separated or are otherwise not outstanding at the time of any such exchange, each share of Class B common stock will be exchanged for one share of Class A common stock, subject to adjustment in the event of a stock split, recombination or reclassification of the Class A common stock or Class B common stock, and a note having a principal amount equal to each note that was represented by an IDS. However, if the notes are not outstanding at the time of such exchange, each share of Class B common stock will be exchanged for 1.8079 shares of Class A common stock, subject to adjustment in the event of a stock split, recombination or reclassification of the Class A common stock or Class B common stock.

Class A Common Stock

All outstanding shares of Class A common stock are, and all shares of Class A common stock to be outstanding upon completion of this offering of IDSs will be, validly issued, fully paid and nonassessable.

Class Rights and Restrictions.    Our Class A common stock and Class B common stock are identical in all respects and are entitled to the same rights, preferences and privileges except (1) as to dividend policies as described under “Dividend Policy and Restrictions” and “Description of Capital Stock—Class B Common Stock,” (2) the Class B common stock is subject to exchange for IDSs beginning on the second anniversary of the closing of this offering, as described under “Related Party Transactions—Investor Rights Agreement” and (3)

that Class B common stock may not be combined with notes to form IDSs. Our by-laws provide that, after completion of this offering, we may not issue Class A common stock as long as any IDSs are outstanding unless such shares are issued as part of IDSs.

Dividends.    Holders of shares of our Class A common stock will be entitled to receive such dividends and other distributions in cash, stock or property of ours as may be declared by our board of directors from time to time out of our assets or funds legally available for dividends or other distributions and subject to the terms of the indenture and the new credit facility. Upon the closing of this offering, our board of directors is expected to adopt a dividend policy which contemplates that dividends will be paid at an annual rate of $0.76838 per share on our Class A common stock for the first year following completion of this offering. However, our board of directors may, in its discretion, modify or repeal this dividend policy. Our ability to pay dividends is also subject to restrictions set forth in the indenture governing the notes and our new credit facility. See “Dividend Policy and Restrictions.”

Rights Upon Liquidation.    In the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of shares of our Class A common stock will be entitled to share ratably in our assets available for distribution to holders of shares of our Class B common stock and Class C common stock with each share of Class B common stock being deemed to be equal to 1.8079 shares of Class A common stock for such purposes, subject to the liquidation preference of any outstanding preferred stock and subject to adjustment in the event of a stock split, recombination or reclassification of the Class A common stock or Class B common stock.

Voting and Preemptive Rights.    Shares of our Class A common stock will carry one vote per share and will vote as a class together with the holders of Class B common stock and Class C common stock on all matters submitted to a vote of stockholders, except as otherwise required by the Delaware General Corporation Law, or “DGCL.” The DGCL requires a separate class vote in certain circumstances, such as a vote regarding the number of authorized shares of the class or the par value of the shares of the class, and as to any matter that would alter or change the powers, preferences, or special rights of the shares of the class so as to affect them adversely. Holders of shares of our Class A common stock have no preemptive rights.

Other Rights.    The holders of Class A common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Class B Common Stock

Class Rights and Restrictions.    Our Class A common stock and Class B common stock are identical in all respects and are entitled to the same rights, preferences and privileges, except (1) as to dividend policies as described below and under “Dividend Policy and Restrictions,” (2) the Class B common stock is subject to exchange for IDSs, as described under “Related Party Transactions—Investor Rights Agreement” and (3) that Class B common stock may not be combined with notes to form IDSs.

Dividends.    Our by-laws prevent the payment of any regular cash dividends on our shares of Class B common stock. Accordingly, we do not anticipate that any such dividends will be paid.

Exchange.    Each share of Class B common stock will, subject to certain conditions, be exchanged at the option of the holder for one IDS beginning on the second anniversary of the offering pursuant to the Investors Rights Agreement. See “Related Party Transactions—Investor Rights Agreement.”

Rights Upon Liquidation.    In the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of shares our Class B common stock will be entitled to share ratably in our assets available for distribution to the holders of shares of our Class A common stock and Class C common stock with each share of Class B common stock being deemed to be equal to 1.8079 shares of Class A common stock for such purposes, subject to the liquidation preference of any outstanding preferred stock subject to adjustment in the event of a stock split, recombination or reclassification of the Class A common stock or Class B common stock.

Voting and Preemptive Rights.    Shares of our Class B common stock will carry one vote per share and will vote as a class together with holders of Class A common stock and Class C common stock on all matters submitted to a vote of stockholders, except as otherwise required by the DGCL. The DGCL requires a separate class vote in certain circumstances, such as a vote regarding the number of authorized shares of the class or the par value of the shares of the class, and as to any matter that would alter or change the powers, preferences, or special rights of the shares of the class so as to affect them adversely. Holders of shares of our Class B common stock have no preemptive rights.

Other Rights.    The holders of Class B common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Class C Common Stock

Class Rights and Restrictions.    Our Class C common stock cannot be exchanged for IDSs or combined with notes to form IDSs.

Dividends.    Holders of shares of our Class C common stock will be entitled to receive such dividends and other distributions in cash, stock or property of ours as may be declared by our board of directors from time to time out of our assets or funds legally available for dividends or other distributions subject to the terms of the indenture and our new credit facility.

Rights Upon Liquidation.    In the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of shares of our Class C common stock will be entitled to share ratably in our assets available for distribution to the holders of shares of our Class A common stock and Class B common stock with each share of Class B common stock being deemed to be equal to 1.8079 shares of Class A common stock for such purposes, subject to the liquidation preference of any outstanding preferred stock, subject to adjustment in the event of a stock split, recombination or reclassification of the Class A common stock or Class B common stock.

Voting and Preemptive Rights.    Shares of our Class C common stock will carry one vote per share and will vote as a class together with the holders of Class A common stock and Class B common stock on all matters submitted to a vote of stockholders, except as otherwise required by the DGCL. The DGCL requires a separate class vote in certain circumstances, such as a vote regarding the number of authorized shares of the class or the par value of the shares of the class, and as to any matter that would alter or change the powers, preferences, or special rights of the shares of the class so as to affect them adversely. Holders of shares of our Class C common stock have no preemptive rights.

Other Rights.    The holders of Class C common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our board of directors has the authority to issue shares of preferred stock from time to time on terms that it may determine, to divide shares of preferred stock into one or more series and to fix the designations, voting powers, preferences and relative participating, optional or other special rights of each series, and the qualifications, limitations or restrictions of each series, to the fullest extent permitted by the DGCL. The issuance of shares of preferred stock could have the effect of decreasing the market price of the IDSs and our shares of common stock, impeding or delaying a possible takeover and adversely affecting the voting and other rights of the holders of shares of our common stock.

Anti-Takeover Effects of Various Provisions of Delaware Law and Our Restated Certificate of Incorporation and Amended and Restated By-laws

Provisions of the DGCL, our restated certificate of incorporation and amended and restated by-laws contain provisions that may have some anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL. Subject to specific exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time the person became an interested stockholder, unless:

•	the business combination, or the transaction in which the stockholder became an interested stockholder, is approved by our board of directors prior to the time the interested stockholder attained that status;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or after the time a person became an interested stockholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

“Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to various exceptions, in general an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within three years did own, 15% or more of the shares of the corporation’s outstanding voting stock. These restrictions could prohibit or delay the accomplishment of mergers or other takeover or change of control attempts with respect to us and, therefore, may discourage attempts to acquire us.

Our Restated Certificate of Incorporation and Amended and Restated By-Laws

In addition, provisions of our restated certificate of incorporation and amended and restated by-laws, which are summarized in the following paragraphs, may have an anti-takeover effect.

Quorum Requirements; Removal of Directors.    Our restated certificate of incorporation provides for a minimum quorum of a majority voting power of the outstanding shares of our capital stock entitled to vote. Directors may be removed, with or without cause, by the affirmative vote of at least a majority in voting power of the outstanding shares of capital stock cast at a meeting of stockholders called for that purpose.

No Cumulative Voting.    The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless the corporation’s certificate of incorporation provides otherwise. Our restated certificate of incorporation does not expressly address cumulative voting.

No Stockholder Action by Written Consent; Calling of Special Meeting of Stockholders.    Our restated certificate of incorporation prohibits stockholder action by written consent at any time during which any class of our capital stock is registered under Section 12 of the Securities Exchange Act of 1934. Our amended and restated by-laws do not provide our stockholders with the power to call or to request our board of directors to call special meetings of stockholders. Rather, special meetings may be called only by the chairman of our board of directors, the chief executive officer, two or more directors, or by one director in the event that there is only a single director in office.

Advance Notice Requirements for Stockholder Proposals and Director Nominations.    Our amended and restated by-laws provide that stockholders seeking to bring business before or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. To be timely, a stockholder’s notice must generally be delivered or mailed and received at our principal executive offices not less than 90 nor more than 120 days in advance of the anniversary date of the immediately preceding annual meeting of stockholders. Our amended and restated by-laws also specify requirements as to the form and content of a stockholder’s notice. These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders. Stockholder nominations for the election of directors at a special meeting must be received by our corporate secretary not later than the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting is made, whichever occurs first.

Limitations on Liability and Indemnification of Officers and Directors.    The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our restated certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability:

•	for breach of duty of loyalty;

•	for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

•	under Section 174 of the DGCL (unlawful dividends or stock repurchases); or

•	for transactions from which the director derived improper personal benefit.

Our restated certificate of incorporation provides that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL if any such person is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was, or has agreed to become, a director or officer, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on behalf of such person, in connection with such action, suit or proceeding and any appeal therefrom, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. We are also expressly authorized to, and do, carry directors’ and officers’ insurance for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our restated certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Authorized but Unissued Shares.    Subject to the terms of our restated certificate of incorporation, our authorized but unissued shares of common stock and preferred stock will be available for future issuance without your approval. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Supermajority Provisions.    The DGCL provides generally that the affirmative vote of a majority in voting power of the outstanding shares entitled to vote is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. Our restated certificate of incorporation provides that the following provisions in the restated certificate of incorporation may be amended only by a vote of at least two-thirds in voting power of the then outstanding shares of our capital stock entitled to vote:

•	the provisions relating to adoption, amendment or repeal of our amended and restated by-laws;

•	the prohibition on stockholder action by written consent at any time during which any class of our capital stock is registered under Section 12 of the Securities Exchange Act of 1934;

•	the provisions relating to the size of our board of directors;

•	the provisions relating to the quorum requirement for stockholder action;

•	the limitation on the liability of our directors to us and our stockholders;

•	the obligation to indemnify and advance expenses to the directors and officers to the fullest extent authorized by the DGCL under certain circumstances;

•	the provisions granting authority to our board of directors to adopt, amend or repeal our by-laws without a stockholder vote, and the provisions relating to our stockholders’ ability to adopt, amend or repeal our by-laws, each as described in more detail in the next succeeding paragraph; and

•	the supermajority voting requirements listed above.

In addition, our restated certificate of incorporation grants our board of directors the authority to adopt amend and repeal our by-laws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware or our restated certificate of incorporation, subject to the right of the stockholders, upon the affirmative vote of at least two-thirds in voting power of the then outstanding shares of our capital stock, to adopt, amend or repeal our by-laws, including to amend or repeal the by-laws adopted or amended by our board of directors.

Listing

Our shares of Class A common stock will be listed on the Toronto Stock Exchange, but holders of shares of Class A common stock will not be able to trade such shares on the Toronto Stock Exchange until the applicable requirements for separate trading are satisfied, including that a sufficient number of shares are held separately, not represented by IDSs, by a sufficient number of holders. Our shares of Class A common stock will not initially be listed on any other exchange or quotation system, including the New York Stock Exchange. If, for a period of 30 consecutive trading days, a sufficient number of shares is held separately, not represented by IDSs, by a sufficient number of holders to satisfy applicable requirements for separate trading on the New York Stock Exchange or any other exchange or quotation system on which the IDSs are then listed, we will apply to list the shares of our Class A common stock for separate trading on such exchange or quotation system. The shares of our Class A common stock represented by the IDSs will be freely traded without restriction or further registration under the Securities Act, unless they are issued to or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act and under securities legislation in all the provinces and territories of Canada, subject to “control person” distribution rules under the applicable Canadian provincial and territorial securities laws.

Furthermore, within 30 days prior to the maturity of the notes, we will use our reasonable efforts to list or quote the outstanding shares of our Class A common stock on the exchange or other quotation system, if any, on which the IDSs will then be listed or quoted, in addition to any other exchange or quotation system on which the Class A common stock is then listed.

Our shares of Class B common stock will not be listed for separate trading on the New York Stock Exchange or any other exchange or quotation system. The issuance of shares of Class A common stock to our existing equity investors pursuant to the recapitalization described under “The Transactions—The Recapitalization and the Offering” and the issuance of the shares of our Class B common stock will not be registered under the Securities Act and will be subject to transfer restrictions under the federal securities laws.

Transfer Agent and Registrar

                                         is the transfer agent and registrar for our shares of Class A common stock.

Description of Notes

The following is a description of the terms of the indenture under which the notes will be issued, a copy of the form of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. In this “Description of Notes” section, all references to the “Indenture” refer to such indenture and all references to the “Notes” refer to the notes. Also, in this “Description of Notes” section, all references to the Company refer to Xerium Technologies, Inc. and not to its consolidated subsidiaries.

General

The Notes are to be issued under the Indenture, to be dated as of                         , 2004, among the Company, the subsidiary guarantors and                         , as Trustee (the “Trustee”).

The following description is a summary of the material provisions of the Indenture and the Notes. This description is qualified in its entirety by reference to the provisions of the Trust Indenture Act of 1939, as amended. Capitalized terms used in this “Description of Notes” section and not otherwise defined have the meanings set forth in “—Certain Definitions” hereafter.

The Notes to be sold to the public in this offering will be issued in an aggregate principal amount of $246.4 million, of which $201.1 million will be represented by IDSs offered hereby and $45.3 million will be sold separately (not represented by IDSs). The Notes to be sold to the public in this offering will be issued only in fully-registered form, without coupons, represented by one or more global notes which will be registered in the name of Cede & Co., the nominee of DTC. See “Description of IDSs—Clearance and Settlement, “—Book Entry, Delivery and Form,” and “—Depository Procedures” and “—Exchange of Global Notes for Certified Notes.”

Terms of the Notes

Maturity

The Notes will be unsecured senior subordinated obligations of the Company and will mature on                 , 2019.

Interest

The Notes will bear interest at a rate per year of         % from                     , 2004 or from the most recent date to which interest has been paid or provided for, payable quarterly in arrears on the 15th day of March, June, September, and December of each year, commencing                 , 2004 to Holders of record at the close of business on the 5th day of each such month or the preceding Business Day (if the 5th day is not a Business Day), provided that if any interest payment date is not a Business Day, interest shall be paid on the next Business Day.

Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Interest Deferral

Prior to                     , 2009, the Company will be permitted, at its election, to defer interest payments on the Notes on one or more occasions for not more than eight quarters in the aggregate; provided that:

•	at the end of each occasion, the Company will be obligated to resume quarterly payments of interest on the Notes including interest on deferred interest; and

•	no later than , 2009, the Company must pay in full all deferred interest, together with accrued interest thereon.

After                     , 2009 the Company will be permitted, at its election, to defer interest payments on the Notes on up to four occasions with respect to up to two quarters per occasion; provided that:

•	the Company may not defer interest on any occasion after , 2009 unless and until all interest deferred on any prior occasion, together with accrued interest thereon, has been paid in full;

•	at the end of each occasion, the Company will be obligated to resume quarterly payments of interest on the Notes including interest on deferred interest; and

•	no later than , 2019, the Company must pay all deferred interest, together with accrued interest thereon.

On each occasion that the Company elects to defer interest, it will be required to deliver to the Trustee a copy of a resolution of the Company’s Board of Directors to the effect that, based upon a good-faith determination of the Company’s Board of Directors, such interest deferral is reasonably necessary to avoid a default under any Designated Senior Indebtedness. However, no interest deferral may be commenced, and any on-going deferral shall cease, if:

•	a default in payment of principal or premium, if any, on the Notes has occurred and is continuing;

•	an Event of Default with respect to payment of interest on the Notes has occurred and is continuing; or

•	another Event of Default with respect to the Notes has occurred and is continuing and the Notes have been accelerated as a result of the occurrence of such Event of Default.

Deferred interest on the Notes will bear interest at the same rate as the stated rate of interest applicable to the Notes, compounded quarterly, until paid in full.

During any period that interest is being deferred and so long as any deferred interest or interest on deferred interest remains outstanding, the Company will not be permitted to make any payment of dividends on its common stock or make any distribution to holders of common stock, or make certain other Restricted Payments. See “—Certain Covenants—Limitation on Restricted Payments.”

Additional Notes

The covenant contained in the Indenture that restricts the incurrence of indebtedness will permit issuances of additional notes having identical terms and conditions to the Notes offered hereby (other than issuance date) (the “Additional Notes”):

•	in connection with the exercise of the underwriters’ over-allotment option;

•	in connection with the exchange of shares of Class B common stock of the Company outstanding on the Issue Date; or

•	as described under “—Certain Covenants—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

Any Additional Notes will vote on all matters with the Notes issued in this offering. The Additional Notes will be deemed to have the same accrued current period interest, deferred interest and defaults as the Notes issued in this offering and will be deemed to have expended Payment Blockage Periods (as defined below) and interest deferral periods to the same extent as the Notes issued in this offering.

The Indenture will provide that, in the event there is a subsequent issuance of Additional Notes with OID (and upon any issuance thereafter), each Holder of the Notes or the IDSs (as the case may be) agrees that a portion of such Holder’s Notes (whether held separately or represented by IDSs) will be exchanged, without any further action of such Holder, for a portion of the Additional Notes, such that, following any such additional issuance and exchange, each Holder of the Notes or the IDSs (as the case may be) owns an inseparable unit composed of the Notes and Additional Notes of each issuance in the same proportion as each other Holder, and the records of DTC and the Trustee will be revised to reflect each such exchange without any further action of such Holder. The aggregate principal amount of the Notes owned by each Holder will not change as a result of such exchange. Any Additional Notes will be guaranteed by the Guarantors on the same basis as the Notes. See “Material U.S. Federal Income Tax Consequences—Consequences to U.S. Holders—Notes—Additional Issuances.”

There is a possibility that holders of Additional Notes having OID may not be able to collect the unamortized portion of the OID in the event of an acceleration of the notes or bankruptcy of the Company as described under “Risk Factors—Risks Relating to our Capital Structure—Holders of subsequently issued notes may not be able to collect their full stated principal amount prior to maturity.” Any such automatic exchange should not impair the rights any holder would otherwise have to assert a claim against us or the underwriters, with respect to the full amount of Notes purchased by such holder.

As a condition to the Company’s issuance of Additional Notes, the Board of Directors shall determine in good faith that the Additional Notes should be treated as debt for U.S. federal income tax purposes. In addition, the Company shall not issue Additional Notes (other than pursuant to the over-allotment option) unless it delivers to the Trustee prior to or simultaneously with such issuance an opinion from nationally recognized counsel to the effect that the Additional Notes and the related Guarantees will constitute valid and binding obligations of the Company and the respective Guarantors entitled to the benefits of the Indenture and are enforceable against the Company and the respective Guarantors in accordance with their terms and an opinion of an independent advisor to the effect that, after giving effect to the Incurrence of the Indebtedness evidenced by such Additional Notes and related Guarantees, the Company and the Guarantors are solvent.

Optional Redemption

The Company may not redeem the Notes at its option prior to                     , 2011.

On or after                     , 2011, the Company may redeem the Notes, at its option, at any time in whole and from time to time in part, for cash at the redemption prices, expressed as percentages of principal amount, set forth below plus accrued and unpaid interest, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on                      of the years indicated below:

Year	Percentage
2011	%
2012	%
2013	%
2014	%
2015	%
2016 and thereafter	100.000%

The Company may, at its option, redeem all, but not less than all, of the notes at any time within 180 days following the occurrence of a Tax Event, on not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, if any, through the redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the date of redemption to each holder of the Notes to be redeemed. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on such Notes or the portions called for redemption so long as the Company has deposited with the Trustee funds (in US Dollars) sufficient to pay the principal of, plus accrued and unpaid interest (if any) on, the Notes to be redeemed.

In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with the applicable legal and regulatory requirements). If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holders thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption, so long as the Company has deposited with the paying agent funds (in US Dollars) sufficient to pay the principal of, plus accrued and unpaid interest (including any deferred interest and accrued interest thereon) on, the Notes to be redeemed.

A full or partial redemption of the Notes pursuant to the terms of the indenture will result in an automatic separation of the IDSs. See “Description of IDSs—Automatic Separation.”

Ranking

The Indebtedness evidenced by the Notes will:

•	be unsecured senior subordinated Indebtedness of the Company;

•	be subordinated in right of payment, as set forth in the Indenture, to all Senior Indebtedness of the Company;

•	rank pari passu in right of payment with all existing and future Pari Passu Indebtedness and trade payables of the Company, except for the impact of the contractual subordination provided in the Indenture which may have the effect of causing the Notes to receive less, ratably, than other creditors that are not subject to contractual subordination, and except for statutory priorities provided under the U.S. federal bankruptcy code or other applicable bankruptcy, insolvency and other laws dealing with creditors rights generally; and

•	rank senior in right of payment to all existing and future Subordinated Indebtedness of the Company.

The Notes will also be effectively subordinated to any Secured Indebtedness of the Company to the extent of the value of the assets securing such Indebtedness. However, payment from the money or the proceeds of U.S. Government Obligations and other property held in any trust described under “—Defeasance” or “—Satisfaction and Discharge” below is not subordinated to any Senior Indebtedness or subject to the restrictions described herein.

The Indebtedness evidenced by each Guarantee will:

•	be unsecured senior subordinated indebtedness of the applicable Guarantor,

•	be subordinated in right of payment, as set forth in the Indenture, to all existing and future Senior Indebtedness of such Guarantor, including the Senior Indebtedness of each Guarantor represented by such Guarantor’s guarantee of the Credit Agreement,

•	rank pari passu in right of payment with all existing and future Pari Passu Indebtedness and trade payables of such Guarantor, except for the impact of the contractual subordination provided in the Indenture which may have the effect of causing the Notes to receive less, ratably, than other creditors that are not subject to contractual subordination, and except for statutory priorities provided under the U.S. federal bankruptcy code or other applicable bankruptcy, insolvency and other laws dealing with creditors rights generally; and

•	rank senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor.

•	The Guarantees will also be effectively subordinated to any Secured Indebtedness of the applicable Guarantor to the extent of the value of the assets securing such Indebtedness.

In the event of our bankruptcy or insolvency, a party in interest may seek to have the notes subordinated under principles of equitable subordination or recharacterized as equity. While we believe that any such attempt should fail, there can be no assurance as to the outcome of any such proceedings. In addition, under fraudulent conveyance or transfer laws, a court could, under certain circumstances, void or subordinate the Notes or the guarantees issued by our subsidiaries to our other indebtedness. We believe that immediately after the issuance of the Notes and the guarantees, we and each of our subsidiary guarantors will be solvent, will have sufficient capital to carry on our respective businesses and will be able to pay our respective debts as they mature. However, we cannot be sure as to what standard a court would apply in making these determinations or that a court would reach the same conclusions with regard to these issues, and, accordingly, cannot be sure that the Notes would not be voided or subordinated to our other indebtedness.

As of June 30, 2004, on a pro forma basis after giving effect to this IDS offering and related transactions described in this prospectus:

•	Xerium Technologies, Inc. would have had $302.6 million aggregate principal amount of senior indebtedness outstanding, all of which would have been senior secured indebtedness to which the notes would be junior in right of payment;

•	Xerium Technologies, Inc. would have had an additional $417.5 million aggregate principal amount of indebtedness outstanding, consisting solely of the notes.

•	our subsidiary guarantors would have had $69.4 million aggregate principal amount of senior indebtedness outstanding, all of which would have been senior secured indebtedness to which the guarantees of the notes would be junior in right of payment;

•	our subsidiary guarantors would have had $72.8 million aggregate principal amount other indebtedness outstanding, including trade payables, all of which would have ranked pari passu with the guarantees, except as discussed in “Risk Factors—Risks Related to Capital Structure” and “Description of Notes—Ranking”; and

•	our non-guarantor subsidiaries would have had $172.1 aggregate principal amount of indebtedness outstanding, including trade payables, to which the notes and the guarantees would be structurally subordinated.

Although the Indenture will contain limitations on the amount of additional Indebtedness which the Company, the Guarantors and the Non-Guarantor Subsidiaries may Incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness or Secured Indebtedness. See “—Certain Covenants—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” below.

As a holding company, the Company has no operations and, therefore, is dependent on the cash flow of its subsidiaries and other entities to meet its own obligations, including the payment of interest and principal obligations on the Notes when due. As of June 30, 2004, on a pro forma basis, the total liabilities of the Company’s subsidiaries were approximately $314.3 million, including trade payables. Although the Indenture will limit the Incurrence of Indebtedness by and the issuance of Preferred Stock of certain of the Company’s subsidiaries, such limitation is subject to a number of significant qualifications. The Notes will be structurally subordinated to all indebtedness of the Non-Guarantor Subsidiaries.

Only Senior Indebtedness of the Company or a Guarantor will rank senior to the Notes or the relevant Guarantee in accordance with the provisions of the Indenture. The Notes and each Guarantee will in all respects rank pari passu with all other Pari Passu Indebtedness of the Company and the relevant Guarantor, respectively.

The Company may not pay principal of, premium (if any) or interest on, the Notes or make any deposit pursuant to the provisions described under “—Defeasance” below and may not otherwise purchase, redeem or otherwise retire any Notes (except that Holders may receive and retain (a) Permitted Junior Securities and (b) payments made from the trust described under “—Defeasance” or “—Satisfaction and Discharge” below so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Notes without violating the subordination provisions described herein or any other material agreement binding on the Company, including the Credit Agreement) (collectively, “pay the Notes”) if:

•	a default in the payment of the principal of, premium, if any, or interest on any Designated Senior Indebtedness occurs and is continuing or any other amount owing in respect of any Designated Senior Indebtedness is not paid when due; or

•	any other default on Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid or discharged in full.

However, the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which either of the events set forth in the bullet points of the immediately preceding sentence has occurred and is continuing. During the continuance of any default (other than a default described in the bullet points of the second preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or upon the expiration of any applicable grace periods, the Company may not pay the Notes for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a “Blockage Notice”) of such default from the Representative of the Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending on the earliest to occur of the following events:

•	179 days shall have elapsed since the receipt of such Blockage Notice;

•	such Payment Blockage Period is terminated by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice,

•	the repayment or discharge in full of such Designated Senior Indebtedness; or

•	the default giving rise to such Blockage Notice is no longer continuing.

Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the succeeding paragraph), unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Notes after the end of such Payment Blockage Period. In no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this provision, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or its property, the holders of Senior Indebtedness will be entitled to receive payment in full of the Senior Indebtedness before the Noteholders are entitled to receive any payment, and until the Senior Indebtedness is paid in full, any payment or distribution to which Noteholders would be entitled but for the subordination provisions of the Indenture will be made to holders of the Senior Indebtedness as their interests may appear (except that Holders of Notes may receive and retain Permitted Junior Securities, and payments made from the trust described under “—Defeasance” or “—Satisfaction and Discharge” so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Notes without violating the subordination provisions described herein or any other material agreement binding on the Company, including the Credit Agreement). If a distribution is made to Noteholders that due to the subordination provisions of the Indenture should not have been made to them, such Noteholders are required to hold such distribution in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

During any period in which payments to you are prohibited or blocked in the manner described above, you may exercise any and all remedies under the Notes; however, any amounts received by you with respect to the Notes, including any amount you may receive in any legal action to enforce the Notes, may be required to be turned over to the holders of the Senior Indebtedness. Any payments turned over to the holders of Senior Indebtedness will not, as between you and the Company, satisfy the Company’s obligations on the Notes.

After the occurrence of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representative) of such occurrence. If any Designated Senior Indebtedness is outstanding, the Company may not pay the Notes until five Business Days after such holders or the Representative of the Designated Senior Indebtedness receive notice of such occurrence and, thereafter, may pay the Notes only if the subordination provisions of the Indenture otherwise permit payment at that time.

By reason of such subordination provisions contained in the Indenture, in the event of insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the Noteholders and, because of the obligation on the part of the Noteholders to turn over distributions to the holders of Senior Indebtedness, to the extent required to pay Senior Indebtedness in full, trade creditors of the Company and Guarantors may recover more, ratably, than the Noteholders.

The Indenture will contain identical subordination provisions relating to each Guarantor’s obligations under its Guarantee.

Guarantees

Each Guarantor will jointly and severally and fully and unconditionally guarantee on an unsecured senior subordinated basis (as described under “—Ranking” above) the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Guarantors being herein called the “Guaranteed Obligations”). Such Guarantors will agree to pay, in addition to the amount stated above, any and all reasonable expenses (including reasonable counsel fees and expenses) Incurred by the Trustee or the Holders in enforcing any rights under the Guarantees. Each Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor after giving effect to all of its other contingent and fixed liabilities (including without limitation all of its obligations under or with respect to the Credit Agreement) without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. After the Issue Date, the Company will cause each Restricted Subsidiary that guarantees any Indebtedness under any Senior Credit Document, to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will guarantee, payment of the Notes on an unsecured senior subordinated basis. See “—Certain Covenants—Future Guarantors” below.

Each Guarantee is a continuing guarantee and shall until released in accordance with the next succeeding paragraph:

•	remain in full force and effect until payment in full of all the Guaranteed Obligations;

•	be binding upon each such Guarantor and its successors; and

•	inure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns.

The Guarantee of a Guarantor will be released provided that at the time of such release, no Default or Event of Default has occurred and is continuing:

•	in connection with any transaction or designation permitted by the Indenture after which the Guarantor ceases to be a Restricted Subsidiary; provided that the sale or other disposition, if any, complies with the first two bullets of the “—Asset Sale” provisions of the Indenture;

•	upon satisfaction and discharge or defeasance of the Notes as provided below under “—Defeasance” and “—Satisfaction and Discharge,” or

•	if such Guarantor has been released from its guarantee (or primary obligation) under all Senior Credit Documents.

Change of Control

Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all or any part of such Holder’s Notes of any series at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to but not including the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

In the event that at the time of such Change of Control the terms of any Senior Lender Indebtedness restrict or prohibit the repurchase of Notes pursuant to this covenant, then prior to the mailing of the notice to Holders provided for in the immediately following paragraph but in any event within 30 days following any Change of Control, the Company shall:

•	repay in full all Senior Lender Indebtedness or offer to repay in full all Senior Lender Indebtedness and repay the Senior Lender Indebtedness of each lender who has accepted such offer; or

•	obtain the requisite consent under the agreements governing the Senior Lender Indebtedness to permit the repurchase of the Notes as provided for in the immediately following paragraph.

Within 30 days following any Change of Control, unless the Company has exercised its right to redeem the Notes as described under “—Optional Redemption,” the Company shall mail a notice (a “Change of Control Offer”) to each Holder with a copy to the Trustee stating:

•	that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase such Holder’s Notes of such series at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to but not including the date of repurchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date);

•	the circumstances regarding such Change of Control;

•	whether the agreements then governing the Senior Lender Indebtedness will permit the repurchase of the Notes;

•	the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

•	the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Notes purchased.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The Company’s ability to repurchase Notes upon the occurrence of a Change of Control is subject to limitations. The Company may not have sufficient financial resources or the ability to arrange financing to pay the repurchase price in cash for all the Notes delivered by Holders seeking to exercise their repurchase right. Any such failure to satisfy its repurchase obligations would constitute an Event of Default, which, may in turn, cause a default under the Company’s Senior Indebtedness. Moreover, the occurrence of a Change of Control could result in an event of default under the terms of the Company’s then existing Indebtedness. As a result, any repurchase of the Notes may be prohibited until the Senior Indebtedness is paid in full.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue thereof.

The definition of Change of Control includes a phrase relating to the sale, lease or transfer of “all or substantially all” the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under Delaware law, which is governing the issue. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease or transfer of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

The Company may enter into transactions which do not constitute Change of Control transactions and which are otherwise permitted under the Indenture. Any such transactions would not give Holders the right to demand redemption of their Notes and may have the effect of increasing the amount of Indebtedness outstanding, changing the Company’s capital structure or credit ratings or otherwise affecting Holders.

In order to exercise the repurchase right, a Holder must separate its IDSs into the shares of Class A common stock and Notes represented thereby.

Covenants Relating to IDSs

Recombination of Notes and Class A Common Stock into IDSs.    The Indenture will provide that as long as any Notes are outstanding, any Holder of Notes and shares of Class A common stock may after 45 days from the date of the Indenture, at any time and from time to time, combine these securities to form IDS unless the IDSs have previously been automatically separated as a result of the continuance of a payment default on the Notes for 90 days, or the redemption or maturity of any Notes.

Certain Covenants

The Indenture will contain the following material covenants:

Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.    The Indenture will provide that (i) the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock and (ii) the Company will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company and any Guarantor may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any Guarantor may issue shares of Preferred Stock if the Leverage Ratio of the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been no greater than 5.50:1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

The foregoing limitations will not apply to:

(a)    the Incurrence by the Company or its Restricted Subsidiaries of Indebtedness under the Credit Agreement and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit being deemed to have a principal amount equal to the face amount thereof and bankers’ acceptances being deemed to have a principal amount equal to the discontinued issue price thereof) and other Indebtedness secured by such letters of credit up to the greater of (i) an aggregate principal amount of $535 million outstanding at any one time, or (ii) the sum of 85% of the net book value of receivables of the Company and the Restricted Subsidiaries plus 50% of the net book value of inventory of the Company and the Restricted Subsidiaries;

(b)    the Incurrence by the Company and the Guarantors of Indebtedness represented by the Notes (not including any Additional Notes) and the Guarantees, as applicable;

(c)    Indebtedness existing on the Issue Date (other than Indebtedness described in clauses (a) and (b));

(d)    Indebtedness (including, without limitation, Capitalized Lease Obligations and purchase money obligations) Incurred by the Company or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment within 180 days of such purchase, lease or improvement in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (d) and all Refinancing Indebtedness (as defined below) Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (d), does not exceed the greater of 5% of Tangible Assets at the time of Incurrence or $35 million;

(e)    Indebtedness Incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or with respect to agreements to provide services, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing;

(f)    Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the disposition of any business, assets or a Subsidiary of the Company in accordance with the terms of the Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(g)    Indebtedness of the Company to a Restricted Subsidiary of the Company; provided that any such Indebtedness is subordinated in right of payment to the Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary of the Company or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case to be an Incurrence of such Indebtedness;

(h)    shares of Preferred Stock of a Restricted Subsidiary issued to the Company or to any other Restricted Subsidiary of the Company; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another Restricted Subsidiary of the Company) shall be deemed, in each case, to be an issuance of shares of Preferred Stock;

(i)    Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary of the Company; provided that (i) any such Indebtedness is made pursuant to an intercompany note and (ii) if a Guarantor Incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary lending such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary of the Company) shall be deemed, in each case, to be an Incurrence of such Indebtedness;

(j)    Hedging Obligations that are embedded or bifurcated derivatives of the type described in the third bullet point under the definition thereof or that are incurred in the ordinary course of business (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding, (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases;

(k)    obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

(l)    Indebtedness or Disqualified Stock of the Company and any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount, which when aggregated with the principal amount or liquidation preference of all other Indebtedness and Disqualified Stock then outstanding and Incurred pursuant to this clause (1), does not exceed the greater of 7.5% of Tangible Assets or $50 million at any one time outstanding; provided, however, that Indebtedness of a Restricted Subsidiary that is a Non-Guarantor Subsidiary, which when aggregated with the principal amount of all other Indebtedness of Restricted Subsidiaries that are Non-Guarantor Subsidiaries then outstanding and Incurred pursuant to this clause (1), does not exceed the greater of 5% of Tangible Assets or $30 million (or the equivalent thereof in any other currency) at any one time outstanding (it being understood that any Indebtedness Incurred under this clause (1) shall cease to be deemed Incurred or outstanding for purposes of this clause (1) but shall be deemed to be Incurred for purposes of the first paragraph of this covenant from and after the first date on which the Company or a Restricted Subsidiary could have Incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (1));

(m)    any guarantee by the Company or a Restricted Subsidiary of Indebtedness or other obligations of the Company or any of its Restricted Subsidiaries so long as in the case of a guarantee of Indebtedness the Incurrence of such Indebtedness Incurred by the Company or such Restricted Subsidiary is permitted under the terms of the Indenture; provided that if any Indebtedness that is so guaranteed is by its express terms subordinated in right of payment to the Notes or the Guarantee of such Restricted Subsidiary, as applicable, any such guarantee by the Company or a Guarantor with respect to such Indebtedness shall be subordinated with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes or the Guarantee of such Restricted Subsidiary, as applicable and any guarantee by a Non-Guarantor Subsidiary of Indebtedness of another Non-Guarantor Subsidiary permitted to be incurred by the Indenture;

(n)    the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness which serves to refund or refinance any Indebtedness Incurred as permitted under the first paragraph of this covenant or clauses (b), (c) and (d) above or clause (o) and (r) below, or any Indebtedness issued to so refund or refinance such Indebtedness (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(i)    has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced;

(ii)    has a Stated Maturity which is no earlier than the Stated Maturity of the Indebtedness being refunded or refinanced;

(iii)    to the extent such Refinancing Indebtedness refinances Indebtedness subordinated to or pari passu with the Notes or the Guarantees, is subordinated to or pari passu with the Notes or the Guarantees, at least to the same extent as the applicable Indebtedness being refinanced or refunded;

(iv)    is Incurred in an aggregate principal amount (or if issued with OID, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with OID, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus premium, fees and expenses Incurred in connection with such refinancing; and

(v)    shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary;

and provided further that subclauses (i), (ii) and (iii) of this clause (n) will not apply to any refunding or refinancing of any Senior Indebtedness;

(o)    Indebtedness or Disqualified Stock or Preferred Stock of Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into a Restricted Subsidiary in accordance with the terms of the Indenture; provided, however, that such Indebtedness or Disqualified Stock or Preferred Stock is not Incurred in contemplation of such acquisition or merger or to provide all or a portion of the funds or credit support required to consummate such acquisition or merger; provided further, however, that after giving effect to such acquisition and the Incurrence of such Indebtedness either (i) the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first sentence of this covenant or (ii) the Leverage Ratio would be lower than immediately prior to such acquisition;

(p)    Indebtedness of the Company or any Restricted Subsidiary supported by a letter of credit issued pursuant to the Credit Agreement in a principal amount not in excess of the stated amount of such letter of credit;

(q)    Indebtedness represented by the issuance of Additional Notes and related Guarantees in connection with the exercise of the underwriters’ over-allotment option or upon exchange of shares of Class B common stock of the Company outstanding on the Issue Date;

(r)    Indebtedness of the Company or any Restricted Subsidiary Incurred to finance the acquisition (including without limitation by way of a merger) of Capital Stock of any Person engaged in, or assets used or useful in, a Similar Business, provided that after giving effect to such acquisition and the Incurrence of such Indebtedness the Leverage Ratio of the Company is lower than immediately prior to giving effect to such acquisition and the Incurrence of such Indebtedness, calculated as of the last day of the most recently ended fiscal quarter for which internal financial statements are available;

(s)    Indebtedness arising in connection with a Permitted Lien;

(t)    Indebtedness arising from honoring a check, draft or similar instrument drawn against insufficient funds, provided that such Indebtedness is extinguished within five Business Days of its incurrence; and

(u)    Indebtedness represented by the Class B common stock to the extent that the Class B common stock is treated as debt under GAAP.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (a) through (t) above or is entitled to be Incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify or reclassify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been Incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. The maximum amount of Indebtedness that the Company and its Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies.

Limitation on Restricted Payments.    The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)    declare or pay any dividend or make any distribution or payment on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger or consolidation involving the Company (other than (A) dividends or distributions by the Company payable solely in Equity Interests (other than Disqualified Stock) of the Company or (B) dividends, distributions or payments by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(ii)    purchase or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary;

(iii)    make any principal payment on, cause a defeasance of, or purchase, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness; or

(iv)    make any Restricted Investment (all such payments and other actions set forth in this clause (iv) and in clauses (i), (ii) and (iii) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(a)    no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(b)    (x) no Dividend Suspension Period shall have occurred and be continuing, (y) no Interest Deferral Period shall have occurred and be continuing, and (z) no interest deferred during a prior Interest Deferral Period (including interest thereon) remains unpaid; and

(c)    such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (including, without duplication, Restricted Payments permitted by clauses (1) and (6) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of, without duplication:

(i)    100% of Excess Cash of the Company for the period (taken as one accounting period) from the fiscal quarter that first begins after the Issue Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, plus

(ii)    100% of the aggregate net cash proceeds received by the Company since the Issue Date from (a) the issue or sale of Equity Interests of the Company (excluding Refunding Capital Stock (as defined below), Designated Preferred Stock, Excluded Contributions and Disqualified Stock), including Equity Interests issued upon exchange of Indebtedness, Disqualified Stock and Designated Preferred Stock or upon exercise of warrants or options (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and (b) property, other than cash, converted to cash within 30 days of its receipt, plus

(iii)    100% of the aggregate amount of contributions to the capital of the Company since the Issue Date received in cash or in property other than cash, converted to cash within 30 days of its receipt (other than Refunding Capital Stock, Designated Preferred Stock, Excluded Contributions and Disqualified Stock), plus

(iv)    100% of the aggregate amount of cash or property other than cash converted to cash within 30 days of its receipt, in each case received from (A) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of or on account of Restricted Investments made by the Company and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Company and its Restricted Subsidiaries by any Person (other than the Company or any of its Subsidiaries) and from payments of interest on and repayments of loans or advances which constituted Restricted Investments, (B) the sale (other than to the Company or a Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or (C) a distribution or dividend from an Unrestricted Subsidiary, plus

(v)    in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Company or a Restricted Subsidiary, the greater of (A) the amount of such Unrestricted Subsidiary’s cash or property other than cash converted into cash within 30 days of the date of such redesignation or other event described above or (B) the lesser of (i) the aggregate amount of the Investment in such Subsidiary that was not a Permitted Investment or (ii) the fair market value of the Investment in such Restricted Subsidiary at the time of such redesignation.

The foregoing provisions will not prohibit:

(1)    the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2)    (a) the repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness of the Company in exchange for, or out of the proceeds of the substantially concurrent sale of, Equity Interests of the Company or contributions to the equity capital of the Company (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Company or to an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries) (collectively, including any such contributions, “Refunding Capital Stock”) and (b) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company or to an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries) of Refunding Capital Stock;

(3)    the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries issued or incurred in accordance with the covenant entitled “Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(4)    the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock issued after the Issue Date; provided, however, that (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Company would have had a Leverage Ratio of no greater than 5.50:1.00 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (4) does not exceed the net cash proceeds received by the Company from the sale of Designated Preferred Stock issued after the Issue Date;

(5)    the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Company or any Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Company or any Restricted Subsidiary so long as (A) the principal amount of such new Subordinated Indebtedness does not exceed the principal amount of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired plus related fees and expenses), (B) such Indebtedness is subordinated to the Senior Indebtedness and the Notes and the Guarantees at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value, (C) such Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (D) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(6)    Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (6) that are at that time outstanding, not to exceed $10 million (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(7)    dividends or distributions solely in the form of Equity Interests or repurchases of Equity Interests which may be deemed to occur upon exchange or exercise of stock options or other Equity Interests;

(8)    Investments that are made with Excluded Contributions;

(9)    the repurchase of shares of our common stock on the closing date of this offering or the repurchase of IDSs (and the share of our common stock represented thereby) in connection with the exercise of the over-allotment option as set forth in the redemption and recapitalization agreement;

(10)    the exchange of Class B common stock outstanding on the Issue Date for IDSs;

(11)    the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions similar to those described under the captions —“Change of Control” and “Certain Covenants—Asset Sales”; provided that a Change of Control Offer or Asset Sale Offer, as applicable, has been made and all Notes tendered by holders of the Notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value; and

(12)    other Restricted Payments in an aggregate amount not to exceed $45 million; provided, however, that at any time when the Company would be restricted from making a restricted payment under clauses (a) and (b) above, the Company may not make Restricted Payments consisting of dividends on or redemptions of its Capital Stock under this clause (12).

As of the Issue Date, all of the Company’s Subsidiaries will be Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary to become an Unrestricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Investments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Anti-Layering.    The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to any Senior Indebtedness of the Company and senior in right of payment to the Notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to the Senior Indebtedness of such Guarantor and senior in right of payment to such Guarantor’s Guarantee. This does not apply to distinctions between categories of Indebtedness that exist by reason of any Liens or Guarantees securing or in favor of some but not all of such Indebtedness or securing such Indebtedness with greater or lesser priority or with different collateral.

Dividend and Other Payment Restrictions Affecting Subsidiaries.    The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a)    (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(b)    make loans or advances to the Company or any of its Restricted Subsidiaries; or

(c)    sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries,

except in each case for such encumbrances or restrictions existing under or by reason of:

(1)    contractual encumbrances or restrictions in effect on the Issue Date, including (x) pursuant to the Credit Agreement and/or the other Senior Credit Documents or (y) pursuant to existing Indebtedness and related documentation;

(2)    the Indenture, the Notes and the Guarantees;

(3)    applicable law or any applicable rule, regulation or order;

(4)    any agreement or other instrument relating to Indebtedness of a Person acquired by the Company or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person or such Persons Subsidiaries, so acquired;

(5)    any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(6)    Secured Indebtedness otherwise permitted to be Incurred pursuant to the covenants described under “—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(7)    restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(8)    customary provisions in joint venture agreements, partnership agreements, limited liability company agreements and other similar agreements entered into in the ordinary course of business;

(9)    customary provisions contained in leases, licenses, agreements to provide services and other similar agreements entered into in the ordinary course of business that impose restrictions of the type described in clause (c) above;

(10)    purchase money indebtedness or Capitalized Lease Obligations to the extent permitted under the Indenture;

(11)    other Indebtedness of Restricted Subsidiaries permitted to be Incurred subsequent to the Issue Date pursuant to clause (1) of the second paragraph of the covenant described under “—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(12)    any other Indebtedness entered into after the Issue Date in accordance with the other provisions of the Indenture that contains encumbrances and restrictions that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary; or

(13)    any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in subclauses (1) through (10) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors, not substantially more restrictive in the aggregate with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Asset Sales.    The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless:

•	the Company, or its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Company) of the assets sold or otherwise disposed of and

•	except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Company, or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

•	any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets;

•	any notes or other obligations or other securities received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of the receipt thereof (to the extent of the cash received); and

•	any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause that is at that time outstanding, not to exceed the greater of 7.5% of Tangible Assets or $50 million (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value)

shall be deemed to be Cash Equivalents for the purposes of this provision.

Within 365 days after the Company’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option:

•	to repay Obligations under the Credit Agreement or other Senior Indebtedness or Pari Passu Indebtedness or Indebtedness of a Restricted Subsidiary, in each case other than Indebtedness owed to the Company or an Affiliate of the Company; provided that if the Company shall so repay Obligations under Pari Passu Indebtedness, it will equally and ratably reduce Obligations under the Notes by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase the pro rata principal amount of Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any;

•	to make an investment in any one or more businesses, capital expenditures or acquisitions of other assets in each case used or useful in a Similar Business; and/or

•	to make an investment in properties or assets that replace the properties and assets that are the subject of such Asset Sale.

Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in Cash Equivalents or Investment Grade Securities. The Indenture will provide that any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in the first sentence of this paragraph will be deemed to constitute “Excess Proceeds.” Excess Proceeds shall not include any Net Proceeds remaining after an offer to all Holders pursuant to the first bullet point above to the extent that Holders do not tender the Notes. The Company may use any such remaining Net Proceeds for general corporate purposes. When the aggregate amount of Excess Proceeds exceeds $15 million, the Company shall make an offer to all Holders of Notes (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to but not including the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Company will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $15 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in the manner described below. Upon completion of any such Asset Sale, the amount of Excess Proceeds shall be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

If more Notes are tendered pursuant to an Asset Sale Offer than the Company is required to purchase, selection of such Notes for purchase will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal or regulatory requirements).

Notices of an Asset Sale Offer shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase date to each Holder of Notes at such Holder’s registered address. If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased.

A new Note in principal amount equal to the unpurchased portion of any Note purchased in part will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the purchase date unless the Company defaults in payment of the purchase price, interest shall cease to accrue on Notes or portions thereof purchased.

Transactions with Affiliates.    The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $2 million, unless:

•	such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at or about the same time by the Company or such Restricted Subsidiary with an unrelated Person; and

•	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5 million, the Company delivers to the Trustee a resolution adopted by the majority of the Board of Directors of the Company, approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with the first bullet point above.

The foregoing provisions will not apply to the following:

•	transactions between or among the Company and/or any of its Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction;

•	Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments” and Permitted Investments;

•	the payment of reasonable and customary compensation, expense reimbursement and fees paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary;

•	transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of the clause in the first bullet point of the preceding paragraph;

•	payments or loans or the cancellation thereof to employees or consultants (including without limitation, bonuses) in the ordinary course of business which are approved by a majority of the Board of Directors of the Company in good faith;

•	any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such amendment is not disadvantageous to the holders of the Notes in any material respect) or any transaction contemplated thereby;

•	the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any certificate of organization or other organizational document or stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter, provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders of the Notes in any material respect;

•	transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, which are fair to the Company and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Company, or are on terms not materially less favorable than those that would have been obtained at such time from an unaffiliated party;

•	the issuance of Capital Stock (other than Disqualified Stock) of the Company or IDSs in respect of the Company’s securities (including such securities represented thereby) or Additional Notes or other Pari Passu Indebtedness evidenced by a different series of notes or shares of the Company’s Capital Stock to any Permitted Holder or any director, officer, employee or consultant to the Company or its Restricted Subsidiaries; and

•	the Transactions and the payment of all fees and expenses related to the Transactions and the payment of bonuses and the issuance of securities to management upon consummation of the Transactions.

Liens.    The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries that are Guarantors, to, directly or indirectly, create, Incur or suffer to exist any Lien on any asset or property of the Company or such Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, that secures any obligations of the Company or any of its Subsidiaries (other than Senior Indebtedness) unless the Notes are equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated in right of payment to the Notes) the obligations so secured until such time as such obligations are no longer secured by a Lien. The preceding sentence will not require the Company or any Guarantor to secure the Notes if the Lien consists of a Permitted Lien.

The Indenture will provide that no Guarantor will directly or indirectly create, Incur or suffer to exist any Lien on any asset or property of such Guarantor or any income or profits therefrom, or assign or convey any right to receive income therefrom, that secures any obligation of such Guarantor (other than Senior Indebtedness of such Guarantor) unless the Guarantee of such Guarantor is equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated on right of payment to such Guarantor’s Guarantee) the obligations so secured until such time as such obligations are no longer secured by a Lien. The preceding sentence will not require any Guarantor to secure its Guarantee if the Lien consists of a Permitted Lien.

Reports and Other Information.    The Indenture will provide that notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Company will file with the SEC (and provide the Trustee and Holders with copies thereof, without cost to each Holder, within 15 days after it files them with the SEC), documents and reports that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified therein; provided, however, the Company shall not be so obligated to file such documents and other reports with the SEC if the SEC does not permit such filing, in which event the Company will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders, in each case within 15 days after the time the Company would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act.

Future Guarantors.    The Indenture will provide that the Company will cause each Restricted Subsidiary that after the Issue Date guarantees any indebtedness of the Company or any Restricted Subsidiary organized under the laws of the United States or any state thereof under any Senior Credit Document to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee payment of the Notes except that no such Guarantee shall be required if under applicable law the Guarantee would not be permitted to be full and unconditional, would be illegal or would expose the officers, directors or management of the Guarantor to personal liability and the Company shall have provided the Trustee an Officer’s Certificate to the foregoing effect. Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Subsidiary without rendering the Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Merger, Consolidation, or Sale of All or Substantially All Assets

The Indenture will provide that the Company may not consolidate or merge with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

•	the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited liability company or other entity organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Company or such Person, as the case may be, being herein called the “Successor Company”);

•	the Successor Company (if other than the Company) expressly assumes all the obligations of the Company under the Indenture and the Notes pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

•	immediately after giving effect to such transaction (and treating any Indebtedness which was not an obligation of the Company or its Restricted Subsidiaries prior to such transaction and becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction, as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred and be continuing;

•

immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, either (A) the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first sentence of the covenant described under “—Certain Covenants—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” or (B) the Leverage Ratio for the Successor Company and its Restricted Subsidiaries would be lower than or equal to such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction;

•	each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to the Successor Company’s obligations under the Indenture and the Notes; and

•	the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

The Successor Company will succeed to, and be substituted for, the Company under the Indenture and the Notes. Notwithstanding the foregoing clauses contained in the third and fourth bullet points of the immediately proceeding sentence:

•	any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or to another Restricted Subsidiary; and

•	the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another state of the United States so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

The Indenture will further provide that, subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale or disposition of a Guarantor, each Guarantor will not, and the Company will not permit a Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person (other than the Company or a Guarantor) unless:

•	such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited liability company or other entity organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”);

•	the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

•	immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any of its Subsidiaries as a result of such transaction as having been Incurred by the Successor Guarantor or such Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred and be continuing; and

•	the Guarantor shall have delivered or caused to be delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

Subject to certain limitations described in the Indenture, the Successor Guarantor will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee. Notwithstanding the clause contained in the third bullet point of the immediately preceding sentence, a Guarantor may merge with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing such Guarantor in another jurisdiction so long as the amount of Indebtedness of the Guarantor is not increased thereby.

Defaults

An Event of Default will be defined in the Indenture as:

(i)    a default in any payment of interest on any Note when due, whether or not prohibited by the provisions described under “—Ranking” above, continued for 30 days, subject to the interest deferral provisions contained in the Indenture; provided, however, that a default in any payment of interest on the Note required to be made on                         , 2009 shall immediately constitute an Event of Default (without regard to the length of time for which such default continues);

(ii)    a default in the payment of principal or premium, if any, of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by the provisions described under “—Ranking” above;

(iii)    the failure by the Company to comply with its obligations under the covenant described under “—Merger, Consolidation, or Sale of All or Substantially All Assets” above;

(iv)    the failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under “—Change of Control” or “—Certain Covenants” above (in each case, other than a failure to purchase Notes);

(v)    the failure by the Company to comply for 60 days after notice with its other agreements contained in the Notes or the Indenture;

(vi)    the failure by the Company or any Significant Subsidiary to pay any Indebtedness (other than Indebtedness owing to the Company or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $12.5 million or its foreign currency equivalent (the “cross acceleration provision”);

(vii)    certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the “bankruptcy provisions”);

(viii)    the rendering of any judgment or decree for the payment of money (other than judgments which are covered by enforceable insurance policies issued by solvent carriers) in excess of $12.5 million or its foreign currency equivalent against the Company or a Significant Subsidiary if (A) an enforcement proceeding thereon is commenced and not discharged or stayed within 60 days thereafter or (B) such judgment or decree remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed (the “judgment default provision”);

(ix)    any Guarantee ceases to be in full force and effect, except as contemplated by the terms thereof or the Indenture, or any Guarantor denies or disaffirms its obligations under the Indenture or any Guarantee and the Default continues for 10 days; or

(x)    except as expressly permitted by clause (1) under “—Certain Covenants—Limitation on Restricted Payments,” the Company pays any dividend on shares of the Company’s common stock (A) during the period that any interest is being deferred and so long as any deferred interest and accrued interest thereon has not been paid in full or (B) when, based on the then-available financial statements presented to the Board of Directors, such dividend would violate the “Certain Covenants—Limitation on Restricted Payments” covenant.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a default under clause (iv) or (v) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Company may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal, premium and interest will be due and payable immediately. If an Event of Default under the bankruptcy provisions occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in the cross acceleration provision in clause (vi) above, the declaration of acceleration of the Notes shall be automatically annulled if the holders of all Indebtedness described in the cross acceleration provision have rescinded the declaration of acceleration in respect of such Indebtedness within 30 Business Days of the date of such declaration, and if the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and all existing Events of Default, except non-payment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless:

•	such Holder has previously given the Trustee notice that an Event of Default is continuing;

•	Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

•	such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

•	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

•	the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The Indenture will provide that if a Default occurs and is continuing and is actually known to the Trustee, the Trustee must mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Noteholders. In addition, the Company is required to deliver, to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Event of Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding of all series affected by such amendment and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes of all series affected by such waiver then outstanding. However, without the consent of each Holder of an outstanding Note affected, no amendment may, among other things:

•	reduce the amount of Notes whose Holders must consent to an amendment;

•	reduce the rate of or extend the time for payment of interest on any Note, or amend the Company’s right to defer interest on the Notes in a manner adverse to the Holders;

•	reduce the principal of or extend the Stated Maturity of any Note;

•	reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under “—Optional Redemption” above;

•	make any Note payable in money other than that stated in the Note;

•	impair the right of any Holder to receive payment of principal of, premium, if any, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

•	make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions;

•	modify the Guarantees in any manner adverse to the Holders.

In addition, without the consent of at least 95% of the aggregate principal amount of the Notes then outstanding, no amendment or waiver may:

•	make a change to lower the Interest Coverage Ratio threshold for a Dividend Suspension Period or make a change to paragraph (c) under “—Certain Covenants—Limitation on Restricted Payments” that would have the effect of increasing the amounts permitted to be distributed in respect of the Company’s Capital Stock;

•	make any change to the provisions of the Indenture that prohibit the payment of dividends while interest is being deferred, while any previously deferred interest remains unpaid, during a Dividend Suspension Period, or during the continuance of any Default or Event of Default; or

•	waive an Event of Default under clause (x) of “Defaults.”

in each case except in connection with an offer by the Company to purchase all of the Notes, in which case a majority in principal amount of Notes will be sufficient.

In addition, without the consent of at least 75% of the aggregate principal amount of the Notes then outstanding, no amendment or waiver may make any change to the subordination provisions of the Indenture that adversely affects the rights of any Holder except in connection with an offer by the Company to purchase all of the Notes, in which case a majority in principal amount of the Notes will be sufficient.

Without the consent of any Holder, the Company and Trustee may amend the Indenture to:

•	cure any ambiguity, omission, defect or inconsistency;

•	provide for the assumption by a successor corporation, partnership, limited liability company or other entity of the obligations of the Company or any Guarantor under the Indenture;

•	provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code, or in a manner such that the uncertificated Notes are described in Section l63(f)(2)(B) of the Internal Revenue Code);

•	add Guarantees with respect to the Notes;

•	secure the Notes;

•	add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company or make any change that does not adversely affect the legal rights or entitlements under the Indenture of any Holder;

•	make any change to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act of 1939;

•	make certain changes to the Indenture to provide for the issuance of Additional Notes; or

•	to release a Guarantor upon its sale or designation as an Unrestricted Subsidiary or other permitted release from its Guarantee; provided that such sale, designation or release is in accordance with the applicable provisions of the Indenture.

However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

The consent of the Noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the Indenture becomes effective, the Company is required to mail to Noteholders a notice briefly describing such amendment. However, the failure to give such notice to all Noteholders, or any defect therein, will not impair or affect the validity of the amendment.

Defeasance

The Company at any time may terminate all its obligations under the Notes and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate its obligations under the covenants described under “—Certain Covenants” and “—Change of Control,” the operation of the cross acceleration provision, the bankruptcy provisions with respect to Subsidiaries and the judgment default provision described under “—Defaults” above and the limitations contained in the fourth bullet point of the first paragraph under “—Merger, Consolidation, or Sale of All or Substantially All Assets” above (“covenant defeasance”). If the Company exercises its legal defeasance option or its covenant defeasance option, each Guarantor will be released from all of its obligations with respect to its Guarantee.

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (v), (vii) with respect only to Significant Subsidiaries or (viii) with respect only to Significant Subsidiaries under “—Defaults” above or because of the failure of the Company to comply with the clause contained in the fourth bullet point of the first paragraph under “—Merger, Consolidation, or Sale of All or Substantially All Assets” above.

In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including:

•	delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the IRS or other change in applicable U.S. federal income tax law) and

•	so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Notes without violating the subordination provisions of the Indenture or any other material agreement binding on the Company, including the Credit Agreement.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

•	either:

•	all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

•	all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, Cash Equivalents, Investment Grade Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and additional interest, if any, and accrued interest to the date of maturity or redemption;

•	no Event of Default (other than one resulting solely from the borrowing of funds or the granting of any Liens to provide such deposit) shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

•	the Company or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

•	the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

Concerning the Trustee

is to be the Trustee under the Indenture.

If the trustee becomes a creditor of the Company or any Guarantor, the indenture limits the right of the trustee to obtain payments of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.

The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry, Delivery and Form

Except as set forth below, the Notes to be sold to the public in this offering will be issued in registered, global form. Such Notes will be issued at the closing of this offering only against payment in immediately available funds.

The Notes to be sold to the public in this offering initially will be represented by one or more notes in registered, global form without interest coupons (collectively the “Global Notes”). The Global Notes that are not represented by IDSs will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below. The Global Notes that are represented by IDSs will be deposited upon issuance with the trustee as custodian for the owners of the IDSs, and registered in the name of the trustee as custodian for the owners of the IDSs.

Except as set forth below, the Global Notes, to the extent not represented by IDSs, may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive Notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

For additional information regarding Notes represented by IDSs, see “Description of IDSs—Clearance and Settlement.”

Depository Procedures

The following operations and procedures are solely within the control of DTC’s settlement system and are subject to changes by it. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters. However, the Company will remain responsible for any actions DTC and participants take in accordance with instructions provided by the Company.

DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the

Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Company that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors who are not Participants may hold their interest therein indirectly through organizations which are Participants. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Company and the trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the trustee nor any agent of the Company or the trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes with be governed by standing instructions and customary practices, as well as by federal and state law, and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Neither the Company nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and the Company and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among Participants, it is under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Except for actions taken by DTC or its Participants or Indirect Participants or their respective agents in accordance with our instructions, none of the Company, the trustee and any of their respective agents will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

For additional information regarding Notes represented by IDSs, see “Description of IDSs—Clearance and Settlement.”

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1)	DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depositary within 120 days after the date of such notice from the depositary;

(2)	the Company, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3)	there has occurred and is continuing a Default of Event of Default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture or automatically (without notice) upon an automatic exchange of notes effected in accordance with the indenture upon the subsequent issuance of notes with OID (and upon any issuance of thereafter). In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Governing Law

The Indenture will provide that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York, provided, however, that any determination hereunder as to whether any transaction constitutes a Change of Control will be made by application of the laws of the State of Delaware (or the laws of such other state under which the company is then incorporated).

Certain Definitions

“Acquired Indebtedness” means, with respect to any specified Person:

•	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person; and

•	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person,

in each case, including Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by such Person, or such asset was acquired by such person, as applicable.

“Adjusted EBITDA” means, with respect to any Person for any period, the total of the Consolidated Net Income of such Person for such period plus, without duplication, to the extent that any of the following were deducted in computing such Consolidated Net Income for such period:

•	taxes paid and provision for taxes based on income or profits;

•	Consolidated Interest Expense;

•	Consolidated Depreciation and Amortization Expense;

•	reserves for inventory in connection with plant closures;

•	Consolidated Restructuring Costs;

•	any non-cash losses (net of non-cash gains) resulting from marking-to-market Hedging Obligations;

•	any expense or losses associated with the early retirement, extinguishment or refinancing of debt, including bonuses paid with respect to the completion of any of the foregoing;

•	any fees, expenses or charges which have been determined by management of the Company to be non-recurring by virtue of changes in the Company’s method of operations pursuant to its cost reduction programs,

•	Consolidated Transaction Costs; and

•	any other non-cash charges resulting from the application of purchase accounting, non-cash compensation charges (including any such charges arising from stock options, restricted stock grants or other equity-incentive programs), charges resulting from the forgiveness of loans made to employees in connection with their purchase of the equity of the Company and any tax gross-up payments to employees in respect of such loan forgiveness.

Notwithstanding the foregoing, taxes paid and provision for taxes based on the income or profits of, and the Consolidated Depreciation and Amortization Expense of, a Subsidiary of such Person shall be added to Consolidated Net Income of such Person to compute Adjusted EBITDA only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating Consolidated Net Income.

“Affiliate” of any specified Person means any other Person or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Asset Sale” means:

•	the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction of the Company or any Restricted Subsidiary (each referred to in this definition as a “disposition”); or

•	the issuance or sale of Equity Interests of any Restricted Subsidiary (other than to the Company or another Restricted Subsidiary) (whether in a single transaction or a series of related transactions), in each case other than:

•	a disposition of Cash Equivalents or Investment Grade Securities or of obsolete or worn out property or equipment or inventory or other assets held for sale in the ordinary course of business;

•	the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described above under “—Merger, Consolidation, or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control;

•	any Restricted Payment that is permitted to be made, and is made, under the covenant described above under “—Certain Covenants—Limitation on Restricted Payments” or a Permitted Investment;

•	any disposition of assets with an aggregate Fair Market Value of less than $1 million;

•	any disposition of property or assets by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

•	any exchange of like-kind property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Similar Business;

•	sales of assets received by the Company upon the foreclosure on a Lien;

•	any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

•	the sale, lease, assignment, sublease, license or sublicense of any real or personal property in the ordinary course of business; and

•	the issuance by a Restricted Subsidiary of Disqualified Stock or Preferred Stock that is permitted by the provisions described under “—Certain Covenants—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Capital Stock” means:

•	in the case of a corporation, corporate stock, including, without limitation, corporate stock represented by IDSs and corporate stock outstanding upon the separation of IDSs into the securities represented thereby;

•	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

•	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

•	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

•	US Dollars or any foreign currency freely exchangeable into U.S. Dollars and, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

•	securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof;

•	certificates of deposit, time deposits and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500.0 million and whose long-term debt (that of its parent holding company) is rated at least “A” or the equivalent thereof by Moody’s or S&P;

•	repurchase obligations for underlying securities of the types described in the two immediately preceding bullet points entered into with any financial institution meeting the qualifications specified in the immediately preceding bullet point;

•	commercial paper issued by a corporation (other than an Affiliate of the Company) rated at least “A-2” or the equivalent thereof by Moody’s or S&P and in each case maturing within one year after the date of acquisition;

•	readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P;

•	investment funds investing substantially all of their assets in securities of the types described in the clauses contained in the first six bullet points above;

•	instruments equivalent to those referred to above denominated in Euros or any other foreign currency that are comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States; and

•	Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s.

“Change of Control” means the occurrence of any of the following events:

•	the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company’s assets on a consolidated basis to any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Permitted Holders;

•	the adoption of a plan relating to the liquidation or dissolution of the Company;

•	the acquisition by any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Permitted Holders of a direct or indirect interest in more than 50% of the voting power of the voting stock of the Company, by way of purchase, merger or consolidation or otherwise (other than a creation of a holding company that does not involve a change in the beneficial ownership of the Company as a result of such transaction);

•	the merger or consolidation of the Company with or into another Person or the merger of another Person into the Company with the effect that immediately after such transaction the stockholders of the Company immediately prior to such transaction hold, directly or indirectly, less than 50% of the beneficial ownership (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act) of the total voting power of all securities generally entitled to vote in the election of directors, managers, or trustees of the Person surviving such merger or consolidation; or

•	the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

“Company” means Xerium Technologies, Inc. until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained in the Indenture and required by the Trust Indenture Act, each other obligor on the Notes other than any Guarantor.

“Consolidated Capital Expenditures” means, with respect to any Person for any period, the aggregate of all expenditures of such Person and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items reflected in the consolidated cash flows of such Person and its Restricted Subsidiaries.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation, non-cash impairment charges resulting from the application of Statements of Financial Accounting Standards No. 142 and No. 144 and any amortization of intangibles arising pursuant to Statement of Financial Accounting Standards No. 141.

“Consolidated Interest Expense” means, with respect to any Person for any period, consolidated interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that for the purpose of calculating the Interest Coverage Ratio only, amortization of deferred financing fees shall be excluded from the calculation of Consolidated Interest Expense in clause (B) of such definition. The calculation of Consolidated Interest Expense shall be net of interest income and the effect of all payments made or received pursuant to interest rate Hedging Obligations.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that the following, without duplication, shall be excluded in determining Consolidated Net Income:

•	any net after-tax extraordinary or non-recurring gains, losses or expenses (including all fees and expenses relating thereto);

•	the cumulative effect of a change in accounting principles;

•	non-cash income or charges resulting from market to market accounting pursuant to Financial Accounting Standard No. 52 or otherwise in accordance with GAAP relating to Indebtedness denominated in foreign currencies; and

•	any gains resulting from the returned surplus assets of any Pension Plan;

and provided, further that, without duplication:

•	the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period (and if such Net Income is a loss it will be included only to the extent such loss has been funded with cash by the referent Person or a Restricted Subsidiary thereof in respect of such period), and

•	the Net Income for such period of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained and which is not expected by the Company to be obtained in the ordinary course) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders (other than any loan agreement or similar agreement which restricts the payment of dividends or similar distributions upon the occurrence of or during the existence or continuance of a default or event of default), unless such restrictions with respect to the payment of dividends or in similar distributions have been legally waived or are expected by the Company to be waived in the ordinary course and except that this bullet shall not apply to any Restricted Subsidiary that is also a Guarantor in the calculation of the Company’s Interest Coverage Ratio or Leverage Ratio.

“Consolidated Restructuring Costs” means, with respect to any Person for any period, any restructuring or related impairment costs for such Person and its Restricted Subsidiaries resulting from the restructuring activities of such Person and its Restricted Subsidiaries, provided, that the amount of such costs for any Fiscal Year shall not exceed $13,000,000 and that the cash amount of such costs for any Fiscal Year shall not exceed $9,000,000.

“Consolidated Transaction Costs” means costs incurred by the Company and its Restricted Subsidiaries, including bonuses paid, in connection with the issuance of the IDSs and the Class B Common Stock and the preparation and closing of the Credit Agreement and in connection with the legal reorganization of the Subsidiaries of the Company organized under the law of Brazil.

“Continuing Directors” means, as of any date of determination, any member of the Company’s Board of Directors who:

•	was a member of the Company’s Board of Directors on the date of the Indenture; or

•	was nominated for election or elected to the Board of Directors with the affirmative vote of at least a majority of the Continuing Directors who were members of the Company’s Board of Directors at the time of the nomination or election or by one or more Permitted Holders.

“Credit Agreement” means the credit agreement to be dated as of     , 2004, among the Company, the Subsidiaries of the Company named therein, the financial institutions named therein and     , as Administrative Agent, as amended, restated, supplemented, waived, replaced, restructured, repaid, increased, refunded, refinanced or otherwise modified from time to time, in one or more agreements or indentures including any successor or replacement facility extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness under such agreement (except to the extent that any such amendment, restatement, supplement, waiver, replacement, refunding, refinancing or other modification thereto would be prohibited by the terms of the Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of Notes at the time outstanding).

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Noncash Consideration” means the Fair Market Value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale, redemption, or other payment of, on or with respect to, such Designated Noncash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Company (other than Disqualified Stock) that is issued for cash (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (c) of the covenant described under “—Certain Covenants—Limitation on Restricted Payments.”

“Designated Senior Indebtedness” means (i) the Senior Lender Indebtedness and (ii) any other Senior Indebtedness of the Company designated by the Company as Designated Senior Indebtedness.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event;

•	matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise;

•	is convertible or exchangeable for Indebtedness or Disqualified Stock which matures or is mandatorily redeemable; or

•	is redeemable at the option of the holder thereof, in whole or in part.

in each case prior to the first anniversary of the maturity date of the Notes.

provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such first anniversary shall be deemed to be Disqualified Stock; provided further, however, that (x) if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (y) such Capital Stock shall not constitute Disqualified Stock if such Capital Stock matures or is mandatorily redeemable or is redeemable at the option of the holders thereof as a result of a change of control or asset sale if the terms of such Capital Stock provide that the issuer may not repurchase or redeem any such Capital Stock pursuant to such provision prior to compliance with the provisions of the Indenture described under the caption “Change of Control” or “—Certain Covenants—Asset Sales,” as the case may be, and such repurchase or redemption complies with “—Certain Covenants—Limitation on Restricted Payments.”

“Dividend Suspension Period” means any period for which the Interest Coverage Ratio of the Company for the most recently ended four fiscal quarters for which internal financial statements are available, is less than 1.70:1.00.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Excess Cash” shall mean, with respect to any period, the total of (A) Adjusted EBITDA for such period minus (B) the sum, without duplication, for such period of:

•	Consolidated Interest Expense paid in cash;

•	deferred or accrued interest, if any, not otherwise included in the first bullet above;

•	cash income tax expense, net of cash income tax refunds and cash income tax rebates received by Company and its Restricted Subsidiaries;

•	Maintenance Capital Expenditures (except to the extent financed with insurance or condemnation proceeds);

•	Growth Capital Expenditures (except to the extent (i) financed or refinanced with an incurrence of Indebtedness, until such Indebtedness is repaid (other than through the refinancing thereof) or (ii) financed with insurance or condemnation proceeds or (iii) financed with the cash proceeds from any Asset Sale);

•	any mandatory prepayment that either (i) results in a permanent reduction to the principal amount of Designated Senior Indebtedness prior to its scheduled maturity or (ii) which results in a permanent reduction of commitments under a revolving credit facility prior to the stated expiration thereof (excluding in either case any such mandatory prepayment with the net cash proceeds of any Asset Sale or insurance or condemnation proceeds, other than in the case of clause (ii), the scheduled reduction in the amount of revolving credit under the Credit Agreement relating to the legal reorganization of a portion of the Company’s international operations scheduled to take place on the first anniversary of the closing date thereunder); provided that if Senior Indebtedness is Incurred that replaces Designated Senior Indebtedness previously prepaid (or if commitments under a revolving credit facility are increased and replace commitments that have been previously reduced), which prepayment resulted in a reduction to Excess Cash Flow pursuant to this bullet point, Excess Cash shall be increased by an amount up to such previous reduction; and

•	any other amount added to Consolidated Net Income in calculating Adjusted EBITDA to the extent such amount represents a cash payment.

“Excluded Contributions” means the net cash proceeds received by the Company after the Issue Date from (i) contributions to its common equity capital and (ii) the sale (other than to a Subsidiary of the Company or to any Company or Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company, in each case designated as Excluded Contributions pursuant to an Officers’ Certificate executed by an Officer of the Company, the cash proceeds of which are excluded from the calculation set forth in clause (c) of the first paragraph of the “—Certain Covenants—Limitation on Restricted Payments” covenant.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“Funded Indebtedness” means all Indebtedness (including the current portion thereof) if such Indebtedness matures more than one year from the date of the creation thereof, is directly or indirectly renewable or extendable, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date more than one year from the date of the creation thereof, or arises under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more; provided, however, that Funded Indebtedness shall not include any Hedging Obligations.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date. For the purposes of the Indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

“Growth Capital Expenditures” means any capital expenditures for which the Company shall have delivered to the Trustee an Officers’ Certificate certifying that management believes that such capital expenditures will increase future cash flow from operations which Officers’ Certificate shall be accompanied by a return on investment analysis demonstrating the basis for management’s conclusions.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means any guarantee of the obligations of the Company under the Indenture and the Notes by any Person in accordance with the provisions of the Indenture.

“Guarantor” means any Person that Incurs a Guarantee; provided that upon the release or discharge of such Person from its Guarantee in accordance with the Indenture, such Person ceases to be a Guarantor.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

•	currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements;

•	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices; and

•	embedded and bifurcated derivatives within equity and debt obligations issued by such Person, including without limitation in the case of the Company’s Class B Common Stock.

“Holder” or “Noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“IDS” means the Company’s Income Deposit Securities, whether currently outstanding or as may be issued from time to time.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person:

•	the principal and premium (if any) of any indebtedness of such Person, whether or not contingent:

•	in respect of borrowed money,

•	evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof),

•	representing the deferred and unpaid purchase price of any property, other than trade payables incurred in the ordinary course of business,

•	in respect of Capitalized Lease Obligations, or

•	representing any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

To the extent not otherwise included, Indebtedness shall include:

•	any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

•	Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Person.

Notwithstanding the foregoing, any obligation of such Person or any of its Restricted Subsidiaries in respect of (i) minimum guaranteed commissions, or other similar payments, to clients, minimum returns to clients or stop loss limits in favor of clients or indemnification obligations to clients, in each case pursuant to contracts to provide services to clients entered into in the ordinary course of business, and (ii) account credits to participants under the LTIP or any successor or similar compensation plan, shall be deemed not to constitute Indebtedness.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant to Persons engaged in a similar business of nationally recognized standing that is, in the good faith determination of the Company, qualified to perform the task for which it has been engaged.

“Interest Coverage Ratio” means with respect to the Company for any period the ratio of (A) the Adjusted EBITDA of the Company and its Restricted Subsidiaries for such period to (B) the Consolidated Interest Expense of the Company and its Restricted Subsidiaries for such period.

In the event that the Company or any of its Restricted Subsidiaries incurs or repays any Indebtedness (other than revolving credit or working capital borrowings in the ordinary course of business) subsequent to the commencement of the period for which the Interest Coverage Ratio is being calculated but prior to the event for which the calculation of the Interest Coverage Ratio is made (the “Calculation Date”), then the Interest Coverage Ratio shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter reference period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating business, that have been made by the Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, discontinued operations, mergers and consolidations (and the reduction of any associated fixed charge obligations and the change in Adjusted EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition or disposition, have discontinued any operation, or have engaged in merger or consolidation, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Interest Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter reference period.

For purposes of this definition, whenever pro forma effect is to be given to any transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Company as set forth in an Officers’ Certificate, to reflect operating expense reductions reasonably expected to result from any transaction with respect to which pro forma effect is to be given.

“Investment Grade Securities” means:

•	securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents);

•	debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody’s or the equivalent of such rating by such rating organization, or if no rating of S&P or Moody’s then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries; and

•	investments in any fund that invests exclusively in investments of the type described in the clauses contained in the immediately preceding bullet points, which fund may also hold immaterial amounts of cash pending investment and/or distribution.

“Investments” means, with respect to any Person:

•	all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees);

•	advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business);

•	purchases or other acquisitions for consideration (including agreements providing for the adjustment of purchase price) of Indebtedness;

•	Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments”:

•	“Investments” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

•	the Company’s “Investment” in such Subsidiary at the time of such redesignation, less

•	the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

•	any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

“Issue Date” means the first date on which any Notes are authenticated.

“Leverage Ratio” means, with respect to the Company on any date, the ratio of:

•	Net Debt of the Company as of such date (which shall include the average daily balance of Indebtedness under any revolving credit facility during the most recently ended four full fiscal quarters for which internal financial statements are available) to

•	the Adjusted EBITDA of the Company for the most recently ended four full fiscal quarters for which internal financial statements are available.

In the event that the Company or any of its Restricted Subsidiaries Incurs or repays any Indebtedness (other than revolving credit or working capital borrowings in the ordinary course of business) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Leverage Ratio is being calculated but prior to the event for which the calculation of the Leverage Ratio is made (the “Calculation Date”), then the Leverage Ratio shall be calculated giving pro forma effect to such Incurrence or repayment of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, that have been made by the Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such

Investments, acquisitions, dispositions, discontinued operations, mergers and consolidations (and the reduction of any associated fixed charge obligations and the change in Adjusted EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition or disposition, have discontinued any operation, or have engaged in merger or consolidation, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months) Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Company as set forth in an Officers’ Certificate, to reflect operating expense reductions reasonably expected to result from any transaction with respect to which pro forma effect is to be given.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Maintenance Capital Expenditures” means, with respect to any Person for any period, the Consolidated Capital Expenditures of such Person and its Subsidiaries for such period minus each of such capital expenditures which are Growth Capital Expenditures.

“Management Group” means the group consisting of the directors, executive officers and other personnel of the Company on the Issue Date.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Debt” means, with respect to the Company, on a consolidated basis on any date, the actual outstanding amount of Funded Indebtedness of the Company and its Restricted Subsidiaries (provided that with respect to the portion thereof represented by any revolving facility under the Senior Lender Indebtedness, such amount shall be calculated at the weighted average principal balance of loans that were outstanding during the immediately preceding four quarter period), plus, without duplication, the principal component of all Capitalized Lease Obligations and, without duplication, other Indebtedness of the Company and its Restricted Subsidiaries on such date, less the amount of cash and Cash Equivalents of the Company and its Subsidiaries on the balance sheet as of the date of determination. For purposes of computing Net Debt, Indebtedness which is payable other than in U.S. Dollars shall be converted into U.S. Dollars using the average exchange rate for the most recently ended four fiscal quarters for which internal financial statements are available.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other considerations received in any other noncash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Noncash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to the clause contained in the first bullet point of the second paragraph of the covenant described under “—Certain Covenants—Asset Sales”) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Non-Guarantor Subsidiary” means each Restricted Subsidiary of the Company which does not Guarantee the Notes on the Issue Date or which after the Issue Date is not required to Guarantee the Notes or is released or discharged from its Guarantee of the Notes in accordance with the Indenture.

“Notes” means the             % senior subordinated notes due 2019 of the Company, including any Additional Notes unless expressly provided otherwise.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of the Trustee and other third parties other than the Holders of the Notes.

“Officer” means the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Controller or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company.

“Pari Passu Indebtedness” means:

•	with respect to the Company, the Notes and any other Indebtedness of the Company, other than Subordinated Indebtedness, Senior Indebtedness or Secured Indebtedness of the Company; and

•	with respect to any Guarantor, its Guarantee and any other Indebtedness of such Guarantor, other than Subordinated Indebtedness, Senior Indebtedness or Secured Indebtedness of such Guarantor.

“Permitted Asset Swap” means any one or more transactions in which the Company or any Restricted Subsidiary exchanges assets for consideration consisting of:

•	assets used or useful in a Similar Business; and

•	any cash or Cash Equivalents, provided that such cash or Cash Equivalents will be considered Net Proceeds from an Asset Sale.

“Permitted Holders” means Apax Partners and its Affiliates and the Management Group.

“Permitted Investments” means:

•	any Investment in the Company or any Restricted Subsidiary;

•	any Investment in Cash Equivalents or Investment Grade Securities;

•	any Investment by the Company or any Restricted Subsidiary of the Company in a Person that is primarily engaged in a Similar Business if as a result of such Investment:

•	such Person becomes a Restricted Subsidiary; or

•	such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

•	any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of “—Certain Covenants—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

•	any Investment existing on the Issue Date and any extension, modification or renewal of such Investments not resulting in an increase in the amount thereof;

•	advances to employees not in excess of $3 million outstanding at any one time in the aggregate;

•	any Investment acquired by the Company or any of its Restricted Subsidiaries:

•	in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

•	as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

•	Hedging Obligations permitted under clause (j) of the “—Certain Covenants—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” covenant;

•	additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause that are at that time outstanding, not to exceed the greater of 4% of Tangible Assets or $25 million at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

•	loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business, and account credits and payments to participants under the LTIP or any successor or similar compensation plan;

•	Investments the payment for which consists of Equity Interests of the Company (other than Disqualified Stock); provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (c) of the “—Certain Covenants—Limitation on Restricted Payments” covenant;

•	any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain Covenants— Transactions with Affiliates” (except transactions described in the second and fourth bullet points of such paragraph);

•	Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

•	Guarantees issued in accordance with “—Certain Covenants—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

•	any Investment by Restricted Subsidiaries in other Restricted Subsidiaries and Investments by Subsidiaries that are not Restricted Subsidiaries in other Subsidiaries that are not Restricted Subsidiaries;

•	Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

•	loans to clients made in connection with entering into, renegotiating, renewing or amending contracts to provide products or services not to exceed $2 million in any fiscal year or $5 million in aggregate amount at any time outstanding; and

•	pledges or deposits made in connection with Permitted liens.

“Permitted Junior Securities” shall mean debt or equity securities of the Company or any successor corporation issued pursuant to a plan of reorganization or readjustment of the Company that are subordinated to the payment of all then-outstanding Senior Indebtedness of the Company at least to the same extent that the Notes are subordinated to the payment of all Senior Indebtedness of the Company on the Issue Date, so long as to the extent that any Senior Indebtedness of the Company outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash on such date, either (a) the holders of any such Senior Indebtedness not so paid in full in cash have consented to the terms of such plan of reorganization or readjustment or (b) such holders receive securities which constitute Senior Indebtedness and which have been determined by the relevant court to constitute satisfaction in full in cash of any Senior Indebtedness not paid in full in cash.

“Permitted Liens” means, with respect to any Person:

(a)    pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(b)    Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(c)    Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

(d)    Liens in favor of issuers of performance and surety bonds or bid bonds or completion guarantees or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(e)    minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(f)    Liens securing Indebtedness permitted to be incurred pursuant to clause (d) of the second paragraph of the covenant described under “—Certain Covenants—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(g)    Liens to secure Indebtedness permitted pursuant to clause (a) of the second paragraph of the covenant described under “—Certain Covenants—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(h)    Liens existing on the Issue Date;

(i)    Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(j)    Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided further, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(k)    Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “—Certain Covenants—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(l)    Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

(m)    Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of letters of credit or bankers’ acceptances, issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(n)    leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(o)    Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(p)    Liens in favor of the Company;

(q)    Liens on equipment of the Company granted in the ordinary course of business to the Company’s client at which such equipment is located;

(r)    Liens encumbering deposits made in the ordinary course of business to secure obligations arising from statutory, regulatory, contractual or warranty requirements, including rights of offset and set-off;

(s)    Liens on the Equity Interests of Unrestricted Subsidiaries securing obligations of Unrestricted Subsidiaries not otherwise prohibited by the Indenture;

(t)    Liens to secure Indebtedness permitted by clause (1) of the second paragraph of the covenant described under “—Certain Covenants—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(u)    Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (g), (h), (i), (j), (k), (1) and (t); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (f), (g), (h), (i), (j), (k), (1) or (t) at the time the original Lien became a Permitted Lien under the Indenture and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

“Person” means any individual, corporation, partnership, business trust, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Representative” means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

“Secured Indebtedness” means any Indebtedness of the Company or any Subsidiary secured by a Lien.

“Securities Offering” means any public or private sale of IDSs or common stock or Preferred Stock of the Company (other than Disqualified Stock), other than public offerings with respect to IDSs or the Company’s Common Stock registered on Form S-8.

“S&P” means Standard and Poor’s Ratings Group.

“Senior Credit Documents” means the collective reference to the Credit Agreement, the notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto.

“Senior Indebtedness” with respect to the Company or any Guarantor means the Senior Lender Indebtedness and all Indebtedness of the Company or such Guarantor, including interest thereon (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Subsidiary of the Company whether or not a claim for post-filing interest is allowed in such proceeding) and other amounts (including make-whole payments, fees, expenses, reimbursement obligations under letters of credit and indemnities) owing in respect thereof, whether outstanding on the Issue Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior or are subordinated, in right of payment to the Notes or such Guarantor’s Guarantee, as applicable; provided, however, that Senior Indebtedness shall not include, as applicable:

•	any obligation of the Company to any Subsidiary of the Company or of such Guarantor to the Company or any other Subsidiary of the Company;

•	any liability for Federal, state, local or other taxes owed or owing by the Company or such Guarantor;

•	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

•	any obligations with respect to any Capital Stock;

•	any Indebtedness Incurred in violation of the Indenture; and

•	any Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company or such Guarantor.

“Senior Lender Indebtedness” means any and all amounts payable under or in respect of the Credit Agreement, the other Senior Credit Documents and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Guarantor, as applicable, whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC as in effect on the date of the Indenture.

“Similar Business” means a business, the majority of whose revenues are derived from the manufacture and sale of clothing or roll cover products used in the paper-making process, or any business activity that is a reasonable extension, development on expansion thereof or ancillary thereto.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Indebtedness” means:

•	with respect to the Notes, any Indebtedness of the Company that is by its terms subordinated in right of payment to the Notes; and

•	with respect to any Guarantee, any Indebtedness of the applicable Guarantor that is by its terms subordinated in right of payment to such Guarantee.

“Subsidiary” means, with respect to any Person:

•	any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

•	any partnership, joint venture or limited liability company of which:

•	more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise; and

•	such Person or any Wholly Owned Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Tangible Assets” means the total consolidated assets of the Company and its Restricted Subsidiaries (less applicable reserves and other properly deductible items) after deducting therefrom all goodwill, trade names, trademarks, patents, purchased technology, unamortized debt discount and other like intangible assets, as shown on the most recent balance sheet of the Company.

“Tax Event” means that the Company shall have received an opinion of a nationally recognized independent tax counsel to the effect that there is a substantial increase in the risk that (1) all or a significant portion of the interest paid on the notes is not, or will not be, deductible for United States federal income tax purposes as a result of one or more of the following occurring on or after the date hereof: (a) any amendment to, clarification of, or change (including any announced prospective amendment, clarification or change) in any law, or any regulation thereunder, of the United States, (b) any judicial decision, official administrative pronouncement, ruling, revenue procedure, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, revenue procedure or regulation with respect to any law or regulation thereunder of the United States (any of the foregoing, an “Administrative or Judicial Action”), or (c) any amendment to, clarification of, or change in any official position with respect to, or any interpretation of, an Administrative or Judicial Action, in the case of (a), (b) or (c), whether by any legislative body, court, or governmental authority, or (2) all or substantially all of the interest paid on the notes is not, or will not be, deductible for United States federal income tax purposes as a result of a proceeding, determination of deficiency or assessment with respect to the Company.

“Trustee” means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor, and if at any time there is more than one such party, “Trustee” as used with respect to the securities of any series shall mean the trustee with respect to securities of that series.

“Trust Officer” means

•	any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject; and

•	who shall have direct responsibility for the administration of the Indenture.

“Unrestricted Subsidiary” means:

•	any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

•	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries; provided further, however, that either:

•	the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

•	if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant entitled “—Certain Covenants—Limitation on Restricted Payments.”

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

•	the Company could Incur

•	$1.00 of additional Indebtedness pursuant to the Leverage Ratio test described under “—Certain Covenants—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” or

•	the Leverage Ratio for the Company and its Restricted Subsidiaries would be lower than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation;

and

•	no Default shall have occurred and be continuing.

Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and which are not callable or redeemable at the issuer’s option.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing:

•	the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by

•	the sum of all such payments.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares and shares required to be issued to foreign nationals under applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

IDSs Eligible for Future Sale

Future sales or the availability for sale of substantial amounts of IDSs or shares of our Class A common stock or a significant principal amount of our notes in the public market could adversely affect prevailing market prices and could impair our ability to raise capital through future sales of our securities. Upon completion of this offering, we will have 52,059,267 IDSs outstanding, in respect of in the aggregate 52,059,267 shares of our Class A common stock and $372.2 million aggregate principal amount of our notes. All of the IDSs sold in this offering and the Class A common stock and notes represented thereby will be freely tradable without restriction or further registration under the Securities Act or securities legislation in all the provinces and territories of Canada, except for the IDSs or securities represented thereby held by our “affiliates” as that term is defined in Rule 144 under the Securities Act or “control persons” under the applicable Canadian provincial and territorial securities laws or any IDSs or securities represented thereby which are later purchased by any such affiliates or control persons. Upon completion of this offering, our existing equity investors will own IDSs and shares of Class B common stock, representing an aggregate 50.6% (in voting power) ownership interest in us after the offering, or 43.2% (in voting power) if the underwriters’ over-allotment option is exercised in full. The Class B common stock will, in general, be exchangeable for IDSs at the option of the holder beginning on the second anniversary of the closing of this offering, subject to certain conditions and restrictions. See “Related Party Transactions—Investor Rights Agreement.” In the aggregate, the 4,912,500 shares of Class B common stock will be exchangeable for 4,912,500 IDSs. In addition, the holders of 23,934,267 IDSs that will be issued to our existing equity investors in a private placement in connection with this offering will have three demand and unlimited piggyback registration rights with respect to the IDSs (including the IDSs that the shares of Class B common stock may be exchanged into) and the shares of Class A common stock and notes represented thereby. See “Related Party Transactions—Investor Rights Agreement.” Registration rights may not be exercised during the lock-up period.

We may issue shares of our common stock (other than Class A common stock not issued as part of IDSs) or notes, which may be represented by IDSs, or other securities from time to time as consideration for future acquisitions and investments. In the event any such acquisition or investment is significant, the number of shares of our common stock or notes, which may be represented by IDSs, or other securities that we may issue may in turn be significant. In addition, we may also grant registration rights covering those shares of our common stock or notes and IDSs, if applicable, or other securities in connection with any such acquisitions and investments.

Material U.S. Federal Income Tax Consequences

The following discussion describes the material U.S. federal income tax consequences (and certain U.S. federal estate tax consequences) of the purchase, ownership and disposition of IDSs, notes and Class A common stock as of the date hereof by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). Except where noted, the following discussion deals only with IDSs, notes and Class A common stock held as capital assets by holders who acquired IDSs upon their original issuance at their initial offering price or notes (not represented by IDSs) upon their original issuance at their initial issue price and does not deal with special situations, such as those of:

•	dealers in securities or currencies,

•	financial institutions,

•	regulated investment companies,

•	real estate investment trusts,

•	tax-exempt entities,

•	insurance companies,

•	persons holding IDSs, notes or Class A common stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle,

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings,

•	persons liable for alternative minimum tax,

•	investors in pass-through entities, or

•	U.S. Holders (as defined below) whose “functional currency” is not the US Dollar.

Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. The statements of law or legal conclusions in this discussion constitute the opinion of Ropes & Gray LLP. That opinion is based in part on statements (other than legal conclusions) made in this prospectus and on certain other opinions, representations and determinations, as described below in this “Material U.S. Federal Income Tax Consequences” and in the copy of the opinion that has been filed as part of this registration statement. Any inaccuracy in such items could adversely affect such opinion. This discussion does not include any state, local or non-U.S. tax considerations.

A “U.S. Holder” of IDSs, notes or Class A common stock means a holder that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States,

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any political subdivision thereof,

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds IDSs, notes or Class A common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding IDSs, notes or Class A common stock, you should consult your own tax advisors with respect to the application of the U.S. federal income tax laws to your particular situation.

No statutory, administrative or judicial authority directly addresses the treatment of IDSs or instruments similar to IDSs for U.S. federal income tax purposes. As a result, we cannot assure you that the Internal Revenue Service, which we refer to as the “IRS,” or the courts will agree with the tax consequences described herein. A different treatment from that assumed below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the IDSs or notes, and, in the case of Non-U.S. Holders, could subject such holders to U.S. federal withholding or estate taxes with regard to the notes in the same manner as they will be with regard to the Class A common stock. Payments to Non-U.S. Holders would not be grossed-up for any such taxes. In addition, a different treatment could result in the loss by us of all or part of the deduction for interest paid on the notes and could result in our being liable for withholding tax on interest paid to Non-U.S. Holders. If you are considering the purchase of IDSs or notes, you should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of IDSs, notes and Class A common stock, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

Consequences to U.S. Holders

IDSs

Allocation of Purchase Price

It is our counsel’s opinion that your acquisition of IDSs should be treated for U.S. federal income tax purposes as an acquisition of the shares of our Class A common stock and the notes represented by the IDSs. Accordingly, we intend to treat the acquisition of IDSs in this manner and, by purchasing IDSs, you agree to adopt this treatment. However, there is no authority that directly addresses the tax treatment of securities with terms substantially similar to the IDSs (that is, securities structured as a unit consisting of notes and common stock). In light of the absence of direct authority, neither we nor our counsel can conclude with certainty that the IDSs will be so treated. If this treatment is not respected, the acquisition of IDSs may be treated as an acquisition of only our stock, in which case the notes would be treated as equity rather than debt for U.S. federal income tax purposes. See “—Notes—Characterization of Notes.” The remainder of this discussion (except where otherwise indicated) assumes that the acquisition of IDSs will be treated as an acquisition of shares of our Class A common stock and notes.

The purchase price of each IDS will be allocated between the share of Class A common stock and note in proportion to their respective fair market values at the time of purchase. This allocation will establish your initial tax basis in the share of Class A common stock and the note. We expect to report the initial fair market value of each share of Class A common stock as $8.85 and the initial fair market value of each $7.15 principal amount of notes to be 100% of the stated principal amount, and by purchasing IDSs, you will agree to this allocation and that you will not take a contrary position for any purpose, including tax reporting purposes. Because the allocation between shares of Class A common stock and notes is based on a determination of fair market value, our counsel is unable to opine on this allocation. If this allocation is not respected, it is possible that the notes will be treated as having been issued with OID or amortizable bond premium. You generally would have to include OID in income as it accrues in advance of the receipt of cash attributable to that income, and would be able to elect to amortize bond premium over the remaining term of the notes. The remainder of this discussion assumes that our allocation of the purchase price will be respected.

Separation and Recombination

As described under “Description of IDSs—Clearance and Settlement—Separation and Recombination,” you may, after the required non-separation period, separate your IDSs into the shares of Class A common stock and notes represented thereby or, unless previously automatically separated, at any time combine the applicable number of shares of Class A common stock and principal amount of notes to form IDSs. If you separate your IDSs into the shares of Class A common stock and notes or combine the applicable number of shares of Class A common stock and principal amount of notes to form IDSs, you generally will not recognize gain or loss upon the separation of IDSs or recombination of shares of Class A common stock and notes. You will continue to take into account items of income or deduction otherwise includible or deductible, respectively, with respect to the shares of Class A common stock and the notes, and your tax basis in the shares of Class A common stock and the notes will not be affected by the separation or recombination.

Notes

Characterization of Notes

As discussed in more detail in the following paragraphs, our counsel, Ropes & Gray LLP, is of the opinion that the notes issued in this offering should be treated as separate from the Class A common stock and should be treated as debt for U.S. federal income tax purposes. Based upon that opinion, we believe that the notes should be so treated. A copy of this opinion has been filed as an exhibit to the registration statement of which this prospectus is a part. This opinion is based in part on statements (other than legal conclusions) made in this prospectus, and on certain opinions, representations and determinations, including those discussed in more detail in the following paragraphs. Any inaccuracy in these items could adversely affect this opinion. In addition, this opinion is not binding on the IRS or the courts, and no ruling on this issue or any aspect of the IDSs has been requested from the IRS. The IRS may challenge our position and their challenge may be successful. We will treat and, by acquiring notes, directly or represented by an IDS, each holder agrees to treat the notes as our indebtedness for all purposes. Assuming this treatment is respected, stated interest on the notes will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.

The determination of whether an instrument is treated as debt or equity for U.S. federal income tax purposes is based on all relevant facts and circumstances. There is no clear statutory definition of debt and its characterization is governed by principles developed in case law, which analyzes numerous factors (with no one factor being dispositive) that are intended to identify the economic substance of the investor’s interest in the corporation. Our determination that the notes should be treated as debt for U.S. federal income tax purposes, and the opinion of counsel to this effect referred to above, are based upon the terms of the notes and, in addition, rely upon certain representations and determinations by us and an opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc., or Houlihan Lokey, a financial advisory firm. The opinion of Houlihan Lokey includes opinions substantially to the effect that:

•	when taken together and considered as a whole, the term, interest rate and other material provisions of the notes are commercially reasonable and are substantially similar to those terms to which an unrelated third party lender or investor in corporate debt not otherwise owning our equity, bargaining at arm’s length, would reasonably agree;

•	the aggregate principal amount of the notes and our other indebtedness in relation to the fair market value of our equity at the completion of this offering is commercially reasonable under the circumstances;

•	the ratio of our total outstanding indebtedness to the fair market value of our equity at the completion of this offering, will not exceed :1.00.

The opinion of Houlihan Lokey relies on and assumes without independent investigation the accuracy of the financial data and other information (including the facts described in this prospectus) provided by us and the description of the securities set forth in this prospectus; is being provided for the purpose of assisting us and our counsel regarding certain U.S. federal income tax determinations and legal opinions referred to in this prospectus and financial accounting matters and may not be relied upon for any other purpose and does not constitute a recommendation to invest in our securities or an expression of a viewpoint as to our business prospects or the fairness or merits of this offering. Houlihan Lokey is not providing any opinion as to any legal questions or tax matters. The opinions of Houlihan Lokey as to commercial reasonableness and valuation of our securities are based on a comparison of our securities and this offering to other securities and transactions deemed comparable by Houlihan Lokey and on valuation methodologies deemed appropriate by it. Houlihan Lokey’s opinion is rendered at, and speaks only as of, the closing of this offering. Houlihan Lokey neither reviewed our books and records nor made any physical inspection or independent valuation or appraisal of our assets and liabilities. Any alteration or inaccuracy of the facts, data, information or assumptions on which Houlihan Lokey’s opinion relies could adversely affect such opinion.

Our counsel’s opinion also relies on our representation that we expect and intend to make all interest and principal payments on the notes in accordance with their terms.

In light of the representations and opinions described above and their relevance to several of the factors analyzed in case law, and taking into account the facts and circumstances relating to the issuance of the notes, and the IDSs and the terms of such instruments we and our counsel are of the view that the notes issued in this offering should be treated as debt for U.S. federal income tax purposes. However, there is no authority that directly addresses the tax treatment of securities with terms substantially similar to the notes or offered under circumstances such as the offering (i.e., offered as a unit consisting of notes and common stock). In light of this absence of direct authority, our counsel cannot conclude with certainty that the notes will be treated as debt for U.S. federal income tax purposes.

The consequences to U.S. Holders and Non-U.S. Holders described below assume the notes will be respected as debt. However, no ruling on this issue has been requested from the IRS and, thus, there can be no assurance that such a position would not be challenged by the IRS or ultimately sustained.

If the notes were treated as equity rather than debt for U.S. federal income tax purposes, then the stated interest on the notes would generally be treated as a dividend to the extent paid out of current or accumulated earnings and profits (as determined under U.S. federal income tax principles), but those dividends likely would not qualify for the special lower capital gains rate described below under “—Class A Common Stock—Dividends.” Interest on the notes would not be deductible by us for U.S. federal income tax purposes. In addition, as discussed below under “—Consequences to Non-U.S. Holders—Class A Common Stock,” Non-U.S. Holders would be subject to withholding or estate taxes with regard to the notes in the same manner as they will be with regard to the Class A common stock. We would also be liable for withholding taxes on any interest payments previously made by us to Non-U.S. Holders that are recharacterized as dividends for U.S. federal income tax purposes. Our inability to deduct interest on the notes could materially increase our taxable income and, thus, our U.S. federal income tax liability. This would reduce our after-tax cash flow and materially and adversely impact our ability to make interest and dividend payments on the notes and the Class A common stock.

Sale, Exchange or Other Disposition of Notes

Upon the sale, exchange, or other disposition of an IDS, you will be treated as having sold, exchanged, retired or disposed of the notes representing the IDSs. Upon the sale, exchange, or other disposition of notes, you will recognize gain or loss equal to the difference between the portion of the proceeds allocable to, or received for, your notes (less an amount equal to any accrued and unpaid interest which will be treated as a payment of interest for U.S. federal income tax purposes) and your adjusted tax basis in the notes. As described above under “—Consequences to U.S. Holders—IDSs—Allocation of Purchase Price,” your tax basis in notes generally will be the portion of the purchase price of your IDSs allocable to the notes or your purchase price of any notes separately acquired and not represented by IDSs. Such gain or loss will generally be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Deferral of Interest

Under applicable Treasury regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount, referred to as OID.

Although there is no authority directly on point, based on our financial forecasts and the fact that we have no present plan or intention to exercise our right to defer interest, we believe that the likelihood of deferral of interest payments on the notes is remote within the meaning of the Treasury regulations. Based on the foregoing, although the matter is not free from doubt because of the lack of direct authority, the notes should not be considered to be issued with OID at the time of their original issuance. Accordingly, stated interest on the notes generally should be included in the gross income of a U.S. Holder as ordinary interest income at the time accrued or received, in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes.

Under the Treasury regulations, if deferral of any payment of interest were determined not to be “remote,” or if the interest payment deferral actually occurred, the notes would be treated as issued with OID at the time of issuance or at the time of such occurrence, as the case may be. In that case, all stated interest on the notes would thereafter be treated as OID as long as the notes remained outstanding. In that case:

•	all of a U.S. Holder’s taxable interest income relating to the notes would constitute OID that would have to be included in income on an economic accrual basis, possibly before the receipt of the cash attributable to the interest, regardless of the U.S. Holder’s method of tax accounting;

•	actual payments of stated interest would not be reported as taxable income;

•	any amount of OID included in your gross income (whether or not during a deferral period) with respect to the notes would increase your tax basis in such notes; and

•	the amount of payments in respect of the accrued OID would reduce your tax basis in the notes.

Consequently, during a deferral period, a U.S. Holder would be required to include OID in gross income even though we would not make any actual cash payments on the notes.

Due to the lack of guidance as to the meaning of the term “remote” as used in the Treasury regulations, it is possible that the IRS could take the position that the notes are issued with OID. Accordingly, our counsel is unable to opine on this issue.

Additional Issuances

The indenture governing the notes will permit us, from time to time, to issue additional notes having terms that are identical to those of the notes offered hereby. In particular, additional notes will be issued in connection with the exchange of our Class B common stock for IDSs and in certain other circumstances. These subsequently issued notes may be issued with OID if they are issued at a discount to their face value (for example, as a result of changes in prevailing interest rates). The U.S. federal income tax consequences to you of the subsequent issuance of notes with OID (or any issuance of notes thereafter) are unclear and accordingly, our counsel is unable to opine on those consequences. The indenture governing the notes and the agreements with DTC will provide that, in the event there is a subsequent issuance of notes with OID, and upon any issuance of notes thereafter, each holder of notes or IDSs, as the case may be, agrees that a portion of such holder’s notes will be exchanged for a portion of the notes acquired by the holders of the subsequently issued notes. Consequently, immediately following the subsequent issuance and exchange, each holder of notes, held either as part of IDSs or separately, will own an inseparable unit composed of notes of each issuance in the same proportion as each other holder.

The aggregate stated principal amount of notes owned by each holder will not change as a result of a subsequent issuance and exchange. However, under applicable law it is possible that the holders of subsequently issued notes (to the extent issued with OID) will not be entitled to a claim for the portion of their principal amount that represents unaccrued OID in the event of an acceleration of the notes or a bankruptcy proceeding occurring prior to the maturity of the notes.

Whether the receipt of subsequently issued notes in exchange for previously issued notes in this automatic exchange constitutes a taxable exchange for U.S. federal income tax purposes depends on whether the subsequently issued notes are viewed as differing materially from the notes exchanged. Due to a lack of applicable guidance, it is unclear whether the subsequently issued notes would be viewed as differing materially from the previously issued notes for this purpose and, accordingly, our counsel is unable to opine on this issue. Consequently, it is unclear whether an exchange of notes for subsequently issued notes results in a taxable exchange for U.S. federal income tax purposes, and it is possible that the IRS might successfully assert that such an exchange should be treated as a taxable exchange.

If the IRS successfully asserted that an automatic exchange following a subsequent issuance is a taxable exchange, an exchanging holder would generally recognize gain or loss in an amount equal to the difference between the fair market value of the subsequently issued notes received and such holder’s adjusted tax basis in the notes exchanged. See “—Notes—Sale, Exchange or Other Disposition of Notes.” It is also possible that the IRS might successfully assert that any loss realized on the exchange should be disallowed under the wash sale rules, in which case the holder’s basis in the subsequently issued notes would be increased to reflect the amount of the disallowed loss. In the case of a taxable exchange, a holder’s initial tax basis in the subsequently issued notes received in the exchange would be the fair market value of such notes on the date of exchange (adjusted to reflect any disallowed loss) and a holder’s holding period in such notes would begin on the day after such exchange.

Regardless of whether the exchange is treated as a taxable event, the exchange may result in an increase in the amount of OID that holders are required to include in income with respect to the notes. Following any subsequent issuance and exchange of notes with OID (or any issuances of notes thereafter), we (and our agents) will report the OID on any subsequently issued notes ratably among all holders, as the case may be, of notes and IDSs, and each holder of notes and IDSs will, by purchasing notes or IDSs, agree to report OID in a manner consistent with this approach. Consequently, holders that acquire notes in this offering may be required to report OID as a result of a subsequent issuance (even though they purchased notes having no OID). This generally would result in the holders reporting more interest income over the term of the notes than they would have reported had no such subsequent issuance occurred, and any such additional interest income will be reflected as an increase in the tax basis of the notes, which will generally result in a capital loss (or reduced capital gain) upon a sale, exchange or retirement of the notes. The deductibility of capital losses is subject to limitations.

Although we will report the OID on all of our notes in the manner described above, the IRS may assert that any OID should be reported only to the persons that initially acquired such subsequently issued notes (and their transferees). In that case, the IRS might further assert that, unless a holder can establish that it is not such a person (or a transferee thereof), all of the notes held by that holder have OID. Any of these assertions by the IRS could create significant uncertainties in the pricing of IDSs and notes and could adversely affect the market for IDSs and notes. You would be required to include any OID in income as ordinary income as it accrues, in advance of the receipt of cash attributable to such income.

It is possible that notes we issue in a subsequent issuance will have “significant OID” and thus be classified as “applicable high yield discount obligations” (AHYDOs). If any such notes were so classified, a portion of the OID on such notes could be nondeductible by us and the remainder would be deductible only when paid. This treatment would have the effect of increasing our taxable income and could adversely affect our cash flow available for interest payments and distributions to holders of our Class A common stock and other equityholders.

Due to the complexity and uncertainty surrounding the U.S. federal income tax treatment of subsequent issuances and exchanges of notes, prospective investors are urged to consult their tax advisors regarding the applicable tax consequences to them in light of their particular circumstances.

Class A Common Stock

Dividends

The gross amount of dividends paid to you will be treated as dividend income to you to the extent paid out of current or accumulated earnings and profits (as determined under U.S. federal income tax principles). This dividend income will be includable in your gross income as ordinary income on the day received by you. Distributions to you in excess of our current and accumulated earnings and profits will be treated first as a tax-free return of capital that reduces your tax basis in the shares of Class A common stock, and then as gain from the sale or exchange of shares of Class A common stock. Pursuant to current legislation which is scheduled to “sunset” at the end of 2008, dividend income will generally be taxed to individual taxpayers at the rates applicable to long-term capital gains, provided certain holding period and other requirements are satisfied. Dividends received after 2008 will be taxable as ordinary income.

Sale, Exchange or Other Disposition of Class A Common Stock

Upon the sale, exchange or other disposition of IDSs, you will be treated as having sold, exchanged, retired or disposed of the shares of Class A common stock representing the IDSs. Upon the sale, exchange, retirement or other disposition of shares of our Class A common stock, you will recognize capital gain or loss in an amount equal to the difference between the portion of the proceeds allocable to your shares of Class A common stock and your tax basis in the shares of Class A common stock. As described above under “—Consequences to U.S. Holders—IDSs—Allocation of Purchase Price,” your tax basis in the shares of Class A common stock generally will be the portion of the purchase price of your IDSs allocable to the shares of Class A common stock. As discussed above, capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to payments of principal, interest and dividends paid on our notes and Class A common stock and to the proceeds of sale of our IDSs, notes and Class A common stock paid to U.S. Holders other than certain exempt recipients (such as corporations). A backup withholding tax will apply to such payments if you fail to provide a taxpayer identification number or certification of other exempt status or fail to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS.

Consequences to Non-U.S. Holders

The following discussion applies only to Non-U.S. Holders. A “Non-U.S. Holder” is a holder, other than an entity or arrangement classified as a partnership for U.S. federal income tax purposes, that is not a U.S. Holder. This discussion does not address Non-U.S. Holders subject to special rules, such as:

•	U.S. expatriates,

•	“controlled foreign corporations,”

•	“passive foreign investment companies,”

•	“foreign personal holding companies,”

•	corporations that accumulate earnings to avoid U.S. federal income tax, and

•	investors in pass-through entities that are subject to special treatment under the Code.

Such Non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Notes

Characterization of Notes

As discussed above under “—Consequences to U.S. Holders—Notes—Characterization of Notes,” in the opinion of our counsel, the notes issued in this offering should be treated as separate from the Class A common stock and as debt for U.S. federal income tax purposes. However, no ruling on this issue has been requested from the IRS and this position may not be be sustained if challenged by the IRS. If the notes were treated as equity rather than debt for U.S. federal income tax purposes, then the notes would generally be treated in the same manner as shares of Class A common stock as described below under “—Class A Common Stock—Dividends,” and payments on the notes would be subject to U.S. federal withholding taxes. Payments to Non-U.S. Holders would not be grossed-up on account of any such taxes. In addition, we would be liable for withholding taxes on any interest payments previously made by us to Non-U.S. Holders that are recharacterized as dividends for U.S. federal income tax purposes. The remainder of this discussion (except where indicated otherwise) assumes the characterization of the notes as debt for U.S. federal income tax purposes will be respected.

U.S. Federal Withholding Tax

Subject to the discussion below concerning backup withholding, no withholding of U.S. federal income tax should be required with respect to the payment of interest on notes owned by you under the “portfolio interest rule,” provided that:

•	interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States,

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder,

•	you are not a controlled foreign corporation that is related to us through stock ownership,

•	you are not a bank whose receipt of interest on the notes is described in section 881(c)(3)(A) of the Code, and

•	you satisfy the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder.

To satisfy the requirement referred to in the final bullet above, you, or a financial institution holding the notes on your behalf, must provide, in accordance with specified procedures, our paying agent with a statement to the effect that you are not a U.S. person. Currently, these requirements will be met if (1) you provide your name and address, and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an IRS Form W-8BEN), or (2) a financial institution holding the notes on your behalf certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof. The statement requirement referred to in the final bullet above may also be satisfied with other documentary evidence with respect to a note held in an offshore account or through certain foreign intermediaries.

If you cannot satisfy the requirements of the “portfolio interest rule” described above, payments of interest (including payments in respect of OID) made to you will be subject to a 30% withholding tax unless you provide us or our paying agent, as the case may be, with a properly executed:

•	IRS Form W-8BEN claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty, or

•	IRS Form W-8ECI stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

Alternative documentation may be applicable in certain situations, such as in the case of foreign governments or flow-through entities organized under foreign law.

U.S. Federal Income Tax

If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of the trade or business (and, where a tax treaty applies, is attributable to your U.S. permanent establishment), you, although exempt from the withholding tax discussed above (provided the certification requirements described above are satisfied), will be subject to U.S. federal income tax on the interest on a net income basis in the same manner as if you were a U.S. Holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of your effectively connected earnings and profits for the taxable year, which would include such interest, subject to adjustments.

Sale, Exchange or Other Disposition of Notes

Upon the sale, exchange or other disposition of IDSs, you will be treated as having sold, exchanged or disposed of the notes representing the IDSs. Any gain realized upon the sale, exchange or other disposition of notes generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States, or

•	you are an individual, you are present in the United States for 183 days or more in the taxable year of such sale, exchange or other disposition, and certain other conditions are met.

U.S. Federal Estate Tax

Notes beneficially owned by an individual who at the time of death is a Non-U.S. Holder should not be subject to U.S. federal estate tax, provided that any payment of interest to the individual on the notes would be eligible for exemption from the 30% U.S. federal withholding tax under the rules described above under “—Consequences to Non-U.S. Holders—Notes—U.S. Federal Withholding Tax” without regard to the statement requirement described therein.

Class A Common Stock

Dividends

Dividends paid to you (to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes) generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with your conduct of a trade or business within the United States and, where a tax treaty applies, are attributable to your U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification and disclosure requirements must be satisfied for effectively connected income to be exempt from withholding. If you are a foreign corporation, any such effectively connected dividends received by you may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

If you wish to claim the benefit of an applicable treaty rate (and avoid backup withholding as discussed below) for dividends, you will be required to:

•	complete IRS Form W-8BEN (or other applicable form) and certify, under penalties of perjury, that you are not a U.S. person and that you are entitled to the benefits of the applicable treaty, or

•	if the shares of our Class A common stock are held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable U.S. Treasury regulations.

Special certification and other requirements apply to certain Non-U.S. Holders that are foreign governments or flow-through entities.

If you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale, Exchange or Other Disposition of Class A Common Stock

Upon the sale, exchange, retirement or other disposition of IDSs, you will be treated as having sold, exchanged, retired or disposed of the shares of Class A common stock representing the IDSs. You generally will not be subject to U.S. federal income tax with respect to gain recognized on a sale or other disposition of shares of our Class A common stock unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States, and, where a tax treaty applies, is attributable to your U.S. permanent establishment,

•	if you are an individual and hold shares of our Class A common stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met, or

•	we are or have been during a specified testing period a “U.S. real property holding corporation” for U.S. federal income tax purposes.

If you are an individual and are described in the first bullet above, you will be subject to tax on any gain derived from the sale, exchange or other disposition under regular graduated U.S. federal income tax rates. If you are an individual and are described in the second bullet above, you will be subject to a flat 30% tax on any gain derived from the sale, exchange or other disposition which may be offset by U.S. source capital losses (even though you are not considered a resident of the United States). If you are a foreign corporation and are described in the first bullet above, you will be subject to tax on your net gain under regular graduated U.S. federal income tax rates and, in addition, may be subject to the branch profits tax equal to 30% of your effectively connected earnings and profits for the taxable year, which would include such gain, or at such lower rate as may be specified by an applicable income tax treaty (which, in the case of Canada, would be 5%).

We believe we are not and do not anticipate becoming a “U.S. real property holding corporation” for U.S. federal income tax purposes.

U.S. Federal Estate Tax

Shares of our Class A common stock held by an individual Non-U.S. Holder at the time of death will be included in such holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

The amount of interest payments and dividends paid to you and the amount of tax, if any, withheld with respect to such payments will be reported annually to the IRS. Copies of the information returns reporting such interest payments, dividends and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, backup withholding will be required with respect to payments made by us or any paying agent to you, unless a statement described in the fifth bullet under “—Consequences to Non-U.S. Holders—Notes—U.S. Federal Withholding Tax” has been received (and we or the paying agent do not have actual knowledge or reason to know that you are a U.S. person).

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of IDSs, Class A common stock or notes within the United States or conducted through U.S.-related financial intermediaries unless a statement described in the fifth bullet under “—Consequences to Non-U.S. Holders—Notes—U.S. Federal Withholding Tax” has been received (and we or the paying agent do not have actual knowledge or reason to know that you are a U.S. person) or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS.

Material ERISA Considerations

The following is a summary of the material considerations associated with the purchase of the IDSs (including any securities underlying such units) by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements. This summary does not purport to be complete and no assurance can be given that future legislation, court decisions, administrative regulations, rulings or administrative pronouncements will not significantly modify the provisions summarized herein. Any such changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release.

General Fiduciary Matters

ERISA and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to the provisions of Part 4 of Title I of ERISA, (b) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts and plans maintained for self-employed individuals, (c) any entity whose underlying assets include “plan assets” by reason of a plan’s investment in such entity (each plan and entity described in (a), (b) and this (c) being a “Plan”) and on (d) persons who have certain relationships to any such Plan, which are defined in ERISA and the Code (each such person being a “party in interest” under ERISA and a “disqualified person” under the Code). ERISA also imposes duties on a person who is a fiduciary with respect to a Plan which is subject to ERISA and makes any such person liable for a violation of such duty, and ERISA and the Code prohibit certain transactions between a Plan and a party in interest or a disqualified person with respect to such Plan and can impose sanctions on any party in interest or disqualified person who engages in any such transactions.

Specifically, ERISA imposes certain duties on persons (including individuals and entities) who are fiduciaries of a Plan. Under ERISA, any person who exercises any discretionary authority or control over the administration of such Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the Plan. A Plan may purchase the IDSs (including securities underlying such unit) subject to the investing fiduciary’s determination that the investment satisfies ERISA’s fiduciary standards and other requirements under Similar Laws applicable to investments by the Plan. In considering an investment of Plan assets in the IDSs (including securities underlying such unit), a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provision of ERISA, the Code or any Similar Law.

Prohibited Transaction Considerations

Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A disqualified person (including a fiduciary) who engages in a non-exempt prohibited transaction may be subject to excise taxes under the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA. We and our affiliates may be a party in interest or a disqualified person with respect to Plan which purchases and holds IDSs (including securities underlying such units). A prohibited transaction under ERISA and the Code includes a direct or indirect sale or exchange, or leasing, of any property between the Plan and a party in interest or a disqualified person with respect to such Plan. In addition, a prohibited transaction may occur in connection with a direct or indirect loan or other extension of credit between a Plan and a party in interest or disqualified person with respect to such plan.

The purchase or holding of IDSs (and any securities underlying such units) may constitute or result in prohibited transactions under ERISA and Section 4975 of the Code, unless the purchase and holding of such IDSs (and any securities underlying such units) is in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the IDSs. These class exemptions include, without limitation, PTCE 84-14 respecting transactions involving assets managed by qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions involving assets managed by in-house asset managers. However, there can be no assurance that all of the conditions of any such exemptions will be satisfied.

Plan Asset Issues

ERISA does not define “plan assets.” Regulations (the “Plan Asset Regulations”) promulgated under ERISA by the DOL generally provide that when a Plan invests in another entity, the Plan’s assets do not, solely by reason of such investment, include any of the underlying assets of the entity. However, where a Plan invests in an equity interest that is not a publicly-offered security, the Plan’s assets include both the equity interest and an undivided interest in the underlying assets of the entity unless it can be established that the entity is an “operating company” or equity participation in the entity by benefit plan investors is “not significant.”

Under the Plan Asset Regulations, a “publicly offered security” is a security that is (a) ”freely transferable,” (b) part of a class of securities that is “widely held,” and (c) either (i) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities to which such security is a part is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) part of a class of securities that is registered under Section 12 of the Exchange Act. The Plan Asset Regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, although a security will not fail to be “widely held” solely because the number of independent investors falls below 100 subsequent to the initial offering thereof as a result of events beyond the control of the issuer.

We intend to effect such a registration with respect to the IDSs under the Securities Act and Securities Exchange Act. It is anticipated that the IDSs will be “widely held” within the meaning of the Plan Asset Regulations, although no assurance can be given in this regard. The Plan Asset Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all the relevant facts and circumstances. It is anticipated that the IDSs will be “freely transferable” within the meaning of the Plan Asset Regulations, although no assurance can be given in this regard.

Holders of IDS may at any time after the earlier of 45 days from the closing of this offering or the occurrence of a change of control, separate the IDSs into shares of common stock and notes represented thereby. We do not anticipate that our common stock will be separately listed on any exchange, except that listing may occur if a sufficient number of shares of common stock are held separately. The notes will not be separately listed, and may be treated as equity securities for this purpose. With respect to a Plan that separately holds either common stock that is not publicly traded or notes that are treated as equity securities, our assets could be deemed to be “plan assets” of an ERISA Plan, unless we are determined to be an “operating company” (or unless another exception applies).

Under the Plan Asset Regulations, an “operating company” is defined as “an entity that is primarily engaged, directly or through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital.” We believe that we are an “operating company” for purposes of the Plan Asset Regulations, although no assurance can be given in this regard. No assurance can be given that any exception to the Plan Asset Regulations will apply, and no monitoring or other measures will be taken regarding satisfaction of the conditions to any exception. In order to ensure against the result that our assets will be treated as plan assets under the Plan Asset Regulations, purchasers and transferees of the IDSs (including securities underlying such units) are required to make the representations described below

Representations

By accepting the IDSs (including any securities underlying such units), and on each day until disposing of the IDSs (including any securities underlying such units), each purchaser and subsequent transferee of the IDSs (including any securities underlying such units) will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the IDSs (including any securities underlying such units) constitutes assets of any ERISA Plan or (ii) the purchase and holding of the IDSs (including any securities underlying such units) by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the IDSs (including any securities underlying such units) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to them in connection with such investment and whether an exemption would be applicable to the purchase and holding of the IDSs (including any securities underlying such units).

Underwriting

We will enter into an underwriting agreement with the underwriters named below. CIBC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as the representatives of the underwriters (the “Representatives”).

The underwriting agreement will provide for the purchase of a specified number of IDSs by each of the underwriters. The underwriters’ obligations will be several, which means that each underwriter will be required to purchase a specified number of IDSs but will not be responsible for the commitment of any other underwriter to purchase the IDSs. Subject to the terms and conditions to be described in the underwriting agreement, each underwriter will severally agree to purchase the number of IDSs set forth opposite its name below:

Underwriter	Number of IDSs in U.S. Offering
CIBC World Markets Corp.
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Robert W. Baird & Co. Incorporated
Calyon Securities (USA) Inc.
KeyBanc Capital Markets, a division of McDonald Investments Inc.
Legg Mason Wood Walker, Incorporated

Total	28,125,000

In addition, the underwriting agreement will provide for the purchase from us of $45.3 million aggregate principal amount of notes sold separately (not represented by IDSs) by CIBC.

Under the underwriting agreement we will agree to sell and the underwriters will agree to purchase the IDSs offered under this offering at a price of $     per IDS and we will agree to sell and CIBC will agree to purchase the notes issued separately offered under this offering at a price of             % per note sold separately (not represented by IDSs), in each case, payable in cash to us against delivery. However, the underwriters will agree to purchase all of the IDSs offered in this offering (other than those covered by the over- allotment option described below) if any are purchased. Under the underwriting agreement if an underwriter defaults in its commitment to purchase the IDSs, the commitments of non-defaulting underwriters may be increased or the underwriting agreement may be terminated, depending on the circumstances. If CIBC defaults in its obligation to purchase the notes issued separately, the Representatives shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting underwriters, or any other underwriters, to purchase the notes. If the Representatives have not completed such arrangements within 36 hours, the Company is entitled to a further period of 36 hours to procure another underwriter. If, after giving effect to any arrangements provided above, the aggregate number of notes issued separately that remains unpurchased exceeds 10% of the amount of notes issued separately, the underwriting agreement will terminate.

This offering is being made concurrently in the United States and Canada. The IDSs and notes sold separately (not represented by IDSs) will be offered in the United States and Canada through the underwriters either directly or through their respective U.S. or Canadian registered broker-dealer affiliates. Subject to applicable law, the underwriters may offer the IDSs and the notes outside of the United States and Canada. Holders of our direct and indirect equity securities (and their related persons) will not be eligible to purchase notes offered separately.

Furthermore, each person purchasing separate notes in this offering will be required to represent to us that:

(a) Neither such purchaser nor any entity, investment fund or account over which such purchaser exercises investment control is purchasing IDSs in this offering or owns or has the contractual right to acquire our equity securities (including securities which are convertible, exchangeable or exercisable into or for our equity or our equity-linked securities, which we refer to collectively as our company equity); and

(b) there is no plan or pre-arrangement by which:

(i) such purchaser will acquire any IDSs or our company equity or

(ii) separate notes being acquired by such purchaser will be transferred to any holder of the IDSs or company equity.

An automatic exchange of notes described elsewhere in this prospectus should not impair the rights you would otherwise have to assert a claim under applicable securities laws against the underwriters with respect to all securities purchased by you in this offering, including IDSs and notes received in lieu of such securities in an automatic exchange. See “Description of IDSs—Clearance and Settlement—Procedures relating to subsequent issuances.” However, under no circumstances will the underwriters in this offering have any liability to you or to us, by virtue of their participation in this offering, with respect to any offering materials used in connection with any such subsequent issuance.

The IDSs and notes should be ready for delivery on or about                  , 2004, but in any event no later than                  , 2004 against payment in immediately available funds. The underwriters are offering the IDSs and notes subject to various conditions and may reject all or part of any order. The underwriting agreement provides that the obligations of the underwriters to purchase IDSs and notes included in this offering are subject to approval of legal matters by counsel and other conditions. The Representatives have advised us that the underwriters propose to offer the IDSs and notes directly to the public at the public offering price that appears on the cover page of this prospectus (or, in the case of the offering in Canada, the public offering price that appears on the cover page of the Canadian prospectus). In addition, the Representatives may offer some of the IDSs and notes to other securities dealers at such price less a concession of $     per IDS (or C$     per IDS, in the case of the Canadian offering) or             % of the principal amount of the notes. The underwriters may also allow, and such dealers may re-allow, a concession not in excess of $     per IDS (or C$     per IDS, in the case of the Canadian offering) or             % of the principal amount of the notes to other dealers. After the IDSs and notes are released for sale to the public, the Representatives may change the offering prices and other selling terms at various times. The IDSs and notes sold separately are being offered in the United States in US dollars. The IDSs are being offered in Canada in Canadian dollars and US dollars, and the notes sold separately are being offered in Canada in US dollars only. All the securities will be offered at the same offering price and underwriting discounts and commissions calculated based on the noon buying rate on the date of this prospectus as quoted by the Federal Reserve Bank of New York.

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 30 days after the date of this prospectus, permits the underwriters to purchase up to a maximum of 4,218,750 additional IDSs to cover all over-allotments. If the underwriters exercise all or part of this option, they will purchase the IDSs covered by the option at the public offering price that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total price to the public will be $     million, and the total proceeds to us will be $     million. The underwriters have severally agreed that, to the extent the over-allotment option is exercised, they will each purchase a number of additional IDSs proportionate to the underwriter’s initial amount reflected in the foregoing table.

The following table provides information regarding the amount of the underwriting discount to be paid to the underwriters by us:

	Per IDS	Total	Per Note	Total	Combined Total without Exercise of Over- Allotment Option	Combined Total with Full Exercise of Over- Allotment Option
Xerium Technologies, Inc.	$	$	%	$	$	$

We estimate that our total expenses of this offering, excluding the underwriting discount, will be approximately

$         million.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

We, our executive officers and the existing equity investors have agreed to a 180-day “lock up,” subject to certain exceptions, with respect to all IDSs and shares of our Class B common stock, including securities that are convertible into such securities and securities that are exchangeable or exercisable for such securities, which we may issue or they own prior to this offering or purchase in or after this offering, as the case may be, other than any IDSs or shares of Class B common stock:

•	to be sold in the offering;

•	to be repurchased by us in connection with any exercise of the over-allotment option;

•	transferred to any of the underwriters;

•	transferred as a gift or gifts to his or her immediate family or to a trust the beneficiary of which is exclusively the undersigned and/or a member or members of his or her immediate family (provided that any donee thereof agrees in writing to be bound by the terms of the underwriting agreement);

•	transferred to affiliates, provided that the affiliate agrees in writing to be bound by the terms of the underwriting agreement; or

•	distributed to its shareholders, partners or members, provided that such shareholders, partners or members agree in writing to be bound by the terms of the lock up agreement.

This means that, subject to certain exceptions, for a period of 180 days following the date of this prospectus, we and such persons may not offer, sell, pledge or otherwise dispose of any of these securities or request or demand that we file a registration statement related to any of these securities without the prior written consent of CIBC.

The 180-day restricted period described above is subject to extension such that, in the event that either (1) during the last 17 days of the 180-day restricted period, we issue an earnings release or material news or a material event relating to us occurs or (2) prior to the expiration of the 180-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 180-day period, the lock up restrictions described above, subject to limited exceptions, will continue to apply until the expiration of the 18-day period beginning on the earnings release or the occurrence of the material news or material event, unless the underwriters waive such extension in writing.

We have been advised by the Representatives that CIBC currently intends to make a market in the separate notes, and, upon the separation of the IDSs, in the notes, subject to customary market practice and applicable legal and regulatory requirements and limitations. However, CIBC is not obligated to facilitate a secondary market and may discontinue any such activities, if commenced, at any time and without notice. Moreover, if and to the extent that CIBC makes a market for the notes, there can be no assurance that such market would provide sufficient liquidity for any holder of any such securities.

The Representatives have informed us that they do not expect discretionary sales by the underwriters to exceed 5% of the IDSs offered by this offering.

There is no established trading market for the IDSs, the shares of our Class A common stock or the notes. The offering price for the IDSs and the notes will be determined by us and the Representatives based on the following factors:

•	prevailing market and general economic conditions,

•	our financial information,

•	our history and prospects,

•	the history of and prospects for the industry in which we compete,

•	an assessment of our management, our past and present operations, and the prospects for, and timing of, our future revenues, and

•	the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

We have applied to list the IDSs on the New York Stock Exchange under the symbol “XRM” and in Canadian dollars on the Toronto Stock Exchange under the trading symbol “XR.un”. We have applied to list our shares of Class A common stock on the Toronto Stock Exchange under the trading symbol “XR”, but holders of shares of Class A common stock will not be able to trade such shares on the Toronto Stock Exchange until the applicable requirements for separate trading are satisfied, including that a sufficient number of shares are held separately, not represented by IDSs, by a sufficient number of holders. The underwriters intend to sell IDSs to a minimum of 2,000 beneficial owners in lots of 100 or more so as to meet the distribution requirements of the listing on the New York Stock Exchange.

Rules of the SEC may limit the ability of the underwriters to bid for or purchase IDSs or CIBC to bid for or purchase separate notes, in each case, before the distribution of the IDSs or notes, as applicable, is completed. However, the underwriters or CIBC, as applicable, may engage in the following activities in accordance with the rules:

•	Stabilizing transactions—The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the IDSs, so long as stabilizing bids do not exceed a specified maximum.

•	Over-allotment and syndicate covering transactions—The underwriters may sell more IDSs in connection with this offering than the number of IDSs that they have committed to purchase. This over-allotment creates a short position for the underwriters. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional IDSs in this offering described above. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing IDSs in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of IDSs available for purchase in the open market as compared to the price at which they may purchase IDSs through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing IDSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the IDSs that could adversely affect investors who purchase IDSs in this offering.

•	Penalty bids—If the underwriters or CIBC purchase IDSs or notes in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from the underwriters and selling group members who sold those IDSs or notes as part of this offering.

In accordance with policy statements of the Authorité des Marchés Financiers and the Ontario Securities Commission, in Canada the underwriters may not, throughout the period of distribution, bid for or purchase the IDSs. Such restriction is subject to certain exceptions, provided that the bid or purchase is not engaged in for the purpose of creating actual or apparent active trading in, or raising the price of the IDSs, including: (1) a bid or purchase permitted under the by-laws and rules of the Toronto Stock Exchange relating to market stabilization and passive market activities; and (2) a bid or purchase made for and on behalf of a customer where the order was not solicited during the period of the distribution. Under the first mentioned exemption, in connection with the Canadian portion of this offering, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the IDSs at a level other than that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

The underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of the IDSs or the imposition of penalty bids may have the effect of raising or maintaining the market price of the IDSs or notes or preventing or mitigating a decline in the market price of the IDSs or notes. As a result, the price of the IDSs or notes may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the IDSs or notes if it discourages resales of the IDSs.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the IDSs or notes. These transactions may occur on the New York Stock Exchange, the Toronto Stock Exchange or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters. In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses electronically. The Representatives may agree to allocate a number of IDSs or notes to underwriters for sale to their online brokerage account holders. The Representatives will allocate IDSs or notes to underwriters that may make Internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on any of these websites and any other information contained on a website maintained by an underwriter or syndicate member is not part of this prospectus.

Affiliates of CIBC own approximately 5.6% of the common stock of Xerium S.A, of which we are an indirect, wholly-owned subsidiary prior to this offering. An affiliate of CIBC is one of the lenders under our existing senior credit facility, and has served as one of the two lead arrangers and as the facility agent for our existing senior credit facility. In addition, CIBC is the lead arranger and sole bookrunner of the new credit facility. The underwriters have provided, and may continue to provide, from time to time, investment banking, commercial banking, advisory and other services to us and the existing equity investors for customary fees and expenses in the ordinary course of their business.

Legal Matters

The validity of the issuance of the IDSs offered hereby, the shares of our Class A common stock and our notes, and our notes sold separately (not represented by IDSs), as well as the validity of the issuance of the subsidiary guarantees will be passed upon for us by Ropes & Gray LLP, New York, New York. Ropes & Gray LLP will rely on the opinions of Baker & McKenzie as to matters of Australian law, Mexican law and United Kingdom law, on the opinion of Torys as to matters of Canadian law and on the opinion of Tokyo Aoyama Aoki Law Office as to matters of Japanese law. Certain legal matters relating to this offering will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

Experts

The consolidated financial statements as of December 31, 2002 and December 31, 2003 and for each of the three years in the period ended December 31, 2003 included in this prospectus have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

Houlihan Lokey Howard & Zukin Financial Advisors, Inc., in a consent filed with the registration statement of which this prospectus is a part, has consented to the references in the section of this prospectus titled “Material U.S. Federal Income Tax Considerations—Consequences to U.S. Holders—Notes—Characterization of Notes,” to it and its opinions relating to the terms of the notes and our capitalization referenced in such paragraphs rendered to us and our counsel. Such opinions are for the purpose of assisting us and our counsel with respect to certain financial matters related to certain U.S. federal income tax determinations and opinions referred to in this prospectus and certain financial accounting matters, and are referred to based on the reputation and experience of said firm in financial advisory matters.

Where You Can Find More Information

We have filed a Registration Statement on Form S-1 with the SEC regarding this offering. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement, and you should refer to the registration statement and its exhibits to read that information. As a result of the effectiveness of the registration statement, we are subject to the informational reporting requirements of the Exchange Act of 1934 and, under that Act, we will file reports, proxy statements and other information with the SEC. You may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The site’s Internet address is www.sec.gov.

You may also request a copy of these filings, at no cost, by writing or telephoning us at:

Xerium Technologies, Inc.

One Technology Drive

Westborough Technology Park

Westborough, Massachusetts 01581

(508) 616-9468

Index to Consolidated Financial Statements

XERIUM S.A.

CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

The Board of Directors

Xerium S.A.

We have audited the accompanying consolidated balance sheets of Xerium S.A. as of December 31, 2003 and 2002, and the related consolidated statements of operations, shareholders’ deficit, and cash flows for each of the three years in the period ended December 31, 2003. Our audits also included the financial statement schedule. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Xerium S.A. at December 31, 2003 and 2002, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2003, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

As discussed in Note 2 to the consolidated financial statements, in 2002 the Company changed its method of accounting for goodwill and other intangible assets, pursuant to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

February 26, 2004

/s/  Ernst & Young LLP

Boston, Massachusetts

XERIUM S.A.

CONSOLIDATED BALANCE SHEETS

	December 31
	2002	2003
	(dollars in thousands)

ASSETS
Current assets:
Cash and cash equivalents	$32,834	$22,294
Accounts receivable (net of allowance for doubtful accounts of $1,927 in 2002 and $2,313 in 2003)	101,719	106,694
Inventories	101,607	113,424
Prepaid expenses	3,742	3,677
Other assets	5,687	1,411

Total current assets	245,589	247,500
Property and equipment, net	358,641	397,503
Goodwill	274,564	303,570
Intangible assets and deferred financing costs, net	38,287	35,762
Other assets	8,195	2,471

Total assets	$925,276	$986,806

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Notes payable	$9,286	$12,131
Accounts payable	32,924	37,946
Accrued expenses	90,041	64,654
Current maturities of long-term debt	31,191	37,662

Total current liabilities	163,442	152,393
Long-term debt, net of current maturities	755,724	773,824
Deferred taxes	–	25,568
Pension, other postretirement and postemployment obligations	76,228	87,607
Other liabilities	1,631	59
Stockholders’ deficit
Common stock, € 2 stated value, 555,556 shares and 569,563 shares authorized and issued	1,118	1,150
Treasury stock, at cost—3,500 shares at December 31, 2002 and 22,750 shares at December 31, 2003	(1,024)	(5,658)
Paid-in capital	5,574	10,915
Deferred compensation	–	(2,864)
Accumulated deficit	(24,867)	(21,831)
Accumulated other comprehensive loss	(52,550)	(34,357)

Total stockholders’ deficit	(71,749)	(52,645)

Total liabilities and stockholders’ deficit	$925,276	$986,806

See accompanying notes.

XERIUM S.A.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31
	2001	2002	2003
	(dollars in thousands except per share data)

Net sales	$499,846	$514,945	$560,668
Costs and expenses:
Cost of products sold	255,902	256,806	284,100
Selling	59,112	60,951	67,074
General and administrative	89,029	87,738	93,407
Research and development	6,539	7,783	7,093

	410,582	413,278	451,674

Income from operations	89,264	101,667	108,994

Interest expense	(71,712)	(61,088)	(64,001)
Interest income	1,800	923	711
Foreign exchange gain (loss)	2,080	8,443	(8,050)
Loss on early extinguishment of debt	(3,100)	(36,158)	(673)

Income before provision for income taxes and cumulative change in accounting principle	18,332	13,787	36,981
Provision for income taxes	21,916	13,317	33,945

Income (loss) before cumulative change in accounting principle	(3,584)	470	3,036
Cumulative effect of change in accounting principle, net of income tax benefit of $204	(835)	–	–

Net income (loss)	$(4,419)	$470	$3,036

Net income (loss) per share:
Basic	$(7.95)	$0.85	$5.46
Diluted	$(7.95)	$0.85	$5.46
Shares used in computing net income (loss) per share:
Basic	555,556	555,556	555,671
Diluted	555,556	555,556	555,671

See accompanying notes.

XERIUM S.A.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Common Stock		Treasury Stock		Paid-in Capital	Deferred Compensation	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
	(dollars in thousands)
Balance at December 31, 2000	555,556	$1,118	–	–	$1,019	–	$(20,918)	$180	$(18,601)
Components of comprehensive loss:
Net loss	–	–	–	–	–	–	(4,419)	–	(4,419)
Foreign currency translation adjustments	–	–	–	–	–	–	–	(10,853)	(10,853)
Cumulative change in accounting for derivative instruments, net of income taxes of $774	–	–	–	–	–	–	–	(2,868)	(2,868)
Change in value of derivative instruments, net of income taxes of $2,476	–	–	–	–	–	–	–	(3,400)	(3,400)
Total other comprehensive loss	–	–	–	–	–	–	–	–	(21,540)
Paid in capital from shareholder note	–	–	–	–	981	–	–	–	981

Balance at December 31, 2001	555,556	1,118	–	–	2,000	–	(25,337)	(16,941)	(39,160)
Components of comprehensive loss:
Net income	–	–	–	–	–	–	470	–	470
Foreign currency translation adjustments	–	–	–	–	–	–	–	(32,752)	(32,752)
Minimum pension liability adjustment, net of income taxes of $1,513	–	–	–	–	–	–	–	(2,319)	(2,319)
Change in value of derivative instruments, net of income taxes of $249	–	–	–	–	–	–	–	(943)	(943)
Total other comprehensive loss	–	–	–	–	–	–	–	–	(35,544)
Components of treasury stock:
Share repurchase	–	–	3,500	$(1,024)	–	–	–	–	(1,024)
Tax effect of share repurchase	–	–	–	–	–	–	–	405	405
Components of paid-in capital:
Liquidation of minority interest in subsidiaries	–	–	–	–	(197)	–	–	–	(197)
Imputed interest from shareholder note	–	–	–	–	1,211	–	–	–	1,211
Compensation expense associated with share issuance	–	–	–	–	2,560	–	–	–	2,560

Balance at December 31, 2002	555,556	1,118	3,500	(1,024)	5,574	–	(24,867)	(52,550)	(71,749)
Components of comprehensive loss:
Net income	–	–	–	–	–	–	3,036	–	3,036
Foreign currency translation adjustments	–	–	–	–	–	–	–	21,321	21,321
Minimum pension liability adjustment, net of income taxes of $658	–	–	–	–	–	–	–	(1,048)	(1,048)
Change in value of derivative instruments, net of income taxes of $1,571	–	–	–	–	–	–	–	2,900	2,900
Valuation allowance for income taxes	–	–	–	–	–	–	–	4,980	4,980

Total other comprehensive income	–	–	–	–	–	–	–	–	21,229
Sale of restricted stock	14,007	32	–	–	1,492	–	–	–	1,524
Treasury stock:
Repurchases	–	–	19,250	(4,634)	–	–	–	–	(4,634)
Components of paid-in capital:
Imputed interest from shareholder note	–	–	–	–	1,574	–	–	–	1,574
Deferred compensation for unvested awards	–	–	–	–	2,864	(2,864)	–	–	–
Subscriptions receivable	–	–	–	–	(589)	–	–	–	(589)

Balance at December 31, 2003	569,563	$1,150	22,750	$(5,658)	$10,915	$(2,864)	$(21,831)	$(34,357)	$(52,645)

See accompanying notes.

XERIUM S.A.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31
	2001	2002	2003
	(dollars in thousands)
Operating activities
Net income (loss)	$(4,419)	$470	$3,036
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	–	2,560	–
Cumulative effect of change in accounting principle, net of income tax benefit	835	–	–
Depreciation	44,955	43,353	44,123
Amortization of goodwill and other intangibles	24,672	4,226	4,112
Deferred financing cost amortization	3,465	3,146	1,032
Unrealized foreign exchange (gain) loss on revaluation of debt	(7,804)	1,989	11,881
Deferred taxes	(11,791)	(6,507)	19,427
Deferred interest	27,555	27,312	11,314
Asset impairment	–	8,384	4,769
Loss on early extinguishment of debt	3,100	36,158	673
Change in assets and liabilities net of effect of acquired businesses which provided (used) cash:
Accounts receivable	9,198	(84)	6,682
Inventories	(869)	3,787	2,474
Prepaid expenses	6,754	1,026	439
Other current assets	947	(2,174)	3,809
Other noncurrent assets	–	(4,511)	–
Accounts payable and accrued expenses	9,301	3,069	(13,444)
Payment of acquisition-related obligations	(10,346)	(3,808)	–
Deferred and other long term liabilities	850	732	2,112
Other	(2,768)	5,287	4,572

Net cash provided by operating activities	93,635	124,415	107,011

Investing activities
Capital expenditures, gross	(32,658)	(28,295)	(44,423)
Proceeds from disposals of property and equipment	2,216	463	4,336
Cost of acquired businesses, net of cash acquired	(8,611)	(1,792)	–
Other	(207)	(2,279)	423

Net cash used in investing activities	(39,260)	(31,903)	(39,664)

Financing activities
Net increase (decrease) in borrowings (maturities of 90 days or less)	(7,709)	(1,973)	1,836
Proceeds from borrowings (maturities longer than 90 days)	61,692	601,916	134,260
Principal payments on debt	(118,898)	(646,420)	(199,252)
Purchase of common stock	–	(1,024)	(4,634)
Payments on refinancing activities	–	(14,732)	(13,875)
Other	–	–	(991)

Net cash used in financing activities	(64,915)	(62,233)	(82,656)

Effect of exchange rate changes on cash flows	(4,798)	(11,260)	4,769

Net increase (decrease) in cash	(15,338)	19,019	(10,540)
Cash and cash equivalents at beginning of year	29,153	13,815	32,834

Cash and cash equivalents at end of year	$13,815	$32,834	$22,294

Interest payments	$46,345	$29,144	$53,692

Income tax payments	$11,292	$13,599	$22,231

See accompanying notes.

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands except per share data)

December 31, 2003

1.    Company History

Xerium S.A. (the Company), a Luxembourg company incorporated in 1999 with no previous operations, acquired the Paper Technology Group from Invensys plc on December 3, 1999. The principal business of the Company is the production and sale of clothing, roll coverings and spreader rolls used primarily on paper-making machines. Operations are strategically located in the major paper-making regions of North America, Europe, South America and Asia-Pacific.

2.    Accounting Policies

Basis of Presentation

The consolidated financial statements have been prepared on the basis of accounting principles generally accepted in the United States. The consolidated financial statements include the accounts of Xerium S.A. and its wholly owned subsidiaries. Intercompany accounts and transactions have been eliminated.

Revenue Recognition

Revenue on product sales is recognized when persuasive evidence of an arrangement exists, the price is fixed and determinable, delivery including transfer of title has occurred, and there is a reasonable assurance of collection of the sales proceeds. The Company generally obtains written purchase authorizations from customers for a specific product at a specified price and considers delivery and transfer of title to have occurred primarily at the time of shipment. Revenue is recorded net of applicable allowances, including estimated allowances for returns, rebates, and other discounts. The Company sells to certain customers on a consignment basis. As part of the consignment agreement the Company delivers the goods to a location designated by the customer. In addition, the customer and the Company agree to a “sunset” date, which represents the date by which the customer must accept all risks and rewards of ownership of the product and payment terms begin. For consignment sales, revenue is recognized based on actual product usage or the “sunset” date.

Classification of Costs and Expenses

Cost of products sold includes raw materials, manufacturing labor, direct and indirect overhead costs, product freight, and depreciation of manufacturing plant and equipment.

Selling expenses include direct sales force salaries, commissions and expenses as well as agents’ commissions and fees, warehousing costs, and marketing costs.

General and administrative expenses include costs relating to management and administrative staff such as: employee compensation and benefits, travel and entertainment, and other non-manufacturing facility occupancy costs including rent expense and professional fees, as well as depreciation on non-manufacturing equipment, restructuring costs, and office supplies and expenses.

Research and development expenses are comprised of engineering staff wages and associated fringe benefits, as well as the cost of prototypes, testing materials and non-capitalizable testing equipment.

Advertising Costs

Selling expenses includes advertising expense of $2.4 million in 2001 and 2002, and $2.5 million in 2003. The Company expenses all advertising costs as incurred.

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

Translation of Financial Statements

The reporting currency of the Company is US Dollars. Assets and liabilities of non-US operations are translated at year-end rates of exchange, and the consolidated statements of operations and cash flows are translated at the average rates of exchange during the year. Gain and losses resulting from translating non-US Dollar denominated financial statements are recorded in “Other Comprehensive Loss” and are accumulated as a component of stockholders’ deficit.

Foreign Exchange

Foreign exchange gains and losses arising out of transactions denominated in currencies other than a subsidiary’s functional currency are recorded in the consolidated statements of operations. Net exchange gains and losses are recorded in “Foreign exchange gain (loss)” and amounted to a gain of $2,080 and $8,443 in 2001 and 2002, respectively, and a loss of $8,050 in 2003.

Derivatives and Hedging

Effective January 1, 2001, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended (SFAS No. 133). SFAS No. 133 requires companies to record derivatives on their balance sheets as either assets or liabilities measured at their fair value. All changes in the fair value of derivatives are recognized currently in earnings unless specific hedge criteria are met, which requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.

There are two types of hedges into which the Company enters: hedges of fair value exposure and hedges of cash flow exposure. Hedges of fair value exposure are entered into in order to hedge the fair value of a recognized asset or liability, or a firm commitment. Hedges of cash flow exposure are entered into in order to hedge a forecasted transaction or the variability of cash flows to be paid related to a recognized liability. On the date the derivative contract is executed, the Company designates the derivative as either a fair value or a cash flow hedge. Changes in derivative fair values that are designated as fair value hedges are recognized in earnings as offsets to the changes in fair value of the related hedged assets, liabilities and firm commitments. Changes in the effective portion of the derivative fair values that are designated as cash flow hedges are deferred and recorded as a component of accumulated other comprehensive loss until the hedged transactions occur and are recognized in earnings. The ineffective portion of a hedging derivative’s change in fair value is immediately recognized in earnings.

The Company has also entered into swaption agreements. The agreements are not accounted for as hedges, thus all changes in the fair value of these instruments are recorded currently through earnings.

The Company’s derivative and hedging activities are discussed in Note 9.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid short-term investments with maturities of three months or less when acquired.

Allowance for Doubtful Accounts

Bad debt provisions are included in general and administrative expense. The amounts recorded are generally derived based upon specific customer credit history and payment trends, while also factoring in any new business conditions that might impact the historical analysis such as bankruptcies of particular customers for bad debts.

Inventories

Inventories are valued at the lower of cost or market. Raw materials are valued on a weighted average basis. The Company’s work in process and finished goods are specifically identified and valued based on actual inputs to production. We record provisions, as appropriate, to write-down obsolete and excess inventory to estimated net realizable value. The process for evaluating obsolete and excess inventory often requires us to make subjective judgments and estimates concerning future sales levels, quantities and prices at which such inventory will be able to be sold in the normal course of business. Inventory was written down by $1,673, $1,874 and $2,755 for each of the years ended December 31, 2001, 2002 and 2003.

Financial Instruments

The carrying value of cash, cash equivalents, trade receivables, other current assets, accounts payable, notes payable and amounts included in accruals meeting the definition of a financial instrument approximate fair value due to their short-term nature. The carrying value of long-term debt approximates fair value due to variable interest rate or short-term nature (see Note 8). The Company determines estimated fair values based upon quoted market values where applicable, or management estimates.

Long-lived Assets

Property and equipment

Property and equipment acquired in connection with acquisitions are recorded at fair value as of the date of the acquisition, and subsequent additions are recorded at cost. Depreciation is computed using the straight-line method over the following estimated useful lives:

Asset	Years
Buildings	50
Machinery and equipment – Heavy	16-25
– General	13-15
– Light	6-12
– Molds, tools, office and computers	2-5

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

Intangible assets

Intangible assets consist of patents, licenses, trademarks and capitalized financing costs.

Patents, licenses and trademarks are amortized on a straight-line basis over their remaining lives, which range from four to eleven years. Capitalized financing costs are amortized as a component of interest expense over the life of the related debt.

Impairment

The Company reviews its long-lived assets for impairment in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement requires that companies evaluate the fair value of long-lived assets based on the anticipated undiscounted future cash flows to be generated by the assets when indicators of impairment exist to determine if there is impairment to the carrying value. Any change in the carrying amount of an asset as a result of the Company’s evaluation is recorded in general and administrative expense in the consolidated statements of operations. Impairment charges are discussed in footnote 15.

Goodwill

The Company adopted SFAS No. 142, Accounting for Goodwill and Other Intangible Assets, on January 1, 2002. SFAS No. 142 requires that goodwill and intangible assets that have indefinite lives not be amortized but, instead, must be tested at least annually for impairment or whenever events or business conditions warrant. Accordingly, the Company ceased amortization of all goodwill on January 1, 2002. The Company has completed its annual impairment test, which indicates that no impairment exists. Previously, goodwill arising from business acquisitions was amortized on a straight-line basis over 15 years.

Annually the Company performs an impairment test using a discounted cash flow model that estimates the equity value of each segment based on projected cash flows. The cash flow estimates are based upon historical cash flows, as well as future projected cash flows, and include a terminal value. The Company believes that the procedures used for estimating the gross future cash flows and terminal value are reasonable and consistent with current market conditions. For the purpose of performing the annual impairment test, the Company allocates all asset and liabilities to the reporting segments. Shared assets and liabilities are allocated to the segments based upon the percentage of segment revenue to total revenue. The Company also allocates all operating results to the segments. Any shared expenses are allocated to the reporting segments based upon the percentage of segment revenue to total revenue. The Company performs an annual test for goodwill impairment as of December 31 each year. The results of the last test as of December 2003 indicated that there was no impairment of goodwill.

Stock-Based Compensation

As permitted under SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure, the Company has elected to follow the provisions of Accounting Principles Board (APB) No. 25 to account for stock-based awards to employees. Under APB No. 25, compensation expense with respect to such awards is not recognized, if on the date the awards were granted, the exercise price equaled the market value of the common shares.

SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair-value-based method of accounting for stock-based compensation. In addition, SFAS No. 148 amends the disclosure requirements of

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has elected not to adopt the fair-value recognition provisions as provided for in SFAS No. 123, but to continue to apply APB No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its stock-based compensation plans. As a result the Company has adopted the disclosure-only provisions of SFAS No. 148. APB No. 25 does not require options to be expensed when granted with an exercise price equal to fair market value. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

Net Income (Loss) Per Common Share

Net income (loss) per common share has been computed and presented pursuant to the provisions of SFAS No. 128, Earnings per Share. Net income (loss) per share is based on the weighted-average number of shares outstanding during the period. Net income (loss) per share assuming dilution is based on the weighted-average number of shares and potential common shares for stock options outstanding during the period using the treasury stock method. In accordance with SFAS No. 128, the Company has not included any of its options all of which are unvested in the weighted-average number of shares. The vesting of the Company’s outstanding options is contingent upon a change in control. As of December 31, 2003, no change in control has occurred and as such, the options are excluded from the calculation of weighted-average number of shares used in the diluted earnings per share. The Company did not have options outstanding during the years ended December 31, 2001 and 2002. The Company’s stock option plan is more fully described in Note 14, Stock Options and Restricted Stock.

	2001	2002	2003
Weighted-average Common Shares Outstanding—Basic	555,556	555,556	555,671
Dilutive Effect of Options Outstanding	–	–	–

Weighted-average Common Shares Outstanding—Diluted	555,556	555,556	555,671

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, representing future tax benefits, are reduced by a valuation allowance when the determination can be made that it is “more likely than not” that all or a portion of the related tax asset will not be realized. The deferred tax provision or benefit represents the change in deferred tax assets and liabilities, excluding any amounts accounted for as components of other comprehensive loss, from the prior year. Income taxes are discussed in Note 10.

Commitments and Contingencies

The Company provides accruals for all direct costs associated with the estimated resolution of contingencies at the earliest date at which it is deemed probable that a liability has been incurred and the amount of such liability can be reasonably estimated. Costs accrued have been estimated based on consultation with legal counsel and are based upon an analysis of potential results, assuming a combination of litigation and settlement strategies and outcomes.

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

Reclassifications

Certain prior year balances have been reclassified to conform with the current year presentation.

New Accounting Standards

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, to clarify the conditions under which the assets, liabilities, and activities of another entity should be consolidated into the financial statements of a company. Interpretation No. 46 requires the consolidation of a variable interest entity (VIE) by a company that bears the majority of the risk of loss from the VIE’s activities or is entitled to receive the majority of the VIE’s residual returns. In October 2003, the FASB issued FASB Staff Position No. 46-6 (FSP FIN 46-6), deferring the effective date for applying the provisions of Interpretation 46 to interests held by public entities in variable interest entities or potential variable interest entities created before February 1, 2003 until the end of fiscal periods ending after December 15, 2003. This Interpretation applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The Interpretation applies to public enterprises as of the beginning of the applicable interim or annual period. The Company does not believe the adoption of FIN 46 will have a material impact on the consolidated financial statements.

In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement No. 133. The Company’s adoption of Statement No. 149 had no material impact on the Company’s consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, which the Company adopted in the third quarter of 2003. SFAS No. 150 clarifies the accounting for certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. The Company’s adoption of SFAS No. 150 had no material impact on the consolidated financial statements.

3.    Acquisitions

In January 2002 the Company acquired all of the shares of Robec Walzen GmbH, a manufacturer of rolls with operations in Germany for $1,792 in cash (net of cash acquired). This acquisition was accounted for as a purchase and, accordingly, the Company included in its financial statements the results of operations of the acquired business from the acquisition date. The fair value of assets and liabilities was determined by valuations and appraisals for the acquisition. The excess purchase price over fair value of identifiable assets and liabilities is recorded as goodwill and evaluated for impairment in accordance with SFAS No. 142.

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

4.    Inventories

The components of inventories are as follows at:

	December 31
	2002	2003
Raw materials	$15,520	$19,640
Work in process	28,557	33,718
Finished units	57,530	60,066

	$101,607	$113,424

5.    Property and Equipment

Property and equipment consists of the following at:

	December 31
	2002	2003
Land	$24,592	$26,691
Buildings	110,618	127,016
Machinery and equipment:
– Heavy	28,521	35,987
– General	196,237	244,494
– Light	67,762	76,677
– Molds, tools, office and computers	56,049	62,349

Total machinery and equipment	348,569	419,507
Construction in progress	6,798	17,119

Total	490,577	590,333
Less accumulated depreciation	131,936	192,830

	$358,641	$397,503

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

6.    Goodwill, Intangible Assets and Deferred Financing Costs

The components of intangible assets and deferred financing costs are summarized as follows at:

	December 31
	2002	2003
Patents and licenses	$27,692	$27,740
Less accumulated amortization	(9,117)	(11,981)

Net patents and licenses	18,575	15,759

Trademarks	19,503	19,503
Less accumulated amortization	(4,406)	(5,696)

Net trademarks	15,097	13,807

Deferred financing costs	4,667	7,279
Less accumulated amortization	(52)	(1,083)

Net deferred financing costs	4,615	6,196

Net amortizable intangible assets and deferred financing costs	$38,287	$35,762

The following table provides changes in the carrying amount of goodwill by segment for the years ended December 31, 2003 and 2002:

	Clothing	Rolls	Total
Balance at December 31, 2001	$36,486	$211,271	$247,757
Goodwill acquired	–	1,929	1,929
Foreign currency translations	9,982	14,896	24,878
Balance at December 31, 2002	46,468	228,096	274,564
Foreign currency translations	4,829	24,177	29,006

Balance at December 31, 2003	$51,297	$252,273	$303,570

Amortization expense for intangibles and goodwill (in 2001) amounted to $24,672, $4,226 and $4,112 for the years ended December 31, 2001, 2002 and 2003, respectively.

As of December 31, 2003, the estimated annual intangible asset amortization expense for each of the succeeding five years aggregates approximately $19,257 as follows:

2004	$4,172
2005	4,172
2006	4,172
2007	4,156
2008	2,585

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

Had SFAS No. 142 been adopted for the year ended December 31, 2001, the impact on net loss and net loss per share would have been as follows:

2001
Reported net loss	$(4,419)
Add back: Goodwill amortization, net of tax	12,584

Adjusted net income	$8,165

Reported net loss per share:	$(7.95)
Add back: Goodwill amortization, net of tax	22.65

Adjusted net income per share	$14.70

7.    Notes Payable

Notes payable consist of the following at:

	December 31
	2002	2003
Unsecured notes	$1,761	$3,886
Secured notes	7,525	8,245

Total	$9,286	$12,131

Notes payable consist primarily of committed lines of credit at banks to fund short-term working capital needs. The unused portion of these lines of credit totaled $52,103 at December 31, 2003. The secured portion of the debt is collateralized by either discounted accounts receivable or funds available under a multi-currency revolving credit facility of $50,000 which is a part of the Company’s Credit Agreement that will expire with the final extinguishments of the Senior Bank Debt in December 2011 (see Note 8). Interest rates are variable and are based upon local market rates. Commitment and similar fees charged by the banks approximate 0.75% of the unused facilities. Weighted-average interest rates on the total of all facilities available were 3.9% in 2002 and 3.8% in 2003, and weighted-average interest rates on outstanding borrowings were 1.9% and 2.0% (a range of 1.38% to 7%) as of December 31, 2002 and 2003, respectively.

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

8.    Long-Term Debt

Long-term debt consists of the following at:

	December 31
	2002	2003
Senior Bank Debt (Secured):
Tranche A – Interest at LIBOR plus 2.25%, payable quarterly:
Euro denominated, 5.20% and 4.43%	$97,360	$92,646
Canadian Dollar denominated, 5.04% and 4.94%	18,283	20,732
US Dollar denominated, 3.67% and 3.46%	190,500	175,988
Tranche B – Interest at LIBOR plus 2.75%, payable quarterly:
Euro denominated, 5.70% and 4.93%	31,350	37,290
Canadian Dollar denominated, 5.54% and 5.44%	32,117	38,877
US Dollar denominated, 4.17% and 3.96%	87,500	79,583
Tranche C – Interest at LIBOR plus 3.25%, payable quarterly:
Euro denominated, 6.20% and 5.43%	104,850	121,754
US Dollar denominated, 4.67% and 4.46%	50,000	44,800

	611,960	611,670
Mezzanine Bank Debt (Subordinated Security):
Euro denominated – Interest at LIBOR plus 5.00% (7.18%), payable semi-annually, plus accrued Rolled-Up Margin of 6.00%	$–	$75,123
US Dollar denominated – Interest at 8.50%, payable semi-annually, plus accrued Rolled-Up Margin of 7.50%	–	74,576

	–	149,699
Vendor Notes (Unsecured):
Interest at 10%, payable at maturity compounded quarterly, including cumulative interest of $124, US Dollar denominated	28,097	–
Shareholder Notes (Unsecured):
Interest at 10%, payable at maturity, compounded quarterly, including cumulative interest of $436, Euro denominated	98,565	–
Non-interest bearing, Euro denominated	33,573	39,567
Other Long-Term Debt:
Secured, interest fixed from 2.5% to 5.0%, denominated primarily in Japanese Yen and Euro	3,044	1,048
Unsecured, interest fixed from 3.5% to 8.1%, denominated primarily in Euro	11,676	9,502

	786,915	811,486
Less current maturities	31,191	37,662

Total	$755,724	$773,824

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

The aggregate maturities of long-term debt for each of the following five years and thereafter are as follows at December 31:

2004	$37,662
2005	44,168
2006	52,366
2007	57,075
2008	64,094
Thereafter	556,121

$811,486

SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections, was issued in April 2002 and addresses the reporting of gains and losses resulting from the extinguishment of debt, accounting for sale-leaseback transactions and rescinds or amends other existing authoritative pronouncements. SFAS No. 145 requires that any gain or loss on extinguishment of debt that does not meet the criteria of Accounting Principles Board Opinion (APB) No. 30 for classification as an extraordinary item shall not be classified as extraordinary and shall be included in earnings from continuing operations. The provisions of this statement related to the extinguishment of debt are effective for financial statements issued in fiscal years beginning after May 15, 2002 with early application encouraged.

On December 16, 2002, the Company refinanced its Senior Bank Debt and recognized a loss upon early retirement of debt of $36,158. The net proceeds plus internally generated cash was used to partially repay the Vendor Notes by $39,794 and the 10% Shareholder Notes by $133,435. On January 1, 2003, the Company adopted SFAS No. 145. Adoption of this accounting standard results in a pre-tax charge to income (loss) before provision for income taxes of $3,100, $36,158 and $673 at December 31, 2001, 2002 and 2003, respectively.

The new Senior Bank Debt is secured by a Credit Agreement (the Credit Agreement) dated December 9, 2002, whereby all of the assets of the Company are pledged. Tranche A of the Senior Bank Debt requires minimum semi-annual principal repayments increasing each year with the final payments due in 2009. Tranches B and C require minimum semi-annual repayments totaling 1% of the outstanding balance each year with final payments of 93% in 2010 for Tranche B and 92% in 2011 for Tranche C. The Credit Agreement requires mandatory prepayments of principal based upon percentages of defined annual cash flow and leverage ratios. It also requires repayment of principal from certain non-reinvested proceeds of significant disposals and claims. Upon a change in control of the Company, as defined in the Credit Agreement, all debt under the Credit Agreement becomes immediately due. The floating interest rates for the Senior Bank Debt are reset semi-annually. The margins over LIBOR rates for Tranche A can be reduced in 0.25% increments on a quarterly basis to a maximum of 1% for Tranche A based upon the Company meeting certain Leverage Ratio targets, as defined in the Credit Agreement. Effective at the end of December 2003, the Company received no reduction in this margin.

The Credit Agreement and related credit facilities carry certain restrictions and covenants dealing with various financial performance criteria, including a restriction of any payment of dividends. The Company was in compliance with all requirements of the Credit Agreement as of December 31, 2003.

On December 9, 2002, the Company also entered into Mezzanine Credit Agreements, as subsequently amended on February 25, 2003, in the amounts of US $70,000 and Euro 62,500. Proceeds from this debt were used to completely payoff the Vendor Notes and the 10% Shareholder Notes.

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

The debt under the Mezzanine Credit Agreements is secured by all of the assets of the Company but is subordinated to the Senior Credit Agreement. Interest is payable semi-annually at applicable LIBOR rates plus a cash margin of 5% for the Euro portion and at 8.5% for the US Dollar portion. The agreement also provides for additional roll-up or non-cash margin (rolled-up margin) of 6% for the Euro portion and 7.5% for the US Dollar portion that is capitalized to the principal on a semi-annual basis. The entire principal is due in 2013. The Mezzanine Credit Agreements also carry certain restrictions and covenants dealing with financial performance criteria similar to the Senior Credit Agreement. The Mezzanine Credit Agreements also provide for penalties for early prepayment of 2% of principal outstanding through February 2004 and 1% of principal outstanding through February 2005, and nothing thereafter.

The Vendor Notes are unsecured and are payable to a former owner of certain subsidiaries who is also a current shareholder. The notes are due in December 2011, along with accumulated interest, but under the new Senior Credit Agreement were partially paid in 2002 and completely paid in 2003. The total amount of the notes at December 31, 2002 has been classified as long-term in the consolidated balance sheets to correspond to the maturity of the Mezzanine Credit Agreements, the proceeds of which were used to repay the notes.

The 10% Shareholder Notes and Non-Interest Bearing Shareholder Notes are payable to each shareholder in proportion to their respective ownership. The principal and accumulated interest is due in December 2011, but under the new Senior Credit Agreement the 10% Shareholder Notes were partially paid in 2002 and completely paid in 2003. The total amount of the notes at December 31, 2002 has been classified as long-term in the consolidated balance sheets to correspond to the maturity of the Mezzanine Credit Agreements, the proceeds of which were used to repay the notes.

With regard to the Non-Interest bearing shareholder loans, the Company records a notional interest expense of 10% in the consolidated statements of operations calculated on the discounted principal with the offset being reflected in additional paid-in capital.

Under the terms of the Senior Credit Agreements, the Company is required to hedge the floating interest rates of at least two-thirds of the combined debt outstanding for a minimum of three years. At December 31, 2003, the Company had interest rate swaps outstanding with nominal values of approximately $584,733. The interest rate swaps are in effect through December 31, 2005. These swaps provide for the Company to pay fixed rates of 2.875%-5.215%, 2.495%-7.330% and 4.120%-6.740% on Eurodollar, US Dollar and Canadian Dollar notional amounts, respectively, while receiving the applicable floating LIBOR rates from the counterparties. The Company also has swaption agreements which provide an option to the counterparties to enter into interest rate swaps through 2004. At December 31, 2003, approximately 85.1% of the floating rate principal amounts outstanding under the Senior Debt were covered under fixed interest rate contracts.

9.    Derivatives and Hedging

The Company has entered into several different types of derivatives instruments. Certain of these derivatives are treated as hedges under SFAS No. 133 and include interest rate swaps and caps that qualify as cash flow hedges, and foreign currency forward contracts that qualify as either cash flow or fair value hedges. The Company has also entered into swaptions, which do not qualify for hedge accounting treatment under SFAS No. 133.

Cash Flow and Fair Value Hedges

The Company utilizes interest rate swaps and caps to reduce interest rate risks and utilizes foreign currency forward contracts to manage risk exposure to movements in foreign exchange rates.

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk management objectives and strategies for undertaking various hedge transactions. The Company links all hedges that are designated as fair value hedges to specific assets or liabilities on the consolidated balance sheets or to the specific firm commitments. The Company links all hedges that are designated as cash flow hedges to forecasted transactions or to floating-rate liabilities on the consolidated balance sheets. The Company also assesses, both at inception of the hedge and on an ongoing basis, whether the derivatives used in hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items. Should it be determined that a derivative is not highly effective as a hedge, the Company will discontinue hedge accounting prospectively. The Company’s derivative activities are as follows:

Cash Flow Hedges

The Company’s interest rate swap and cap agreements effectively convert a portion of its floating-rate debt to a fixed-rate basis, thus reducing the impact of interest-rate changes on future interest expense. As of December 31, 2003, all interest rate cap agreements had matured. The fair value of the interest rate derivative contracts is approximately $(10,461) and $(9,282) at December 31, 2002 and 2003, respectively, and is included in accrued expenses. All changes in the fair value of these contracts are recorded in other comprehensive loss.

The Company, from time to time, enters into forward exchange contracts to fix currencies at specified rates based on expected future cash flows to protect against the fluctuations in cash flows resulting from sales denominated in foreign currency over the next year. The value of these contracts is recognized at fair value based on market exchange forward rates. The fair value of these contracts represented an asset and amounted to $634 and $2,832 at December 31, 2002 and 2003, respectively. The change in fair value of these contracts is included in other comprehensive loss.

Fair Value Hedges

The Company is subject to exposure from fluctuations in foreign currencies. To manage this exposure, the Company uses foreign exchange forward contracts. The value of these contracts is recognized at fair value based on forward market exchange rates and is included in general and administrative expense. The amount was not deemed material to the Company’s consolidated statements of operations in 2001, 2002 and 2003.

Other Derivatives

The Company’s interest rate swaption agreements allow the counterparties the option to enter into interest rate swaps through 2004. If exercised, the effect of these instruments is to negate cash flows from certain of the currently outstanding interest rate swaps. These swaptions are written options. The value of these contracts is recognized at fair value based on market valuations and is included in general and administrative expense. For fiscal year 2002 and 2003, the obligation arising from the fair value of interest rate swaption contracts was included in accrued expenses and not deemed material.

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

10.    Income Taxes

The Company is domiciled in Luxembourg; however, substantially all of its operations are not. Significant components of the provision for income taxes by taxing jurisdictions are shown below:

The components of domestic and foreign income (loss) before the provision (benefit) for income taxes are as follows:

	Year ended December 31
	2001	2002	2003
Domestic	$27,537	$(19,909)	$(15,160)
Foreign	(9,205)	33,696	52,141

Total	$18,332	$13,787	$36,981

	Year ended December 31
	2001	2002	2003
Current:
Federal	$1,650	$(3,566)	$(3,258)
State	1,191	(208)	187
Other foreign	17,780	22,598	18,804

Total current	20,621	18,824	15,733
Deferred:
Federal	3,529	(7,996)	15,294
State	1,283	(104)	(124)
Other foreign	(3,517)	2,593	3,042

Total deferred	1,295	(5,507)	18,212

Total provision	$21,916	$13,317	$33,945

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

The tax effect of temporary differences which give rise to significant portions of deferred income tax assets and liabilities are as follows:

	Year ended December 31
	2002	2003
Deferred tax asset
arising from:
Net operating loss carryforwards	$45,246	$60,837
Pension and other benefit accruals	6,466	9,191
Intangible assets, net	2,251	–
Tax credit	659	667
Other allowances and accruals, net	21,149	17,766

Total	$75,771	$88,461

Deferred tax liabilities
arising from:
Property and equipment, net	$(34,804)	$(37,194)
Intangible assets, net	–	(1,158)
Unrealized loss of derivative instruments	(7,563)	(4,252)
Other allowances and assets, net	(334)	(326)

Total	(42,701)	(42,930)
Valuation allowance	(30,550)	(70,796)

Net deferred tax assets (liability)	$2,520	$(25,265)

Compliance with SFAS No. 109 requires the Company to periodically evaluate the necessity of establishing or increasing a valuation allowance for deferred tax assets depending on whether it is more likely than not that a related benefit will be recognized in future periods. Because of the accumulated loss position of the Company at December 31, 2003 and the uncertainty of profitability in future periods in certain tax jurisdictions, the Company has recorded valuation allowances as shown above for deferred tax assets primarily related to net operating loss carryforwards in the United States.

As of December 31, 2003, the Company has pre-tax net operating loss carryforwards for federal and foreign income tax purposes of $155,453 that either expire on various dates through 2023 or can be carried forward indefinitely. The Company has $667 of income tax credit carryforwards that expire on various dates through 2023.

Undistributed earnings of the Company’s non-Luxembourg subsidiaries amounted to approximately $98,506 at December 31, 2003. Those earnings are considered to be indefinitely reinvested and, accordingly, no provision for Luxembourg income taxes has been provided thereon. Upon distribution of those earnings in the form of dividends or otherwise, the Company would be subject to both Luxembourg income taxes (subject to an adjustment for foreign tax credits) and withholding taxes payable to the various foreign jurisdictions. Determination of the amount of unrecognized deferred Luxembourg income tax liability is not practicable because of the complexities associated with its hypothetical calculation; however, unrecognized foreign tax credit carryforwards would be available to reduce some portion of the liability.

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

The provision (benefit) for income taxes differs from the amount computed by applying the Luxembourg statutory tax rate (30%) to income (loss) before income, due to the following:

	December 31
	2001	2002	2003
Income before tax (30% statutory rate)	$5,500	$4,136	$11,095
State income taxes, net of federal benefit	1,373	(218)	44
Foreign tax rate differential	(765)	(3,011)	3,072
Goodwill amortization and impairment charges	2,507	111	6
Dividends, net of foreign tax credits	1,500	4,675	1,457
Change in valuation allowance	8,796	3,273	22,581
Tax reserve	–	2,731	(2,731)
Effective tax rate adjustments	(2,461)	(1,264)	(317)
Other, net	5,466	2,884	(1,262)

Total	$21,916	$13,317	$33,945

11.    Pensions, Other Postretirement and Postemployment Obligations

Pension Plans

The Company has pension plans covering substantially all of its US and Canadian employees, and employees of certain subsidiaries in other countries. Benefits are generally based on the employee’s years of service and compensation. The US and Canadian plans are funded in conformity with the funding requirements of applicable government regulations, and most of the other plans are unfunded. Based on the funded status of the US plans, a minimum pension liability in the amount of $5,538 has been included in the accrued benefit cost in noncurrent liabilities on the consolidated balance sheets. Total accumulated benefit obligation related to the Company’s pension plans is $57,380 and $68,380 at December 31, 2002 and 2003, respectively.

Postretirement Plans

In addition to providing pension benefits, the Company sponsors various unfunded defined contribution plans that provide for retirement benefits to employees, some in accordance with local government requirements.

Also, the Company sponsors an unfunded plan that offers the opportunity to obtain health care benefits to substantially all retired US employees and their covered dependents and beneficiaries. A portion of this plan is contributory, with retiree contributions adjusted periodically, as well as other cost-sharing features, such as deductibles and coinsurance. Eligibility varies according to date of hire, age and length of service. Certain retirees also have a life insurance benefit provided at no cost.

The measurement date for defined benefit plans in the US is September 30. The measurement date for other defined benefit plans outside the US is December 31.

Postemployment Plans

The Company has several postemployment plans in various countries and accounts for these plans in accordance with SFAS No. 112, Employers’ Accounting for Postemployment Benefits. The Company’s postemployment obligations consist primarily of payments to be made to employees upon termination of employment, as defined, and are accrued according to local statutory laws in the respective countries. The Company’s obligation for postemployment benefits amounted to $9,254 and $11,588 as of December 31, 2002 and 2003, respectively.

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

A summary of the changes in benefit obligations and plan assets as of December 31, 2002 and 2003 is presented below:

	Defined Benefit Plans		Other Postretirement Benefit Plans
	2002	2003	2002	2003
Change in benefit obligation
Benefit obligation at beginning of year	$54,245	$66,104	$32,880	$38,495
Service cost	3,825	4,590	358	418
Interest cost	3,629	4,207	2,565	2,557
Plan participants’ contributions	485	465	–	661
Amendments	134	14	–	–
Actuarial loss	2,396	1,671	5,316	5,495
Unrecognized net liability loss	423	290	–	–
Currency translation impact	5,073	8,282	–	–
Curtailment (gain) loss	–	(1,113)	–	991
Administrative expenses paid	(260)	(345)	–	–
Benefits paid	(3,846)	(3,283)	(2,624)	(2,588)

Benefit obligation at end of year	$66,104	$80,882	$38,495	$46,029

Change in plan assets
Fair value of plan assets at beginning of year	$24,484	$26,788	$–	$–
Actual return on plan assets	(3,927)	3,897	–	–
Employer contributions	8,369	6,635	–	–
Plan participants’ contributions	485	465	–	–
Administrative expenses paid	(260)	(345)	–	–
Currency exchange impact	1,483	3,327	–	–
Benefits paid	(3,846)	(3,283)	–	–

Fair value of plan assets at end of year	26,788	37,484	–	–

Funded status	(39,316)	(43,398)	(38,495)	(46,029)
Unrecognized net actuarial loss (gain)	8,781	7,064	5,368	11,300
Minimum pension liability	(3,832)	(5,538)	–	–
Unrecognized prior service cost (benefit)	520	582	–	–

Net amount recognized in other noncurrent liabilities	$(33,847)	$(41,290)	$(33,127)	$(34,729)

Information for pension plans with an accumulated benefit obligation in excess of plan assets is as follows:

	December 31
	2002	2003
Projected benefit obligation	$44,913	$51,340
Accumulated benefit obligation	37,830	45,165
Fair value of plan assets	8,742	12,222

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

Information for pension plans with a projected benefit obligation in excess of plan assets is as follows:

	December 31
	2002	2003
Projected benefit obligation	$67,921	$80,882
Accumulated benefit obligation	56,853	67,761
Fair value of plan assets	26,788	37,484

Components of Net Periodic Benefit Cost

	Defined Benefit Plans		Other Postretirement Benefit Plans
	2002	2003	2002	2003
Service cost	$3,825	$4,590	$358	$418
Interest cost	3,629	4,207	2,565	2,557
Expected return on plan assets	(2,056)	(2,136)	–	–
Amortization of prior service cost	26	28	–	–
Amortization of net (gain) loss	196	321	–	–

Net periodic benefit cost	$5,620	$7,010	$2,923	$2,975

	Defined Benefit Plans		Other Postretirement Benefit Plans
	2002	2003	2002	2003
Additional Information
Increase in minimum liability included in other comprehensive loss	$2,319	$1,706	N/A	N/A

Assumptions

Weighted-average assumptions used to determine benefit obligations at December 31 are as follows:

	Defined Benefit Plans		Other Postretirement Benefit Plans
	2002	2003	2002	2003
Discount rate	6.33%	6.10%	6.75%	6.25%
Rate of compensation increase	3.36	3.56	–	–

Weighted-average assumptions used to determine net periodic benefit cost for years ended December 31 are as follows:

	Defined Benefit Plans		Other Postretirement Benefit Plans
	2002	2003	2002	2003
Discount rate	6.73%	6.16%	7.25%	6.75%
Expected long-term return on plan assets	7.68	7.30	–	–
Rate of compensation increase	2.97	3.86	–	–

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

The majority of the Plan assets are invested in marketable and equity securities managed by State Street Global Advisors (Trustee). The Investment objective of the portfolio is to outperform a composite benchmark comprised of 40% of the S&P 500 index; 10% of the Russell 2000 Index; 10% of the Morgan Stanley Capital International EAFE Index; and 40% of the Lehman Brothers Aggregate Bond Index. The Portfolio also seeks to maintain a level of volatility (measured as standard deviation of returns) which approximates that of the composite benchmark returns.

Investment risk is substantially reduced by diversification of investments within particular asset classes. The majority of the Plan’s liabilities are linked to price and salary inflation. The policy is therefore to invest the majority of the assets in investments which are expected to exceed price inflation and general salary growth over long periods. The expected future rate of return on plan assets is based on historic performance of bonds and equities and the higher returns expected by equity-based capital relative to debt capital.

Assumed health care cost trend rates at December 31 are as follows:

	2002	2003
Health care cost trend rate assumed for next year	7.11%	12%
Rate to which the cost trend rate is assumed to decline (the ultimate trend rate)	5.25%	5.5%
Year that the rate reaches the ultimate trend rate	2007	2009

These assumed health care cost trends have a significant impact on the amounts reported for the plan. A 1% change in the assumed health care cost trend rates would have the following effect:

	1% increase		1% increase
	2002	2003	2002	2003
Effect on total of service and interest cost components	$408	$458	$(335)	$(373)
Effect on accumulated postretirement benefit obligation	5,209	6,056	(4,332)	(5,027)

Plan Assets

The percentage of fair value of total plan assets held as of the measurement date for funded plans are invested as follows:

	Plan Assets at December 31
Asset Category	2002	2003
Marketable equities	72%	71%
Fixed income securities	28	29

Total	100%	100%

Cash Flows

Contributions

Xerium Inc. expects to contribute approximately $10,200 to its pension plan and other postretirement benefit plan in 2004.

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

Estimated Future Benefit Payments

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

	Defined Benefit Plans	Other Postretirement Benefit Plans
2004	$3,347	$2,587
2005	3,459	2,723
2006	3,753	2,922
2007	4,057	3,067
2008	4,413	3,155
Years 2009–2013	25,276	16,320

The Company also maintains a funded retirement savings plan for US employees which is qualified under Section 401(k) of the US Internal Revenue Code. The plan allows eligible employees to contribute up to 15% of their compensation, with the Company matching 50% of up to the first 6% of employee compensation. Costs associated with the Plan are charged to the consolidated statements of operations and amounted to $1,003, $889 and $838 for the years ended December 31, 2001, 2002 and 2003, respectively.

FSP No. FAS 106-1 addresses the accounting and disclosure implications that are expected to arise as a result of the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the “Act”), which was enacted on December 8, 2003. The Act introduced a prescription drug benefit under Medicare (Medicare Part D) as well as a federal subsidy to sponsors of retiree health care benefit plans that provide a benefit that is at least actuarially equivalent to Medicare Part D. In accordance with the FSP, any measures of the accumulated post benefit obligation or net periodic postretirement benefit cost in the financial statements or the accompanying notes do not reflect the effects of the Act on the plan. Specific authoritative guidance on the accounting for the federal subsidy is pending and that guidance, when issued, could require the sponsor to change previously reported information.

12.    Other Comprehensive Loss

The components of other comprehensive loss were as follows:

	Foreign Currency Translation Adjustment	Minimum Pension Liability	Change in Value of Derivative Instruments	Tax Effect of Share Repurchase	Accumulated Other Comprehensive Loss
Balance at December 31, 2000	$180	$–	$–	$–	$180
Current year change	(10,853)	–	(6,268)	–	(17,121)

Balance at December 31, 2001	(10,673)	–	(6,268)	–	(16,941)
Current year change	(32,752)	(2,319)	(943)	405	(35,609)

Balance at December 31, 2002	(43,425)	(2,319)	(7,211)	405	(52,550)
Current year change	21,321	(1,048)	2,900	–	23,173
Valuation allowance of tax benefit	–	(2,171)	(2,404)	(405)	(4,980)

Balance at December 31, 2003	$(22,104)	$(5,538)	$(6,715)	$–	$(34,357)

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

13.    Commitments and Contingencies

Leases

The Company leases office buildings, cars, and computer equipment for its worldwide operations. Certain leases include escalation clauses for adjusting rentals to reflect changes in price indices. The Company’s lease terms typically range from two to seven years, along with options that permit renewals for additional periods. Minimum rent is expensed on a straight-line basis over the term of the lease. At December 31, 2003, future minimum rental payments due under noncancelable leases were:

2004	$3,224
2005	2,412
2006	1,572
2007	809
2008	436
Thereafter	371

Total net minimum operating lease payments	$8,824

Net operating lease rental expense is $3,735, $3,477 and $3,191 at December 31, 2001, 2002 and 2003, respectively.

Warranties

The Company sells a number of products and offers warranties on certain products. The specific terms and conditions of these warranties vary depending on the product sold and country in which the product is sold. The Company estimates the costs that may be incurred under its warranties and records a liability for such costs. Factors that affect the Company’s warranty liability include the number of units sold, historical and anticipated rates of warranty claims, cost per claim and new product introduction. The Company periodically assesses the adequacy of its recorded warranty claims and adjusts the amounts as necessary. Changes in the Company’s combined short-term and long-term warranty liabilities during the year ended December 31, 2003 is as follows:

Balance at December 31, 2002	$2,307
Warranties provided during period	4,374
Settlements made during period	(4,252)
Changes in liability estimates, including expirations	(631)

Balance at December 31, 2003	$1,798

Collective Bargaining and Union Agreements

Approximately 67.5% of the Company’s employees are subject to various collective bargaining agreements or are members of trade unions, predominantly outside of the United States. Approximately 50% of these employees are covered by agreements that expire during 2004.

Legal Proceedings

The Company is involved in various legal matters, which have arisen in the ordinary course of business. The Company does not believe that the ultimate resolution of these matters will have a material adverse effect on its financial position, results of operations or cash flow.

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

14.    Stock Options and Restricted Stock

During 2002, a principal shareholder granted a fully vested option to purchase 8,750 shares of restricted common stock at par to an employee, who is a key executive. In accordance with APB No. 25, the Company has accounted for this stock option established by the principal shareholder as if the Company had granted the option. The option was exercised during 2002 and the Company repurchased the shares in January 2003. The Company recorded $2,560 of compensation expense in 2002 and $0 in 2003. The shares were repurchased for fair market value and recorded as treasury stock during 2003.

Effective May 31, 2003, the Company adopted the 2003 Management Share Option Program (the Plan) to foster and promote the long-term financial success of the Company and its affiliates and thereby increase shareholder value. The Plan provides for the award of incentive stock options to those officers and management employees who make substantial contributions to the Company or its affiliates. The share option exercise price may not be less than 20% of the fair market value of the shares at time of grant. The Board of Directors has authorized 19,250 shares for grant under the Plan. Options vest upon a change in control, an IPO or a reverse merger that results in the Company becoming publicly traded. Because vesting of these options is based on a change in control, the number of shares to be issued could not be determined at the grant date. Therefore, the measurement date is not the same as the grant date. Compensation expense will be measured when the change in control occurs which is the first date at which vesting is probable.

Upon a change in control, the options will be recorded and measured under variable accounting, in accordance with APB No. 25. The options generally expire upon the earlier of the termination of the employee or 10 years from the grant date.

All options will vest in connection with the Pending Transaction (see Note 17). Coincident with the vesting of the options, the Company will measure and record compensation expense related to these options based on the then current fair value of the options.

Effective September 15, 2003, the Company adopted the Senior Management Share Purchase Program (the Share Plan). In December 2003, the Company sold a total of 14,007 shares of restricted stock to certain key employees under the Share Plan. The vesting of the restricted shares is contingent upon the occurrence of a change in control. In accordance with APB No. 25, the shares are recorded and measured under variable accounting; however, the Company will not recognize an expense until a change in control occurs. The total fair value of the shares at December 31, 2003 was $4,389, while the total amount contributed by the employees was $1,525. The Company recorded the difference between fair value and purchase price of $2,864 as deferred compensation and additional paid in capital. Certain participants in the restricted stock purchase were granted loans by the Company to purchase shares. In accordance with EITF 85-1, Classifying Notes Received for Capital Stock, the loans are recorded as contra equity in the Company’s statement of stockholders’ deficit.

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

The Company’s stock option activity and related information as of December 31, 2003 and changes during the year then ended, are presented below.

	Number of Shares	Range of Exercise Price	Weighted Average Exercise Price
Outstanding, December 31, 2001	–	–	–
Outstanding, December 31, 2002	–	–	–
Granted	16,821	$78.00–$312.00	$110.52
Terminations	(1,400)		78.00

Outstanding, December 31, 2003	15,421	$78.00–$312.00	$113.48

Exercisable, December 31, 2003	–	–	–

The range of exercise prices of options outstanding and exercisable at December 31, 2003 is as follows:

Exercise Price	Number of Shares Outstanding	Weighted- Average Remaining Contractual Life (in Years)	Number of Shares Vested	Weighted- Average Remaining Contractual Life Shares Vested
$78.00	13,083	9.6	–	–
$312.00	2,338	9.6	–	–

	15,421	9.6	–	–

SFAS No. 123 requires the measurement of the fair value of the employee stock-based awards to be included in the consolidated statements of operations or disclosed in the financial statements.

The Company has determined that it will account for stock-based compensation granted to employees under APB No. 25, and will elect the disclosure-only alternative under SFAS No. 123. As both the stock options and restricted stock only vest under a change in control, there is currently no difference in compensation expense charged to the consolidated statements of operations under the two methods thus the proforma net income under SFAS No. 123 and the reported net income are identical.

15.    Restructuring Charges

During fiscal 2002, the Company approved a restructuring program to reduce its cost structure in its North American operations Clothing segment and recorded a restructuring charge of $8,497 related primarily to impairment of assets. This restructuring program included reductions in workforce, re-sizing of facilities and the transition of certain facilities into new customer development sites. There were no restructuring charges in the Company’s Roll segment during 2002. Restructuring charges are included in general and administrative expense.

For fiscal year 2003, the Company charged a total of $10,971 for restructuring related costs against earnings in the Clothing and Rolls segments consisting of $5,186 and $5,785, respectively. These restructuring charges included employee severance and benefit costs, property and equipment write-offs, and costs related to facility

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

closures. The employee severance and benefit costs for fiscal 2003 related to the termination of approximately 135 employees, the majority of which were engaged in direct manufacturing facilities in North America.

In January 2004, the Company announced that it will be closing its manufacturing facilities in Farmville, Virginia and Spartanburg, South Carolina, and transferring production from another North American plant in 2004. This initiative is part of the Company’s long-term strategy to reduce production costs and improve long-term competitiveness. The closures of these facilities are expected to result in a pre-tax restructuring and other expense charge of approximately $4,200 (unaudited).

The table below sets forth the significant components and activity in the restructuring program during fiscal 2002:

	Balance at December 31 2001	Charges	Write- offs	Cash Payments	Balance at December 31 2002
Severance	$292	$44	$–	$(266)	$70
Facility costs	511	69	–	(285)	295
Asset impairment	–	8,384	(8,384)	–	–

Total	$803	$8,497	$(8,384)	$(551)	$365

The table below sets forth the significant components and activity in the restructuring program during fiscal 2003:

	Balance at December 31 2002	Charges	Write- offs	Cash Payments	Balance at December 31 2003
Severance	$70	$3,583	$–	$(1,885)	$1,768
Facility costs	295	2,619	(1,356)	(1,519)	39
Asset impairment	–	4,769	(4,769)	–	–

Total	$365	$10,971	$(6,125)	$(3,404)	$1,807

16.    Business Segment and Geographic Region Information

The Company is a global manufacturer and supplier of products used in the production of paper, which is organized into two reportable segments: Clothing and Roll Covers. The Clothing segment represents the manufacture and sale of synthetic textile belts used to transport paper along the length of papermaking machines. The Roll Covers segment represents the manufacture, installation and refurbishment of covers used on the steel rolls of a papermaking machine. The Company manages each of these operating segments separately.

Management evaluates segment performance based on earnings before interest, taxes, depreciation and amortization before allocation of corporate charges. Such measure is then adjusted to exclude items that are of an unusual nature and are not used in measuring segment performance or are not segment specific (“Segment Earnings”). The accounting policies of these segments are the same as those described in Accounting Policies in Note 2. Inter-segment net sales and inter-segment eliminations are not material for any of the periods presented.

The “Corporate” column consists of headquarters related assets and expenses that are not allocable to reportable segments. Significant Corporate assets include cash, investments in subsidiaries and deferred financing costs.

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

Corporate depreciation and amortization consists primarily of deferred financing costs. Corporate segment earnings consists of general and administrative expenses. The “Eliminations” column represents eliminations of investments in subsidiaries.

Summarized financial information for the Company’s reportable segments is presented in the tables that follow for each of the three years in the period ended December 31, 2003.

	Clothing	Roll Covers	Corporate	Eliminations	Total
2001:

Net sales	$312,944	$186,902	$–	$–	$499,846
Depreciation and amortization (1)	35,842	33,423	362	–	69,627
Segment Earnings (Loss)	95,925	70,139	(13,732)	–	–
Total assets	522,114	401,695	320,456	(355,272)	888,993
Capital expenditures	23,683	8,843	132	–	32,658

2002:

Net sales	$321,864	$193,081	–	–	$514,945
Depreciation and amortization (1)	31,617	15,584	378	–	47,579
Segment Earnings	103,062	69,503	449	–	–
Total assets	545,588	419,084	336,687	(376,083)	925,276
Capital expenditures	18,957	9,103	235	–	28,295

2003:

Net sales	$361,966	$198,702	–	–	$560,668
Depreciation and amortization (1)	32,387	15,627	221	–	48,235
Segment Earnings (Loss)	118,505	66,490	(10,471)	–	–
Total assets	595,620	443,384	342,550	(394,748)	986,806
Capital expenditures	34,579	9,802	42	–	44,423

(1)	As discussed in Note 2, the Company ceased amortization of goodwill in 2002 based on its adoption of SFAS No. 142. Depreciation and amortization excludes amortization of financing costs of $3,465, $3,146 and $1,032 for 2001, 2002 and 2003, respectively.

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

Provided below is a reconciliation of Segment Earnings to income before provision of income taxes and cumulative change in accounting principle for each of the three years in the period ended December 31.

	2001	2002	2003
Segment Earnings:
Clothing	$95,925	$103,062	$118,505
Roll Covers	70,139	69,503	66,490
Corporate	(13,732)	449	(10,471)
Stock-based compensation	–	(2,560)	–
Cumulative effect of change in accounting principle, net of income tax benefit	835	–	–
Net interest expense	(69,912)	(60,165)	(63,290)
Depreciation and amortization (2)	(69,627)	(47,579)	(48,235)
Restructuring costs	–	(8,497)	(10,971)
Unrealized foreign exchange gain (loss) on revaluation of debt	7,804	(1,989)	(11,881)
Expenses related to refinancing	(3,100)	(38,437)	(3,166)

Income before provision for income taxes and cumulative change in accounting principle	$18,332	$13,787	$36,981

(2)	Net of amortization of deferred finance costs that are charged to interest expense.

Information concerning principal geographic areas is set forth below. Net sales amounts are by geographic area of product destination. Net sales is for the years ended December 31 and net long-lived asset amounts are as of December 31.

	North America	Europe	Asia- Pacific	Other	Total
2001:

Net sales (3)	$222,410	$157,422	$60,531	$59,483	$499,846
Net long-lived assets (4)	325,363	307,482	10,262	21,581	664,688

2002:

Net sales (3)	$220,115	$171,828	$63,994	$59,008	$514,945
Net long-lived assets (4)	304,965	343,884	10,234	12,409	671,492

2003:

Net sales (3)	$224,696	$201,913	$71,825	$62,234	$560,668
Net long-lived assets (4)	300,022	405,919	10,643	20,251	736,835

(3)	Included in North America are net sales in the United States of $171,602, $161,986 and $160,692 for 2001, 2002 and 2003, respectively.
(4)	Long-lived assets are comprised of property, plant and equipment, goodwill and other intangible assets.
(5)	Included in North America are long-lived assets in the United States of $274,655, $255,736 and $235,637 as of December 31, 2001, 2002 and 2003, respectively.

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

17.    Pending Transaction (unaudited)

Xerium Technologies, Inc. is an indirect, wholly owned-subsidiary of Xerium S.A. In connection with its initial public offering (“the offering”) as described in its Registration Statement as filed on Form S-1, Xerium Technologies, Inc. will undergo a reorganization and, after the offering, will, directly or indirectly, hold all of the current operating subsidiaries and related holding companies of the corporate group, excluding the current parent, Xerium S.A. and its two immediate subsidiaries Xerium 2 S.A. and Xerium 3 S.A.

In connection with the offering, Xerium Technologies, Inc. will engage in transactions summarized as follows:

•	It will issue 52,059,267 IDSs, representing 52,059,267 shares of $.01 par value Class A common stock and $372,224 of 12.75% senior subordinated notes due 2019, of which (assuming no exercise of the underwriters’ over-allotment option):

•	28,125,000 IDSs, representing 28,125,000 shares of Class A common stock and $201,094 of notes, will be offered to the public; and

•	23,934,267 IDSs, representing 23,934,267 shares of Class A common stock and $171,130 of notes, will be issued to its existing equity investors.

•	It will offer to the public $45,261 of 12.75% senior subordinated notes due 2019 that are sold separately (i.e., not represented by IDSs).

•	It will issue 4,912,500 shares of $.01 par value Class B common stock to its existing equity investors, including directors and members of senior management, in exchange for a portion of their existing equity interests. The Class B common stock may, at the option of the holder but subject to the satisfaction of certain conditions, be exchanged for IDSs at an exchange rate of one IDS for each share of Class B common stock, subject to adjustment in the event of a stock split, recombination or reclassification of the Class B common stock. Such exchange will not occur before the second anniversary of the closing of the offering. The conditions to such exchange include financial tests relating to Adjusted EBITDA and excess cash (as such terms are defined in the indenture governing the notes). Following the fifth anniversary of the offering, the Adjusted EBITDA and excess cash tests will no longer apply and the Class B common stock may be exchanged at the option of the holder for IDSs, subject only to the satisfaction of the other conditions to such exchange. In addition, immediately prior to the completion of any transaction after which no notes will remain outstanding, including the maturity of the notes, each share of Class B common stock will, at the option of the holder, be exchanged for one IDS, subject to adjustment in the event of a stock split, recombination or reclassification of the Class B common stock, regardless of when the transaction occurs or whether the other conditions to the exchange are satisfied. See “Related Party Transactions—Investor Rights Agreement.”

If all of the IDSs have automatically separated or are otherwise not outstanding at the time of any such exchange, each share of Class B common stock will be exchanged for one share of Class A common stock, subject to adjustment in the event of a stock split, recombination or reclassification of the Class A common stock or Class B common stock, and a note having a principal amount equal to each note that was represented by an IDS. However, if the notes are not outstanding at the time of such exchange, each share of Class B common stock will be exchanged for 1.8079 shares of Class A common stock, subject to adjustment in the event of a stock split, recombination or reclassification of the Class A common stock or Class B common stock.

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

•	It will enter into a new $535,000 credit facility consisting of a revolving credit facility in an aggregate principal amount of up to $100,000 (to be reduced to $50,000 after the first anniversary of the completion of the offering) and a $435,000 term loan facility. The new credit facility will have a 4.5 year maturity except the $60,000 portion of the term loan allocated to Canadian borrowers, which will have a 5 year maturity. Borrowings under the new credit facility will bear interest at either (a) LIBOR plus the applicable margin or (b) the Euribor rate plus the applicable margin, in each case in addition to certain other mandatory costs associated with syndication in the European markets. The applicable margin for LIBOR and Euribor loans is 2.50% and may be reduced with respect to revolving loans to 2.25% and 2.00% based on a senior leverage test. After the completion of the offering, the Company intends to enter into interest rate swap contracts that it expects will, based upon current market rates for such agreements, effectively fix the interest rate on the term loan portion of the new credit facility at 6.00%, although such rate is subject to change until we enter into such agreements.

Additionally, the Company will repay all of its existing long-term indebtedness which includes the senior credit facility, mezzanine credit facility, noninterest-bearing shareholder notes and other long-term debt, as discussed in Note 8, as well as contractual payments under various rate swaps ($9,282 as of December 31, 2003) which were used to hedge floating rate senior and mezzanine debt.

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

Certain of the 100% owned subsidiaries of Xerium Technologies, Inc. will guarantee repayment of the notes issued in the offering. These guarantees will be full and unconditional and joint and several. There are no significant restrictions on the ability of any guarantor subsidiary to obtain funds from its subsidiaries by dividend or loan. The notes issued in the offering will not be guaranteed by certain foreign subsidiaries.

Consolidating financial information related to the Company and its guarantor subsidiaries and non-guarantor subsidiaries as of December 31, 2002 and 2003, and for each of the fiscal years ended December 31, 2001, 2002 and 2003 is disclosed to comply with the reporting requirements of the guarantor subsidiaries as follows. The “Parent” columns include the activities of Xerium S.A. and its two immediate subsidiaries, Xerium 2 S.A. and Xerium 3 S.A.:

Condensed Consolidating Balance Sheets

	December 31, 2002
	Guarantor	Nonguarantor	Parent	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$16,659	$14,811	$1,364	$–	$32,834
Accounts receivable, net	51,997	48,029	1,693	–	101,719
Inventories, net	61,481	41,367	–	(1,241)	101,607
Prepaid expenses	2,467	1,275	–	–	3,742
Other current assets	578	3,984	1,125	–	5,687

Total current assets	133,182	109,466	4,182	(1,241)	245,589
Property, plant and equipment, net	172,931	185,710	–	–	358,641
Goodwill	124,977	145,220	4,367	–	274,564
Intangible assets, net	36,766	456	1,065	–	38,287
Other assets/investment in subsidiaries	31,778	(936)	84,847	(107,494)	8,195

Total assets	$499,634	$439,916	$94,461	$(108,735)	$925,276

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Notes payable	$8,766	$520	$–	$–	$9,286
Accounts payable	14,316	18,608	–	–	32,924
Accrued liabilities	40,464	43,396	6,181	–	90,041
Current maturities of long-term debt	19,565	7,752	3,874	–	31,191

Total current liabilities	83,111	70,276	10,055	–	163,442
Funding loans	17,343	157,609	(174,952)	–	–
Long-term debt, net of current maturities	465,369	80,556	209,799	–	755,724
Deferred taxes		(1,078)	1,078	–	–
Pension, other postretirement and postemployment obligations	46,583	29,645	–	–	76,228
Other liabilities		1,631	–	–	1,631
Stockholders’ equity (deficit)	(112,772)	101,277	48,481	(108,735)	(71,749)

Total liabilities and stockholders’ deficit	$499,634	$439,916	$94,461	$(108,735)	$925,276

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

	December 31, 2003
	Guarantor	Nonguarantor	Parent	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$5,777	$15,611	$906	$–	$22,294
Accounts receivable, net	49,841	54,891	1,962	–	106,694
Inventories, net	64,944	49,724	–	(1,244)	113,424
Prepaid expenses	2,762	915	–	–	3,677
Other current assets	56	1,022	333	–	1,411

Total current assets	123,380	122,163	3,201	(1,244)	247,500
Property, plant and equipment, net	173,913	223,590	–	–	397,503
Goodwill	123,755	174,294	5,521	–	303,570
Intangible assets, net	33,838	630	1,294	–	35,762
Other assets/investment in subsidiaries	27,010	1,489	101,937	(127,965)	2,471

Total assets	$481,896	$522,166	$111,953	$(129,209)	$986,806

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Notes payable	$11,498	$633	$–	$–	$12,131
Accounts payable	13,054	23,975	917	–	37,946
Accrued liabilities	24,615	36,616	3,423	–	64,654
Current maturities of long-term debt	23,029	10,038	4,595	–	37,662

Total current liabilities	72,196	71,262	8,935	–	152,393
Funding loans	26,552	159,192	(185,744)	–	–
Long-term debt, net of current maturities	458,704	85,584	229,536	–	773,824
Deferred taxes	3,280	17,393	4,895	–	25,568
Pension, other postretirement and postemployment obligations	50,272	37,335	–	–	87,607
Other liabilities		59	–	–	59
Stockholders’ equity (deficit)	(129,108)	151,341	54,331	(129,209)	(52,645)

Total liabilities and stockholders’ deficit	$481,896	$522,166	$111,953	$(129,209)	$986,806

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

Condensed Consolidating Statements of Operations

	Year ended December 31, 2001
	Guarantor	Nonguarantor	Parent	Eliminations	Consolidated
Net sales	$277,836	$242,998	$–	$(20,988)	$499,846
Costs and expenses:
Cost of products sold	154,289	122,601	–	(20,988)	255,902
Selling	29,173	29,939	–	–	59,112
General and administrative	35,239	52,733	1,057	–	89,029
Research and development	4,718	1,821	–	–	6,539

Income (loss) from operations	54,417	35,904	(1,057)	–	89,264
Interest expense, net	(29,648)	(22,433)	(17,831)	–	(69,912)
Other income	–	–	63,334	(63,334)	–
Foreign exchange gain (loss)	8,275	63	(6,258)	–	2,080
Loss on early extinguishment of debt	–	–	(3,100)	–	(3,100)

Income before provision for income taxes	33,044	13,534	35,088	(63,334)	18,332
Provision for income taxes	10,683	11,233	–	–	21,916

Income (loss) before cumulative change in accounting principle	22,361	2,301	35,088	(63,334)	(3,584)
Cumulative effect of change in accounting principle, net of income tax benefit of $204	(374)	–	(461)	–	(835)

Net income (loss)	$21,987	$2,301	$34,627	$(63,334)	$(4,419)

	Year ended December 31, 2002
	Guarantor	Nonguarantor	Parent	Eliminations	Consolidated
Net sales	$278,514	$258,538	$–	$(22,107)	$514,945
Costs and expenses:
Cost of products sold	152,010	126,903	–	(22,107)	256,806
Selling	29,295	31,656	–	–	60,951
General and administrative	53,698	29,584	4,456	–	87,738
Research and development	5,171	2,612	–	–	7,783

Income (loss) from operations	38,340	67,783	(4,456)	–	101,667
Interest expense, net	(31,454)	(19,009)	(9,702)	–	(60,165)
Other income	–	–	43,273	(43,273)	–
Foreign exchange gain (loss)	(5,857)	330	13,970	–	8,443
Loss on early extinguishment of debt	(14,493)	(6,589)	(15,076)	–	(36,158)

Income (loss) before provision for income taxes	(13,464)	42,515	28,009	(43,273)	13,787
Provision (benefit) for income taxes	1,650	13,468	(1,801)	–	13,317

Net income (loss)	$(15,114)	$29,047	$29,810	$(43,273)	$470

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

	Year ended December 31, 2003
	Guarantor	Nonguarantor	Parent	Eliminations	Consolidated
Net sales	$286,035	$298,132	$–	$(23,499)	$560,668
Costs and expenses:
Cost of products sold	156,788	150,811	–	(23,499)	284,100
Selling	30,915	36,159	–	–	67,074
General and administrative	49,098	42,129	2,180	–	93,407
Research and development	5,204	1,889	–	–	7,093

Income (loss) from operations	44,030	67,144	(2,180)	–	108,994
Interest expense, net	(33,581)	(19,050)	(10,659)	–	(63,290)
Foreign exchange gain (loss)	(19,372)	(48)	11,370	–	(8,050)
Loss on early extinguishment of debt	(673)		–	–	(673)

Income (loss) before provision for income taxes	(9,596)	48,046	(1,469)	–	36,981
Provision for income taxes	11,276	18,350	4,319	–	33,945

Net income (loss)	$(20,872)	$29,696	$(5,788)	$–	$3,036

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

Condensed Consolidating Statements of Cash Flows

	Year ended December 31, 2001
	Guarantor	Nonguarantor	Parent	Elimination	Consolidated
Operating activities
Net cash provided by operating activities	$37,912	$33,036	$86,021	$(63,334)	$93,635
Investing activities
Capital expenditures, gross	(17,445)	(15,213)	–	–	(32,658)
Other	(109,910)	(7,828)	47,802	63,334	(6,602)

Net cash provided by (used in) investing activities	(127,355)	(23,041)	47,802	63,334	(39,260)

Financing activities
Proceeds from borrowings (maturities of 90 days or less)	(1,539)	(958)	(5,212)	–	(7,709)
Proceeds from borrowings (maturities longer than 90 days)	(4,459)	(5,217)	71,368	–	61,692
Principal payments on long-term debt	(25,850)	(5,144)	(87,904)	–	(118,898)
Other, including refunding loans	108,025	1,698	(109,723)	–	–

Net cash provided by (used in) financing activities	76,177	(9,621)	(131,471)	–	(64,915)

Effect of exchange rate changes on cash flows	7,226	(8,608)	(3,416)	–	(4,798)

Net decrease in cash	(6,040)	(8,234)	(1,064)	–	(15,338)
Cash and cash equivalents at beginning of year	10,548	17,272	1,333	–	29,153

Cash and cash equivalents at end of year	$4,508	$9,038	$269	$–	$13,815

	Year ended December 31, 2002
	Guarantor	Nonguarantor	Parent	Elimination	Consolidated
Operating activities
Net cash provided by operating activities	$48,435	$52,735	$66,518	$(43,273)	$124,415
Investing activities
Capital expenditures, gross	(15,843)	(12,452)	–	–	(28,295)
Other	(79,643)	826	31,936	43,273	(3,608)

Net cash provided by (used in) investing activities	(95,486)	(11,626)	31,936	43,273	(31,903)

Financing activities
Proceeds from borrowings (maturities longer than 90 days)	483,556	70,273	48,087	–	601,916
Principal payments on long-term debt	(235,274)	(64,510)	(346,636)	–	(646,420)
Payments on refinancing activities	(10,965)	(3,767)	–	–	(14,732)
Other, including refunding loans	(163,996)	(33,096)	194,095	–	(2,997)

Net cash provided by (used in) financing activities	73,321	(31,100)	(104,454)	–	(62,233)

Effect of exchange rate changes on cash flows	(14,119)	(4,236)	7,095	–	(11,260)

Net increase in cash	12,151	5,773	1,095	–	19,019
Cash and cash equivalents at beginning of year	4,508	9,038	269	–	13,815

Cash and cash equivalents at end of year	$16,659	$14,811	$1,364	$–	$32,834

XERIUM S.A.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

	Year ended December 31, 2003
	Guarantor	Nonguarantor	Parent	Elimination	Consolidated
Operating activities
Net cash provided by operating activities	$48,036	$57,658	$1,317	$–	$107,011
Investing activities
Capital expenditures, gross	(19,794)	(24,629)	–	–	(44,423)
Other	2,752	2,007	–	–	4,759

Net cash used in investing activities	(17,042)	(22,622)	–	–	(39,664)

Financing activities
Proceeds from borrowings (maturities longer than 90 days)	–	–	134,260	–	134,260
Principal payments on long-term debt	(14,306)	(9,425)	(175,521)	–	(199,252)
Payments on refinancing activities	–	–	(13,875)	–	(13,875)
Other, including refunding loans	(7,268)	(28,949)	32,428	–	(3,789)

Net cash used in financing activities	(21,574)	(38,374)	(22,708)	–	(82,656)

Effect of exchange rate changes on cash flows	(20,302)	4,138	20,933	–	4,769

Net increase (decrease) in cash	(10,882)	800	(458)		(10,540)
Cash and cash equivalents at beginning of year	16,659	14,811	1,364	–	32,834

Cash and cash equivalents at end of year	$5,777	$15,611	$906	$–	$22,294

XERIUM S.A.

UNAUDITED CONSOLIDATED BALANCE SHEETS

	December 31, 2003	June 30, 2004
	(dollars in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$22,294	$11,543
Accounts receivable (net of allowance for doubtful accounts of $2,313 at December 31, 2003 and $1,937 at June 30, 2004)	106,694	106,853
Inventories	113,424	113,393
Prepaid expenses	3,677	7,449
Other assets	1,411	2,758

Total current assets	247,500	241,996
Property and equipment, net	397,503	392,532
Goodwill	303,570	298,873
Intangible assets and deferred financing costs, net	35,762	33,120
Other assets	2,471	3,078

Total assets	$986,806	$969,599

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Notes payable	$12,131	$25,775
Accounts payable	37,946	34,731
Accrued expenses	64,654	48,815
Current maturities of long-term debt	37,662	41,539

Total current liabilities	152,393	150,860
Long-term debt, net of current maturities	773,824	743,263
Deferred taxes	25,568	25,146
Pension, other postretirement and postemployment obligations	87,607	87,047
Other liabilities	59	654
Stockholders’ deficit
Common stock, € 2 stated value, 569,563 shares authorized and issued at December 31, 2003 and June 30, 2004	1,150	1,150
Treasury stock, at cost—22,750 shares at December 31, 2003 and 18,250 shares at June 30, 2004	(5,658)	(4,969)
Paid-in capital	10,915	13,103
Deferred compensation	(2,864)	(3,718)
Accumulated deficit	(21,831)	(7,422)
Accumulated other comprehensive loss	(34,357)	(35,515)

Total stockholders’ deficit	(52,645)	(37,371)

Total liabilities and stockholders’ deficit	$986,806	$969,599

See accompanying notes.

XERIUM S.A.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three months ended June 30		Six months ended June 30
	2003	2004	2003	2004
	(dollars in thousands except per share data)
Net sales	$143,454	$143,272	$273,832	$290,074
Costs and expenses:
Cost of products sold	71,611	73,194	137,539	148,084
Selling	17,089	18,110	32,908	36,447
General and administrative	18,536	25,494	44,825	47,269
Research and development	2,153	2,130	3,957	4,315

	109,389	118,928	219,229	236,115

Income from operations	34,065	24,344	54,603	53,959
Interest expense	(16,367)	(16,479)	(31,017)	(33,079)
Interest income	167	122	318	225
Foreign exchange gain (loss)	(859)	471	(4,302)	2,171
Loss on early extinguishment of debt	–	–	(673)	–

Income before provision for income taxes	17,006	8,458	18,929	23,276
Provision for income taxes	5,226	3,222	5,818	8,867

Net income	$11,780	$5,236	$13,111	$14,409

Net income per share:
Basic	$21.20	$9.19	$23.60	$25.30
Diluted	$21.20	$9.19	$23.60	$25.30
Shares used in computing net income per share:
Basic	555,556	569,563	555,556	569,563
Diluted	555,556	569,563	555,556	569,563

See accompanying notes.

XERIUM S.A.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six months ended June 30
	2003	2004
	(dollars in thousands)
Operating activities
Net income	$13,111	$14,409
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	21,774	22,163
Amortization of intangibles	2,057	2,085
Deferred financing cost amortization	504	489
Unrealized foreign exchange (gain) loss on revaluation of debt	6,786	(2,583)
Deferred taxes	(1,826)	(497)
Deferred interest	5,861	907
Loss on early extinguishment of debt	673	–
Change in assets and liabilities net of effect of acquired businesses which provided (used) cash:
Accounts receivable	1,521	(1,631)
Inventories	(3,604)	(2,778)
Prepaid expenses	(3,169)	(3,881)
Other current assets	3,944	291
Accounts payable and accrued expenses	(5,920)	(4,577)
Deferred and other long term liabilities	1,240	1,341
Other	2,614	3,572

Net cash provided by operating activities	45,566	29,310
Investing activities
Capital expenditures, gross	(19,508)	(29,841)
Proceeds from disposals of property and equipment	2,688	965
Other	423	(2)

Net cash used in investing activities	(16,397)	(28,878)
Financing activities
Net increase in borrowings (maturities of 90 days or less)	1,167	13,851
Proceeds from borrowings (maturities longer than 90 days)	133,830	–
Principal payments on debt	(151,178)	(17,820)
Purchase of common stock	(4,218)	–
Payments on refinancing activities	(12,444)	–
Other	(773)	(5,069)

Net cash used in financing activities	(33,616)	(9,038)

Effect of exchange rate changes on cash flows	(4,528)	(2,145)

Net decrease in cash	(8,975)	(10,751)
Cash and cash equivalents at beginning of period	32,834	22,294

Cash and cash equivalents at end of period	$23,859	$11,543

See accompanying notes.

XERIUM S.A.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands except per share data)

June 30, 2004

1.    Company History

Xerium S.A. (the Company), a Luxembourg company incorporated in 1999 with no previous operations, acquired the Paper Technology Group from Invensys plc on December 3, 1999. The principal business of the Company is the production and sale of paper machine clothing, roll coverings and spreader rolls used primarily on papermaking machines. Operations are strategically located in the major papermaking regions of the world, including the United States (US), Canada, the United Kingdom, Continental Europe, Asia Pacific and South America. As discussed in Note 13, the Company will undergo a reorganization with its initial public offering.

2.    Interim Financial Statements

The accompanying unaudited consolidated interim financial statements at June 30, 2004 and for the three and six months ended June 30, 2003 and 2004 include the accounts of the Company and its wholly-owned subsidiaries and have been prepared in conformity with accounting principles generally accepted in the United States (GAAP) for interim financial reporting and pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, such financial statements do not include all of the information and footnotes required by GAAP for complete financial statements. GAAP requires the Company’s management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results could differ from those estimates. The interim results presented herein are not necessarily indicative of the results to be expected for the entire year. In management’s opinion, these unaudited consolidated interim financial statements contain all adjustments of a normal recurring nature necessary for a fair presentation of the financial statements for the interim periods presented. These unaudited consolidated interim financial statements should be read in conjunction with the audited consolidated financial statements of the Company for the year ended December 31, 2003.

3.    Accounting Policies

Derivatives and Hedging

The Company has entered into several types of derivatives instruments. Certain of these derivatives are treated as hedges under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, and include interest rate swaps and caps that qualify as cash flow hedges, and foreign currency forward contracts that qualify as either cash flow or fair value hedges. The Company has also entered into swaptions, which do not qualify for hedge accounting treatment under SFAS No. 133.

(a)	Cash Flow and Fair Value Hedges

The Company utilizes interest rate swaps and caps to reduce interest rate risks and utilizes foreign currency forward contracts to manage risk exposure to movements in foreign exchange rates.

The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk management objectives and strategies for undertaking various hedge transactions. The Company links all hedges that are designated as fair value hedges to specific assets or liabilities on the consolidated balance sheets or to the specific firm commitments. The Company links all hedges that are designated as cash flow hedges to forecasted transactions or to floating-rate liabilities on the consolidated balance sheets. The Company also assesses, both at inception of the hedge and on an ongoing basis, whether the derivatives used in hedging transactions are highly effective in offsetting changes in fair values or cash

XERIUM S.A.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

flows of hedged items. Should it be determined that a derivative is not highly effective as a hedge, the Company will discontinue hedge accounting prospectively. The Company’s derivative activities are as follows:

(i)	Cash Flow Hedges

The Company’s interest rate swap and cap agreements effectively convert a portion of its floating-rate debt to a fixed-rate basis, thus reducing the impact of interest-rate changes on future interest expense. The fair value of the interest rate derivative contracts is approximately $(9,282) and $(3,683) at December 31, 2003 and June 30, 2004, respectively, and is included in accrued expenses. All changes in the fair value of these contracts are recorded in other comprehensive loss.

The Company, from time to time, enters into forward exchange contracts to fix currencies at specified rates based on expected future cash flows to protect against the fluctuations in cash flows resulting from sales denominated in foreign currency over the next year. The value of these contracts is recognized at fair value based on market exchange forward rates. The fair value of these contracts represented an asset and amounted to $2,832 and $657 at December 31, 2003 and June 30, 2004, respectively. The change in fair value of these contracts is included in other comprehensive loss.

(ii)	Fair Value Hedges

The Company is subject to exposure from fluctuations in foreign currencies. To manage this exposure, the Company uses foreign exchange forward contracts. The value of these contracts is recognized at fair value based on forward market exchange rates and is included in general and administrative expense. The amount was not deemed material to the Company’s consolidated statements of operations for the three months and six months ended June 30, 2003 and June 30, 2004.

(b)	Other Derivatives

The Company’s interest rate swaption agreements allow the counterparties the option to enter into interest rate swaps through 2004. If exercised, the effect of these instruments is to negate cash flows from certain of the currently outstanding interest rate swaps. These swaptions are written options. The value of these contracts is recognized at fair value based on market valuations and is included in general and administrative expense. The obligation arising from the fair value of interest rate swaption contracts was included in accrued expenses and not deemed material at December 31, 2003 and June 30, 2004.

Goodwill

The Company adopted SFAS No. 142, Accounting for Goodwill and Other Intangible Assets, on January 1, 2002. SFAS No. 142 requires that goodwill and intangible assets that have indefinite lives not be amortized but, instead, must be tested at least annually for impairment or whenever events or business conditions warrant. The Company performs the test for goodwill impairment as of December 31st each year. The results of the last test for December 2003 indicated that there was no impairment of goodwill.

Net Income Per Common Share

Net income per common share has been computed and presented pursuant to the provisions of SFAS No. 128, “Earnings per Share.” Net income per share is based on the weighted-average number of shares outstanding during the period. Net income per share assuming dilution is based on the weighted-average number of shares and potential common shares for stock options outstanding during the period using the treasury stock method. In accordance with SFAS No. 128, the Company has not included any of its options, all of which are unvested, in

XERIUM S.A.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

the weighted-average number of shares. The vesting of the Company’s outstanding options is contingent upon a change in control. As of June 30, 2004, no change in control has occurred and as such, the options are excluded from the calculation of weighted-average number of shares used in the diluted earnings per share.

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2004	2003	2004
Weighted-average Common Shares Outstanding—Basic	555,556	569,563	555,556	569,563
Dilutive Effect of Options Outstanding	–	–	–	–

Weighted-average Common Shares Outstanding—Diluted	555,556	569,563	555,556	569,563

New Accounting Standards

In January 2003, the Financial Accounting Standards Board (FASB) issued Interpretation No. 46, Consolidation of Variable Interest Entities, to clarify the conditions under which the assets, liabilities, and activities of another entity should be consolidated into the financial statements of a company. Interpretation No. 46 requires the consolidation of a variable interest entity (VIE) by a company that bears the majority of the risk of loss from the VIE’s activities or is entitled to receive the majority of the VIE’s residual returns. In October 2003, the FASB issued FASB Staff Position No. 46-6 (FSP FIN 46-6), deferring the effective date for applying the provisions of Interpretation 46 to interests held by public entities in variable interest entities or potential variable interest entities created before February 1, 2003 until the end of fiscal periods ending after December 15, 2003. This Interpretation applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The Interpretation applies to public enterprises as of the beginning of the applicable interim or annual period. The Company’s adoption of FIN 46 had no material impact on the Company’s consolidated financial statements.

In December 2003, the Financial Accounting Standards Board (FASB) issued Statement No. 132 (revised 2003), Employers’ Disclosures about Pensions and Other Postretirement Benefits (SFAS No. 132), to improve financial statement disclosures for defined benefit plans and requires interim-period disclosure of the components of net periodic benefit cost and, if significantly different from previously disclosed amounts, the amounts of contributions and projected contributions to fund pension plans and other postretirement benefit plans. The Company has adopted this statement for the three and six months ended June 30, 2004 (See Note 6).

4.    Inventories

The components of inventories are as follows at:

	December 31, 2003	June 30, 2004
Raw materials	$19,640	$19,565
Work in process	33,718	35,198
Finished units	60,066	58,630

	$113,424	$113,393

5.    Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future consequences attributable to

XERIUM S.A.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, representing future tax benefits, are reduced by a valuation allowance when the determination can be made that it is “more likely than not” that all or a portion of the related tax asset will not be realized. The deferred tax provision or benefit represents the change in deferred tax assets and liabilities, excluding any amounts accounted for as components of other comprehensive loss, from the prior year.

The Company’s effective tax rate is 31% for the three and six months ended June 30, 2003 as compared with 38% for the three and six months ended June 30, 2004 and the Company expects the effective tax rate to remain unchanged for the remainder of 2004.

6.    Pensions, Other Postretirement and Postemployment Benefits

The Company has pension plans covering substantially all of its US and Canadian employees, and employees of certain subsidiaries in other countries. Benefits are generally based on the employee’s years of service and compensation. The US and Canadian plans are funded in conformity with the funding requirements of applicable government regulations, and most of the other plans are unfunded.

In addition to providing pension benefits, the Company sponsors various unfunded defined contribution plans that provide for retirement benefits to employees, some in accordance with local government requirements.

Also, the Company sponsors an unfunded plan that offers the opportunity to obtain health care benefits to substantially all retired US employees and their covered dependents and beneficiaries. A portion of this plan is contributory, with retiree contributions adjusted periodically, as well as other cost-sharing features, such as deductibles and coinsurance. Eligibility varies according to date of hire, age and length of service. Certain retirees also have a life insurance benefit provided at no cost.

As required by FASB Statement No. 132 (see Note 3), the following table summarizes the components of net periodic benefit cost:

	Defined Benefit Plans				Other Postretirement Benefit Plans
	Three months ended		Six months ended		Three months ended		Six months ended
	June 30, 2003	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003	June 30, 2004
Service cost	$1,142	$1,330	$2,282	$2,550	$105	$113	$210	$226
Interest cost	1,049	1,212	2,068	2,476	638	713	1,277	1,426
Expected return on plan assets	(530)	(669)	(1,050)	(1,382)	–	–	–	–
Amortization of prior service cost	7	7	14	14	–	–	–	–
Amortization of net loss	81	124	161	249	–	187	–	374

Net periodic benefit cost	$1,749	$2,004	$3,475	$3,907	$743	$1,013	$1,487	$2,026

In December 2003, the FASB issued Staff Position (FSP) 106-1, “Accounting and Disclosure Requirements related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003” (the Act). The Act introduced a prescription drug benefit under Medicare (Medicare Part D) as well as a federal subsidy to sponsors of retiree health care benefit plans that provide a benefit that is at least actuarially equivalent to Medicare Part D. In accordance with this FSP, the Company elected to defer recognition of the provisions of this Act until further guidance was issued. As a result, the provisions of the Act are not reflected in the financial statements or the accompanying notes.

XERIUM S.A.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

In May 2004, the FASB issued FSP 106-2. This FSP provides guidance on the accounting for the effects of the Act and is effective for the third quarter of 2004. The Company is evaluating the impact that the Act and this FSP will have on its financial position and results of operations.

7.    Other Comprehensive Loss

The components of other comprehensive loss were as follows:

	Foreign Currency Translation Adjustment	Minimum Pension Liability	Change in Value of Derivative Instruments	Accumulated Other Comprehensive Loss
Balance at December 31, 2003	$(22,104)	$(5,538)	$(6,715)	$(34,357)
Current period change	(4,834)	–	3,676	(1,158)

Balance at June 30, 2004	$(26,938)	$(5,538)	$(3,039)	$(35,515)

8.    Warranties

The Company sells a number of products and offers warranties on certain products. The specific terms and conditions of these warranties vary depending on the product sold and country in which the product is sold. The Company estimates the costs that may be incurred under its warranties and records a liability for such costs. Factors that affect the Company’s warranty liability include the number of units sold, historical and anticipated rates of warranty claims, cost per claim and new product introduction. The Company periodically assesses the adequacy of its recorded warranty claims and adjusts the amounts as necessary. Changes in the Company’s combined short-term and long-term warranty liabilities during the six months ended June 30, 2004 are as follows:

Balance at December 31, 2003	$1,798
Warranties provided during period	2,261
Settlements made during period	(1,864)
Changes in liability estimates, including expirations	(179)

Balance at June 30, 2004	$2,016

9.    Senior Management Share Purchase Program

Effective September 15, 2003, the Company adopted the Senior Management Share Purchase Program (the Share Plan) and as of December 31, 2003, the Company sold 14,007 shares of restricted stock to certain key employees under the Share Plan. The total fair value of the shares at December 31, 2003 was $4,389, while the amount contributed by the employees was $1,525. The difference of $2,864 was recorded as deferred compensation expense and additional paid-in capital.

During the six months ended June 30, 2004, the Company sold 4,500 shares of treasury stock for $550 under the Share Plan. The fair value of these shares was $1,404 at the time of sale and the Company recorded the $854 difference between fair value and purchase price as deferred compensation during the six months ended June 30, 2004.

In accordance with APB No. 25, shares sold under the Share Plan are recorded and measured under variable accounting; however the Company will not recognize an expense until a change in control occurs.

XERIUM S.A.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

Certain participants in the Share Plan were granted loans by the Company to purchase shares. In accordance with EITF 85-1, Classifying Notes Received for Capital Stock, the loans are recorded as contra equity in the Company’s statement of stockholders’ deficit. In April 2004, the Company forgave $4,095 of these and related loans, including accrued interest expense and income tax gross-up thereon, and charged this amount to general and administrative expenses.

10.    Restructuring Charges

During the six months ended June 30, 2004, the Company announced that it will be closing and/or transferring production from certain of its manufacturing facilities. This initiative is part of the Company’s long-term strategy to reduce production costs and improve long-term competitiveness. Restructuring charges are included in general and administrative expenses.

The table below sets forth the significant components and activity in the restructuring program for the six months ended June 30, 2004:

	Balance at December 31, 2003	Charges	Write-offs	Cash Payments	Balance at June 30, 2004
Severance	$1,768	$1,205	$–	$(1,305)	$1,668
Facility costs and other	39	2,285	–	(2,259)	65
Asset impairment	–	403	(403)	–	–

Total	$1,807	$3,893	$(403)	$(3,564)	$1,733

Restructuring charges by segment are as follows:

	Three months ended		Six months ended
	June 30, 2003	June 30, 2004	June 30, 2003	June 30, 2004
Clothing	$652	$1,978	$3,398	$2,722
Roll Covers	–	833	–	1,171

Total	$652	$2,811	$3,398	$3,893

11.    Business Segment Information

The Company is a global manufacturer and supplier of products used in the production of paper, which is organized into two reportable segments: Clothing and Roll Covers. The Clothing segment represents the manufacture and sale of synthetic textile belts used to transport paper along the length of papermaking machines. The Roll Covers segment represents the manufacture, installation and refurbishment of covers used on the steel rolls of a papermaking machine. The Company manages each of these operating segments separately.

Management evaluates segment performance based on earnings before interest, taxes, depreciation and amortization before allocation of corporate charges. Such measure is then adjusted to exclude items that are of an unusual nature and are not used in measuring segment performance or are not segment specific (“Segment Earnings”). The accounting policies of these segments are the same as those for the Company as a whole. Inter-segment net sales and inter-segment eliminations are not material for any of the periods presented.

XERIUM S.A.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

Summarized financial information for the Company’s reportable segments is presented in the tables that follow for the three and six months ended June 30, 2003 and 2004.

	Clothing	Roll Covers	Corporate	Total
Three Months Ended June 30, 2003:
Net sales	$91,105	$52,349	$–	$143,454
Segment Earnings (Loss)	31,288	18,790	(2,072)	–
Three Months Ended June 30, 2004:
Net sales	$93,532	$49,740	$–	$143,272
Segment Earnings (Loss)	29,441	15,477	(5,763)	–

	Clothing	Roll Covers	Corporate	Total
Six Months Ended June 30, 2003:
Net sales	$171,684	$102,148	$–	$273,832
Segment Earnings (Loss)	55,404	36,286	(4,881)	–
Six Months Ended June 30, 2004:
Net sales	$185,232	$104,842	$–	$290,074
Segment Earnings (Loss)	55,546	34,076	(7,934)	–

Provided below is a reconciliation of Segment Earnings to income before provision of income taxes for the three and six months ended June 30, 2003 and 2004.

	Three months ended
	June 30, 2003	June 30, 2004
Segment Earnings:
Clothing	$31,288	$29,441
Roll Covers	18,790	15,477
Corporate	(2,072)	(5,763)
Net interest expense	(16,200)	(16,357)
Depreciation and amortization	(12,161)	(12,114)
Restructuring charges	(652)	(2,811)
Unrealized foreign exchange gain (loss) on revaluation of debt	(1,987)	585

Income before provision for income taxes	$17,006	$8,458

	Six months ended
	June 30, 2003	June 30, 2004
Segment Earnings:
Clothing	$55,404	$55,546
Roll Covers	36,286	34,076
Corporate	(4,881)	(7,934)
Net interest expense	(30,699)	(32,854)
Depreciation and amortization	(23,831)	(24,248)
Restructuring charges	(3,398)	(3,893)
Unrealized foreign exchange gain (loss) on revaluation of debt	(6,786)	2,583
Expenses related to refinancing	(3,166)	–

Income before provision for income taxes	$18,929	$23,276

XERIUM S.A.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

12.    Environmental Matters

In connection with the contemplated closure of manufacturing facilities, environmental site assessments have been conducted. These assessments have indicated potential contamination at two sites. A Phase II assessment has been performed at one of the sites, and remediation costs have been estimated at $150-$300. The Company has recorded an accrual of $150 for this site during the three months ended June 30, 2004. A Phase I environmental site assessment has been conducted at the second site. This assessment indicated potential contamination in an area where underground storage tanks previously existed. Testing and sampling of the relevant area would be required to determine the extent of any actual contamination.

13.    Pending Transaction

Xerium Technologies, Inc. is an indirect, wholly owned-subsidiary of Xerium S.A. In connection with its initial public offering (“the offering”) as described in its Registration Statement as filed on Form S-1, Xerium Technologies, Inc. will undergo a reorganization and, after the offering, will, directly or indirectly, hold all of the current operating subsidiaries and related holding companies of the corporate group, excluding the current parent, Xerium S.A. and its two immediate subsidiaries Xerium 2 S.A. and Xerium 3 S.A.

In connection with the offering, Xerium Technologies, Inc. will engage in transactions summarized as follows:

•	It will issue 52,059,267 IDSs, representing 52,059,267 shares of $.01 par value Class A common stock and $372,224 of 12.75% senior subordinated notes due 2019, of which (assuming no exercise of the underwriters’ over-allotment option):

•	28,125,000 IDSs, representing 28,125,000 shares of Class A common stock and $201,094 of notes, will be offered to the public; and

•	23,934,267 IDSs, representing 23,934,267 shares of Class A common stock and $171,130 of notes, will be issued to its existing equity investors.

•	It will offer to the public $45,261 of 12.75% senior subordinated notes due 2019 that are sold separately (i.e., not represented by IDSs).

•	It will issue 4,912,500 shares of $.01 par value Class B common stock to its existing equity investors, including directors and members of senior management, in exchange for a portion of their existing equity interests. The Class B common stock may, at the option of the holder but subject to the satisfaction of certain conditions, be exchanged for IDSs at an exchange rate of one IDS for each share of Class B common stock, subject to adjustment in the event of a stock split, recombination or reclassification of the Class B common stock. Such exchange will not occur before the second anniversary of the closing of the offering. The conditions to such exchange include financial tests relating to Adjusted EBITDA and excess cash (as such terms are defined in the indenture governing the notes). Following the fifth anniversary of the offering, the Adjusted EBITDA and excess cash tests will no longer apply and the Class B common stock may be exchanged at the option of the holder for IDSs, subject only to the satisfaction of the other conditions to such exchange. In addition, immediately prior to the completion of any transaction after which no notes will remain outstanding, including the maturity of the notes, each share of Class B common stock will, at the option of the holder, be exchanged for one IDS, subject to adjustment in the event of a stock split, recombination or reclassification of the Class B common stock, regardless of when the transaction occurs or whether the other conditions to the exchange are satisfied. See “Related Party Transactions—Investor Rights Agreement.”

XERIUM S.A.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

If all of the IDSs have automatically separated or are otherwise not outstanding at the time of any such exchange, each share of Class B common stock will be exchanged for one share of Class A common stock, subject to adjustment in the event of a stock split, recombination or reclassification of the Class A common stock or Class B common stock, and a note having a principal amount equal to each note that was represented by an IDS. However, if the notes are not outstanding at the time of such exchange, each share of Class B common stock will be exchanged for 1.8079 shares of Class A common stock, subject to adjustment in the event of a stock split, recombination or reclassification of the Class A common stock or Class B common stock.

•	It will enter into a new $535,000 credit facility consisting of a revolving credit facility in an aggregate principal amount of up to $100,000 (to be reduced to $50,000 after the first anniversary of the completion of the offering) and a $435,000 term loan facility. The new credit facility will have a 4.5 year maturity except the 60,000 portion of the term loan allocated to Canadian borrowers, which will have a 5 year maturity. Borrowings under the new credit facility will bear interest at either (a) LIBOR plus the applicable margin or (b) the Euribor rate plus the applicable margin, in each case in addition to certain other mandatory costs associated with syndication in the European markets. The applicable margin for LIBOR and Euribor loans is 2.50% and may be reduced with respect to revolving loans to 2.25% and 2.00% based on a senior leverage test. After the completion of the offering, the Company intends to enter into interest rate swap contracts that it expects will, based upon current market rates for such agreements, effectively fix the interest rate on the term loan portion of the new credit facility at 6.00%, although the rate is subject to change until we enter into such agreements.

Additionally, the Company will repay its existing long-term indebtedness consisting of the following as of June 30, 2004:

•	senior credit facility of $586,337

•	mezzanine credit facility of $152,341

•	noninterest-bearing shareholder notes of $38,308

•	other long-term debt of $7,816

•	contractual payments under various interest rate swaps of $3,683 which were used to hedge floating rate senior and mezzanine debt.

As of June 30, 2004, the Company has recorded $5,455 of costs related to the offering which are classified as an offset in accrued liabilities.

Certain of the 100% owned subsidiaries of Xerium Technologies, Inc. will guarantee repayment of the notes issued in the offering. These guarantees will be full and unconditional and joint and several. There are no significant restrictions on the ability of any guarantor subsidiary to obtain funds from its subsidiaries by dividend or loan. The notes issued in the offering will not be guaranteed by certain foreign subsidiaries.

XERIUM S.A.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

Consolidating financial information related to the Company and its guarantor subsidiaries and non-guarantor subsidiaries as of December 31, 2003 and June 30, 2004 and for the three and six months ended June 30, 2003 and 2004, is disclosed to comply with the reporting requirements of the guarantor subsidiaries. The “Parent” columns include the activities of Xerium S.A. and its two immediate subsidiaries, Xerium 2 S.A. and Xerium 3 S.A.

Condensed Consolidating Balance Sheets

	December 31, 2003
	Guarantor	Nonguarantor	Parent	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$5,777	$15,611	$906	$–	$22,294
Accounts receivable, net	49,841	54,891	1,962	–	106,694
Inventories, net	64,944	49,724	–	(1,244)	113,424
Prepaid expenses	2,762	915	–	–	3,677
Other current assets	56	1,022	333	–	1,411

Total current assets	123,380	122,163	3,201	(1,244)	247,500
Property, plant and equipment, net	173,913	223,590	–	–	397,503
Goodwill	123,755	174,294	5,521	–	303,570
Intangible assets, net	33,838	630	1,294	–	35,762
Other assets/investment in subsidiaries	27,010	1,489	101,937	(127,965)	2,471

Total assets	$481,896	$522,166	$111,953	$(129,209)	$986,806

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Notes payable	$11,498	$633	$–	$–	$12,131
Accounts payable	13,054	23,975	917	–	37,946
Accrued liabilities	24,615	36,616	3,423	–	64,654
Current maturities of long-term debt	23,029	10,038	4,595	–	37,662

Total current liabilities	72,196	71,262	8,935	–	152,393
Funding loans	26,552	159,192	(185,744)	–	–
Long-term debt, net of current maturities	458,704	85,584	229,536	–	773,824
Deferred taxes	3,280	17,393	4,895	–	25,568
Pension, other postretirement and postemployment obligations	50,272	37,335	–	–	87,607
Other liabilities	–	59	–		59
Stockholders’ equity (deficit)	(129,108)	151,341	54,331	(129,209)	(52,645)

Total liabilities and stockholders’ deficit	$481,896	$522,166	$111,953	$(129,209)	$986,806

XERIUM S.A.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

Condensed Consolidating Balance Sheets

	June 30, 2004
	Guarantor	Nonguarantor	Parent	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$2,152	$8,951	$440	$–	$11,543
Accounts receivable, net	48,378	58,475	–	–	106,853
Inventories, net	61,294	53,421	–	(1,322)	113,393
Prepaid expenses	4,978	2,471	–	–	7,449
Other current assets	677	(701)	2,782	–	2,758

Total current assets	117,479	122,617	3,222	(1,322)	241,996
Property, plant and equipment, net	172,657	219,875	–	–	392,532
Goodwill	124,889	168,964	5,020	–	298,873
Intangible assets, net	31,099	572	1,449	–	33,120
Other assets/investments in subsidiaries	152,723	1,898	104,637	(256,180)	3,078

Total assets	$598,847	$513,926	$114,328	$(257,502)	$969,599

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Notes payable	$24,778	$997	$–	$–	$25,775
Accounts payable	11,848	22,877	6	–	34,731
Accrued liabilities	11,903	34,280	2,632	–	48,815
Current maturities of long-term debt	26,082	10,305	5,152	–	41,539

Total current liabilities	74,611	68,459	7,790	–	150,860
Funding loans	28,600	148,471	(177,071)	–	–
Long-term debt, net of current maturities	438,990	77,447	226,826	–	743,263
Deferred taxes	2,122	18,285	4,739	–	25,146
Pension, other postretirement and postemployment obligations	51,854	35,193	–	–	87,047
Other liabilities	–	654	–	–	654
Stockholders’ equity (deficit)	2,670	165,417	52,044	(257,502)	(37,371)

Total liabilities and stockholders’ deficit	$598,847	$513,926	$114,328	$(257,502)	$969,599

XERIUM S.A.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

Condensed Consolidating Statements of Operations

		Three months ended June 30, 2003
	Guarantor	Nonguarantor	Parent	Eliminations	Consolidated
Net sales	$73,337	$75,253	$–	$(5,136)	$143,454
Costs and expenses:
Cost of products sold	39,036	37,711	–	(5,136)	71,611
Selling	7,702	9,387	–	–	17,089
General and administrative	8,967	9,530	39	–	18,536
Research and development	1,240	913		–	2,153

Income (loss) from operations	16,392	17,712	(39)	–	34,065
Interest expense, net	(8,717)	(4,920)	(2,563)	–	(16,200)
Foreign exchange gain (loss)	(4,691)	(70)	3,902	–	(859)

Income before provision for income taxes	2,984	12,722	1,300	–	17,006
Provision (benefit) for income taxes	(768)	5,994	–	–	5,226

Net income	$3,752	$6,728	$1,300	$–	$11,780

		Six months ended June 30, 2003
	Guarantor	Nonguarantor	Parent	Eliminations	Consolidated
Net sales	$140,567	$143,244	$–	$(9,979)	$273,832
Costs and expenses:
Cost of products sold	75,893	71,625	–	(9,979)	137,539
Selling	15,167	17,741	–	–	32,908
General and administrative	25,338	17,919	1,568	–	44,825
Research and development	2,491	1,466	–	–	3,957

Income (loss) from operations	21,678	34,493	(1,568)	–	54,603
Interest expense, net	(16,599)	(9,678)	(4,422)	–	(30,699)
Foreign exchange gain (loss)	(9,302)	(313)	5,313	–	(4,302)
Loss on early extinguishment of debt	(673)	–	–	–	(673)

Income (loss) before provision for income taxes	(4,896)	24,502	(677)	–	18,929
Provision (benefit) for income taxes	(4,831)	10,647	2	–	5,818

Net income (loss)	$(65)	$13,855	$(679)	$–	$13,111

XERIUM S.A.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

		Three months ended June 30, 2004
	Guarantor	Nonguarantor	Parent	Eliminations	Consolidated
Net sales	$69,284	$81,774	$–	$(7,786)	$143,272
Costs and expenses:
Cost of products sold	39,175	41,805	–	$(7,786)	73,194
Selling	8,001	10,109	–	–	18,110
General and administrative	16,293	9,095	106	–	25,494
Research and development	1,318	812	–	–	2,130

Income (loss) from operations	4,497	19,953	(106)	–	24,344
Interest expense, net	(8,436)	(6,304)	(1,617)	–	(16,357)
Foreign exchange gain (loss)	943	164	(636)		471

Income (loss) before provision (benefit) for income taxes	(2,996)	13,813	(2,359)	–	8,458
Provision (benefit) for income taxes	(3,073)	6,295	–	–	3,222

Net income (loss)	$77	$7,518	$(2,359)	$–	$5,236

		Six months ended June 30, 2004
	Guarantor	Nonguarantor	Parent	Eliminations	Consolidated
Net sales	$142,451	$162,607	$–	$(14,984)	$290,074
Costs and expenses:
Cost of products sold	79,338	83,730	–	(14,984)	148,084
Selling	16,122	20,325	–	–	36,447
General and administrative	27,284	19,672	313	–	47,269
Research and development	2,751	1,564	–	–	4,315

Income (loss) from operations	16,956	37,316	(313)	–	53,959
Interest expense, net	(16,943)	(9,228)	(6,683)	–	(32,854)
Foreign exchange gain (loss)	3,598	229	(1,656)		2,171

Income (loss) before provision (benefit) for income taxes	3,611	28,317	(8,652)	–	23,276
Provision (benefit) for income taxes	(1,297)	10,164	–	–	8,867

Net income (loss)	$4,908	$18,153	$(8,652)	$–	$14,409

XERIUM S.A.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands except per share data)

Condensed Consolidating Statements of Cash Flows

	Six months ended June 30, 2003
	Guarantor	Nonguarantor	Parent	Consolidated
Net cash provided by operating activities	$16,241	$26,700	$2,625	$45,566
Investing activities
Capital expenditures, gross	(8,813)	(10,695)	–	(19,508)
Other	1,594	1,517	–	3,111

Net cash used in investing activities	(7,219)	(9,178)	–	(16,397)

Financing activities
Net increase (decrease) in borrowings (maturities of 90 days or less)	787	1,367	(987)	1,167
Proceeds from borrowings (maturities longer than 90 days)	–	–	133,830	133,830
Principal payments on long-term debt	(3,871)	(6,090)	(141,217)	(151,178)
Payments on refinancing activities	(914)	(3,536)	(7,994)	(12,444)
Other	(2,188)	(16,027)	13,224	(4,991)

Net cash used in financing activities	(6,186)	(24,286)	(3,144)	(33,616)
Effect of exchange rate changes on cash flows	(7,835)	3,387	(80)	(4,528)

Net decrease in cash	(4,999)	(3,377)	(599)	(8,975)
Cash and cash equivalents at beginning of period	16,659	14,811	1,364	32,834

Cash and cash equivalents at end of period	$11,660	$11,434	$765	$23,859

	Six months ended June 30, 2004
	Guarantor	Nonguarantor	Parent	Consolidated
Net cash provided by (used in) operating activities	$9,792	$21,371	$(1,853)	$29,310
Investing activities
Capital expenditures, gross	(13,240)	(16,601)	–	(29,841)
Other	692	271	–	963

Net cash used in investing activities	(12,548)	(16,330)	–	(28,878)

Financing activities
Net increase in borrowings (maturities of 90 days or less)	13,428	423	–	13,851
Principal payments on long-term debt	(10,899)	(6,598)	(323)	(17,820)
Other	(2,085)	(5,756)	2,772	(5,069)

Net cash provided by (used in) financing activities	444	(11,931)	2,449	(9,038)
Effect of exchange rate changes on cash flows	(1,313)	230	(1,062)	(2,145)

Net decrease in cash	(3,625)	(6,660)	(466)	(10,751)
Cash and cash equivalents at beginning of period	5,777	15,611	906	22,294

Cash and cash equivalents at end of period	$2,152	$8,951	$440	$11,543

XERIUM S.A.

SCHEDULE II

VALUATION AND QUALIFYING ACCOUNTS

(dollars in thousands)

ALLOWANCE FOR DOUBTFUL ACCOUNTS

Classification	Balance at Beginning of Year	Charged to Cost and Expense	Effect of Foreign Currency Translation	Deduction from Reserves	Balance at End of Year

For the year-ended December 31, 2001:
Allowance for doubtful accounts	$2,347	$638	$(420)	$(1,196)	$1,369

For the year-ended December 31, 2002:
Allowance for doubtful accounts	$1,369	$1,344	$3	$(789)	$1,927
For the year-ended December 31, 2003:
Allowance for doubtful accounts	$1,927	$1,029	$247	$(890)	$2,313

ALLOWANCE FOR SALES RETURNS

Classification	Balance at Beginning of Year	Charged to Cost and Expense	Effect of Foreign Currency Translation	Deduction from Reserves	Balance at End of Year
For the year-ended December 31, 2001:
Allowance for sales returns	$2,911	$4,359	$151	$(4,602)	$2,819

For the year-ended December 31, 2002:
Allowance for sales returns	$2,819	$5,154	$(209)	$(4,865)	$2,899

For the year-ended December 31, 2003:
Allowance for sales returns	$2,899	$7,476	$(427)	$(6,251)	$3,697

ALLOWANCE FOR CUSTOMER REBATES

Classification	Balance at Beginning of Year	Charged to Cost and Expense	Effect of Foreign Currency Translation	Deduction from Reserves	Balance at End of Year
For the year-ended December 31, 2001:
Allowance for customer rebates	$2,409	$3,395	$(88)	$(2,976)	$2,740

For the year-ended December 31, 2002:
Allowance for customer rebates	$2,740	$2,738	$157	$(2,518)	$3,117

For the year-ended December 31, 2003:
Allowance for customer rebates	$3,117	$2,571	$402	$(2,919)	$3,171

XERIUM TECHNOLOGIES, INC.

Value Through Innovation

28,125,000

Income Deposit Securities (IDSs)

Xerium Technologies, Inc.

Representing

         Shares of Class A Common Stock and

$201.1 million         % Senior Subordinated Notes due 2019

and

$45.3 million         % Senior Subordinated Notes due 2019

PROSPECTUS

                    , 2004

Sole Bookrunner

CIBC World Markets

Citigroup	Merrill Lynch & Co.

Robert W. Baird & Co.
Calyon Securities (USA) Inc.
KeyBanc Capital Markets
Legg Mason Wood Walker Incorporated

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

Until             , 2004 (25 days after the date of this prospectus), all dealers that buy, sell or trade or IDSs or notes, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

Item 13.    Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offer and sale of the securities being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee.

Item	Amount
SEC registration fee	$133,925
NASD filing fee	*
New York Stock Exchange listing fee	*
Toronto Stock Exchange listing fee (IDSs)	*
Toronto Stock Exchange listing fee (Class A Common Stock)	*
Transfer agent and registrar fees	*
Trustee’s fee	*
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Blue sky fees and expenses	*
Miscellaneous	*

Total	*

*	To be provided by amendment

Item 14.     Indemnification of Directors and Officers

Delaware. The General Corporation Law of the State of Delaware (“DGCL”) authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. The certificates of incorporation of the Delaware registrants include a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability for breach of duty of loyalty; for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law; under Section 174 of the DGCL (unlawful dividends and stock repurchases); or for transactions from which the director derived improper personal benefit.

The certificates of incorporation of the Delaware registrants provide that these registrants must indemnify their directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation, our by laws, agreement, vote of stockholders or disinterested directors or otherwise.

Xerium Technologies, Inc. maintains insurance to protect itself and its directors and, officers and those of its subsidiaries against any such expense, liability or loss, whether or not it would have the power to indemnify them against such expense, liability or loss under applicable law.

Australia. The Australian Corporations Act 2001 generally allows a company to indemnify its officers and directors for liability incurred in their position with the company, subject to certain exceptions, including liabilities owed to the company itself (or a related corporate body) and liabilities that arise out of a failure to act in good faith.

The Articles of Association of our Australian subsidiary, Huyck Australia Pty Ltd, provides for indemnification of the subsidiary’s officers and directors to the greatest extent permitted under Australian law.

Canada. Section 81 of the New Brunswick Business Corporations Act (“NBBCA”) provides that, except in respect of an action by or on behalf of a corporation to procure a judgment in its favor, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or such body corporate, if (a) he acted honestly and in good faith with a view to the best interests of the corporation and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. A corporation may with the approval of the Court of Queen’s Bench of New Brunswick indemnify a person referred to above in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which he is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfills the conditions set out in (a) and (b) above. Notwithstanding the foregoing, a director or officer of a corporation, a former director or officer of the corporation or a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives is entitled to indemnification from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his position with the corporation or body corporate if he was substantially successful on the merits in his defense of the action or proceeding, he fulfills the conditions set out in (a) and (b) above and he is fairly and reasonably entitled to indemnity.

The general by-law of each of our Canadian subsidiaries, Weavexx Corporation and Stowe-Woodward Mount Hope Inc., provides that the corporation shall indemnify its directors or officers, former directors or officers or persons who act or acted at its request as a director or officer of a body corporate of which it is or was a shareholder or creditor, and the heirs and legal representatives thereof, to the extent permitted by the NBBCA or otherwise by law.

England & Wales and Scotland. Section 310 of the Companies Act 1985, allows a company to indemnify any officer against any liability incurred: (i) in defending any proceedings (whether civil or criminal) in which judgment is given in his favor or he is acquitted; or (ii) in other limited circumstances, including where relief is granted by the court in the case of honest and reasonable conduct of the director.

The articles of association of our subsidiaries formed under the laws of the United Kingdon, Huyck Limited, Stowe-Woodward Limited, Stowe-Woodward (UK) Limited, and Huyck (UK) Limited, expressly permit indemnification of officers as set forth above.

Japan. Subject to certain board and stockholder approvals, the Commercial Code of Japan (“CCJ”) authorizes corporations to limit or eliminate the personal liability of directors for monetary damages for breaches of directors’ fiduciary duties.

Upon approval of all the corporation’s stockholders, the CCJ authorizes corporations to eliminate the personal liability of directors for monetary damages for actions taken as a director. In addition, the CCJ also authorizes corporations to eliminate the personal liability of directors for monetary damages for transactions from which the director derived personal benefit, upon approval of not less than two-thirds of the corporation’s stockholders. However, the CCJ does not permit indemnification for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law.

Item 15.    Recent Sales of Unregistered Securities

The registrant was formed in October 2002 and has not issued any securities, other than to its parent upon its formation. Prior to the offering of the securities being registered hereby, the registrant’s common stock will be reclassified into Class A common stock and the registrant will issue additional shares of Class A common stock to certain of our directors and members of senior management in exchange for their equity interests in Xerium S.A., our indirect parent prior to the offering. Upon the closing of the offering of the securities being registered hereby, and pursuant to a redemption and recapitalization agreement, the registrant will issue an aggregate of 23,934,267 IDSs and 4,912,500 shares of Class B common stock in a private placement to its existing equity investors in connection with the offering. These issuances will be made in reliance upon Section 4(2) of the Securities Act, as amended, and will not involve any underwriters, underwriting discounts or commissions, or any public offering. The persons and entities who will receive such securities have represented their intention to acquire these securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends will be affixed to any share certificates issued. All recipients have adequate access through their relationship with us to information about us.

Item 16.    Exhibits and Financial Statement Schedules

(a)    Exhibits. The following exhibits are filed as part of this Registration Statement, or incorporated herein by reference:

Exhibit Number	Description of Exhibit

1.1*	Form of Underwriting Agreement.

3.1*	Form of Amended and Restated Certificate of Incorporation of Xerium Technologies, Inc.

3.2*	Form of Amended and Restated By-Laws of Xerium Technologies, Inc.

3.3**	By-Laws (“Estatutos”) of the Huyck Argentina Sociedad Anonima.

3.4**	Articles of Association of Huyck Australia Pty Limited.

3.5**	Articles of Amalgamation of Weavexx Corporation.

3.6**	By-Law Number 1999-1 being a general bylaw of Weavexx Corporation.

3.7**	Articles of Amalgamation of Stowe-Woodward/Mount Hope Inc.

3.8**	By-Law Number 1999-1 being a general bylaw of Stowe-Woodward/Mount Hope Inc.

3.9**	Articles of Incorporation of Huyck Japan Limited.

3.10**	Organizational Document of Stowe Woodward Mexico SA de CV.

3.11**	Memorandum of Association of Huyck (UK) Limited.

3.12**	Articles of Association of Huyck (UK) Limited.

3.13**	Memorandum of Association of Huyck Limited.

3.14**	Articles of Association of Huyck Limited.

3.15**	Memorandum of Association of Stowe-Woodward (UK) Limited.

3.16**	Articles of Association of Stowe-Woodward (UK) Limited.

3.17**	Memorandum of Association of Stowe-Woodward Limited.

3.18**	Articles of Association of Stowe-Woodward Limited.

3.19**	Certificate of Incorporation of Xerium I (US) Limited.

3.20**	Bylaws of Xerium I (US) Limited.

3.21**	Certificate of Incorporation of Xerium III (US) Limited.

3.22**	Bylaws of Xerium III (US) Limited.

3.23**	Certificate of Incorporation of Weavexx Corporation, as amended.

Exhibit Number	Description of Exhibit

3.24**	Bylaws of Weavexx Corporation, as amended.

3.25**	Certificate of Incorporation of Xerium Inc.

3.26**	Bylaws of Xerium Inc.

3.27**	Certificate of Incorporation of Huyck Licensco Inc.

3.28**	Bylaws of Huyck Licensco Inc., as amended.

3.29**	Certificate of Incorporation of Huyck Europe Inc.

3.30**	Bylaws of Huyck Europe Inc., as amended.

3.31**	Certificate of Incorporation of Xerium IV (US) Limited.

3.32**	Bylaws of Xerium IV (US) Limited.

3.33**	Certificate of Formation of Stowe Woodward Licensco LLC.

3.34**	Limited Liability Company Agreement of Stowe Woodward Licensco LLC.

3.35**	Certificate of Formation of Stowe Woodward LLC.

3.36**	Limited Liability Company Agreement of Stowe Woodward LLC.

3.37**	Certificate of Incorporation of Xerium V (US) Limited.

3.38**	Bylaws of Xerium V (US) Limited.

3.39**	Certificate of Formation of XTI LLC.

3.40**	Limited Liability Company Agreement of XTI LLC.

3.41**	Memorandum of Association of Xerium Technologies Limited.

3.42**	Articles of Association of Xerium Technologies Limited.

4.1*	Indenture, dated , 2004 between Xerium Technologies, Inc. and .

4.2*	Form of Senior Subordinated Note (included in Exhibit 4.1).

4.3*	Investor Rights Agreement.

4.4*	Form of Stock Certificate for Class A Common Stock.

4.5*	Form of Global IDS.

4.6*	Form of Redemption and Recapitalization Agreement.

4.7*	Form of Exchange Agreement.

5.1*	Opinion of Ropes & Gray LLP.

5.2*	Opinion of Baker & McKenzie.

5.3*	Opinion of Baker & McKenzie.

5.4*	Opinion of Baker & McKenzie.

5.5*	Opinion of Baker & McKenzie.

5.6*	Opinion of Stewart McKelvey Stirling Scales.

5.7*	Opinion of Tokyo Aoyama Aoki Law Office.

8.1	Form of Opinion of Ropes & Gray LLP.

10.1*	Credit Agreement, dated as of , 2004 among Xerium Technologies, Inc. and certain financial institutions as the Lenders.

10.2*	Form of Employment Agreement with Thomas Gutierrez.

10.3*	Form of Employment Agreement with Michael O’Donnell.

10.4*	Employment Agreement with Josef Mayer.

10.5*	Form of Employment Agreement with Miguel Quiñonez.

10.6*	Employment Agreement with Wolfgang Zarl.

Exhibit Number	Description of Exhibit

10.7*	Long-Term Incentive Plan.

10.8*	Senior Executive Annual Incentive Plan

12.1	Computation of Ratio of Earnings to Fixed Charges.

21.1**	Subsidiaries of Xerium Technologies, Inc.

23.1	Consent of Ernst & Young to Xerium Technologies, Inc.

23.2*	Consent of Ropes & Gray LLP (included in exhibit 5.1).

23.3**	Consent of Edward Paquette to be named as a director nominee.

23.4**	Consent of John Saunders to be named as a director nominee.

23.5**	Consent of John Thompson to be named as a director nominee.

23.6	Consent of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

23.7*	Consent of Baker & McKenzie (included in exhibit 5.2).

23.8*	Consent of Baker & McKenzie (included in exhibit 5.3).

23.9*	Consent of Baker & McKenzie (included in exhibit 5.4).

23.10*	Consent of Baker & McKenzie (included in exhibit 5.5).

23.11*	Consent of Stewart McKelvey Stirling Scales (included in exhibit 5.6).

23.12*	Consent of Tokyo Aoyama Aoki Law Office (included in exhibit 5.7).

24.1**	Powers of Attorney (included on signature page).

25.1*	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939, as amended, of , as Trustee.

*	To be filed by amendment
**	Previously filed

Item 17.    Undertakings

1.  The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

2.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification by the registrant against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

3.  The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 5 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on October 8, 2004.

XERIUM TECHNOLOGIES, INC.

By:	/S/ THOMAS GUTIERREZ
Thomas Gutierrez President and Chief Executive Officer

Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 5 to the Registration Statement has been signed below by the following persons in the capacities on October 8, 2004.

Signature		Title
/S/ THOMAS GUTIERREZ Thomas Gutierrez		President, Chief Executive Officer and Director (Principal Executive Officer)

* Michael O’Donnell		Chief Financial Officer and Director (Principal Financial and Accounting Officer)

* Donald P. Aiken		Director

* Michael Phillips		Director

* John S. Thompson		Director

* Edward Paquette		Director

* John Saunders		Director

*By:	/S/ THOMAS GUTIERREZ Thomas Gutierrez Attorney-in-fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 5 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on October 8, 2004.

XTI LLC

By:	/S/ THOMAS GUTIERREZ
Thomas Gutierrez President and Chief Executive Officer

Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 5 to the Registration Statement has been signed below by the following persons in the capacities on October 8, 2004.

Signature		Title
/S/ THOMAS GUTIERREZ Thomas Gutierrez		President and Manager (Principal Executive Officer)

* Michael O’Donnell		Chief Financial Officer and Manager (Principal Financial and Accounting Officer)

* Michael Stick		Manager

* John Cormier		Manager

*By:	/S/ THOMAS GUTIERREZ Thomas Gutierrez Attorney-in-fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 5 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on October 8, 2004.

XERIUM I (US) INC.

By:	/S/ THOMAS GUTIERREZ
Thomas Gutierrez President

Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 5 to the Registration Statement has been signed below by the following persons in the capacities on October 8, 2004.

Signature		Title
/S/ THOMAS GUTIERREZ Thomas Gutierrez		President and Director (Principal Executive Officer)

* Michael O’Donnell		Chief Financial Officer and Director (Principal Financial and Accounting Officer)

* John Cormier		Director

*By:	/S/ THOMAS GUTIERREZ Thomas Gutierrez Attorney-in-fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 5 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on October 8, 2004.

XERIUM INC.

By:	/S/ THOMAS GUTIERREZ
Thomas Gutierrez President

Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 5 to the Registration Statement has been signed below by the following persons in the capacities on October 8, 2004.

Signature		Title
/S/ THOMAS GUTIERREZ Thomas Gutierrez		President and Director (Principal Executive Officer)

* Michael O’Donnell		Chief Financial Officer and Director (Principal Financial and Accounting Officer)

* John Cormier		Director

*By:	/S/ THOMAS GUTIERREZ Thomas Gutierrez Attorney-in-fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 5 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on October 8, 2004.

XERIUM III (US) LIMITED

By:	/S/ THOMAS GUTIERREZ
Thomas Gutierrez President

Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 5 to the Registration Statement has been signed below by the following persons in the capacities on October 8, 2004.

	Signature	Title
/S/ THOMAS GUTIERREZ Thomas Gutierrez		President and Director (Principal Executive Officer)

* Michael O’Donnell		Chief Financial Officer and Director (Principal Financial and Accounting Officer)

* John Cormier		Director

*By:	/s/ THOMAS GUTIERREZ Thomas Gutierrez Attorney-in-fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 5 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on October 8, 2004.

XERIUM IV (US) LIMITED

By:	/S/ THOMAS GUTIERREZ
Thomas Gutierrez President

Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 5 to the Registration Statement has been signed below by the following persons in the capacities on October 8, 2004.

	Signature	Title
/S/ THOMAS GUTIERREZ Thomas Gutierrez		President and Director (Principal Executive Officer)

* Michael O’Donnell		Chief Financial Officer and Director (Principal Financial and Accounting Officer)

* John Cormier		Director

*By:	/S/ THOMAS GUTIERREZ Thomas Gutierrez Attorney-in-fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 5 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on October 8, 2004.

XERIUM V (US) LIMITED

By:	/S/ THOMAS GUTIERREZ
Thomas Gutierrez President

Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 5 to the Registration Statement has been signed below by the following persons in the capacities on October 8, 2004.

Signature		Title
/S/ THOMAS GUTIERREZ Thomas Gutierrez		President and Director (Principal Executive Officer)

* Michael O’Donnell		Chief Financial Officer and Director (Principal Financial and Accounting Officer)

* John Cormier		Director

*By:	/S/ THOMAS GUTIERREZ Thomas Gutierrez Attorney-in-fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 5 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on October 8, 2004.

HUYCK EUROPE INC.

By:	/S/ THOMAS GUTIERREZ
Thomas Gutierrez President

Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 5 to the Registration Statement has been signed below by the following persons in the capacities on October 8, 2004.

	Signature	Title
	/S/ THOMAS GUTIERREZ Thomas Gutierrez	President and Director (Principal Executive Officer)

	* Michael O’Donnell	Chief Financial Officer and Director (Principal Financial and Accounting Officer)

	* John Cormier	Director

*By:	/S/ THOMAS GUTIERREZ Thomas Gutierrez Attorney-in-fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 5 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on October 8, 2004.

HUYCK LICENSCO INC.

By:	/S/ THOMAS GUTIERREZ
Thomas Gutierrez President

Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 5 to the Registration Statement has been signed below by the following persons in the capacities on October 8, 2004.

Signature		Title
/S/ THOMAS GUTIERREZ Thomas Gutierrez		President and Director (Principal Executive Officer)

* Michael O’Donnell		Chief Financial Officer and Director (Principal Financial and Accounting Officer)

* John Cormier		Director

*By:	/S/ THOMAS GUTIERREZ Thomas Gutierrez Attorney-in-fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 5 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on October 8, 2004.

STOWE WOODWARD LICENSCO LLC

By:	/S/ THOMAS GUTIERREZ
Thomas Gutierrez President

Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 5 to the Registration Statement has been signed below by the following persons in the capacities on October 8, 2004.

Signature		Title
/S/ THOMAS GUTIERREZ Thomas Gutierrez		President and Director (Principal Executive Officer)

* Michael O’Donnell		Chief Financial Officer and Director (Principal Financial and Accounting Officer)

* John Cormier		Director

*By:	/S/ THOMAS GUTIERREZ Thomas Gutierrez Attorney-in-fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 5 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on October 8, 2004.

STOWE WOODWARD LLC

By:	/S/ THOMAS GUTIERREZ
Thomas Gutierrez Chief Executive Officer

Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 5 to the Registration Statement has been signed below by the following persons in the capacities on October 8, 2004.

Signature		Title
/S/ THOMAS GUTIERREZ Thomas Gutierrez		Chief Executive Officer and Director (Principal Executive Officer)

* Michael O’Donnell		Chief Financial Officer and Director (Principal Financial and Accounting Officer)

* John Cormier		Director

*By:	/S/ THOMAS GUTIERREZ Thomas Gutierrez Attorney-in-fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 5 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on October 8, 2004.

WEAVEXX CORPORATION

By:	/S/ THOMAS GUTIERREZ
Thomas Gutierrez Chief Executive Officer

Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 5 to the Registration Statement has been signed below by the following persons in the capacities on October 8, 2004.

Signature		Title
/S/ THOMAS GUTIERREZ Thomas Gutierrez		Chief Executive Officer and Director (Principal Executive Officer)

* Michael O’Donnell		Chief Financial Officer and Director (Principal Financial and Accounting Officer)

* John Cormier		Director

*By:	/S/ THOMAS GUTIERREZ Thomas Gutierrez Attorney-in-fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 5 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on October 8, 2004.

HUYCK AUSTRALIA PTY. LIMITED

By:	/S/ THOMAS GUTIERREZ
Thomas Gutierrez Chief Executive Officer

Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 5 to the Registration Statement has been signed below by the following persons in the capacities on October 8, 2004.

Signature		Title
/S/ THOMAS GUTIERREZ Thomas Gutierrez		Chief Executive Officer and Director (Principal Executive Officer)

* Michael O’Donnell		Chief Financial Officer and Director (Principal Financial and Accounting Officer)

* John Cormier		Director

Geoff Charnley		Director

Josef Mayer		Director

/s/ MICHAEL O’DONNELL Michael O’Donnell		Authorized Representative in the United States

*By:	/s/ THOMAS GUTIERREZ Thomas Gutierrez Attorney-in-fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 5 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on October 8, 2004.

STOWE-WOODWARD/MOUNT HOPE INC.

By:	/S/ THOMAS GUTIERREZ
Thomas Gutierrez Chief Executive Officer

Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 5 to the Registration Statement has been signed below by the following persons in the capacities on October 8, 2004.

	Signature	Title
	/S/ THOMAS GUTIERREZ Thomas Gutierrez	Chief Executive Officer and Director (Principal Executive Officer)

	* Michael O’Donnell	Chief Financial Officer and Director (Principal Financial and Accounting Officer)

	* John Cormier	Director

	/S/ MICHAEL O’DONNELL Michael O’Donnell	Authorized Representative in the United States

*By:	/S/ THOMAS GUTIERREZ
Thomas Gutierrez Attorney-in-fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 5 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on October 8, 2004.

WEAVEXX CORPORATION

By:	/S/ THOMAS GUTIERREZ
Thomas Gutierrez Chief Executive Officer

Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 5 to the Registration Statement has been signed below by the following persons in the capacities on October 8, 2004.

Signature		Title
/S/ THOMAS GUTIERREZ Thomas Gutierrez		Chief Executive Officer and Director (Principal Executive Officer)

* Michael O’Donnell		Chief Financial Officer and Director (Principal Financial and Accounting Officer)

* John Cormier		Director

/S/ MICHAEL O’DONNELL Michael O’Donnell		Authorized Representative in the United States

*By:	/s/ THOMAS GUTIERREZ Thomas Gutierrez Attorney-in-fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 5 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on October 8, 2004.

HUYCK JAPAN LIMITED

By:	/S/ THOMAS GUTIERREZ
Thomas Gutierrez Chief Executive Officer

Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 5 to the Registration Statement has been signed below by the following persons in the capacities on October 8, 2004.

Signature		Title
/S/ THOMAS GUTIERREZ Thomas Gutierrez		Chief Executive Officer and Director (Principal Executive Officer)

* Michael O’Donnell		Chief Financial Officer and Director (Principal Financial and Accounting Officer)

* John Cormier		Director

Kaoru Sakuraki		Director

Yasuzumi Goto		Director

/s/ MICHAEL O’DONNELL Michael O’Donnell		Authorized Representative in the United States

*By:	/s/ THOMAS GUTIERREZ Thomas Gutierrez Attorney-in-fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 5 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on October 8, 2004.

STOWE WOODWARD MEXICO SA DE CV

By:	/S/ THOMAS GUTIERREZ
Thomas Gutierrez Chief Executive Officer

Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 5 to the Registration Statement has been signed below by the following persons in the capacities on the October 8, 2004.

	Signature	Title
	/S/ THOMAS GUTIERREZ Thomas Gutierrez	Chief Executive Officer and Director (Principal Executive Officer)

	* Michael O’Donnell	Chief Financial Officer and Director (Principal Financial and Accounting Officer)

	* John Cormier	Director

	Ralf Rose Domenguez	Director

	Luis Navarrette	Director

	/S/ MICHAEL O’DONNELL Michael O’Donnell	Authorized Representative in the United States

*By:	/S/ THOMAS GUTIERREZ
Thomas Gutierrez Attorney-in-fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 5 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on October 8, 2004.

HUYCK (UK) LIMITED

By:	/S/ THOMAS GUTIERREZ
Thomas Gutierrez Chief Executive Officer

Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 5 to the Registration Statement has been signed below by the following persons in the capacities on October 8, 2004.

	Signature	Title
	/S/ THOMAS GUTIERREZ Thomas Gutierrez	Chief Executive Officer and Director (Principal Executive Officer)

	* Michael O’Donnell	Chief Financial Officer and Director (Principal Financial and Accounting Officer)

	* John Cormier	Director

	Paul Myerscough	Director

	Anthony Benton	Director

	/S/ MICHAEL O’DONNELL Michael O’Donnell	Authorized Representative in the United States

*By:	/s/ THOMAS GUTIERREZ
Thomas Gutierrez Attorney-in-fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 5 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on October 8, 2004.

STOWE-WOODWARD (UK) LIMITED

By:	/S/ THOMAS GUTIERREZ
Thomas Gutierrez Chief Executive Officer

Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 5 to the Registration Statement has been signed below by the following persons in the capacities on October 8, 2004.

Signature		Title
/S/ THOMAS GUTIERREZ Thomas Gutierrez		Chief Executive Officer and Director (Principal Executive Officer)

* Michael O’Donnell		Chief Financial Officer and Director (Principal Financial and Accounting Officer)

* John Cormier		Director

Graeme Noble		Director

Catriona Ford		Director

/S/ MICHAEL O’DONNELL Michael O’Donnell		Authorized Representative in the United States

*By:	/s/ THOMAS GUTIERREZ Thomas Gutierrez Attorney-in-fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 5 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on October 8, 2004.

STOWE-WOODWARD LIMITED

By:	/S/ THOMAS GUTIERREZ
Thomas Gutierrez Chief Executive Officer

Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 5 to the Registration Statement has been signed below by the following persons in the capacities on October 8, 2004.

Signature		Title
/S/ THOMAS GUTIERREZ Thomas Gutierrez		Chief Executive Officer and Director (Principal Executive Officer)

* Michael O’Donnell		Chief Financial Officer and Director (Principal Financial and Accounting Officer)

* John Cormier		Director

Graeme Noble		Director

Catriona Ford		Director

/S/ MICHAEL O’DONNELL Michael O’Donnell		Authorized Representative in the United States

*By:	/s/ THOMAS GUTIERREZ Thomas Gutierrez Attorney-in-fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 5 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on October 8, 2004.

XERIUM TECHNOLOGIES LIMITED

By:	/S/ THOMAS GUTIERREZ
Thomas Gutierrez Chief Executive Officer

Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 5 to the Registration Statement has been signed below by the following persons in the capacities on October 8, 2004.

/S/ THOMAS GUTIERREZ Thomas Gutierrez	Chief Executive Officer and Director (Principal Executive Officer)

* Michael O’Donnell	Chief Financial Officer and Director (Principal Financial and Accounting Officer)

* John Cormier	Director

Paul Myerscough	Director

Anthony Benton	Director

/S/ MICHAEL O’DONNELL Michael O’Donnell	Authorized Representative in the United States

*By:	/S/ THOMAS GUTIERREZ Thomas Gutierrez Attorney-in-fact

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 5 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts, on October 8, 2004.

HUYCK LIMITED

By:	/S/ THOMAS GUTIERREZ
Thomas Gutierrez Chief Executive Officer

Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 5 to the Registration Statement has been signed below by the following persons in the capacities on October 8, 2004.

Signature		Title
/S/ THOMAS GUTIERREZ Thomas Gutierrez		Chief Executive Officer and Director (Principal Executive Officer)

* Michael O’Donnell		Chief Financial Officer and Director (Principal Financial and Accounting Officer)

* John Cormier		Director

Paul Myerscough		Director

Anthony Benton		Director

/S/ MICHAEL O’DONNELL Michael O’Donnell		Authorized Representative in the United States

*By:	/s/ THOMAS GUTIERREZ Thomas Gutierrez Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1*	Form of Underwriting Agreement.

3.1*	Form of Amended and Restated Certificate of Incorporation of Xerium Technologies, Inc.

3.2*	Form of Amended and Restated By-Laws of Xerium Technologies, Inc.

3.3**	By-Laws (“Estatutos”) of the Huyck Argentina Sociedad Anonima.

3.4**	Articles of Association of Huyck Australia Pty Limited.

3.5**	Articles of Amalgamation of Weavexx Corporation.

3.6**	By-Law Number 1999-1 being a general bylaw of Weavexx Corporation.

3.7**	Articles of Amalgamation of Stowe-Woodward/Mount Hope Inc.

3.8**	By-Law Number 1999-1 being a general bylaw of Stowe-Woodward/Mount Hope Inc.

3.9**	Articles of Incorporation of Huyck Japan Limited.

3.10**	Organizational Document of Stowe Woodward Mexico SA de CV.

3.11**	Memorandum of Association of Huyck (UK) Limited.

3.12**	Articles of Association of Huyck (UK) Limited.

3.13**	Memorandum of Association of Huyck Limited.

3.14**	Articles of Association of Huyck Limited.

3.15**	Memorandum of Association of Stowe-Woodward (UK) Limited.

3.16**	Articles of Association of Stowe-Woodward (UK) Limited.

3.17**	Memorandum of Association of Stowe-Woodward Limited.

3.18**	Articles of Association of Stowe-Woodward Limited.

3.19**	Certificate of Incorporation of Xerium I (US) Limited.

3.20**	Bylaws of Xerium I (US) Limited.

3.21**	Certificate of Incorporation of Xerium III (US) Limited.

3.22**	Bylaws of Xerium III (US) Limited.

3.23**	Certificate of Incorporation of Weavexx Corporation, as amended.

3.24**	Bylaws of Weavexx Corporation, as amended.

3.25**	Certificate of Incorporation of Xerium Inc.

3.26**	Bylaws of Xerium Inc.

3.27**	Certificate of Incorporation of Huyck Licensco Inc.

3.28**	Bylaws of Huyck Licensco Inc., as amended.

3.29**	Certificate of Incorporation of Huyck Europe Inc.

3.30**	Bylaws of Huyck Europe Inc., as amended.

3.31**	Certificate of Incorporation of Xerium IV (US) Limited.

3.32**	Bylaws of Xerium IV (US) Limited.

3.33**	Certificate of Formation of Stowe Woodward Licensco LLC.

3.34**	Limited Liability Company Agreement of Stowe Woodward Licensco LLC.

3.35**	Certificate of Formation of Stowe Woodward LLC.

3.36**	Limited Liability Company Agreement of Stowe Woodward LLC.

3.37**	Certificate of Incorporation of Xerium V (US) Limited.

Exhibit Number	Description of Exhibit
3.38**	Bylaws of Xerium V (US) Limited.

3.39**	Certificate of Formation of XTI LLC.

3.40**	Limited Liability Company Agreement of XTI LLC.

3.41**	Memorandum of Association of Xerium Technologies Limited.

3.42**	Articles of Association of Xerium Technologies Limited.

4.1*	Indenture, dated , 2004 between Xerium Technologies, Inc. and .

4.2*	Form of Senior Subordinated Note (included in Exhibit 4.1).

4.3*	Investor Rights Agreement.

4.4*	Form of Stock Certificate for Class A Common Stock.

4.5*	Form of Global IDS.

4.6*	Form of Redemption and Recapitalization Agreement.

4.7*	Form of Exchange Agreement.

5.1*	Opinion of Ropes & Gray LLP.

5.2*	Opinion of Baker & McKenzie.

5.3*	Opinion of Baker & McKenzie.

5.4*	Opinion of Baker & McKenzie.

5.5*	Opinion of Baker & McKenzie.

5.6*	Opinion of Stewart McKelvey Stirling Scales.

5.7*	Opinion of Tokyo Aoyama Aoki Law Office.

8.1	Form of Opinion of Ropes & Gray LLP.

10.1*	Credit Agreement, dated as of , 2004 among Xerium Technologies, Inc. and certain financial institutions as the Lenders.

10.2*	Form of Employment Agreement with Thomas Gutierrez.

10.3*	Form of Employment Agreement with Michael O’Donnell.

10.4*	Employment Agreement with Josef Mayer.

10.5*	Form of Employment Agreement with Miguel Quiñonez.

10.6*	Employment Agreement with Wolfgang Zarl.

10.7*	Long-Term Incentive Plan.

10.8*	Senior Executive Annual Incentive Plan.

12.1	Computation of Ratio of Earnings to Fixed Charges.

21.1**	Subsidiaries of Xerium Technologies, Inc.

23.1	Consent of Ernst & Young to Xerium Technologies, Inc.

23.2*	Consent of Ropes & Gray LLP (included in exhibit 5.1).

23.3**	Consent of Edward Paquette to be named as a director nominee.

23.4**	Consent of John Saunders to be named as a director nominee.

23.5**	Consent of John Thompson to be named as a director nominee.

23.6	Consent of Houlihan Lokey & Zukin Financial Advisors, Inc.

23.7*	Consent of Baker & McKenzie (included in exhibit 5.2).

23.8*	Consent of Baker & McKenzie (included in exhibit 5.3).

23.9*	Consent of Baker & McKenzie (included in exhibit 5.4).

23.10*	Consent of Baker & McKenzie (included in exhibit 5.5).

23.11*	Consent of Stewart McKelvey Stirling Scales (included in exhibit 5.6).

23.12*	Consent of Tokyo Aoyama Aoki Law Office (included in exhibit 5.7).

24.1**	Powers of Attorney (included on signature page).

25.1*	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939, as amended, of , as Trustee.

*	To be filed by amendment
**	Previously filed